As filed with the U.S. Securities and Exchange Commission on March 20, 2025.

Registration No. 333-282986

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

AMENDMENT NO. 7
TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

OMS Energy Technologies Inc.
(Exact name of Registrant as specified in its charter)

______________________

Not Applicable
(Translation of Registrants name into English)

______________________

Cayman Islands	3533	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10 Gul Circle
Singapore 629566
+65 6861 2677

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

______________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10168
+800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue 3rd Floor New York, NY 10017 Telephone: (212) 588-0022	Michael A. Hedge, Esq. Hillary O’Rourke, Esq. K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, CA 92614 Telephone: (949) 253-0900

______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated March 20, 2025

OMS Energy Technologies Inc.

5,555,556 Ordinary Shares

This is the initial public offering of our Ordinary Shares, US$0.0001 par value per share (the “Ordinary Shares”). We are offering, on a firm commitment basis, 5,555,556 Ordinary Shares. We anticipate that the initial public offering price of the Ordinary Shares will be between US$8.00 and US$10.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “OMSE”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares is speculative and involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 14 to read about factors you should carefully consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 11 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, we conduct all of our operations through our indirect subsidiaries in Singapore, Malaysia, Brunei, Saudi Arabia, Thailand and Indonesia. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands. Investors of our Ordinary Shares should be aware that they do not directly hold equity interests in the Singaporean, Malaysian, Indonesian, Saudi Arabian, Bruneian or Thai entities (the “Subsidiaries”), but rather are purchasing equity solely in OMS Energy Technologies Inc., our Cayman Islands holding company, which indirectly owns equity interests in the Subsidiaries.

Upon completion of this offering, our issued and outstanding shares will consist of 44,300,556 Ordinary Shares. We will be a controlled company as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, Mr. How Meng Hock, (as defined herein), our controlling shareholder, will own approximately 59.20% of our total issued and outstanding Ordinary Shares, representing approximately 59.20% of the total voting power.

After this offering, Mr. How Meng Hock will control shares representing more than 50% of the total voting power of our shares. As a result, this concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transaction requiring shareholder approval. In addition, this may have anti-takeover effects and may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders.

	Per Share	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds to us before expenses	US$	US$

_____________

(1)      We have agreed to pay the underwriters a discount equal to 7.5% of the gross proceeds of this offering. The underwriting discount is reduced in connection with proceeds from any sales of the shares to certain of our existing shareholders, including entities affiliated with them. We have also agreed to issue, on the closing date of this offering, warrants, or the representative’s warrants, to Roth Capital Partners, LLC, as the representative of the underwriters, or the representative, in an amount equal to 2.5% of the aggregate number of Ordinary Shares sold by us in this offering, including any shares issued pursuant to exercise of the underwriters’ over-allotment option. For a description of the compensation to be received by the underwriters, see “Underwriting” beginning on page 158.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters have the option to purchase up to an additional 833,333 Ordinary Shares from us at the initial public offering price less the underwriting discounts, to cover any over-allotments.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or about [•], 2025 through the book-entry facilities of The Depository Trust Company.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Roth Capital Partners

The date of this prospectus is [•], 2025.

Until ______, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

i

ABOUT THIS PROSPECTUS

Neither we, nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, nor the underwriters take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). Certain differences exist between IFRS and generally accepted accounting principles in the United States (“U.S. GAAP”) which might be material to the financial information herein. We have not prepared a reconciliation of our consolidated financial statements and related footnote disclosures between IFRS and U.S. GAAP. Potential investors should consult their own professional advisers for an understanding of the differences between IFRS and U.S. GAAP and how these differences might affect the financial information herein.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on March 31 of each year. References in this prospectus to a financial year, such as “financial year 2024”, relate to our financial year ended March 31 of that calendar year.

OMS Holdings Pte. Ltd. (“OMS”) and its subsidiaries (the “Predecessor”) were wholly owned subsidiaries of Sumitomo Corporation prior to the Management Buyout event (“MBO” as further defined). OMS and its subsidiaries are collectively the “Predecessor”. On January 4, 2023, Sumitomo Corporation, and OMS Energy Technologies Pte. Ltd. (“OMSET PL”), a newly established entity with a majority shares of its shares owned by Mr. How Meng Hock, Chief Executive Officer of OMS (“Mr. How”) and Mr. How, entered into a Share Purchase Agreement with Sumitomo Corporation pursuant to which Mr. How agrees to buy and Sumitomo Corporation agrees to sell all the ownership of OMS for a cash consideration of $2.0 million to OMSET PL.

From January 4, 2023 through to June 15, 2023, as part of the acquisition, Sumitomo Corporation, OMSET PL, and Mr. How completed a series of transactions including settlement of balances due to and from Sumitomo Corporation under a legacy cash pooling arrangement and entering into a new loan agreement with Sumitomo Corporation with principal balance of $8.8 million, (collectively, the “MBO”).

On June 16, 2023, the MBO was executed and completed and OMS was wholly owned by OMSET PL where Mr. How indirectly through OMSET PL has majority shares and control. Upon the completion of the MBO, OMS, OMSET PL, and Mr. How, along with his family and their affiliated entities, ceased to be related parties with Sumitomo Corporation. OMS, OMSET PL, and Mr. How, along with his family and their affiliated entities, hold no equity interest in Sumitomo Corporation and Sumitomo Corporation holds no equity interest in OMS or OMSET PL. Furthermore, Mr. How, OMSET PL, and OMS have not received any financial support from Sumitomo Corporation or its related parties for the MBO. OMSET PL’s acquisition of OMS from Sumitomo Corporation meets the definition of a business combination as OMS is a business that has input (including all the equipment, staffs and other economic resources), process (including all the manufacturing processes, systems and standards, and rules and etc.) and output (products and services ready to be provided to customers). OMSET PL is the acquirer in the transaction as it obtains control of OMS through direct ownership interest in OMS. Therefore, OMSET PL would apply IFRS 3 — “Business Combinations” and account for the acquisition of OMS by identifying, recognizing, and measuring all identifiable assets acquired and liabilities assumed and recognize a bargain purchase gain for the difference between net identifiable assets acquired and consideration paid.

To facilitate the initial public offering in the United States, Mr. How formed OMS Energy Technologies Inc. (“OMSET INC”) on December 23, 2023. On March 28, 2024, OMSET INC distributed newly issued shares to OMSET PL in exchange for 100% of the shares of OMS owned by OMSET PL. As a result, OMSET INC was owned by OMSET PL and OMSET INC in turn owned OMS. On March 31, 2024, the shares of OMSET INC owned by OMSET PL were distributed to its shareholders — Mr. How, the controlling shareholder, and other minority shareholders — for nominal consideration. As a result, OMSET PL no longer has direct or indirect ownership of OMS and became a shell company.

There are no other entities above OMSET INC — it is now the ultimate parent company. (the “Reorganization”). OMSET INC and its subsidiaries are collectively the “Successor”. Since OMSET PL was formed to acquire OMS and disposed of its indirect interest in OMS shortly after the acquisition, it would be appropriate to view the substance of the various transactions as an acquisition of OMS by OMSET INC on June 16, 2023. The financial statements of OMSET INC would apply the provisions of IFRS 3 as issued by the International Accounting Standards Board in the same manner as they would have been applied in the financial statements of OMSET PL.

As used in this prospectus, unless the context otherwise requires, references to:

•        “We,” “us,” “our,” the “Company” and similar references refer: (i) on or prior to the completion of the MBO, to OMS Holdings Pte. Ltd., which we refer to as “OMS,” and unless otherwise stated or the context otherwise requires, all of its subsidiaries and any predecessor entities, and (ii) following the completion of the MBO, to OMS Energy Technologies Inc., and unless otherwise stated or the context otherwise requires, OMS and all of its subsidiaries and any predecessor entities.

The unaudited pro forma consolidated financial information of OMSET INC presented in this prospectus has been derived by the application of pro forma adjustments to the historical consolidated financial statements of the Successor and the Predecessor included elsewhere in this prospectus. These pro forma adjustments give effect to the MBO as if the transaction had occurred on April 1, 2023, in the case of the unaudited pro forma consolidated statement of operations. See “Unaudited Pro Forma Consolidated Financial Information” for a complete description of the adjustments and assumptions underlying the pro forma financial information included in this prospectus.

As a result of the MBO, we revalued our assets and liabilities based on their fair values as of the closing date of the MBO in accordance with the provisions of IFRS 3. Certain financial information presented herein, including the allocation of the total purchase price of the MBO attributable to the purchase of our assets and liabilities, are based on the fair values of our assets and our liabilities, as of the closing date of the MBO. The values of our assets and liabilities were determined based on assumptions that reasonable market participants would use in the principal (or most advantageous) market for the asset or liability. In determining the fair value of the assets acquired and liabilities assumed, we considered the report of a third-party valuation expert. Our management is responsible for these internal and third-party valuations and appraisals.

Due to the change in the basis of accounting resulting from the application of business combination, we are required to present separately the financial information for the period beginning on June 16, 2023, and through and including March 31, 2024, which we refer to as the “Successor period,” and the financial information for the periods prior to, and including, June 15, 2023, which we refer to as the “Predecessor period.”

The financial information presented in this prospectus and the audited financial statements included in this prospectus include a black line division to indicate that the Successor and Predecessor periods have applied different bases of accounting and are not comparable.

References in this prospectus to (i) “Successor Period” mean the period from June 16, 2023 to March 31, 2024, (ii) “2023 Predecessor Period” or “(Predecessor)” mean the period from April 1, 2023 to June 15, 2023, (iii) “2023 Successor Period” mean the period from June 16, 2023 to September 30, 2023, and (iv) “(Successor)” means either the “Successor Period” or the “2023 Successor Period”.

Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them. In addition, we round certain percentages presented in this prospectus to the nearest whole number. As a result, figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income statement accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in foreign currency translation reserve. Gains or losses resulting from foreign currency transactions are included in net income.

Unless otherwise stated for the respective periods ended September 30, 2024, March 31, 2024, September 30, 2023, June 15, 2023 and March 31, 2023, all translations (i) Malaysian Ringgit into U.S. dollars as of September 30, 2024, March 31, 2024, September 30, 2023, June 15, 2023 and March 31, 2023 were made at period-end spot rates of RM4.1210 to US$1.00, RM4.7350 to US$1.00, RM4.6938 to US$1.00, RM4.6240 to US$1.00 and RM4.4130 to US$1.00, respectively; (ii) Saudi Riyals into U.S. dollars as of September 30, 2024, March 31, 2024, September 30, 2023, June 15, 2023 and March 31, 2023 were made at period-end spot rates of SAR3.7532 to US$1.00, SAR3.7508 to US$1.00, SAR3.7503 to US$1.00, SAR3.7512 to US$1.00 and SAR3.7534 to US$1.00, respectively; (iii) Thai Baht into U.S. dollars as of September 30, 2024, March 31, 2024, September 30, 2023, June 15, 2023 and March 31, 2023 were made at period-end spot rates of THB32.3300 to US$1.00, THB36.3400 to US$1.00, THB36.5600 to US$1.00, THB34.6200 to US$1.00 and THB32.8700 to US$1.00, respectively; at the exchange rate set forth in the H10 statistical release of the Federal Reserve Board on March 31, 2024.

Unless otherwise stated for the respective periods from March 31, 2024 to September 30, 2024, June 16, 2023 to March 31, 2024, June 16, 2023 to September 30, 2023, April 1, 2023 to June 15, 2023 and April 1, 2022 to March 31, 2023, all translations of (i) Malaysian Ringgit into U.S. dollars for the periods from March 31, 2024 to September 30, 2024, June 16, 2023 to March 31, 2024, June 16, 2023 to September 30, 2023, April 1, 2023 to June 15, 2023 and April 1, 2022 to March 31, 2023, were made at period-average rates of RM4.5650 to US$1.00, RM4.6325 to US$1.00, RM4.5695 to US$1.00, RM4.5276 to US$1.00 and RM4.4331 to US$1.00, respectively; (ii) Saudi Riyals into U.S. dollars for the periods from March 31, 2024 to September 30, 2024, June 16, 2023 to March 31, 2024, June 16, 2023 to September 30, 2023, April 1, 2023 to June 15, 2023 and April 1, 2022 to March 31, 2023 were made at period-average rates of SAR3.7517 to US$1.00, SAR3.7507 to US$1.00, SAR3.7508 to US$1.00, SAR3.7501 to US$1.00 and SAR3.7544 to US$1.00, respectively; (iii) Thai Baht into U.S. dollars for the periods from March 31, 2024 to September 30, 2024, June 16, 2023 to March 31, 2024, June 16, 2023 to September 30, 2023, April 1, 2023 to June 15, 2023 and April 1, 2022 to March 31, 2023 were made at period-average rates of THB35.5729 to US$1.00, THB35.0615 to US$1.00, THB34.6629 to US$1.00, THB34.0750 to US$1.00 and THB34.9408 to US$1.00, respectively; at the exchange rate set forth in the H10 statistical release of the Federal Reserve Board on March 31, 2024.

v

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary”, “Risk Factors”, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Industry Overview” and “Business”. These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

•        our business and operating strategies and our various measures to implement such strategies;

•        our operations and business prospects, including development and capital expenditure plans for our existing business;

•        changes in policies, legislation, regulations or practices in the industry and those countries or territories in which we operate that may affect our business operations;

•        our financial condition, results of operations and dividend policy;

•        changes in political and economic conditions and competition in the area in which we operate, including a downturn in the general economy;

•        the regulatory environment and industry outlook in general;

•        future developments in the markets for connectors, pipes and tubes products used in the oil and gas industry and actions of our competitors;

•        catastrophic losses from man-made or natural disasters, such as fires, floods, windstorms, earthquakes, diseases, epidemics, other adverse weather conditions or natural disasters, war, international or domestic terrorism, civil disturbances and other political or social occurrences;

•        the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

•        the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

•        our ability to execute our strategies;

•        changes in the need for capital and the availability of financing and capital to fund those needs;

•        our ability to anticipate and respond to changes in the markets in which we operate, and in client demands, trends and preferences;

•        exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

•        changes in interest rates or rates of inflation; and

•        legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for connectors, pipes and tubes products used in the oil and gas industry may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

DEFINITIONS

“Amended and Restated Memorandum of Association” means the amended and restated memorandum of association of our Company adopted on December 27, 2023, and as supplemented, amended or otherwise modified from time to time.

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company adopted on December 27, 2023, as amended from time to time. The Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association are filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

“B$” means Bruneian dollar(s), the lawful currency of Brunei.

“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“Board” means the board of directors of our Company as at the date of this prospectus, unless otherwise stated.

“CAGR” means compound annual growth rate.

“Circuit Breaker Period” means the period from April 7, 2020, to June 1, 2020 (inclusive).

“Company” or “our Company” means OMS Energy Technologies Inc., a company incorporated in the Cayman Islands on December 27, 2023.

“Companies Act” means the Companies Act (Revised) of the Cayman Islands.

“COVID-19” means the Coronavirus Disease 2019.

“Directors” means the directors of our Company as at the date of this prospectus, unless otherwise stated.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Executive Directors” means the executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Executive Officers” means the executive officers of our Company as at the date of this prospectus, unless otherwise stated.

“Group,” “our Group,” “we,” “us,” or “our” means our Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

“GST” means the Goods and Services Tax chargeable pursuant to the Goods and Services Tax Act 1993 of Singapore.

“IDR” means the Indonesian Rupiah, the lawful currency of Indonesia.

“Independent Directors Nominees” means the independent non-executive Directors of our Company as at the date of this prospectus, unless otherwise stated.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

“ISO 9001” means an international standard for quality management systems that helps organizations improve their performance and customer satisfaction. It is based on the principles of customer focus, top management leadership, process approach, and continual improvement.

“JTC” means JTC Corporation, the lead government agency responsible for the management and development of industrial infrastructure in Singapore.

“KSA” means the Kingdom of Saudi Arabia.

“MOM” means the Ministry of Manpower of Singapore.

“MYR” means Malaysian Ringgit, the lawful currency of Malaysia.

“OMSET PL” means OMS Energy Technologies Pte Ltd., a company incorporated in Singapore on July 5, 2022.

“OMS” means OMS Holdings Pte. Ltd., a company incorporated in Singapore on 4 May 2010, and a subsidiary of our Company.

“OMS (Saudi)” means OMS Oilfield Services Arabia Ltd., a company incorporated in Saudi Arabia on May 7, 2008, and a subsidiary of our Company.

“OMS (Singapore)” means OMS Oilfield Services Pte. Ltd., a company incorporated in Singapore on June 21, 1972, and a subsidiary of our Company.

“OMS (Thailand)” means OMS Oilfield Services (Thailand) Ltd., a company incorporated in Thailand on August 26, 2003, and a subsidiary of our Company.

“OMS (Malaysia Holding)” means OMS Oilfield Holdings Sdn Bhd., a company incorporated in Malaysia on July 4, 1977, and a subsidiary of our Company.

“OMS (Malaysia OpCo)” means OMS Oilfield Services Sdn Bhd., a company incorporated in Malaysia on August 19, 1980, and a subsidiary of our Company.

“OMS (Brunei)” means P.Y. Oiltools Sdn Bhd., a company incorporated in Brunei on March 15, 1999, and a subsidiary of our Company.

“OMS (Indonesia)” means PT OMS Oilfield Services (Indonesia)., a company incorporated in Indonesia on April 5, 2001 and a subsidiary of our Company.

“Ordinary Shares” means shares of the Company, US$0.0001 par value per share, and entitled to one (1) vote per share.

“SAR” means the Saudi Riyah, the lawful currency of Saudi Arabia.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Singapore Companies Act” means the Companies Act 1967 of Singapore, as amended, supplemented or modified from time to time.

“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

“THB” means the Thai Baht, the lawful currency of Thailand.

“WSH” means the Workplace Safety and Health Council of Singapore, a statutory body under the MOM.

“US$,” “$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Overview

We are a growth-oriented manufacturer of surface wellhead systems, or SWS, and oil country tubular goods, or OCTG products used in the oil and gas industry. These products are primarily used for both onshore and offshore oil exploration and production, or E&P activities in the Asia Pacific and the Middle Eastern and North Africa (MENA) Regions. Our customers often operate in geographic locations where the operating environment requires wellheads, casing and tubing materials capable of meeting exact standards for temperature, pressure, corrosion, torque resistance and abrasion. Our products have been designed, manufactured and certified with the American Petroleum Standards (API) and International Organization of Standardization (ISO). Through our comprehensive and technologically advanced portfolio of SWS and OCTG, we are able to serve as a single-source supplier for our customers and respond to their demand for products. Our operations benefit from our broad, strategically positioned geographic footprint, which supports our ability to supply our (i) Specialty Connectors and Pipes and (ii) Surface wellhead and Christmas tree allowing us to serve our customers operating in the Asia Pacific and MENA Regions. We have finishing facilities in close proximity to some of our top end-users’ E&P operations, for example, we have facilities in Saudi Arabia where our largest client, Saudi ARAMCO Oil is located, which allows us to provide our customers with customized technical solutions and to synchronize our production and logistics with evolving demands. The following map provides an overview of our production facilities and broad footprint covering oil and natural gas producing basins in the Asia Pacific and MENA Regions.

THAILAND
Sattahip
MALAYSIA
Songkhla
Labuan
Kemaman
BRUNEI
Johor
SINGAPORE
Duri
Balikpapan
Jakarta (Bogor)
INDONESIA
Dammam
SAUDI ARABIA

Our Customer

- Chevron
- Shell
- ارامكو السعودية Saudi Aramco
- Aker Solutions
- PTTEP
- HESS
- Mubadala Petroleum
- SIGMA
- Schlumberger
- HALLIBURTON
- OneSubsea A Schlumberger Company
- Petrofac
- PERTAMINA
- PETRONAS
- slb
- BAKER HUGHES
- Weatherford
- MAERSK
- TechnipFMC

Our products are also exported to jurisdictions where we do not have a physical location, including countries in North and West Africa. Apart from the SWS and OCTG products, we also offer premium threading services in 5 of the 6 jurisdictions we operate in, which five jurisdictions are Indonesia, Malaysia, Thailand, Brunei and Singapore. For the six months ended September 30, 2024 (Successor), period from June 16, 2023 through March 31, 2024 (Successor), period from April 1 through June 15, 2023 (Predecessor) and financial year ended March 31, 2023 (Predecessor), these four categories constituted 93%, 93%, 87% and 88% of our revenue, respectively.

Our revenue was $18.2 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $40.2 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $129.2 million for the six months ended September 30, 2024 (Successor). Our gross profit was $5.0 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $10.5 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $43.1 million for the six months ended September 30, 2024 (Successor). Our net profit was $2.4 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $55.6 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $30.7 million for the six months ended September 30, 2024 (Successor).

Our revenue was $97.5 million for the year ended March 31, 2023 (Predecessor), $18.2 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $163.3 million for the period from June 16, 2023 through March 31, 2024 (Successor). Our gross profit was $28.0 million for the year ended March 31, 2023 (Predecessor), $5.0 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $48.7 million for the period from June 16, 2023 through March 31, 2024 (Successor). Our net profit was $12.4 million for the year ended March 31, 2023 (Predecessor), $2.4 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $82.1 million for the period from June 16, 2023 through March 31, 2024 (Successor).

For the six months ended September 30, 2024, Saudi ARAMCO accounted for 71% of our total revenue. Given the significance of this customer to our overall business, our financial performance is substantially dependent on the continued demand from ARAMCO. Any reduction in orders, changes in ARAMCO’s procurement policies, operational disruptions, or broader industry downturns affecting ARAMCO could have a material adverse impact on our revenue and profitability. We acknowledge that our high reliance on a single customer presents a customer concentration risk, and we are actively working to diversify our customer base by expanding sales to other major oil and gas operators in MENA, Asia Pacific, and other international markets. While ARAMCO remains a key strategic partner, we are pursuing initiatives to strengthen relationships with other clients in order to reduce dependency on any one customer.

Our Company was incorporated on December 27, 2023 under the laws of the Cayman Islands. We primarily conduct our business through our subsidiaries (i) OMS (Singapore), (ii) OMS (Saudi Arabia), (iii) OMS (Indonesia), (iv) OMS (Thailand), (v) OMS (Malaysia Holding), (vi) OMS (Malaysia OpCo) and (vii) OMS (Brunei), operating in Singapore, Saudi Arabia, Indonesia, Thailand, Malaysia and Brunei, respectively. Furthermore, through our localization efforts in collaboration with the various governments, we operate manufacturing facilities and warehouses across these six jurisdictions that we operate in. For further information, please refer to the section entitled “Business — Real Property”.

Our company has established a comprehensive quality control and assurance system for our products. All of our sites hold qualifications for both the ISO 9001 and API Q1 quality management systems. These certifications serve as the foundation for obtaining various product quality qualifications under the API. For further information, please refer to the section entitled “Business — Certifications”.

Different Basis of Accounting — It is important to note that the periods presented were prepared under different bases of accounting. The Predecessor period from April 1, 2023 through June 15, 2023 were prepared under the previous reporting structure before the MBO, whereas the Successor periods from June 16, 2023 through September 30, 2023, for the six months ended September 30, 2024 and the period from June 16, 2023 through March 31, 2024 were prepared under our current reporting structure. As a result, direct comparisons between these Predecessor and Successor periods may not be indicative of our financial performance had both periods been presented under the same basis of accounting. Investors should consider this difference when evaluating the fluctuations in our revenue, gross margin, and net profit.

Industry

Development Trends Analysis

Gradual Recovery of International Oil Prices.    The oilfield service and manufacturing industry is tied to fluctuating oil prices, reflecting global supply and demand, impacting profitability and expenditure. On April 20, 2020, Brent oil hit $25.66 per barrel due to a combination of factors, including, among others, the COVID-19 pandemic, a global oversupply of oil, and lack of storage capacity. As the pandemic eased, prices have since recovered, bolstering increased operational activity within the oil and gas supply chain. According to the U.S. Energy Information Administration (EIA), Brent monthly spot prices had reached a post-pandemic peak of $122.71 per barrel in June 2022 and have since leveled out to approximately $73.16 per barrel as of October 2024.1

Shifts in Global Oil Production Landscape Drive Demand for Oilfield Service and Manufacturing Solutions.    Middle Eastern nations like Saudi Arabia, Iraq, the UAE, Iran, and Kuwait, with their substantial oil reserves, were among the top 10 oil producers in 2023, collectively contributing approximately 29% to global output. Aging infrastructure at these sites necessitates new equipment and advanced services. In Southeast Asia, rapid population growth and economic expansion are driving increasing oil demand. This growing demand is driving investment in new reserves, positioning Southeast Asia as a key player in global oil supply.

Market Drivers Analysis

Notable Enhancement in Technological Capabilities.    The oilfield service and manufacturing industry prioritizes technological advancement, driving significant progress and rapid growth over the past five years. Examples of this technological advancement include onshore drilling, rigs exceeding 15,000 meters, and improved directional drilling tools enhance efficiency. Offshore, advanced platforms like semi-submersibles and jack-ups enable nearshore and deepwater operations. New techniques like horizontal drilling and hydraulic fracturing have increased demand for durable casing connectors, accessing previously unreachable reserves and boosting drilling activity.

Modular and Customizable Solutions are Expected to Fuel the Growth in the Industry.    A key trend in the casing connectors market is the development of lightweight and compact designs, driven by the increasing complexity of drilling operations and the need for easier transportation and installation. Traditionally large and heavy, casing connectors are now being made with advanced materials and manufacturing processes to reduce weight and size while maintaining strength and durability. High-strength composite materials, like carbon fiber, are used for their excellent strength-to-weight ratio. Innovative design features, such as hollow sections and perforations, also minimize material use without compromising strength. Additionally, modular designs allow for easy assembly and disassembly, further reducing the weight and size of components.

Competitive Strengths

Experienced producer of OCTG and SWS for Asia Pacific and MENA.

We have nearly 50 years in upstream oil and gas development. We produce high-quality, specialized OCTG and SWS products for E&P and oilfield service operators in the Asia Pacific and MENA regions focused primarily on conventional onshore and offshore markets. The breadth of our product offering also positions us as a single-source supplier with the ability to supply the entire steel pipe needs of our customers’ oil and natural gas wells, from the surface casing to the kick-off point and through extended-reach laterals, to the surface wellhead systems designed and qualified to meet various performance requirements. Our comprehensive product offering delivers standard and customized solutions for our customers that are designed, qualified and manufactured to American Petroleum Institute Standards, and. We look to consistently innovate on additional capabilities through in-house R&D and through strategic partnerships, such as our partnership with the Singapore Institute of Manufacturing and Technology (SIMTech), and to improve existing manufacturing capabilities and develop new manufacturing technologies to further improved and enhance our product and service quality.

____________

1        https://www.eia.gov/dnav/pet/hist/rbrteD.htm

Broad footprint of strategic locations that allows us to quickly respond to customer needs.

We have a presence in 6 jurisdictions with 11 manufacturing facilities. Our manufacturing facilities (total area of approximately 200,000 square meters) are located in oil and gas service hubs. This close proximity to our customers allows us to provide after-sales market services with shorter lead-time. This proximity also provides us with opportunities to perform inspection and maintenance services for our customers.

High-quality and diverse customer base.

Since the inception of our business in 1972, we have developed stable relationships with our key suppliers and customers in the region. We maintain stable business relationships with our major customers. For the six months ended September 30, 2024, for the period from April 1, 2023 to March 31, 2024 and fiscal year ended March 31, 2023, our top five customers accounted for 86%, 80% and 72% of the total sales, respectively, and have longstanding business relationships with us. Additionally, we have served over 200 customers across our major regions in Asia Pacific and MENA. These customers include major, independent & national oil companies, drilling contractors, E&P and oilfield service providers and some of our competitors can also be customers.

Strong free cash flow capabilities and balance sheet.

We are a returns-focused company that prioritizes disciplined cost and capital expenditure decisions. We expect our production facilities will require minimal maintenance capital expenditures on an annual basis, which will enable us to generate strong free cash flow and returns. This returns-focused approach will allow us to maintain a strong balance sheet and ample financial liquidity, permitting continued research and development activities, as well as organic and select strategic acquisition growth opportunities. As of the date of this prospectus, we have approximately $60.6 million of cash and cash equivalents, excluding restricted cash. A US$5.0 million debt in the form of convertible notes were converted on September 30, 2024 into 750 Ordinary Shares of which 300 Ordinary Shares were issued to FWM VCC — RF Dynamic Fund, and 450 Ordinary Shares were issued to Vielink Asia Pte Ltd. (1,845,000 Ordinary Shares after considering the Company’s reorganization process on October 23, 2024 to facilitate the initial public offering).

Experienced and knowledgeable management team.

We have an experienced management team led by Mr. How Meng Hock, who has over 30 years of experience in the in the upstream drilling and production sector, ranging from operations, supply chain, commercial and business. He has been our CEO for the past 10 years. Prior to this, he worked for large OFS (Oilfield Services) multi-national companies. The management team is also comprised of individuals who have over 15 years’ experience in the upstream oil and gas sector.

Growth Strategies

Focus on research & development to bring best-in-class products to customers & expand production environments

We strive for continued operational excellence with the goal of providing high-quality products at competitive prices. Our operating personnel continually examine costs and profitability by product, plant and region. Further, our organization continues to innovate on additional manufacturing, engineering and production capabilities in order to meet ever-changing demands and requirements of our customers. This also includes focusing on safety of personals and product performance. Our goal is to maximize operational benchmarks by leveraging skilled manufacturing and supply chain management processes.

Optimize portfolio and increase production capacity to maintain flexibility in dynamic market

We intend to assess and pursue opportunities to utilize, optimize and grow production capacity to capitalize on market opportunities. We seek to maintain flexibility to adjust our product mix and rapidly respond to changing market and customer conditions. While prioritizing our highest margin products, we regularly evaluate our portfolio of assets to ensure that our offerings are responsive to prevailing market conditions.

Leverage operating jurisdictions to acquire additional market share

To participate in government tenders and contracts, we may need to meet local content requirements set by the government in the jurisdictions we operate in. We focus on meeting these requirements by hiring local citizens of that jurisdiction, producing products and services within the country, and sourcing high-value materials locally. Through this positioning, we intend to prioritize growing market share in the jurisdictions where we may have an operating advantage. We believe our current physical footprints in our operating jurisdictions give us an advantage over the local content requirements.

Capitalize on precision manufacturing/engineering expertise and customer service focus to drive new growth

We design and manufacture high-quality products for oil and gas drilling and exploration. We focus on customer service through our geographic manufacturing footprint, sales forces, and warehouse optimization. We believe that speed of delivery and our engineering capabilities are our key differentiators. Our Company has capabilities in Computer Numerical Control (CNC) horizontal boring milling machines and urning lathes and Arc Welding machines, and to ensure integrity of our products, we perform both hydrostatic and gas pressure testing, and thermal temperature tests. Our commitment to quality based on internationally recognized standards (API and ISO certifications) in accordance with our customers’ requirements ensures that we utilize coordinate measuring machines to conduct non-destructive examination of our products.

Expand business and operations through acquisitions, joint ventures and/or strategic alliances

Whilst we intend to focus on our principal business activities in the sales of high-quality products for oil drilling and exploration, we also plan to explore opportunities to collaborate with suitable partners in related industries in the Southeast Asian region through strategic alliances, joint ventures, acquisitions, and investments. For example, if a suitable opportunity arises, we may collaborate with potential partners in the oil and gas and marine industries if these collaborations are likely to provide us with more business opportunities. We are currently not involved in any discussions about any potential acquisitions, joint ventures, investments and/or strategic alliances with any party.

Our Values

Our success has been founded on our value system as explained below, which forms our guiding principles and are critical to our success. In the tough oil and gas industry with fierce competition and volatile markets, our values remain the bedrock from which we develop our resilience, enabling us to take on future challenges.

1.      Act Now: “We act now so our destiny is defined by us, not for us.”

We believe in taking the initiative on the most important tasks first, responding with urgency to ensure customer satisfaction.

2.      Own It: “We own it — our decision, quality & commitments — to be the best we can be.”

We aim to finish what we start, learning from the outcomes of our decisions to enable us to master our work.

3.      Earn Trust: “We earn trust to create a safe, innovative & inclusive workplace.”

We do what we say we will do and are always open to asking questions to understand the situation, believing in being clear and honest.

4.      Create Value: “We create value to positively impact our customers & community.”

We are focused on constant improvement and have no qualms with speaking up to make ourselves better, with an aim to deliver above expectations.

5.      Win Together: “We win together to reach our full potential”

We co-operate together as a single entity, inviting collaboration from all parties, and freely offering our knowledge, aiming to give people positive attention often to develop everyone to their maximum capability.

Transfers of Cash to and from Our Subsidiaries

Our Company is permitted under the laws of the Cayman Islands to provide funding to our subsidiaries through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions on dividends transfers from Saudi Arabia, Indonesia, Singapore, Brunei and Malaysia to the Cayman Islands as long as there is a valid shareholders’ resolution. For Thailand, the transfer of dividends to the Cayman Islands is not subject to restriction. However, dividend distribution is subject to a withholding tax rate of 10%, and transferring funds out of Thailand must comply with the foreign exchange regulations set by the Bank of Thailand. Nevertheless, as long as there are underlying documents supporting the transaction’s purpose and legitimacy of such transfer, the Bank of Thailand normally grants approval for them. In addition to the tax implications and foreign exchange regulations, certain legal requirements and procedures for dividend distribution are stipulated according to the Thai Civil and Commercial Code and OMS (Thailand)’s Articles of Association, which OMS (Thailand) must comply with. Dividend declarations must be approved by a resolution of the shareholders’ meeting and can only be paid when OMS (Thailand) has earned a profit. If OMS (Thailand) has incurred losses, dividends cannot be declared unless those losses have been rectified. However, OMS (Thailand)’s BOD may pay an interim dividend from time to time if it appears to the directors that the company has the profits to do so. Additionally, at each dividend distribution, OMS (Thailand) must appropriate a reserve fund (called the “legal reserve”), being at least one-twentieth (5%) of the profit or more until such legal reserve reaches one-tenth (10%) of its registered capital.

For the transfer of assets from our subsidiaries to the holding company, there are no governmental laws, decrees, regulations, or other legislations that may affect such transfer. However, such transfer of assets may be subject to withholding taxes (if any). The same applies to the transfer of cash from our subsidiaries to the holding company upon the presentation of the necessary documentary evidence required by local banks or financial institutions. As of the date of this prospectus, we have not installed any cash management policies that dictate the amount of such transfer.

Risks and Challenges

Investing in our Ordinary Shares involves a high degree of risk. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 14 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. In such a case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry:

•        We serve customers who are involved in drilling for and production of oil and natural gas. Adverse developments affecting this industry could have a material adverse effect on our business, financial condition and results of operations (on page 14).

•        Our business involves many hazards and operational risks (on page 15).

•        Compliance with and changes in laws could be costly and could affect operating results. In addition, government disruptions could negatively impact our ability to conduct our business (on page 16).

•        International governments and agencies continue to evaluate and promulgate legislation and regulations that are focused on reducing Green House Gas (GHG) emissions. Compliance with GHG emission regulations applicable to our or our customers’ operations may have significant implications that could adversely affect our business and operating results in the fossil-fuel sectors (on page 19).

•        Voluntary initiatives to reduce GHG emissions and an increased climate change awareness may result in increased costs for the oil and gas industry to curb greenhouse gas emissions and could have an adverse impact on demand for oil and natural gas (on page 21).

•        Our backlog is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future revenues and earnings (on page 21).

•        We may lose money on fixed-price contracts (on page 22).

•        Our customers’ industries are undergoing continuing consolidation that may impact our results of operations (on page 22).

•        Impairment in the carrying value of long-lived assets, inventory and intangible assets could negatively affect our operating results (on page 22).

•        We depend on our customers’ willingness to undertake drilling and completion spending (on page 23).

•        Conservation measures and technological advances could reduce demand for oil and natural gas (on page 23).

•        We have operated at a loss in the past, and there is no assurance of our profitability in the future (on page 23).

•        Our business may be adversely affected by a deterioration in general economic conditions or a weakening of the broader energy industry (on page 24).

•        We may need to obtain additional capital or financing to fund expansion of our asset base, which could increase our financial leverage, or we may not be able to finance our capital needs (on page 24).

•        We are dependent on a small number of key customers for continued sale of our products and services (on page 24).

•        Shortages or increases in the costs of the equipment we use in our operations could adversely affect our operations in the future (on page 25).

•        We are dependent on a small number of suppliers for key goods and services that we use in our operations (on page 25).

•        Our inability to develop, obtain or implement new technology may cause us to become less competitive (on page 25).

•        We and our customers are subject to local laws and regulations regarding issues of health, safety, climate change and the protection of the environment, under which we or our customers may become liable for penalties, damages or costs of remediation or other corrective measures. Changes in such laws or regulations could increase our or our customers’ costs of doing business and adversely impact our business, financial condition and results of operations (on page 25).

•        Delays by us or our customers in obtaining permits or the inability by us or our customers to obtain or renew permits could impair our business (on page 27).

•        Increased labor costs or the unavailability of skilled workers could hurt our business, financial condition and results of operations (on page 27).

•        We may be unable to retain personnel who are key to our operations (on page 28).

•        We may be unable to implement price increases or maintain existing prices on our services (on page 28).

•        We operate in highly competitive markets and our failure to compete effectively may negatively impact our business, financial condition and results of operations (on page 28).

•        If we lose significant customers, significant customers materially reduce their purchase orders or significant programs on which we rely are delayed, scaled back or eliminated, our business, financial condition and results of operations may be adversely affected (on page 29).

•        We may be unable to effectively and efficiently manage our equipment fleet as we expand our business, which could have an adverse effect on our business, financial condition and results of operations (on page 30).

•        Increased leverage could adversely impact our business, financial condition and results of operations (on page 30).

•        Our success may be affected by our ability to enter into or renew existing license agreements (on page 30).

•        Our operations rely on an extensive network of information technology resources and a failure to maintain, upgrade and protect such systems could adversely impact our business, financial condition and results of operations. Our operations are subject to cyber security risks that could have a material adverse effect on our business, financial condition and results of operations (on page 30).

•        We have been expanding our available products and services, and our business may continue to grow at a rapid pace. Our inability to properly manage or support this growth may have a material adverse effect on our business, financial condition and results of operations (on page 31).

•        Our assets require capital for maintenance, upgrades and refurbishment, and we may require capital expenditures for new equipment (on page 31).

•        Competition among oilfield service and equipment providers is affected by each provider’s reputation for safety and quality (on page 31).

•        Seasonal and adverse weather conditions adversely affect demand for services and operations (on page 32).

•        We may be subject to claims for personal injury and property damage or other litigation, which could materially adversely affect our business, financial condition and results of operations (on page 32).

•        We may be affected if we are found to be in breach of any lease agreements entered into by us (on page 32).

•        We are exposed to the credit risks of our customers (on page 32).

•        Our business model has a long cashflow conversion cycle (on page 32).

•        Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19 (on page 33).

•        We may be affected by an outbreak of other infectious diseases (on page 33).

•        We are exposed to risks arising from fluctuations of foreign currency exchange rates (on page 33).

•        Our business is subject to supply chain interruptions (on page 33).

•        The unaudited pro forma condensed combined financial information included in this document may not be indicative of our actual financial position or results of operations (on page 34).

•        Our Indonesian operations are subject to pending regulatory approvals and licenses (on page 35).

•        Failure to timely renew our Environmental Operational Permit in Saudi Arabia may subject us to fines and operational risks. (on page 35).

Risks Related to our Securities and this Offering:

•        An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly (on page 35).

•        We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions (on page 36).

•        The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors (on page 36).

•        Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares (on page 37).

•        If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline (on page 37).

•        Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment (on page 37).

•        Short selling may drive down the market price of our Ordinary Shares (on page 38).

•        Because our initial public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution (on page 38).

•        A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well (on page 38).

•        You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price (on page 38).

•        If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences (on page 39).

•        Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions (on page 39).

•        As a “controlled company” under the rules of the Nasdaq Stock Market Rules, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders (on page 39).

•        As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards (on page 40).

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (on page 40).

•        Certain judgments obtained against us by our shareholders may not be enforceable (on page 41).

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements (on page 41).

•        We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies (on page 41).

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us (on page 42).

•        We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market (on page 42).

•        If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected (on page 42).

•        There may be potentially adverse impacts on our corporate governance because of the indemnification provisions in our articles of association pertaining to our directors’ and officers’ liability (on page 43).

Corporate Information

We were incorporated in the Cayman Islands on December 27, 2023. Our registered office in the Cayman Islands is at 89 Nexus Way, Camana Bay, Grand Cayman, KYI-9009, Cayman Islands. Our principal executive office is at 10 Gul Circle, Singapore 629566. Our telephone number at this location is +65 6861 2677. Our principal website address is www.omsos.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Corporate Structure

Our Company was incorporated in the Cayman Islands on December 27, 2023, under the Companies Act of the Cayman Islands as an exempted company with limited liability. At incorporation, the authorized share capital of the Company was US$50,000 divided into 450,000,000 Class A ordinary shares of US$0.0001 each and 50,000,000 Class B ordinary shares of US$0.0001 each. On April 11 2024, the Company redesignated (i) each issued and unissued Class A ordinary share into 450,000,000 ordinary shares of US$0.0001 each and (ii) each issued and unissued Class B ordinary share into 50,000,000 ordinary shares of US$0.0001 each (the “Share Redesignation”). Immediately after completion of the Share Redesignation, the authorized share capital of the Company has become US$50,000 divided into 500,000,000 ordinary shares of US$0.0001 each. As of the date of this prospectus, there are 38,745,000 Ordinary Shares issued and outstanding. OMS (Saudi), OMS (Singapore), OMS (Thailand), OMS (Brunei), OMS (Indonesia), OMS (Malaysia Holding) and OMS (Malaysia OpCo) are our indirect subsidiaries respectively. Please refer to the chart in the section entitled “Organization Chart” below for a graphical representation of the corporate structure of our Group.

Recent Developments

On October 23, 2024, as part of the final step of the Company’s reorganization process, the Company issued a total of 38,729,250 Ordinary Shares on a pro rata basis to all of its existing shareholders. As of the date of this prospectus, there are currently 38,745,000 Ordinary Shares issued and outstanding.

On September 30, 2024, pursuant to the Convertible Note Agreements (as defined below), the total principal amount of US$5,000,000 of the notes issued pursuant to the Convertible Note Agreements was converted into 750 Ordinary Shares of which 300 Ordinary Shares was issued to RFWM VCC — RF Dynamic Fund and 450 Ordinary Shares was issued to Vielink Asia Pte Ltd. Thereafter, there were 15,750 Ordinary Shares in issue and outstanding in the share capital of our Company. (38,745,000 Ordinary Shares after considering the Company’s reorganization process on October 23, 2024 to facilitate the initial public offering).

On February 5, 2024, and February 9, 2024 respectively, the Company entered into convertible note agreements (the “Convertible Note Agreements”) with RFWM VCC — RF Dynamic Fund and Vielink Asia Pte Ltd (the “holders”) respectively for a total principal sum of US$5,000,000 at a 10% cumulative simple interest per annum effective April 5, 2024. The applicable convertible note agreements are filed as Exhibits 10.9 and 10.10 to the registration statement of which this prospectus forms a part.

In January 2024, the Company entered into a long-term supply agreement with Saudi Aramco. Under this 10-year agreement, Saudi Aramco will purchase certain products from the Company which we believe has the potential for an estimated US$200 million/year revenue over 10-years. Please refer to Exhibit 10.12 for more information.

Implications of Being a “Controlled Company”

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. How Meng Hock, our Executive Director, Chairman of the Board, and Chief Executive Officer, will hold 59.20% of our total issued and outstanding Ordinary Shares, and will be able to exercise 59.20% of the total voting power of our authorized and issued shares, assuming that the underwriters do not exercise their over-allotment option. For so long as we remain a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. While we do not currently intend to rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements if we do decide to rely on these exemptions in the future.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last financial year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

•        being permitted to provide only two financial years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

•        an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the financial year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the financial year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior March 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq Capital Market. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq Capital Market, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings.

The Offering

Offering price	The initial public offering price is expected to be between US$8.00 and US$10.00 per Ordinary Share.
Ordinary Shares offered by us	5,555,556 Ordinary Shares, (or 6,388,889 Ordinary Shares assuming that the underwriters exercise their over-allotment option in full).
Ordinary Shares outstanding prior to this offering	38,745,000
Over-allotment option

We have granted to the underwriters a 45-day option to purchase from us up to an additional 15% of the Ordinary Shares sold in this offering, solely to cover over-allotments, if any, at the initial public offering price less the underwriting discounts.

Ordinary Shares outstanding immediately after this offering	44,300,556 Ordinary Shares (or 45,133,889 Ordinary Shares if the underwriters exercise their over-allotment option in full).
Controlled company

Mr. How Meng Hock, our Executive Director, Chairman of the Board, and Chief Executive Officer, will hold approximately 59.2% of the total votes, assuming that the underwriters do not exercise their over-allotment option, for our authorized and issued shares following the completion of this offering and will have the ability to control the outcome of matters submitted to our shareholders for approval, including the election of our directors and the approval of any change in control transaction. See the sections titled “Principal Shareholders” and “Description of Share Capital and Governing Documents” for additional information.

Use of proceeds

We currently intend to use the net proceeds from this offering for (i) product research and development, (ii) marketing and sales, (iii) compliance and governance, and (iv) working capital. See “Use of Proceeds”.

Dividend policy

We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Lock-up

We, each of our Directors, Executive Officers and certain shareholders, have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting — Lock-Up Agreements”.

Representative’s warrants

Upon the closing of this offering, we will issue to Roth Capital Partners, LLC, as the representative, the representative’s warrants entitling the representative to purchase 2.5% of the aggregate number of Ordinary Shares issued in this offering, including any shares issued pursuant to exercise of the underwriters’ over-allotment option. The exercise price of the representative’s warrants is equal to 120% of the price of our Ordinary Shares offered hereby. The representative’s warrants, once issued, will be exercisable for a period of three years from the commencement of sales of the public offering, may be exercised on a cash or cashless basis, and will terminate on the third anniversary of the commencement of sales of the public offering.

Risk factors

Investing in our Ordinary Shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing

We have applied to list the Ordinary Shares on the Nasdaq Capital Market. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Proposed trading symbol	OMSE
Transfer agent	VStock Transfer, LLC

Unless otherwise indicated, all information contained in this prospectus assumes no exercise of the underwriters’ over-allotment option or the representative’s warrants and is based on 38,745,000 Ordinary Shares outstanding as of the date of this prospectus.

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

We serve customers who are involved in drilling for and production of oil and natural gas. Adverse developments affecting this industry could have a material adverse effect on our business, financial condition and results of operations.

Our revenues are primarily generated from customers who are engaged in drilling for and production of oil and natural gas. Demand for services in the oil and natural gas industry is cyclical, and we depend on our customers’ willingness to make capital and operating expenditures to explore for, develop and produce oil and natural gas in the jurisdictions we operate in, including (i) Saudi Arabia, (ii) Indonesia, (iii) Malaysia, (iv) Brunei, (v) Thailand and (vi) Singapore (the “Jurisdictions”). Additionally, developments that adversely affect oil and natural gas drilling and production services could reduce our customers’ willingness to make such expenditures and materially reduce our customers’ demand for our services and associated product offerings, resulting in a material adverse effect on our business, financial condition and results of operations.

The predominant factor that would reduce demand for our services and associated product offerings would be a reduction in land-based drilling activity in the jurisdictions we operate in. Worldwide political, economic and military events, as well as natural disasters and other factors beyond our control, contribute to oil and natural gas price levels and volatility and are likely to continue to do so in the future. Current levels in the price of natural gas, oil or natural gas liquids, as well as ongoing volatility, have had an adverse impact on the level of drilling, exploration and production activity, which could materially and adversely affect the demand for our services and the rates we are able to charge for our services. We negotiate the rates payable under our contracts based on prevailing market rates, and the rates we are able to charge will fluctuate with market conditions. Higher commodity prices may not necessarily translate into increased drilling activity because our customers’ expectations of future prices also influence their activity. Lower demand for oilfield services could resume, which would adversely affect the rates that we are able to charge and the demand for our services. Additionally, we may incur costs and have downtime any time our customers’ activities are refocused towards different drilling regions.

Spending by Exploration and Production (“E&P”) companies can also be impacted by conditions in the capital markets. Limitations on the availability of capital, or higher costs of capital, for financing expenditures may cause E&P companies to make additional reductions to capital budgets in the future. Cuts in capital spending would likely curtail drilling and completion programs as well as discretionary spending on well construction services, which may result in a reduction in the demand for our services, the rates we can charge and the utilization of our services. Moreover, reduced discovery rates of new oil and natural gas reserves, or a decrease in the development rate of reserves in our market areas, whether due to increased governmental regulation, including with respect to environmental matters, limitations on exploration and drilling activity or other factors, could also have an impact on our business, even in a stronger oil and natural gas price environment. An adverse development in any of these areas could have an adverse impact on our customers’ operations or financial condition, which could in turn result in reduced demand for our services and associated product offerings.

Our business involves many hazards and operational risks.

Conditions inherent in the oil and natural gas industry can cause personal injury or loss of life, disruption or suspension in operations, damage to geological formations, damage to facilities, substantial revenue loss, business interruption and damage to, or destruction of, property, equipment and the environment. Our operations are subject to many hazards and risks, including the following:

•        equipment defects or other quality issues, for example, parts not manufactured to print dimensions, of the use of raw materials that do not meet specifications;

•        accidents resulting in serious bodily injury and the loss of life or property;

•        damaged or lost equipment;

•        liabilities from accidents or damage by our operators or equipment;

•        pollution and other damage to the environment;

•        well blow-outs and the uncontrolled flow of natural gas, oil or other well fluids into or through the environment, including onto or into the ground or into the atmosphere, groundwater, surface water or an underground formation;

•        fires, explosions and cratering;

•        mechanical or technological failures;

•        loss of well control;

•        spillage handling and disposing of materials;

•        collapse of the boreholes;

•        adverse weather conditions; and

•        failure of our employees to comply with our internal environmental, health and safety guidelines.

If any of these hazards materialize, they could result in the suspension of operations, termination of contracts without compensation, damage to or destruction of our equipment and the property of others, or injury or death to our personnel or third parties and could expose us to substantial liability or losses. Save for Indonesia, we generally do not include a waiver of consequential damages in our customer contracts. Therefore, defects or other performance problems in the services that we offer or products we offer could result in our customers seeking damages from us for losses associated with these defects or other performance problems.

In Saudi Arabia, it is worth noting that KSA has recently enacted the Civil Transactions Law which has entered into effect in mid-December 2023 (“KSA Civil Code”). The KSA Civil Code has retrospective effect and is therefore equally applicable in almost all cases to contracts signed prior to the effective date. Hence, all provisions that contradict the KSA Civil Code shall be abolished. Moreover, pursuant to the KSA Civil Code, liability cannot be excluded in the event of gross misconduct and/or fraud. Hence, if the consequential damages were proven to be due to misconduct or fraud, any waivers even if included may be invalidated.

In Thailand, the provided 5 master service agreements between OMS (Thailand) and the customers (being PTT Exploration and Production Public Company Limited (“PTTEP”) and the other 2 subsidiaries of PTTEP) do not waive OMS (Thailand)’s liability for the consequential damages. Under the Civil and Commercial Code of Thailand (the “Thai CCC”), unless otherwise specified in the contract, OMS (Thailand) shall be liable for the consequential loss only if OMS (Thailand) foresee or would foresee the circumstances that cause such consequential damages.

In Indonesia, the provided service agreements between OMS (Indonesia) and the customers waive OMS (Indonesia)’s liability for the consequential damages. The Indonesian contract law follows the principle of freedom of contract, as outlined in Article 1338 of the Indonesian Civil Code (“ICC”). Consequently, parties have the flexibility to exclude, restrict, or limit liability on a contractual basis by mutual agreement. This freedom allows parties to freely decide on the exclusion, restriction, or limitation of various liabilities, including those related to indirect and consequential damages. It is essential to note that the enforceability of such exclusions or restrictions is contingent upon principles of fairness, reasonableness, customary practice, and existing laws and regulations, as articulated in, among others, Article 1339 of the ICC as well as public policy, a doctrine that is not explicitly regulated, depending on particular circumstances but may be used to limit the rights and obligations of parties in an agreement.

The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators. Our customers may elect not to purchase our products and services if they view our safety record as unacceptable or otherwise experience material defects in our products or performance problems, which could cause us to lose customers and substantial revenue, and any litigation or claims, even if fully indemnified or insured, could negatively affect our reputation with our customers and the public and make it more difficult for us to compete effectively or obtain adequate insurance in the future.

We maintain what we believe is customary and reasonable insurance to protect our business against most potential losses, but such insurance may not be adequate to cover our liabilities, especially as the inherent risks in our operations increase with increasing well complexity, and we are not fully insured against all risks inherent in our business. For example, although we are insured for environmental pollution resulting from certain environmental accidents that occur on a sudden and accidental basis, we may not be insured against all environmental accidents or events that might occur, some of which may result in toxic tort claims. If a significant accident or event occurs for which we are not adequately insured, it could adversely affect our financial condition and results of operations. Furthermore, we may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. As a result of market conditions, premiums and deductibles for certain of our insurance policies may substantially increase. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage.

Our insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The current trend in the insurance industry is towards larger deductibles and self-insured retentions. In addition, insurance may not be available in the future at rates that we consider reasonable and commercially justifiable, compelling us to have larger deductibles or self-insured retentions to effectively manage expenses. As a result, we could become subject to material uninsured liabilities or situations where we have high deductibles or self-insured retentions that expose us to liabilities that could have a material adverse effect on our business, financial condition with employees and regulators. Additionally, we could become subject to material uninsured liabilities that could have a material adverse effect on our business, financial condition and results of operations.

Compliance with and changes in laws could be costly and could affect operating results. In addition, government disruptions could negatively impact our ability to conduct our business.

Saudi Arabia

Increased government regulation could reduce the level of drilling and production activity in the jurisdictions we operate in. The Saudi Ministry of Energy (“MOE”) oversees of the energy sector including drilling and production activity. The MOE may increase regulations to reduce the level of drilling activity in KSA. The MOE also collaborates with state-owned Saudi Arabian Oil Company (“Aramco”) which influences the MOE decisions regarding regulation of production activity.

Aramco has a strategic initiative; IKTVA (In Kingdom Total Value Add). It is a program that drives additional domestic value creation to support a rapidly changing economic environment and foster future prosperity for the kingdom. This involves working with suppliers that will capture long-term tangible benefits and quality jobs for a growing Saudi population, innovate and diversify industry, and increase global competitiveness. Key objectives of IKTVA include:

Local Content Development:    IKTVA aims to increase the percentage of locally produced goods and services in the oil and gas sector, fostering the growth of domestic industries.

Job Creation and Skill Development:    Through a collaboration with Technical & Vocational Training Corp., IKTVA aims to build National Training Centers (NTCs) that would qualify Saudi nationals with training and employment opportunities through providing market tailored training to support workforce development, and directly contribute to Saudization.

Supplier Development:    The initiative focuses on developing a robust network of local suppliers and service providers to support the oil and gas industry’s supply chain.

It is also important to note that KSA is a member of the Organization of the Petroleum Exporting Countries (“OPEC”), and its oil production levels are sometimes coordinated with OPEC to stabilize global oil prices. Our customers’ drilling and production operations are subject to extensive local laws and government regulations concerning emissions of pollutants and greenhouse gases, the handling of oil and natural gas and by-products thereof and other materials and substances used in connection with oil and natural gas operations, including drilling fluids and wastewater; well spacing; production limitations; plugging and abandonment of wells; unitization and pooling of properties; and taxation. More stringent legislation or regulation (including public pressure on governmental bodies and regulatory agencies to regulate the oil and natural gas industry), or increased taxation of oil and natural gas drilling activity could directly curtail such activity or increase the cost of drilling, resulting in reduced levels of drilling activity and therefore reduced demand for our services and associated product offerings. Notwithstanding the foregoing, the Income Tax Law No. 1 of 1425 HJ (corresponding to 2005 in Gregorian calendar) was amended to reduce the income tax rate on companies operating in natural gas investments from 30% to 20%, irrespective of whether the nationality of the shareholders to the extent that the company is not publicly traded in Saudi Exchange. Such an amendment may be considered as part of the KSA 2030 vision to attract more foreign investors into this sector, particularly, given that KSA is one of the largest oil producing countries in the world.

In KSA, the governmental bodies are working towards achieving the 2030 vision. Hence, several legislative reforms have been progressing over the past five years and will continue to progress to ensure that Saudi 2030 vision is achieved, some of which may presumably impact the operations of OMS (Saudi). In this respect, the Ministry of Human Resources and Social Development has been issuing decisions which may affect the cost of operations including but not limited the following:

•        Saudization decisions:    These decisions necessitate a minimum percentage of Saudi nationals in certain sectors. Such percentage is presumed to increase over time to ensure that Saudi nationals play a prominent role in the development of KSA by occupying all the leading vacancies.

•        Mandatory training:    Entities which employ more than 50 employees are required to provide mandatory training for students to ensure their readiness to the workplace. The number of trainees shall be at least 2% of the total workforce of the entity.

Indonesia

The Tingkat Komponen Dalam Negeri (“TKDN”) policy is a crucial policy tool implemented by the Indonesian government to promote the use of local content in various industries to reduce the country’s dependence on imports and boost domestic production capacity. The policy has several benefits for the Indonesian economy and has helped to create new jobs and improve the quality of domestic products. However, the policy also faces challenges, including the need for domestic suppliers to meet the required standards and the increased production costs for manufacturers. The continued implementation and adaptation of the TKDN policy to changing economic conditions will be essential to ensure its continued effectiveness.

The TKDN policy is a crucial initiative implemented by the Indonesian government to promote the use of local content in various industries to boost the country’s domestic production capacity and reduce its dependence on imports. This article provides an overview of the TKDN policy, including its objectives, implementation, and requirements.

The TKDN policy aims to promote the use of local content in various industries to reduce Indonesia’s dependence on imports and boost the country’s domestic production capacity. The policy also aims to create new jobs, improve the quality of domestic products, and promote sustainable economic growth.

The implementation of the TKDN policy involves several steps, including the identification of industries and products covered by the policy, the determination of the percentage of local content required for each industry and product, and the establishment of mechanisms to monitor compliance with the policy. The Ministry of Industry and Trade is responsible for implementing the TKDN policy and monitoring compliance with its requirements.

The TKDN policy requires companies operating in Indonesia to use a minimum percentage of domestic components in their products. The percentage of local content required varies depending on the industry and the specific product. For example, the automotive industry is required to have a minimum of 40% local content for four-wheeled vehicles. The policy also requires companies to submit a TKDN plan to the Ministry of Industry and Trade for approval before they can begin production.

The TKDN policy covers several industries in Indonesia, including oil and gas, automotive, electronics, telecommunications, and textiles. These industries have been identified as critical to Indonesia’s economic development, and the policy aims to promote their domestic production capacity. For detailed explanation regarding Indonesian laws and regulations in this matter, please refer to regulatory environment section.

Brunei

The Local Business Development Framework (“LBD”) is a nationalization policy and all oil and gas operators in midstream and downstream sectors, along with their contractors, subcontractors, and suppliers, are required to comply with the LBD as set out under the following directives and guidelines of the Department of Energy, Prime Minister’s Office:

(i)     Directive 2: LBD Framework for the Oil & Gas Industry;

(ii)    Directive 2 on LBD Framework for the Oil & Gas Industry: Guidelines;

(iii)   LBD Reasonable Wage for the Oil and Gas Industry in Brunei Darussalam; and

(iv)   Directive on Bruneianisation in the Oil and Gas Industry (No. 1/2018).

The LBD seeks to, amongst others, ensure that minimum local content requirements are met by all operators, contractors, subcontractors and suppliers supporting the oil and gas industry. Local content is defined as the sum of value added or created in the Brunei economy through the use of, amongst others, local goods and services (subcontractors and suppliers) within Brunei.

In addition to imposing local content requirements, the LBD imposes minimum local employment requirements and restricts the nature of projects certain companies will be allowed to participate depending on whether the company is wholly or partially owned by citizens of Brunei.

Malaysia

On the policy side, the Malaysian government has issued the National Energy Policy for 2022 – 2040, which has the overall objective of reducing carbon emissions, and achieving Low Carbon Nation status by 2040. Under the National Oil & Gas, Services and Equipment (OGSE) Industry Blueprint for 2021 – 2030, the Malaysian government stresses the importance of the O&G sector to the national economy and its continued development, by focusing on characteristics such as, amongst others competitiveness and sustainability.

The Malaysia Renewable Energy Roadmap (“MyRER”), launched by the Ministry of Energy and Natural Resources and the Sustainable Energy Development Authority (“SEDA”), aims for renewable energy to cater for 31% of national energy needs by 2025, and for the full decarbonisation of Malaysia’s electricity supply by 2035. In July 2023, the first phase of Malaysia’s National Energy Transition Roadmap was introduced. It emphasizes four principles: alignment with national goals, ensuring fairness and cost-effectiveness, requiring comprehensive governance, and promoting job creation and SME involvement.

NETR’s first phase outlines six energy transition focuses: energy efficiency, renewable energy, hydrogen, bioenergy, green mobility, and carbon capture. It also highlights flagship projects to kick-start this shift. The forthcoming second phase of the NETR will establish the low-carbon pathway, national energy mix, emission reduction targets, and essential enablers for this transition.

Additional policies and strategies that are planned to support NETR include the Nationally Determined Contribution Roadmap, Carbon Pricing Instrument, Hydrogen Economy Roadmap, and National Biomass Action Plan. These measures will drive sustainable, technology-driven energy security.

Presently, there are no specific incentives to encourage energy transition. However, existing schemes such as the Green Investment Tax Allowance, Green Income Tax Exemption, and Green Technology Financing Scheme 2.0 cater to various aspects of green technology assets, services, and investments. The Malaysian Ministry of Economy is exploring incentivizing green energy transition through structured financing, instead of direct subsidies.

The NETR’s objectives, namely for renewable energy to cover 31% of the national energy needs by 2025 and the complete decarbonization of Malaysia’s electricity by 2050, signal a notable reduction in reliance on traditional fossil fuels such as oil and gas. As the country diversifies the sources of its energy supply, the Malaysian Government appears to be heading towards reducing the long-term demand for conventional fossil fuels. The current Minister of Economy has indicated that it is not sustainable, both from a financial and environmental perspective, to rely on fossil fuels as the primary energy source of the country.

The release of the National Climate Change Policy (NCCP) 2.0 in 2024 also outlines the Malaysian government’s strategy to reduce greenhouse gases, by amongst others enhancing efforts to increase renewable energy (RE) capacity and the percentage of electricity generated from renewable energy.

Thailand

Believing in the continued petroleum potential of production fields in Thailand for at least another 10 years, and with current demand exceeding available petroleum products in Thailand, the Department of Mineral Fuels (“Thai DMF”) under the Ministry of Energy of Thailand (“Thai MOE”), the governmental agency responsible for promoting, supporting, and accelerating the national energy supply, including E&P, is taking actions to encourage continuous investment in domestic E&P. This includes the enforcement of regulations related to the determination of blocks or areas for petroleum E&P, the determination of financial regime (i.e., concession contracts, production sharing contracts (PSC), and service contracts), together with promotion and facilitation of the E&P-related operators, namely concessionaries and contractors. According to Thai DMF’s annual report 2023, PTTEP, along with its subsidiaries and affiliates, collectively a top ten customer of OMS in revenues, is among the top five of the E&P investors in Thailand for the year 2023. Nonetheless, in line with the Thai MOE’s policy on reducing GHG emissions and Thailand’s initial draft of the Climate Change Act, various energy-related policies and the enforcement of the drafted Climate Change Act, including its implementation, could potentially result in us and/or our customers being obligated to comply with mandatory GHG emissions mitigation measures, which could be costly and have a significant impact on our business. (For more information, please refer to the Regulatory Environment section.)

Singapore

It is not presently anticipated that such compliance would result in any material impact on the results of our operations or our ability to conduct our business as presently conducted. For further information related to Singapore’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

International governments and agencies continue to evaluate and promulgate legislation and regulations that are focused on reducing GHG emissions. Compliance with GHG emission regulations applicable to our or our customers’ operations may have significant implications that could adversely affect our business and operating results in the fossil-fuel sectors.

Saudi Arabia

International developments focused on restricting GHG emissions include the United Nations Framework Convention on Climate Change (“UNFCCC”), which includes implementation of the Paris Agreement and the Kyoto Protocol by the signatories; the Glasgow Climate Pact; the European Union Emission Trading System; and Article 8 of the European Union Energy Efficiency Directive. While some of the jurisdictions we operate in currently do not enforce any policies focused on reducing GHG emissions, caps or fees on carbon emissions, such policies could be established prospectively and the cost of such caps or fees could disproportionately affect the fossil-fuel sectors. These initiatives could potentially translate into legislative and regulatory actions within Saudi Arabia aimed at mitigating GHG emissions.

KSA is a party to the UNFCCC which includes the Kyoto Protocol and the Paris Agreement. As a participant in the UNFCCC, KSA may face pressures to adopt stricter environmental regulations or carbon pricing mechanisms, which could directly impact the operations of companies operating within its jurisdiction. Additionally, on the local level, KSA has taken the initiative to reduce GHG emissions, where various energy efficiency programs have been implemented to reduce the overall energy consumption and, consequently, lower GHG emissions. It is also worth noting that as part of the KSA national goals defined in Vision 2030, KSA is committed to more environmental sustainability and reducing the carbon intensity of the economy. On October 9, 2023 KSA announced a Greenhouse Gas Crediting and Offsetting Mechanism (“GCOM”) which would allow companies to balance their excess emissions by buying credits from projects that voluntarily cut GHG emissions. KSA’s recent announcement of the Greenhouse Gas Crediting and Offsetting Mechanism (GCOM) suggests a growing emphasis on incentivizing emissions reductions, which may entail additional compliance costs for businesses.

Malaysia

Malaysia, in recent years has strengthened its commitment on the international stage by being a party to various treaties and agreements in this area. Malaysia is a signatory to the Paris Agreement and has ratified the same on November 17, 2016. Whilst Malaysia has taken steps towards formulating a National Energy Transition Roadmap (“NETR”), it’s worth noting that at its current state, these plans are not mandatory for businesses. The NETR aims to guide Malaysia’s shift towards sustainable and renewable energy sources, by emphasizing long-term energy sustainability and reducing dependency on traditional fossil fuels. However, the implementation of strategies outlined in the NETR is currently focused on national policy frameworks and energy infrastructure development, instead of imposing binding regulations on businesses. Further, the Malaysian government has, in 2024 released new policies such as the Circular Economy Policy Framework for the Manufacturing Sector in Malaysia and the NCCP 2.0 which sets out the objectives and measures to further reduce emissions. The implementation of these agreements and other existing or future regulatory mandates, may adversely affect the demand for our products and services, require us or our customers to reduce GHG emissions or impose taxes on us or our customers, all of which could have a material effect on our results of operations.

Thailand

Thailand has committed to fight the global climate crisis as a responsible member of global community. Thailand therefore became a party to the UNFCCC in 1994, and subsequently ratified both the Kyoto Protocol and the Paris Agreement in 2002 and 2016, respectively. In the process of implementing relevant provisions under the UNFCCC and the Paris Agreement, Thailand has gradually formulated and developed its climate change strategies, policies, plans and institutional framework. The National Climate Change Policy Committee Meeting in Thailand has designated the Office of Energy Policy and Planning under the Ministry of Energy of Thailand as a key governmental agency responsible for focusing on reducing GHG emissions in the energy sector. Motivated by its commitments under the Paris Agreement, Thailand approved a draft of its first climate legislation in March 2021 — the Climate Change Act, which obliges key agencies, including the private sector, to report data on activities contributing to GHG emission, and efforts to integrate carbon pricing mechanisms, such as carbon tax and/or carbon market. The draft legislation is currently under development through collaboration and discussions among governmental agencies, relevant experts, and the private sector. The public hearing process for this draft legislation was conducted by the Department of Climate Change and Environment under the Ministry of Natural Resources and Environment of Thailand (“Thai DCCE”) across 6 regions of Thailand from February 14, 2024, to March 26, 2024. Following the public hearing, the draft legislation will be presented to the Cabinet for approval, tentatively scheduled for mid-2024. While the GHG emissions reduction mechanisms in Thailand are currently voluntary, many public limited companies, including OMS (Thailand)’s customers (e.g., PTT Exploration and Production Public Company Limited), have internal policies to reduce GHG emissions. Upon enactment of the Climate Change Act, it could potentially result in us and/or our customers being obligated to comply with the mandatory GHG emissions mitigation measures, which in time could have a material effect on our results of operations.

Indonesia

Indonesia’s commitment to addressing climate change has been demonstrated through Indonesia’s active role in every climate change agenda. Indonesia’s commitment began when the Government of Indonesia adopted the results of the Stockholm Conference, Sweden, 1972 (1st decade, 1972 – 1982). In the next decade (2nd decade, 1982 – 1992), Indonesia ratified various international conventions related to the environment, such as the Law of the Sea, the Protection of the World Cultural and National Heritage, the International Plant Protection Convention, and the ASEAN Agreement on the Conservation of Nature and Natural Resources. In the third decade (3rd decade, 1992 – 2002), Indonesia participated in the Earth Summit in Rio de Janeiro, Brazil (1992). The two conventions resulting from the Rio Conference (the Convention on Biological Diversity/CBD and the United Nations Framework Convention on Climate Change/UNFCCC) were ratified by Indonesia through Law No. 5/1994 and Law No. 6/1994. As a party to the UNFCCC (Non-Annex I countries), Indonesia continues to participate in the Conference of the Parties (COP), which is the annual meeting of the parties to the UNFCCC. Furthermore, Indonesia agreed to adopt the Kyoto Protocol as a result of the COP-3 1997. In 1999, Indonesia submitted the Initial National Communication (INC) as a UNFCCC mandate to state parties. Indonesia’s commitment to addressing climate change was further strengthened in the 5th decade, (2012 – 2022). Indonesia adopted and ratified the Paris Agreement as the main result of COP-21 in Paris in 2015 through Law No. 16 of 2016.

In accordance with the Paris Agreement to achieve the goal of reducing global average temperatures to under 2 °C, Indonesia submitted its first NDC outlining Indonesia’s transition to a low-emission and climate-resilient future to the UNFCCC in 2016. Indonesia’s commitment to adaptation is to increase economic resilience, social and livelihood resilience, as well as ecosystem and landscape resilience. This commitment is then translated into a viable concept: the NDC Roadmap on Adaptation (2020). Besides, the Government of Indonesia has also successfully submitted the Third National Communication in 2018. In 2021, the commitment of the Indonesian Government to respond to global issues of future climate change was strengthened by submitting the Updated NDC and the Long-Term Strategy for Low Carbon and Climate Resilience 2050 which generally describes Indonesia’s commitment to increase the resilience of ecosystems and livelihoods in the face of current and future impacts of climate change.

In recent years, the Indonesian government has introduced regulations mandating businesses to actively reduce greenhouse gas emissions. These regulations include President Regulation No. 98 of 2021, which introduced carbon pricing in Indonesia, and Financial Services Authority Regulation No. 14 of 2023, which established the carbon market in Indonesia. Specifically for the oil and gas industry, Presidential Regulation No. 14 of 2024 mandates the implementation of carbon capture and storage to reduce emissions. While carbon capture and storage policies tend to focus on upstream activities, which may not immediately address the obligations of supporting activities to reduce greenhouse gas emissions, it is nevertheless is essential for supporting activities to align with Indonesia’s targets for reducing carbon emissions and achieving NDC targets.

Singapore

It is not presently anticipated that such compliance would adversely affect our business and operating results in the fossil-fuel sector. For further information related to Singapore’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

Voluntary initiatives to reduce GHG emissions, as well as increased climate change awareness, may result in increased costs for the oil and gas industry to curb greenhouse gas emissions and could have an adverse impact on demand for oil and natural gas.

There are various corporate and non-governmental initiatives that are focused on voluntary reductions of GHG emissions. These developments, and public perception relating to climate change, may shift demand from oil and natural gas towards an investment in relatively lower carbon emitting energy sources and alternative energy solutions. If, for example, new energy sources become more competitive than oil and natural gas globally, it could have a material effect on our results of operations.

Our backlog is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future revenues and earnings.

The revenues projected in our backlog may not be realized or, if realized, may not result in profits. All of the projects currently included in our backlog are subject to change and/or termination at the option of the customer. In case of a change or termination, the customer is generally required to pay us for work performed and other costs necessarily incurred as a result of the change or termination.

We can give no assurance that our backlog will remain at current levels. Sales of our products are affected by prices for oil and natural gas, which have fluctuated significantly and may continue to do so in the future. Contracts denominated in foreign currency are also affected by changes in exchange rates, which may have a negative impact on our backlog.

When drilling and production levels are depressed, a customer may no longer need the equipment or services currently under contract or may be able to obtain comparable equipment or services at lower prices. As a result, customers may delay projects, exercise their termination rights or attempt to renegotiate contract terms. Our contracts also contain “termination for convenience” clauses, which entitle the counterparty to terminate the contract due to potentially unforeseen circumstances.

Continued declines in, or sustained low levels of, oil and natural gas prices could also reduce new customer orders, possibly causing a decline in our future backlog. If we experience significant project terminations, suspensions or scope adjustments to contracts reflected in our backlog, our financial condition, results of operations and cash flows may be adversely impacted.

We may lose money on fixed-price contracts.

A portion of our business consists of the designing, manufacturing, and selling of our equipment for major projects pursuant to competitive bids and is performed on a fixed-price basis. Under these contracts, we are typically responsible for all cost overruns, other than the amount of any cost overruns resulting from requested changes in order specifications. Our actual costs and any gross profit realized on these fixed-price contracts may vary from the estimated amounts on which these contracts were originally based. This may occur for various reasons, including:

•        errors in estimates or bidding;

•        defects occurring during the manufacturing process;

•        changes in availability and cost of labor and materials;

•        variations in productivity from our original estimates; and

•        material changes in foreign currency exchange rates.

These variations and the risks inherent in our projects may result in reduced profitability or losses on projects. Depending on the size of a project, variations from estimated contract performance could have a material adverse impact on our operating results.

Our customers’ industries are undergoing continuing consolidation that may impact our results of operations.

The oil and gas industry is rapidly consolidating and, as a result, some of our largest customers have consolidated and are using their size and purchasing power to seek economies of scale and pricing concessions. This consolidation may result in reduced capital spending by some of our customers or the acquisition of one or more of our primary customers, which may lead to decreased demand for our products and services. We cannot assure you that we will be able to maintain our level of sales to a customer that has consolidated or replace that revenue with increased business activity with other customers. As a result, the acquisition of one or more of our primary customers may have a significant negative impact on our results of operations, financial position or cash flows. We are unable to predict what effect consolidations in the industry may have on price, capital spending by our customers, our selling strategies, our competitive position, our ability to retain customers or our ability to negotiate favorable agreements with our customers.

Impairment in the carrying value of long-lived assets, inventory and intangible assets could negatively affect our operating results.

We evaluate our property and equipment for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and we could incur additional impairment charges related to the carrying value of our long-lived assets.

Long-lived assets, including property, plant and equipment and definite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We evaluate our property and equipment and definite-lived intangible assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Should the review indicate that the carrying value is not fully recoverable, the amount of the impairment loss is determined by comparing the carrying value to the estimated fair value. We assess recoverability based on undiscounted future net cash flows. Estimating future net cash flows requires us to make judgements regarding long-term forecasts of future revenues and costs related to the assets subject to review. These forecasts are uncertain in that they require assumptions about our revenue growth, operating margins, capital expenditure, future market conditions and technological developments. If changes in these assumptions occur, our expectations regarding future net cash flows may change such that a material impairment could result. As of the date of this prospectus, we have not incurred any long-lived asset write-downs.

During the six months ended September 30, 2024, Brent crude oil prices fluctuated significantly, with a high of $91 per barrel, a low of $69 per barrel, and an average of approximately $85.50 per barrel. Although crude oil prices recovered in the financial year ended March 31, 2024, continued volatility in market conditions may further deteriorate the financial performance or future prospects of our operating segments from current levels, which may result in an impairment of long-lived assets or inventory and negatively impact our financial results in the period of impairment.

We depend on our customers’ willingness to undertake drilling and completion spending.

Other factors over which we have no control that could affect our customers’ willingness to undertake drilling and completion spending activities include:

•        the level of prices, and expectations about prices, for oil and natural gas;

•        domestic and foreign supply of and demand for oil and natural gas;

•        the level of domestic and global oil and natural gas production;

•        the availability, pricing and perceived safety of pipeline, trucking, train storage and other transportation capacity;

•        the supply of and demand for oilfield services and equipment;

•        lead times associated with acquiring equipment and availability of qualified personnel;

•        the cost of exploring for, developing, producing and delivering oil and natural gas;

•        the expected rates of decline in production from existing and prospective wells;

•        the discovery rates of new oil and natural gas reserves;

•        local regulation of oilfield service activities, as well as E&P activities, including public pressure on governmental bodies and regulatory agencies to regulate our industry;

•        adverse weather conditions, including hurricanes, that can affect oil and natural gas operations over a wide area;

•        oil refining capacity;

•        merger and divestiture activity among oil and gas producers;

•        the political environment in oil and natural gas producing regions, including uncertainty or instability resulting from civil disorder, terrorism or war;

•        worldwide political, military and economic conditions;

•        actions of the Organization of the Petroleum Exporting Countries, its members and other state-controlled oil companies relating to oil and natural gas price and production levels, including announcements of potential changes to such levels;

•        advances in exploration, development and production technologies or in technologies affecting energy consumption;

•        activities by non-governmental organizations to restrict the exploration, development and production of oil and natural gas; and

•        the price and availability of alternative fuels and energy sources.

Conservation measures and technological advances could reduce demand for oil and natural gas.

Fuel conservation measures, alternative fuel requirements, increasing consumer demand for alternatives to oil and natural gas, technological advances in fuel economy and energy generation devices could reduce demand for oil and natural gas. We cannot predict the impact of the changing demand for oil and natural gas services, and any major changes may have a material adverse effect on our business, financial condition and results of operations.

We have operated at a loss in the past, and there is no assurance of our profitability in the future.

Historically, we have experienced periods of low demand for our services and have incurred operating losses. In the future, we may not be able to reduce our costs or increase our revenues sufficiently to achieve or maintain profitability and generate positive operating income. Under such circumstances, we may incur further operating losses and experience negative operating cash flow.

Our business may be adversely affected by a deterioration in general economic conditions or a weakening of the broader energy industry.

The oil and gas industry has historically been both cyclical and seasonal. Activity levels are driven primarily by E&P company capital spending, well completions and workover activity, the geological characteristics of the producing wells and their effect on the services required to commence and maintain production levels, and our customers’ capital and operating budgets. All of these indicators are driven by commodity prices, which are affected by both domestic and global supply and demand factors. A prolonged economic slowdown, a global recession, adverse events relating to the energy industry and local, regional and national economic conditions and factors, particularly a slowdown in the E&P industry, could negatively impact our operations and therefore adversely affect our results. The risks associated with our business are more acute during periods of economic slowdown or recession because such periods may be accompanied by decreased spending by our customers.

We may need to obtain additional capital or financing to fund expansion of our asset base, which could increase our financial leverage, or we may not be able to finance our capital needs.

We are involved in a capital and asset intensive business. In order to expand our asset base, we may need to make significant capital expenditures. If we do not make sufficient or effective capital expenditures, we will be unable to organically expand our business operations.

We intend to fund our future capital expenditures primarily with cash flows from operating activities and existing cash balances. To the extent our cash and cash flows from operating activities are not sufficient, we could borrow under the various bank facilities extended to us. If our cash, cash flows from operating activities and borrowings under bank facilities are not sufficient to fund our capital expenditures, we would be required to fund these expenditures through the incurrence of additional debt or the issuance of debt or equity securities or pursue alternative financing plans, such as refinancing or restructuring future debt, selling assets or reducing or delaying acquisitions or capital investments, such as planned upgrades or acquisitions of equipment and refurbishments of equipment, even if previously publicly announced.

The terms of any future debt and equity instruments may restrict us from adopting some of these alternatives. If debt and equity capital or alternative financing plans are not available on favorable terms or at all, we would be required to curtail our capital spending, and our ability to sustain or improve our profits may be adversely affected. Our ability to refinance or restructure our debt will depend on the condition of the capital markets and our financial condition at such times, among other things. Any refinancing of our debt could be at higher interest rates and may require us to comply with onerous covenants, which could further restrict our business operations. In addition, incurring debt would result in interest expense and financial leverage, and issuing Ordinary shares may result in significant dilution to our current shareholders.

We are dependent on a small number of key customers for continued sale of our products and services.

Our revenue is concentrated among a small number of customers. For the six months ended September 30, 2024, for the period from April 1, 2023 to March 31, 2024, and the year ended March 31, 2023, our top ten customers accounted for approximately 93%, 88%, and 83% of our revenue, respectively.

Notably, for the six months ended September 30, 2024, Saudi ARAMCO alone contributed 71% of our total revenue. Given ARAMCO’s significance to our business, our financial performance is substantially dependent on its continued demand. Any reduction in orders, changes in procurement policies, operational disruptions, or broader industry downturns affecting ARAMCO could materially impact our revenue and profitability.

We acknowledge that this high reliance on a single customer presents a concentration risk. To mitigate this, we are actively working to diversify our customer base by expanding sales to other major oil and gas operators in MENA, Asia Pacific, and other international markets. While ARAMCO remains a key strategic partner, we are pursuing initiatives to strengthen relationships with other clients to reduce dependency on any one customer.

If any of our key customers were to reduce or cease business with us, it could materially affect our financial condition and results of operations. Although we are taking steps to develop long-term relationships and expand our customer base, we remain exposed to customer concentration risk. Furthermore, if any of our customers were to experience financial difficulties or cease operations, it could have a significant adverse impact on our business.

Investors should be aware that, despite our efforts to mitigate these risks, customer concentration remains a key factor that could materially affect our business performance.

Shortages or increases in the costs of the equipment we use in our operations could adversely affect our operations in the future.

We generally do not have long-term contracts in place that provide for the delivery of equipment, including, but not limited to, replacement parts and other equipment. We could experience delays in the delivery of the equipment that we have ordered and its placement into service due to factors that are beyond our control. Demand by other oilfield services companies and numerous other factors beyond our control could adversely affect our ability to procure equipment that we have not yet ordered or cause the prices of such equipment to increase. Price increases, delays in delivery and interruptions in supply may require us to increase capital and repair expenditures and incur higher operating costs. Each of these could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on a small number of suppliers for key goods and services that we use in our operations.

Our business heavily relies on external suppliers for various goods and services crucial to our operations. We lack long-term contracts with many of these suppliers, especially for high-volume goods like conductor casing and pipes. This dependence exposes us to several challenges. Periods of high demand often coincide with decreased availability and inflated prices for these goods. Additionally, our reliance on a limited number of suppliers magnifies the impact of disruptions or price fluctuations. Our top ten suppliers collectively accounted for approximately 81%, 75% and 64% of all our purchases during the six months ended September 30, 2024, for the period from April 1, 2023 to March 31, 2024 and year ended March 31, 2023, respectively.

Difficulties faced by our suppliers, such as shortages, delays, or cost increases, can have a ripple effect on our business. Furthermore, A variety of factors can disrupt our suppliers’ ability to deliver, including capacity constraints, labor disputes, economic downturns, and changes in raw material costs. Natural disasters, political instability, and even terrorism can also create production or delivery disruptions. These disruptions can lead to increased prices from our suppliers, impacting our profitability, or even an unfavorable allocation of products, leaving us with insufficient supplies. Therefore, we may struggle to fulfill customer demands, potentially leading to a decline in revenue and strained relationships. These risks associated with our supplier dependence can have a significant negative impact on our business and results of operations.

Our inability to develop, obtain or implement new technology may cause us to become less competitive.

The energy services industry is subject to the introduction of new drilling, completion and well intervention techniques using new technologies, some of which may be subject to patent protection or costly to obtain. As competitors and others use or develop new technologies in the future, we may be placed at a competitive disadvantage if we fail to keep pace with technological advancements within our industry. Furthermore, we may face competitive pressure to implement or acquire certain new technologies at a substantial cost. Some of our competitors may have greater financial, technical and personnel resources that may allow them to enjoy technological advantages and implement new technologies before we can. We cannot be certain that we will be able to implement new technologies on a timely basis or at an acceptable cost. Thus, limits on our ability to effectively use and implement new and emerging technologies may have a material adverse effect on our business, financial condition and results of operations.

We and our customers are subject to local laws and regulations regarding issues of health, safety, climate change and the protection of the environment, under which we or our customers may become liable for penalties, damages or costs of remediation or other corrective measures. Changes in such laws or regulations could increase our or our customers’ costs of doing business and adversely impact our business, financial condition and results of operations.

Our operations and our customers’ operations are subject to local laws and regulations, including those relating to, among other things, protection of natural resources, wetlands, endangered species, the environment, health and safety, waste management, waste disposal and the transportation of waste and other materials. Many of the facilities that are used for our operations are leased, and such leases include varying levels of indemnity obligations to the respective landlords for environmental matters related to our use and occupation of such facilities. Our ongoing operations and our customers’ operations may pose risks of environmental liability, including leakage from operations to surface or subsurface soils, surface water or groundwater. Some environmental laws and regulations may impose strict liability, joint and several liability, or both. Additionally, an increase in regulatory requirements affecting oil and gas exploration and completion activities could significantly delay or interrupt our customers’ operations. Increased costs of regulatory compliance, claims for liability or sanctions for noncompliance and related costs could cause us or our customers to incur substantial costs or losses. Clean-up costs and other damages resulting from any contamination-related liabilities and costs associated with changes in and compliance with environmental laws and regulations could result in the reduction or discontinuation of our or our customers’ operations and in a material adverse effect on our business, financial condition and results of operations.

Pertaining to Saudi Arabia, several environmental compliance requirements are in place in the context of manufacturing facilities, including but not limited to procuring the environmental approval to operate the manufacturing facility and the disposal of wastes. Any breach of the applicable regulations would trigger a penalty. For further details on the laws and regulations, please refer to the Regulatory Environment section. Further, the Saudi government has, from time to time, considered adopting legislation to reduce emissions of greenhouse gases. In Saudi Arabia, this intent has shown through Vision 2030, attending and participating at COP26, ratifying the UNFCCC, and more recently implementing the GCOM. For further information related to Saudi Arabia’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

Pertaining to Thailand, driven by obligations under the Paris Agreement to which Thailand ratified in 2016, Thailand has gradually formulated and developed its climate change strategies, policies, plans and institutional framework over time. Currently, Thailand’s GHG emissions are a national policy and framework, and the GHG emissions reduction mechanisms are currently voluntary. Thai government is in the process of approving the draft Climate Change Act by the Cabinet to mandatorily regulate GHG emissions, paving the way for a low-carbon society which falls under the supervision of the Thai DCCE. The key provision of this draft Climate Change Act involves imposing obligations on private sectors, such as factory operators, energy operators, owners of controlled factories and buildings under the energy conversation promotion law, to provide information regarding GHG emissions. Private sectors failing to provide GHG-related information to Thai DCCE or the relevant state agencies without reasons or concealing GHG-related information will be subject to administrative penalties. For further information related to Thailand’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

Pertaining to Brunei, Brunei is a party to the Paris Agreement and has reflected its commitment to reduce greenhouse gas emissions in the National Climate Change Policy 2020. Under this policy the Government is expected to take steps (including adopting new regulations/legislation) designed to introduce carbon reporting, carbon pricing and increase Brunei’s total share of renewable energy to at least 30% of total capacity. For further information related to Brunei’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

Pertaining to Singapore, Singapore has ratified the UNFCCC in 1997 and acceded to the Kyoto Protocol in 2006. Singapore also ratified the Paris Agreement on September 21, 2016 in New York. Singapore launched its Climate Action Plan in July 2016, which details its approach to reduce carbon emissions up to 2030 and is reflected in Singapore’s climate pledge under the UNFCCC. Singapore currently has in place the Carbon Pricing Act 2018, the Carbon Pricing (Measurement, Reporting and Verification) Regulations 2018, Carbon Pricing (Registration and General Matters) Regulations 2018, Carbon Pricing (Carbon Tax, Carbon Credits and Registries) Regulations 2020 and the Energy Conservation Act 2012. The carbon tax rate is currently S$25 per ton of CO2 equivalent of GHG emitted, for the years 2024 to 2025 and will be raised to S$45 per ton in 2026 and 2027. It is anticipated that the legislative burden is likely to increase in the near future, with a view to reaching S$50 to S$80 per ton by the year 2030. For further information related to Singapore’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

Pertaining to Malaysia, the Malaysian Minister of Natural Resources, Environment and Climate Change and the Department of Environment oversee and enforce various pieces of environmental-related legislation, namely the Environmental Quality Act 1974 (“EQA”). The EQA empowers the Minister to establish regulations concerning environmentally hazardous substances and emission of pollutants. Malaysia’s National Budget for 2025 also revealed plans by the Malaysian government to introduce a “carbon tax” on “iron, steel and energy industries” by 2026, to promote the use of low-carbon technology. As at the date of this statement, no further details (e.g. the scope of the tax, the tax rate etc.) have been revealed/confirmed. For further information related to Malaysia’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

Pertaining to Indonesia, as a commitment after ratifying the Paris Agreement through Law No. 16 of 2016, the Government of Indonesia has issued Presidential Regulation Number 98 of 2021 on Carbon Economic Value (“PR 98/2021”) which legalized the implementation of carbon pricing in Indonesia. This regulation expressed Indonesia’s commitment to combat climate change and fulfill National Determined Contributions (NDC) obligations under the Paris Agreement to reduce carbon emissions by using economic instruments. Following the PR 98/2021, the Minister of Environment and Forestry Regulation Number 21 of 2022 (“MEFR 21/22”) on the Guidelines on

Carbon Economic Value Implementation to regulate technical matter of carbon pricing in Indonesia. Indonesia has also established the National Registry System since 2016 to provide data and information regarding climate action. Indonesia is actively improving this system to ensure transparency in monitoring climate action mandated by Paris Agreement. For further information related to Indonesia’s local laws and regulations in this matter, please refer to the Regulatory Environment section.

Delays by us or our customers in obtaining permits or the inability by us or our customers to obtain or renew permits could impair our business.

We and our customers are required to obtain permits from one or more governmental agencies in order to perform certain activities. Such permits are typically required by local governmental agencies. The requirements for such permits vary depending on the type of operations, including the location where our customers’ drilling and completion activities will be conducted. As with all governmental permitting processes, there is a degree of uncertainty as to whether a permit will be granted, the time it will take for a permit to be issued and the conditions that may be imposed in connection with the granting of the permit. Certain regulatory authorities have delayed or suspended the issuance of permits while the potential environmental impacts associated with issuing such permits can be studied and appropriate mitigation measures evaluated. Permitting delays, an inability to obtain or renew permits or revocation of our or our customers’ current permits could cause a loss of revenue and could materially and adversely affect our business, financial condition and results of operations.

Increased labor costs or the unavailability of skilled workers could hurt our business, financial condition and results of operations.

We are dependent upon a pool of available skilled employees to operate and maintain our business in the Jurisdictions we operate in. We compete with other oilfield services businesses and other similar employers to attract and retain qualified personnel with the technical skills and experience required to provide the highest quality service. The demand for skilled workers is high and the supply is limited, and a shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for us to attract and retain personnel and could require us to enhance our wage and benefits packages thereby increasing our operating costs.

Although our employees are not covered by any collective bargaining agreement or organizational union except for Singapore, efforts could occur and, if successful, could increase our labor costs. OMS (Singapore) has entered into a collective agreement with the Shipbuilding & Marine Engineering Employees’ Union of Singapore, providing that all locally engaged hourly and non-exempt salaried employees of OMS (Singapore) (save for managerial, supervisory, professionals, confidential, probationary employees, and any temporary employees/contractors) shall receive employment agreements incorporating the terms and conditions set out in the collective agreement. OMS (Singapore) has also adopted the following standards under the set of Tripartite Standards: (a) Recruitment Practices; (b) Grievance Handling; (c) Flexible Work Arrangements; and (d) Employment of Term Contract Employees. The Tripartite Standards complement Singapore employment laws, Tripartite Guidelines and Advisories to increase the adoption of fair and progressive workplace practices in Singapore. By being recognized as a progressive employer, the Tripartite Standard logo can be used in publicity and recruitment materials, helping organizations with good practices distinguish themselves.

For Saudi Arabia, while Saudi Labor Law does not provide for a collective bargaining mechanism or the explicit establishment of trade unions, workers councils and committees could be established to safeguard the employees’ rights. A significant increase in the wages paid by competing employers or the unionization of groups of our employees could result in increases in the wage rates that we must pay. This may be particularly the case in KSA in light of the recent introduction of the Nitaqat program which would encourage the OMS (Saudi) to hire more Saudi nationals to benefit from the program, resulting in an increase in the cost of labor.

Likewise, laws and regulations to which we are subject, in the various jurisdictions we operate in, such as the Labor Protection Act B.E. 2541 (A.D. 1998) (as amended), the Labor Relation Act B.E. 2518 (A.D. 1975) (as amended), and the Announcement of the Wage Committee on Minimum Wage Rate (as amended), the Occupational Safety, Health and Environment Act B.E. 2554 (A.D. 2011) (as amended), the Workmen’s Compensation Act B.E. 2537 (A.D. 1994) (as amended) of Thailand, the Employment Act 1955 of Malaysia, Minimum Wages Order 2022 of Malaysia, the Occupational Safety and Health Act 1994 of Malaysia, Law No. 13 of 2003 as amended by Law No. 6 of 2023 on Manpower of Indonesia, which govern such matters as minimum wage, overtime and other working conditions, can increase our labor costs or subject us to liabilities to our employees.

While there is no minimum statutory wage applicable to the oil and gas industry in Brunei, there are guidelines stipulating certain wage thresholds. The Department of Energy has issued a Reasonable Wage for the Oil and Gas Industry in Brunei Darussalam (“LBD RW”) which all oil and gas operators, along with their contractors, subcontractors, are required to comply with.

Under the LBD RW, local employees (a) without educational qualifications or with qualifications not higher than a National Diploma (ND) or its equivalent; and (b) are working in drilling rigs, well services, marine industries and offshore works in particular, are entitled to be paid a reasonable basic wage as follows:

(i)     Onshore — B$700.00 per month (for technical workers only);

(ii)    Offshore — B$1,000.00 per month (for all workers including technical & non-technical workers offshore).

The Manpower Planning and Employment Council has released a non-binding salary guideline for several industries, including the Energy sector. The salary guideline lists specific employment roles and suggests a salary range for each based on entry qualifications and years of experience.

Therefore, our operations are also exposed to risks of claims for alleged employment-related liabilities, including risks of claims related to alleged wrongful termination or discrimination, wage payment practices, retaliation claims and other human resource related matters. We cannot assure you that labor costs will not increase. Increases in our labor costs or unavailability of skilled workers could impair our capacity, diminish our profitability and have a material adverse effect on our business, financial condition and results of operations.

We may be unable to retain personnel who are key to our operations.

Our success, among other things, is dependent on our ability to attract, develop and retain highly qualified senior management and other key personnel. Competition for key personnel is intense, and our ability to attract and retain key personnel is dependent on a number of factors, including prevailing market conditions and compensation packages offered by companies competing for the same talent. The key personnel in our company includes Mr. How Meng Hock, the CEO of our Company, Mr. Kevin Yeo, the CFO of our Company, Mr. Rudy Lie (Product Manager), Ms. Tan Si Hui (Group Engineering Manager), Mr. Januar Pribadi (Indonesia Country Manager), Komkrit Aumnuauykiat (Thailand Country Manager), Mohd Ismail bin Mohammed Hatta (Malaysia Country Manager) and Mr. Shaun Bradley (Saudi Country Manager). The inability to hire, develop and retain these key employees may adversely affect our business, financial condition, and results of operations.

We may be unable to implement price increases or maintain existing prices on our services.

We periodically seek to increase the prices of our services to offset rising costs and to generate higher returns for our shareholders. However, we operate in a very competitive industry and as a result, we are not always successful in raising, or maintaining, our existing prices. Additionally, during periods of increased market demand, a significant amount of new service capacity, including new well service rigs, wireline units and coiled tubing units, may enter the market, which also puts pressure on the pricing of our services and limits our ability to increase prices.

Even when we are able to increase our prices, we may not be able to do so at a rate that is sufficient to offset our rising costs. In periods of high demand for oilfield services, a tighter labor market may result in higher labor costs. During such periods, our labor costs could increase at a greater rate than our ability to raise prices for our services. Also, we may not be able to successfully increase prices without adversely affecting our activity levels. The inability to maintain our pricing and to increase our pricing as costs increase could have a material adverse effect on our business, financial condition, and results of operations.

We operate in highly competitive markets and our failure to compete effectively may negatively impact our business, financial condition and results of operations.

The markets in which we operate are highly competitive. Price competition, equipment availability, location and suitability, experience of the workforce, safety records, reputation, operating integrity and the condition of equipment are all factors used by customers in awarding contracts. Our competitors are numerous and may have greater financial and technological resources than we do. Contracts are traditionally awarded on the basis of competitive bids or direct negotiations with customers via fixed-price, turnkey contracts and transactional agreements, followed by technical and commercial evaluations prior to the contract being awarded. The competitive environment has intensified as recent mergers among E&P companies have reduced the number of available customers. The fact that certain oilfield services equipment is mobile and can be moved from one market to another in response to market conditions heightens the competition in the industry. In addition, any increase in the supply of oilfield services equipment could have a material adverse impact on market prices. This increased supply could also require higher capital investment to keep our services competitive. For our premium connection business in jurisdictions other than Singapore, the licenses that we have obtained are strictly for services and sales within the country where the license has been issued. For example, the premium threading license we have in Malaysia are only to serve customers based within Malaysia.

Some of our competitors may have greater financial, technical, marketing and personnel resources than we do. The larger size of many of our competitors provides them with cost advantages as a result of their economies of scale and their ability to obtain volume discounts and purchase raw materials at lower prices. As a result, such competitors may have stronger bargaining power with their suppliers and have an advantage over us in pricing as well as securing a sufficient supply of raw materials during times of shortage. Many of our competitors also have better brand name recognition, stronger presence in certain geographic markets, more established distribution networks, larger customer bases, more in-depth knowledge of the target markets, and the ability to provide a much broader array of services.

Some of our competitors may also be able to devote greater resources to the research and development, promotion and sale of their services and products and better withstand the evolving industry standards and changes in market conditions as compared to us. Our operations may be adversely affected if our competitors introduce new products or services with better features, performance, prices or other characteristics than our products and services or expand into service areas where we operate. Our operations may also be adversely affected if our competitors are able to respond more quickly to new or emerging technologies and services and changes in customer requirements. Our future success and profitability will partly depend upon our ability to keep pace with our customers’ demands for awarding contracts.

Competitive pressures could reduce our market share or require us to reduce the price of our services and products, particularly during industry downturns, either of which could harm our business, financial condition and results of operations. Significant increases in overall market capacity have also caused active price competition and led to lower pricing and utilization levels for our services and products. Any significant future increase in overall market capacity for completion, intervention and production services may adversely affect our business, financial condition and results of operations.

If we lose significant customers, significant customers materially reduce their purchase orders or significant programs on which we rely are delayed, scaled back or eliminated, our business, financial condition and results of operations may be adversely affected.

For the six months ended September 30, 2024, Saudi ARAMCO accounted for 71% of our total revenue. Given its significance to our business, our financial performance is heavily dependent on its continued demand. Any reduction in orders, changes in procurement policies, operational disruptions, or broader industry downturns affecting ARAMCO could materially impact our revenue and profitability. We acknowledge that this high reliance on a single customer presents a concentration risk, and we are actively working to diversify our customer base by expanding sales to other major oil and gas operators in MENA, Asia Pacific, and other international markets. While ARAMCO remains a key strategic partner, we are pursuing initiatives to strengthen relationships with other clients to reduce dependency on any one customer.

Our significant customers change from year to year, depending on exploration and production (E&P) activity and demand for our services. For the six months ended September 30, 2024, for the period from April 1, 2023 to March 31, 2024, and the year ended March 31, 2023, our top ten customers accounted for 93%, 88%, and 83% of our revenue, respectively. A reduction in purchases or the loss of a major customer — whether due to changes in drilling practices, acquisitions by competitors’ customers, in-sourcing, shifting business to a competitor, economic downturns, insolvency, service deficiencies, decreased production, or labor strikes — could materially impact our business, financial condition, and results of operations.

Despite our efforts to diversify and develop long-term relationships, we remain exposed to customer concentration risk. Investors should be aware that any significant change in the business of our key customers could have a material adverse effect on our financial performance.

We may be unable to effectively and efficiently manage our equipment fleet as we expand our business, which could have an adverse effect on our business, financial condition and results of operations.

We have substantially expanded the size, scope and nature of our business, resulting in an increase in the breadth of our product offerings and an expansion of our business geographically. Business expansion places increasing demands on us to increase the inventories that we carry and/or our equipment fleet. For example, in recent years, we have added manufacturing facilities in Sattahip (Thailand), Duri and Jakarta (Bogor) (Indonesia), Labuan (Malaysia) and Damman (Saudi Arabia). We must anticipate demand well out into the future in order to service our extensive customer base. The inability to effectively and efficiently manage our assets to meet current and future needs of our customers, which may vary widely from what is originally forecast due to a number of factors beyond our control, could have an adverse effect on our business, financial condition and results of operations.

Increased leverage could adversely impact our business, financial condition and results of operations.

We may incur additional debt to finance our operations or for future growth, including funding acquisitions. A high degree of leverage could have important consequences for us. For example, it could:

•        increase our vulnerability to adverse economic and industry conditions;

•        require us to dedicate a substantial portion of cash from operations to the payment of debt service, thereby reducing the availability of cash to fund working capital, capital expenditures and other general corporate purposes;

•        limit our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or acquisitions;

•        place us at a disadvantage compared to our competitors that are less leveraged; and

•        limit our flexibility in planning for, or reacting to, changes in our business and in our industry.

Our ability to make payments on and refinance any debt that we may incur will depend on our ability to generate cash in the future from operations, financing or asset sales. Our ability to generate cash is subject to general economic, financial, competitive, legislative, regulatory and other factors that we cannot control. If we cannot service our future debt or repay or refinance our future debt as it becomes due, we may be forced to sell assets or take other disadvantageous actions, including (1) reducing financing in the future for working capital, capital expenditures and general corporate purposes or (2) dedicating an unsustainable level of our cash flow from operations to the payment of principal and interest on our indebtedness. In addition, if we incur significant future indebtedness, our ability to withstand competitive pressures and to react to changes in the oilfield services industries could be impaired. The lenders or other investors who hold future debt that we fail to service or on which we otherwise default could also accelerate amounts due, which could in such an instance potentially trigger a default or acceleration of other debt we may incur.

Our success may be affected by our ability to enter into or renew existing license agreements.

Our success may be affected by our ability to enter into and renew license agreements. For the six months ended September 30, 2024, the period from June 16, 2023 to March 31, 2024, the period from April 1 through June 15, 2023, and the financial year ended March 31, 2023, respectively, the premium threading services contributed 15%, 19%, 42% and 34% of revenue of our Group and 17%, 23%, 57% and 34% of the gross profit of our Group. With respect to third-party arrangements, some of these arrangements could be terminated, which would result in our inability to provide the services covered by such arrangements. This could in turn have a negative impact on our financial results. For more information, please see “Business — Licenses and Permits and Registrations”.

Our operations rely on an extensive network of information technology resources and a failure to maintain, upgrade and protect such systems could adversely impact our business, financial condition and results of operations. Our operations are subject to cyber security risks that could have a material adverse effect on our business, financial condition and results of operations.

Information technology plays a crucial role in all of our operations. To remain competitive, our hardware, software and related services must interact with our suppliers and customers efficiently, record and process our financial transactions accurately, and obtain the data and information to enable the analysis of trends and plans and the execution of our strategies. Our information technology systems are subject to possible breaches and other threats that could cause us harm. If our systems for protecting against cyber security risks prove not to be sufficient, we could be adversely affected by, among other things, loss or damage of intellectual property, proprietary information, or customer data; interruption of business operations; or additional costs to prevent, respond to, or mitigate cyber security attacks. These risks could have a material adverse effect on our business, financial condition and results of operations.

Nonetheless, our business model does not heavily rely on third-party software or services, particularly those that are directly integrated into our products or operations. This reduces our dependency on external technology and lessens the potential impact of cybersecurity breaches or disruptions originating from these third-party entities. While data breaches and operational disruptions can still occur, the physical presence of our business allows for alternative methods of product distribution and customer service, reducing the overall impact of cybersecurity related incidents on our operations. Despite our perception of the lower risk of cybersecurity related incidents materially affecting our operations, we plan to prioritize the implementation of cybersecurity measures to maintain a secure and reliable business environment. For example, we plan to (i) conduct more rigorous assessments of potential suppliers’ cybersecurity practices, including penetration testing and vulnerability assessments; (ii) incorporate cybersecurity clauses into our business contracts; (iii) include specific security requirements and data protection protocols in our vendor contracts to ensure consistent cybersecurity standards across our supply chain; (iv) educate our employees on cybersecurity threats by providing training for employees to recognize and report phishing attempts, social engineering tactics, and other cyber threats; and (v) implement cybersecurity awareness tools and simulations to test employees’ knowledge and response to potential threats. By implementing these measures, we hope that our ability to respond to and recover from any eventual cybersecurity incidents will be enhanced. As of the date of this prospectus, there have not been any prior network disruptions or cyberattacks that materially affected our operations.

We have been expanding our available products and services, and our business may continue to grow at a rapid pace. Our inability to properly manage or support this growth may have a material adverse effect on our business, financial condition and results of operations.

We have been expanding our available products and services in recent periods and intend to continue to grow our business through the internal expansion of products and services and potential acquisitions. Our growth could place significant demands on our management team and our operational, administrative and financial resources. We may not be able to grow effectively or manage our growth successfully, and the failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Our assets require capital for maintenance, upgrades and refurbishment, and we may require capital expenditures for new equipment.

Our equipment requires periodic capital investment in maintenance, upgrades and refurbishment to maintain its competitiveness. Our equipment typically does not generate revenue while it is undergoing maintenance, refurbishment or upgrades. Any maintenance, upgrade or refurbishment project for our assets could increase our indebtedness or reduce cash available for other opportunities. Further, such projects may require proportionally greater capital investments as a percentage of total asset value, which may make such projects difficult to finance on acceptable terms. To the extent we are unable to fund such projects, we may have less equipment available for service or our equipment may not be attractive to potential or current customers. Moreover, in periods of low demand for our services or during challenging business conditions in the energy sector generally, we may be unable to make capital investments. Additionally, competition or advances in technology within our industry may require us to update our products and services. Such demands on our capital or reductions in demand and the increase in cost to maintain labor necessary for such maintenance and improvement, in each case, could have a material adverse effect on our business, financial condition and results of operations.

Competition among oilfield service and equipment providers is affected by each provider’s reputation for safety and quality.

Our activities are subject to a wide range of national, state and local occupational health and safety laws and regulations. In addition, customers maintain their own compliance and reporting requirements. Failure to comply with these health and safety laws and regulations, or failure to comply with our customers’ compliance or reporting requirements, could tarnish our reputation for safety and quality and have a material adverse effect on our competitive position.

Seasonal and adverse weather conditions adversely affect demand for services and operations.

Weather can have a significant impact on demand as consumption of energy is seasonal, and any variation from normal weather patterns, such as cooler or warmer summers and winters, can have a significant impact on demand. Adverse weather conditions, such as hurricanes, tropical storms and severe cold weather, may interrupt or curtail operations, or customers’ operations, cause supply disruptions and result in a loss of revenue and damage to our equipment and facilities, which may or may not be insured. Specifically, we typically have experienced a pause or slowdown by our customers around the November to February period. This is the traditional monsoon period in Southeast Asia where heavy weather will hinder activities on the rig. This may compromise the safe working conditions during drilling activities, therefore, the need for equipment and services may slow down, which may be compounded as our customers exhaust their annual capital spending budgets towards year end. Additionally, our operations are directly affected by weather conditions. During severe weather conditions, our customers may delay operations, or we may not be able to operate or move our equipment between locations.

We may be subject to claims for personal injury and property damage or other litigation, which could materially adversely affect our business, financial condition and results of operations.

Our services are subject to inherent risks that can cause personal injury or loss of life, damage to or destruction of property, equipment or the environment or the suspension of our operations. As the wells we service continue to become more complex, our exposure to such inherent risks becomes greater as downhole risks increase exponentially with an increase in complexity and lateral length. Litigation arising from operations where our facilities are located, or our services are provided, may cause us to be named as a defendant in lawsuits asserting potentially large claims including claims for exemplary damages. For example, transportation of heavy equipment creates the potential for our trucks to become involved in roadway accidents, which in turn could result in personal injury or property damages lawsuits being filed against us.

We may be affected if we are found to be in breach of any lease agreements entered into by us.

We have leased one of our real properties from JTC Corporation (formerly the Jurong Town Corporation) (“JTC”) and are subject to certain terms and conditions in respect of the real property, such as the requirement to obtain prior written approval from JTC and the relevant authorities for carrying out development works on the leased premises. As such, we may be exposed to regulatory and enforcement risks, including but not limited to potentially costly fines, if we are found to be in breach of any of the terms and conditions of our lease.

We are exposed to the credit risks of our customers.

We extend credit terms to some of our customers. Our average accounts receivable turnover days were approximately 61 days, 64 days and 57 days for the six months ended September 30, 2024, for the period from April 1, 2023 to March 31, 2024 and the year ended March 31, 2023, respectively. Our customers may be unable to meet their contractual payment obligations to us, either in a timely manner or at all. The reasons for payment delays, cancellations or default by our customers may include insolvency or bankruptcy, or insufficient financing or working capital due to late payments by their respective customers. While we did not experience any material order cancellations by our customers during the six months ended September 30, 2024, the period from June 16, 2023 through March 31, 2024, the period from April 1, 2023 through June 15, 2023 and the year ended March 31, 2023, there is no assurance that our customers will not cancel their orders and/or refuse to make payment in the future in a timely manner or at all. We may not be able to enforce our contractual rights to receive payment through legal proceedings. In the event that we are unable to collect payments from our customers, we are still obliged to pay our suppliers in a timely manner and thus our business, financial condition and results of operations may be adversely affected.

Our business model has a long cashflow conversion cycle.

Our business model relies on the efficient management of our working capital, including the collection of receivables from our customers. We have a long cashflow conversion cycle, where we typically only collect payment from our customers after an average of 57 days, 64 days and 61 days for the financial year ended March 31, 2023, and for the period from April 1, 2023 to March 31, 2024, and for the six months ended September 30, 2024, respectively from the time, we provide them with the relevant oilfield service or product, but we must pay our suppliers within 30 to

45 days. Because our manufacturing cycle ranges between 30 days and 60 days upon receipt of material, therefore, if we experience delays in collecting payment from our customers, our cashflow and liquidity could be adversely affected, which could harm our business, financial condition, and results of operations.

Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 had disrupted our operations, and the operations of our customers, suppliers and/or subcontractors. During COVID-19, governments implemented policies which limit the mobility of the people, initiated social distancing and cutting the working hours in factories. There has also been a disruption in the supply chain due to limitation of vessels and aircrafts, manpower for the clearance, all of which resulted in a longer transportation lead time and impacted negatively on the freight cost and overall cost of goods sold. Disruption of supply chain planning had also resulted in panic buying and unusually higher demand in inventory level. If an outbreak of COVID-19 re-occurs or if our customers, suppliers, and third-party contact manufacturers are forced to close down their businesses after prolonged disruptions to their operations, we may experience a delay or shortage of raw materials, supplies and/or services by our suppliers to execute the orders. In such an event, our performance may be severely disrupted, which may have a material and adverse effect on our business, financial condition, and results of operations. Therefore, our revenue and profitability in turn may also be materially affected if a reoccurrence of a COVID-19 outbreak or another pandemic materially affects the overall economic and market conditions in the jurisdictions we operate in, and the economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations.

In addition, if any of our employees are suspected of having contracted COVID-19, some or all of our employees may be quarantined thus causing a shortage of labor and we will be required to disinfect our workplace and our production and processing facilities. In such an event, our operations may be severely disrupted, which may be a material and adverse effect on our business, financial condition, and results of operations. Furthermore, we have also faced difficulties in hiring suitable manpower from overseas jurisdictions due to travel restrictions imposed by the Singapore Government as a result of the COVID-19 pandemic during financial year 2023 (up to February 13, 2023 when the travel restrictions were lifted). This has led to a stagnation in our workforce strength, thereby affecting our potential growth as we rely heavily on skilled labor.

We may be affected by an outbreak of other infectious diseases.

An outbreak of infectious diseases such as severe acute respiratory syndrome and avian influenza or new forms of infectious diseases in the future may potentially affect our operations as well as the operations of our customers and suppliers. In the event that any of the employees in any of our offices or worksites or those of our customers and suppliers is affected by any infectious disease, we or our customers and suppliers may be required to temporarily shut down our or their offices or worksites to prevent the spread of the diseases. This may have an adverse impact on our revenue and financial performance.

We are exposed to risks arising from fluctuations of foreign currency exchange rates.

Our reporting currency is the United States dollars. 6.6% of our trade payables as of September 30, 2024, 8.2% of our trade payables as of March 31, 2024, and 20.0% of our trade payables as of March 31, 2023 were in non-USD currencies including EUR THB and IDR. 16.8% of our trade receivables as of September 30, 2024, 19.7% of our trade receivables as of March 31, 2024, and 40.1% of our trade receivables as of March 31, 2023 were in non-USD denominations. We may be exposed to foreign currency exchange gains or losses arising from transactions in currencies other than our reporting currency.

Our business is subject to supply chain interruptions.

We work with third-party logistic providers for the import, export, and transportation of our products and industrial-grade hardware. We rely on such third-party service providers’ abilities to deliver our products as part of the supply chain logistics. The factors that can adversely affect our operations include, but are not limited to:

•        interruptions to our delivery capabilities;

•        failure of third-party service providers to meet our standards or their commitments to us;

•        increasing transportation costs, shipping constraint or other factors that could impact cost, such as having to find more expensive service providers which may or may not be readily available; and

•        the COVID-19 and disruptions as a result of efforts to control or mitigate the pandemic (such as facility closures, governmental orders, outbreaks and/or transportation capacity).

Our results of operations and capital resources have not been materially impacted by supply chain interruptions during the financial year ended March 31, 2023, the period from April 1, 2023 through June 15, 2023, the period from June 16, 2023 through September 30, 2023 and the period from June 16, 2023 through March 31, 2024, and the six months ended September 30, 2024. However, any increased costs from delays, cancellations, and insurance, or disruption to, or inefficiency in, the supply chain network of our third-party service providers, whether due to geopolitical conflicts, COVID-19, outbreaks, or other factors, could affect our revenue and profitability. Please refer to the risk factors “Our business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19” set out below in this prospectus, for details on how these recent events have caused interruptions to our supply chain and impacted our operations. If we fail to manage these risks effectively, we could experience a material adverse impact on our reputation, revenue, and profitability.

In the financial year ended March 31, 2023, the period from April 1, 2023 through June 15, 2023, the period from June 16, 2023 through September 30, 2023 and from June 16, 2023 through March 31, 2024, and the six months ended September 30, 2024, our business segments, products, lines of service, projects, or operations were not materially impacted by supply chain disruptions, especially in light of Russia’s invasion of Ukraine, the conflicts in the Middle East and the effectiveness of the Uyghur Forced Labor Protection Act (“UFLPA”). Moving forward, we also do not expect to experience such supply chain disruptions in the future because we source our goods from a number of suppliers. To the best of our knowledge, we have not received any information from our suppliers pertaining to any present or potential supply chain disruptions as well. Pertaining to the UFLPA, we understand from our suppliers that the safety products we have procured are not derived from raw materials obtained from forced labor in China’s Xinjiang Uyghur Autonomous Region.

Our business model does not heavily rely on third-party software or services, particularly those that are directly integrated into our products or operations. This reduces our dependency on external technology and lessens the potential impact of cybersecurity breaches or disruptions originating from these third-party entities. While data breaches and operational disruptions can still occur, the predominantly offline nature of our business reduces the overall impact of cybersecurity related incidents on our operations. Despite our perception of the lower risk of cybersecurity related incidents materially affecting our operations, we plan to prioritize the implementation of cybersecurity measures to maintain a secure and reliable business environment. For example, we plan to (i) conduct more rigorous assessments of potential suppliers’ cybersecurity practices, including penetration testing and vulnerability assessments; (ii) incorporate cybersecurity clauses into our business contracts; (iii) include specific security requirements and data protection protocols in our vendor contracts to ensure consistent cybersecurity standards across our supply chain; (iv) educate our employees on cybersecurity threats by providing training for employees to recognize and report phishing attempts, social engineering tactics, and other cyber threats; and (v) implement cybersecurity awareness tools and simulations to test employees’ knowledge and response to potential threats. By implementing these measures, we hope that our ability to respond to and recover from any eventual cybersecurity incidents will be enhanced.

The unaudited pro forma condensed consolidated financial information included in this document may not be indicative of our actual financial position or results of operations.

This prospectus includes unaudited pro forma consolidated combined financial information presented in this prospectus has been prepared by our management for illustrative purposes only and is not necessarily indicative of our financial position or results of operations that would have been achieved had the management buyout (the “MBO”) taken place at the dates indicated, nor is it necessarily indicative of our future financial position or results of operations.

The pro forma financial information is based on available information and certain assumptions that management believes are reasonable. However, this information remains subject to inherent limitations and uncertainties. The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations.

Furthermore, the pro forma financial information does not reflect any cost savings, operating synergies or revenue enhancements that we may achieve as a result of the MBO, the costs to integrate our operations or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. As a result, our actual financial condition and results of operations following the MBO may not be consistent with, or evident from, this pro forma financial information.

Additionally, the pro forma financial information has not been audited nor reviewed by our independent auditor and is based on a number of assumptions that may not prove to be accurate. As a result, the actual results of operations may differ materially from the unaudited pro forma financial information presented, and investors should exercise caution and not place undue reliance on this pro forma financial information as being indicative of our past or future results. We encourage investors to carefully review our historical financial statements, and the notes thereto included elsewhere in this document, in conjunction with the pro forma information.

Our Indonesian operations are subject to pending regulatory approvals and licenses.

Our subsidiary, OMS (Indonesia), is currently seeking several required regulatory approvals and licenses under Indonesian law, and our delay in obtaining or maintaining these approvals could adversely affect our business, financial condition, and results of operations. These pending approvals include an industrial business license, spatial utilization conformity approval, standards certification, environmental license, and technical approval for wastewater discharge. Under applicable Indonesian regulations, operating without these approvals may subject us to administrative sanctions, including written warnings, monetary penalties of up to 2.5% of our investment value subject to a maximum of IDR3,000,000,000 (approximately $190,000), temporary or permanent suspension of business activities, facility closures, revocation of existing licenses, mandatory demolition of buildings, environmental remediation obligations, and other operational restrictions. In particular, the absence of our industrial business license may restrict our ability to conduct operational and commercial activities, while non-compliance with environmental requirements could result in regulatory intervention or fines. While we are actively pursuing these approvals, we cannot assure you when or if they will be obtained, and the process of obtaining and maintaining these approvals may require substantial capital expenditures and operational modifications that could impact our profitability and competitive position in the Indonesian market. For more information, please refer to the section entitled “Business — Licenses and Permits and Registrations”.

Failure to timely renew our Environmental Operational Permit in Saudi Arabia may subject us to fines and operational risks.

Our Saudi Arabia-based subsidiary, OMS (Saudi) is required to maintain an Environmental Operational Permit issued by the Saudi National Center for Environmental Compliance (“NCEC”) to operate in compliance with Saudi environmental laws. The permit expired on February 2, 2025, and we have submitted a renewal request prior to such expiration, which is currently under review by the NCEC. While we believe that we will successfully obtain the renewed permit, we cannot guarantee that we will successfully obtain the renewed permit or the exact timing of approval. Under Saudi Environmental Law, operating without a valid permit may subject us to a fine of SAR 20,000 (approximately USD 5,300). While we believe our timely renewal request may mitigate this penalty, if NCEC raises concerns, requires inspections, or imposes additional conditions, our operations in Saudi Arabia could be impacted. Additionally, if we fail to obtain the renewed permit within a reasonable timeframe, Saudi regulatory authorities could impose additional penalties or restrictions on our operations, which could materially and adversely affect our business, financial condition, and prospects. Any unexpected delays in obtaining the renewed permit could raise regulatory or operational uncertainties, which may affect our business and financial condition, particularly given that more than 50% of our revenue for the Successor periods from June 16, 2023 through September 30, 2023, for the six months ended September 30, 2024 and the period from June 16, 2023 through March 31, 2024 is generated from Saudi Arabia.

Risks Related to Our Securities and this Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

Prior to this offering, there has been no public market for our Ordinary Shares. We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our shares may be materially and adversely affected. The initial public offering price for our shares in this offering was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our shares after this offering will not decline below the initial public offering price. As a result, investors in our shares may experience a significant decrease in the value of their shares.

We may not be able to satisfy the Nasdaq Capital Market’s listing requirements or maintain a listing of our Ordinary Shares on the Nasdaq Capital Market which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We have applied to list our Ordinary Shares on the Nasdaq Capital Market and the closing of this offering is conditional upon the approval of Nasdaq of our listing. For approval of our application to list and in order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements now or in the future. Even if our shares are initially listed, we cannot assure you that our shares will continue to be listed on the Nasdaq Capital Market in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

(a)    a limited availability of market quotations for our Ordinary Shares;

(b)    reduced liquidity for our Ordinary Shares;

(c)     a determination that our Ordinary Shares are “penny stock”, which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

(d)    a limited amount of news and analyst coverage; and

(e)    a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq Capital Market, U.S. federal law prevents or pre-empts individual states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq Capital Market, we would be subject to regulations in each state in which we offer our shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

•        fluctuations in our revenues, earnings and cash flow;

•        changes in financial estimates by securities analysts;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of our Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. A decline in the market price of our Ordinary Shares also could adversely affect our ability to issue additional shares of Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income. Our board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of Directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of Directors decides to declare and pay dividends (by way of a simple majority decision of our Directors), the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors as determined by our board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our shares and you may even lose your entire investment.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant number of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our initial public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$5.48 per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share of US$3.52 as of September 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed initial public offering price of US$9.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Ordinary Shares to drop significantly, even if our business is doing well.

Sales of a substantial number of our Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that these sales may occur, could result in a decrease in the market price of our Ordinary Shares. Immediately after this offering, we will have outstanding 44,300,556 Ordinary Shares, based on the number of Ordinary Shares outstanding as of the date of this prospectus, assuming no exercise of the underwriters’ over-allotment option. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or existing shareholders. Of that amount, 38,745,000 Ordinary Shares are currently restricted as a result of securities laws and/or lock-up agreements but will be able to be sold after the closing of this offering, subject to securities laws and/or lock-up agreements. If held by one of our affiliates, the resale of those securities will be subject to volume limitations under Rule 144 of the Securities Act. See “Shares Eligible for Future Sale.”

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our Ordinary Shares, fluctuations in the market price of our Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

Immediately prior to the completion of this offering, the controlling shareholder, Mr. How Meng Hock will control an aggregate of approximately 67.69% of our issued and outstanding Ordinary Shares. Upon completion of this offering, Mr. How Meng Hock will control approximately 59.20% of our issued and outstanding Ordinary Shares.

Accordingly, our controlling shareholder could have considerable influence or control over the outcome of any corporate transactions or other matters submitted to the shareholders for approval, including (i) mergers, consolidations, (ii) the election or removal of Directors, (iii) the sale of all or substantially all of our assets, (iv) making amendments to our Amended and Restated Memorandum and Articles of Association, (v) whether to issue additional shares, including to him, (vi) employment, including compensation arrangements, and (vii) the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders”.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our directors and officers beneficially own a majority of the voting power of our issued and outstanding Ordinary Shares. Under the Nasdaq Stock Market Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Stock Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Stock Market Rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Ordinary Shares to look less attractive to certain investors or otherwise harm our trading price.

As a company incorporated in the Cayman Islands, we are permitted to follow certain home country practices in relation to corporate governance matters in lieu of certain requirements under the Nasdaq Capital Market corporate governance listing rules. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Capital Market corporate governance listing standards.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of Nasdaq. These practices may afford less protection to Shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq Capital Market. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of Nasdaq, namely (i) there will not be a necessity to have regularly scheduled executive sessions with independent Directors; and (ii) there will be no requirement for the Company to obtain Shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; and (c) a change of control.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are governed by the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some states in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like us have no general right under the Cayman Islands laws to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Amended and Restated Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to certain corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company incorporated in the Cayman Islands. Our operating subsidiaries are incorporated and are located in Singapore, Malaysia, Indonesia, Thailand, Brunei, and Saudi Arabia. Substantially all of our assets are located outside of the United States. In addition, all of our current Directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us, our Directors and officers, or our auditor judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore may render you unable to enforce a judgment against our assets or the assets of our Directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us, our officers, Directors, or major shareholders, than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer under the Exchange Act, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second financial quarter, and, accordingly, the next determination will be made with respect to us on September 30, 2025. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our Directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Capital Market. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq Capital Market rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert their attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of our shares may be materially and adversely affected.

We will be subject to the reporting requirements of the Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of and the rules and regulations of Nasdaq after we are successfully listed on the Nasdaq Capital Market. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in the course of auditing our consolidated financial statements for the financial statements included elsewhere in this prospectus, we identified a material weakness in our internal control over financial reporting. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness identified relates to the lack of accounting staff and resources with appropriate knowledge of IFRS and SEC reporting and compliance requirements to design and implement formal period-end financial reporting policies and procedures to address complex technical accounting issue in accordance with IFRS and the SEC requirements. In response to the material weaknesses identified prior to this offering, we plan to implement a number of measures to address the material weakness identified, including but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in IFRS accounting and SEC reporting; (ii) organizing regular training for our accounting staffs, especially training related to IFRS and SEC reporting requirements; and (iii) establishing an audit committee and strengthening corporate governance.

However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. Our failure to correct the material weaknesses or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

There may be potentially adverse impacts on our corporate governance because of the indemnification provisions in our articles of association pertaining to our directors’ and officers’ liability.

Our articles of association outline comprehensive indemnification provisions for directors, officers, and trustees, intending to shield them from liabilities arising in the course of their duties. The broad scope of indemnification, covering actions taken in “good faith” and deemed to be in the “best interests” of the Company, may inadvertently diminish the incentive for directors and officers to exercise the highest level of care and diligence in decision-making. The extensive indemnification framework could result in reduced accountability and oversight, raising the risk of misconduct or negligence that may not be in the Company’s or shareholders’ best interests. These provisions may create a scenario where directors and officers are less motivated to act with the utmost care, knowing that the personal consequences of their actions are substantially mitigated. This decreased personal risk could impact corporate governance, potentially exposing shareholders to heightened risks stemming from lapses in judgment, mismanagement, or other adverse outcomes resulting from the actions of directors and officers. Careful consideration of these indemnification provisions is warranted to understand their potential impact on the overall risk profile and governance dynamics of the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations spread out across Singapore, Malaysia, Indonesia and Saudi Arabia and current assets being located in Singapore, Saudi Arabia and Thailand. All of the Directors and Executive Officers of our Company and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

Name	Position	Nationality	Country of Residence
How Meng Hock	CEO, Executive Director	Singaporean	Singapore
Kevin Yeo	CFO	Malaysian	Singapore
Ng Tse Meng	Non-executive Director	Singaporean	Singapore
Chung Yew Pong	Independent Director Nominee	Malaysian	Malaysia
Datuk Loo Took Gee	Independent Director Nominee	Malaysian	Malaysia
Esther Teh Oun Pheng	Independent Director Nominee	Malaysian	Malaysia

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Ogier that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would in certain circumstances recognize and enforce a judgment obtained in the federal or state courts of the United States against the Company without re-examination or re-litigation of matters adjudicated upon, provided such judgement (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debt or a liability to pay a liquidated sum for which the judgment has been given; (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) was not obtained by fraud; and (f) is not of kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Singapore

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. The enforcement of any foreign judgment obtained in the United States is done by way of a common law action commenced in the Singapore Courts.

In making a determination as to enforceability of a foreign judgment by way of a common law action, the Singapore courts need to be satisfied that the foreign judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, a foreign judgment would be enforceable in Singapore unless, amongst other things, procured by fraud, or if the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or if the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgments from Singapore or earlier foreign judgments recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. It is uncertain as to whether a judgment of the courts of the United States awarding such punitive damages would be regarded by the Singapore courts as being pursuant to foreign, penal, revenue or other public laws. Such determination has yet to be conclusively made by a Singapore court in a reported decision. However, if the Singapore courts consider such a judgment to amount to a direct or indirect enforcement of foreign penal, revenue or other public laws, it is likely that such a judgment cannot be enforced in Singapore.

Malaysia

Whilst judgments obtained in the US may not be enforced in Malaysia under the streamlined process provided under the legislation for recognizing reciprocal judgments, such judgments may still be enforced in the Malaysian courts under common law principles.

The Reciprocal Enforcement of Judgments Act 1958 of Malaysia, or REJA allows for the enforcement of judgments from specific Commonwealth countries listed in the First Schedule of REJA. These countries include the United Kingdom, Hong Kong, Singapore, New Zealand, Republic of Sri Lanka, India, and Brunei, referred to as “reciprocating countries.” When a foreign judgment from a reciprocating country is presented before a Malaysian court for enforcement, it can be registered under section 4(1) of REJA. Once registered, the foreign judgment, if it meets certain criteria (such as being a civil judgment for an outstanding monetary sum that is enforceable in the original country’s court), can be enforced in Malaysia. The registered foreign judgment holds the same legal weight and authority as a judgment issued by a Malaysian court.

Foreign judgments obtained in countries not listed in the First Schedule to REJA must be enforced according to the common law rule in Malaysia. Even though the United States is not listed as a reciprocating country in the First Schedule to REJA, a judgment issued in the United States can still be enforced in Malaysia under Malaysian common law principles. However, there are specific conditions that must be met for these foreign judgments to be enforceable. These conditions include the following:

(a)     The judgment is for a definite sum, and which is final and conclusive;

(b)    The original court granting the judgment had jurisdiction in the action;

(c)     The judgment was not obtained by fraud;

(d)    The proceedings in which the judgment was obtained were not contrary to natural justice; and

(e)     The enforcement of the judgment would not be contrary to public policy in Malaysia.

Indonesia

Indonesian courts will not recognize judgments of foreign courts, and it will be necessary for any matter in which judgment has been obtained in a foreign court to be re-litigated in the Indonesian courts in order to enforce in Indonesia. However, a foreign or international arbitral award can be recognized and enforced in Indonesia as Indonesia has ratified the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (“New York Convention”) through Presidential Decision No. 34 of 1981. The procedures for recognition and enforcement of foreign arbitral awards are further regulated by Arbitration Law.

A foreign arbitral award must first be registered at the District Court of Central Jakarta. The registration must be applied by submitting the application with certain supporting documents. A foreign arbitral award that could be recognized and enforced is an arbitral award that:

a.      the award is issued by an arbitrator or arbitral tribunal in a country with which Indonesia has a treaty, whether bilateral or multilateral, regarding the recognition and enforcement of international arbitral award;

b.      the award is in the domain of commercial law according to Indonesian Law;

c.      the award does not violate Indonesian rules of public policy.

The procedure for enforcement of foreign arbitral awards in Indonesia is regulated by Law number 30 of 1999 and Indonesian Supreme Court Regulation No. 1 of 1990 regarding the Procedure for the Enforcement of Foreign Arbitral Awards, which applies both to arbitral awards made in states bound by the New York Convention and to arbitral awards from states having a relevant bilateral agreement with Indonesia. In addition, to enforce the award it is necessary to register the award with the Clerk of Central Jakarta District Court, obtain a writ of execution (known as an “Exequatur”) from the Chairman of the Central Jakarta District Court or, in case the award which involves Indonesia as one of the parties in dispute, from the Supreme Court of Indonesia (through the Central Jakarta District Court). With respect to this matter, we draw your attention, however, that there have been a number of instances where Indonesian courts have refused to give effect to the enforcement of arbitration agreements or foreign arbitration awards for other specified or unspecified reasons.

Saudi Arabia

GLA & Company Ltd, our counsel as to KSA law, has advised us that there may be uncertainty as to whether the courts of KSA would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in KSA against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

It is also worth noting that KSA courts may claim jurisdiction over the dispute in the events listed in Articles 26 of the Law No. (M/1) dated 22/01/1435H, as amended (the “Law of Civil Procedures”), including inter alia, if the lawsuit involves bankruptcy declared in the Kingdom; or if the lawsuit is filed against more than one person and one of them has a place of residence in the Kingdom.

Pursuant to Articles 11 and 12 of the Saudi Arabia Royal Decree No. M53/1433 related to the Saudi Arabia Execution Law (Saudi Arabia Cabinet Decision No. 261/1433 On the Approval of the Execution Law, as amended) (“Enforcement Law”), the Courts of KSA will recognize and enforce foreign judgments and arbitral awards, provided that the procedural requirements outlined in Article 11 and 12 of the Enforcement Law in relation to the enforcement of the foreign judgement/foreign arbitral award, respectively have been satisfied, which are set out as follows:

(a)     KSA courts must not have jurisdiction to decide the dispute and the judgment was issued by a court of competent jurisdiction according to the law of the jurisdiction in which it was issued;

(b)    Reciprocity must be established between KSA and the jurisdiction in which the award/judgement is issued;

(c)     the parties were duly summoned to appear and were duly represented at the proceedings;

(d)    the judgment is res judicata according to the law of the jurisdiction of the courts in which it was issued;

(e)     The award/judgment does not conflict with a judgment which was previously rendered in KSA; and

(f)     the award/judgement, should not be under sole jurisdiction of KSA the arbitral award/judgement must not violate KSA public policy.

Brunei

The principal legislation relating to the enforcement of foreign judgements in Brunei is the Reciprocal Enforcement of Foreign Judgments Act 2000 Cap. 177 (“REFJA”). REFJA provides for the enforcement of foreign judgements in Brunei obtained in countries which afford reciprocal treatment to the judgements obtained in Brunei, which currently includes only High Court judgments from Singapore and Malaysia.

REFJA therefore does not apply to a judgment obtained from the United States. As such, judgements obtained in the United States may only be recognized and enforced in Brunei through the common law doctrine provided that such judgment —

a)      is final and conclusive and was expressed to be for a fixed sum of money;

b)      was given by a court of law of competent jurisdiction;

c)      was not procured by fraud and the proceedings in which such judgments were obtained were conducted in accordance with principles of natural justice;

d)      if enforced, would not be contrary to the public policy of Brunei.

Thailand

At present, Thailand is not a party to any treaties, conventions or agreements with the United States, permitting the recognition or enforcement of judgments or orders rendered by the United States courts in Thailand. Furthermore, there are no specific Thai laws or regulations governing the enforcement or recognition of any judgements or orders rendered by foreign courts in Thailand. Therefore, foreign judgments or orders are unenforceable and are not binding in Thailand. As a result, a new civil proceeding must be initiated in Thailand.

In 1918, the Thai Supreme Court rendered a decision that laid down the rule in which the Thai courts may use the foreign judgement as evidence when conducting the legal proceeding as follows:

(a)     the foreign judgment was rendered by a court having competent jurisdiction; and

(b)    the foreign judgment is final and conclusive.

Additionally, the Thai Civil Procedure Code stipulates general rules that must be complied with in case the plaintiff wishes to initiate legal proceedings in Thailand as follows:

(a)     the defendant must either have a domicile in Thailand or conduct its business in Thailand; or

(b)    the ground of a claim arises in Thailand, or the defendant has assets in Thailand, regardless of whether a defendant is domiciled in Thailand or not; or

(c)     the defendant does not have a domicile in Thailand, or the ground of a claim did not arise in Thailand, but the plaintiff has Thai nationality or is domiciled in Thailand.

USE OF PROCEEDS

We expect to receive approximately US$44,555,000 (or US$51,492,000 if the underwriters exercise their over-allotment option in full) of net proceeds from this offering after deducting underwriting discounts and commissions and estimated offering expenses of approximately US$5,445,000 payable by us.

Each $1.00 increase (decrease) in the assumed initial public offering price of $9.00 per share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the net proceeds to us from this offering by $5.14 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Ordinary Shares we are offering would increase (decrease) the net proceeds to us from this offering by $8.33 million, assuming the assumed initial public offering price remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use proceeds from this offering as follows:

Product Research and Development — We intend to allocate 12% of the proceeds from the offering for product research and expansion development. This strategic investment will focus on expanding our product portfolio and investment in research on key areas such as additive manufacturing, enabling the company to be able to compete within, and supply customers in more jurisdictions and also in different drilling and production environments.

Marketing and Sales — We intend to allocate 4% of the proceeds to boost marketing and sales efforts. This can include advertising campaigns, promotions, and other initiatives to increase brand awareness and drive sales.

Compliance and Governance — The Company may be subject to additional regulatory and governance requirements within the respective jurisdictions we operate in. We intend to allocate 4% of the proceeds to invest in systems and processes to ensure compliance with these regulations and to strengthen corporate governance, while also supporting the Company’s Environment, Social and Governance (“ESG”) initiatives.

Working Capital — The balance amount will be used for general working capital and corporate purposes for flexibility in relation to various needs that may arise.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect (i) the above; and (ii) the issuance and sale of 5,555,556 Ordinary Shares in this offering at an assumed initial public offering price of US$9.00 per Ordinary Share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	Pro forma as adjusted(1)(2)(3)
	$’000	$’000
Ordinary Shares, US$0.0001 par value per share, 500,000,000 Ordinary Shares authorized; 38,745,000 Ordinary Shares issued and outstanding on an actual basis(2); 44,300,556 Ordinary Shares issued and outstanding on a pro forma basis	4	4
Share Premium	72,648	117,203
Retained earnings	43,171	43,171
Accumulated other comprehensive loss	(1,646)	(1,646)

Equity attributable to Shareholders of the Company	114,177	158,732

Indebtedness
Loans and borrowings	—	—

Total Indebtedness	—	—

Total Capitalization	114,177	158,732

____________

(1)      Reflects the sale of Ordinary Shares in this offering (excluding any Ordinary Shares that may be sold as a result of the underwriters exercising their over-allotment option) at an assumed initial public offering price of $9.00 per share (the midpoint of the price range set forth on the cover page of this prospectus), and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately US$44,555,000.

(2)      Reflects subsequent event after September 30, 2024. During the reorganization process, a total of 1,844,250 additional ordinary shares were issued to facilitate the offering, resulting in adjustments to the company’s ordinary share capital and additional paid-in capital.

(3)      Assuming the underwriters do not exercise their over-allotment option.

Each US$1.00 increase (decrease) in the assumed initial public offering price of US$9.00 per ordinary share (the midpoint of the price range set forth on the cover page of this prospectus) would increase (decrease) the pro forma as adjusted amount of total capitalization by approximately US$5.14 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase (decrease) of 1.0 million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by approximately US$8.33 million, assuming no change in the assumed initial public offering price per ordinary share as set forth on the cover page of this prospectus.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our shares and the pro forma as adjusted net tangible book value per share of our shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding other intangible assets, net) less total liabilities, divided by the number of outstanding shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an assumed initial public offering price of US$9.00 per share (the midpoint of the price range set forth on the cover page of this prospectus), after deducting US$3,750,000 in underwriting discounts and commissions and estimated offering expenses paid or payable by the Company of approximately US$1,695,000, the pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately US$156,140,000 or US$3.52 per Ordinary share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.66 per Ordinary share to our existing shareholders and an immediate dilution of US$5.48 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to new investors at the assumed public offering price per Ordinary Share of US$9.00:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed initial public offering price per share	$9.00	$9.00
Historical net tangible book value per Ordinary Share as of September 30, 2024	$2.86	$2.86
Increase in as adjusted net tangible book value per Ordinary Share attributable to the investors in this offering	$0.66	$0.75
Pro forma net tangible book value per Ordinary Share after giving effect to this offering	$3.52	$3.61
Dilution per Ordinary Share to new investors participating in this offering	$5.48	$5.39

A US$1.0 increase (decrease) in the assumed initial public offering price of US$9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.12 and increase (decrease) dilution to new investors by US$0.88 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase additional Ordinary Shares in this offering, the as adjusted net tangible book value after the offering would be US$3.61 per share, the increase in net tangible book value to existing shareholders would be US$0.75 per share, and the dilution to new investors would be US$5.39 per share, in each case assuming an initial public offering price of US$9.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per ordinary share before deducting the estimated commissions to the underwriters and the estimated offering expenses payable by us.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary Share
	Number	Percent	Amount	Percent
	($ in thousands)
Existing shareholders	38,745,000	87.46%	$72,652	59.23%	$1.88
New investors	5,555,556	12.54%	$50,000	40.77%	$9.00
Total	44,300,556	100.00%	$122,652	100.00%	$2.77

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

DIVIDENDS AND DIVIDEND POLICY

While we currently have no plans to distribute dividends, in the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Cayman Islands Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of Directors. Under Cayman Islands Companies Act, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

Subject to the Company’s Amended and Restated Memorandum and Articles of Association, each Ordinary Share confers on the holder (i) the right to an equal share in any distribution paid by the Company in accordance with the Companies Act and the articles and (ii) an equal share on the distribution of any surplus assets of the Company on its liquidation.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated statement of operations for the year ended March 31, 2024 gives effect to the MBO as if the same had occurred on April 1, 2023. The consolidated statement of financial position as of March 31, 2024 and the related notes included elsewhere in the prospectus has reflected the effect of the MBO, and as a result, we are not required to prepare an unaudited pro forma consolidated statement of financial position.

We have derived the unaudited pro forma consolidated financial information for the year ended March 31, 2024 from the consolidated financial statements of OMS Energy Technologies Inc. (Successor) and OMS Holdings Pte. Ltd. (Predecessor) included elsewhere in this prospectus. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma consolidated basis, the impact of MBO on the historical financial information of our Predecessor and Successor entities, as applicable. The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statement. The pro forma financial information is qualified in its entirety by reference to, and should be read in conjunction with, “Basis of Presentation,”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our consolidated financial statements and the related notes included elsewhere in this prospectus.

The pro forma adjustments related to the MBO are described in the notes to the unaudited pro forma consolidated financial information, and principally include the consummation of the MBO and the application of IFRS 3 — Business Combination. As a result of the MBO, we revalued our assets and liabilities based on their fair values as of the closing date of the MBO in accordance with IFRS 3. The unaudited pro forma consolidated financial information presented, and the allocation of the total purchase price of the MBO attributable to the purchase of our assets and liabilities, are based on the fair values of our assets and our liabilities, as of the closing date of the MBO. The values of our assets and liabilities were determined based on assumptions that reasonable market participants would use in the principal (or most advantageous) market for the asset or liability. In determining the fair value of the assets acquired and liabilities assumed, we considered the report of a third-party valuation expert. Our management is responsible for these internal and third-party valuations and appraisals.

The pro forma adjustments are based upon available information and methodologies that are factually supportable and directly related to the MBO. The unaudited pro forma consolidated financial information includes various estimates which are subject to material change and may not be indicative of what our operations or financial position would have been had the MBO, taken place on the dates indicated, or that may be expected to occur in the future. For further discussion of these matters, see “Basis of Presentation,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma combined financial information contains a variety of adjustments, assumptions and estimates, is subject to numerous other uncertainties and the assumptions and adjustments as described in the accompanying notes hereto and should not be relied upon as being indicative of our results of operations had the MBO occurred on April 1, 2023. The unaudited pro forma combined financial information also does not project our results of operations for any future period or date. The unaudited pro forma combined financial information for the year ended March 31, 2024 includes results of the Successor and Predecessor entities. The pro forma combined adjustments give effect to the items identified in the pro forma combined table below in connection with the Business Combination.

OMS Energy Technologies Inc. and Subsidiaries

Unaudited Pro Forma Consolidated Statement of Operation For the Year ended March 31, 2024

	Historical (i)
	Successor	Predecessor			Pro Forma Combined (Unaudited) For the Year ended March 31, 2024
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	Pro Forma Adjustments
	US$’000	US$’000	US$’000		US$’000
Total revenue	163,267	18,182	—		181,449
Total cost of revenue	(114,525)	(13,155)	(877)	(ii)	(128,557)
Gross profit	48,742	5,027	(877)		52,892

Selling, general and administrative expenses	(8,574)	(1,790)	—		(10,364)
Operating profit	40,168	3,237	(877)		42,528

Bargain purchase gain	49,429	—	—		49,429
Other income/(expenses), net	775	(79)	—		696
Total other income/(expenses), net	50,204	(79)	—		50,125

Finance income	55	74	—		129
Total finance cost	(915)	(200)	—		(1,115)

Profit before tax	89,512	3,032	(877)		91,667
Income tax expense	(7,424)	(657)	149	(ii)	(7,932)
Net profit	82,088	2,375	(728)		83,375

____________

i.        The amounts presented represent the Successor’s and Predecessor’s historical results of operations prepared in accordance with the IFRS

ii.       As a result of applying the business combination, the depreciation will be different due to changes in the depreciable value and the depreciation period of the depreciating assets. The pro-forma adjustments represent the additional depreciation that would have been charged assuming the fair value adjustments to the property, plant and equipment had applied from April 1, 2023, together with the consequential tax effects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the sections titled “Basis of Presentation”, our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We manufacture surface wellhead systems (SWS) and oil country tubular goods (OCTG) for onshore and offshore exploration and production (E&P) in Asia Pacific and MENA. Our products meet specific standards for harsh environments and are certified with the API and ISO. We serve as a single-source supplier with a comprehensive portfolio. Our strategic geographic footprint allows us to supply Specialty Connectors and Pipes, and Surface wellhead and Christmas tree to major oil and gas regions in Asia Pacific and MENA. Proximity to some of our top end-users, like Saudi ARAMCO Oil, enables customized solutions and synchronized production with demand.

Our products are also exported to jurisdictions outside of those in which we operate, including countries in North and West Africa. Beyond SWS and OCTG products, we also offer premium threading services in five of the six jurisdictions in which we operate, which five jurisdictions are Indonesia, Malaysia, Thailand, Brunei and Singapore. For the six months ended September 30, 2024 (Successor), period from June 16, 2023 through March 31, 2024 (Successor), period from April 1, 2023 through June 15, 2023 (Predecessor) and financial year ended March 31, 2023 (Predecessor), these four categories constituted 93%, 93%, 87% and 88% of our revenue, respectively.

Our revenue was $18.2 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $40.2 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $129.2 million for the six months ended September 30, 2024 (Successor). Our gross profit was $5.0 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $10.5 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $43.1 million for the six months ended September 30, 2024 (Successor). Our net profit was $2.4 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $55.6 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $30.7 million for the six months ended September 30, 2024 (Successor). Our net profit was $2.4 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $55.6 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $30.7 million for the six months ended September 30, 2024 (Successor).

Our revenue was $97.5 million for the year ended March 31, 2023 (Predecessor), $18.2 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $163.3 million for the period from June 16, 2023 through March 31, 2024 (Successor). Our gross profit was $28.0 million for the year ended March 31, 2023 (Predecessor), $5.0 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $48.7 million for the period from June 16, 2023 through March 31, 2024 (Successor). Our net profit was $12.4 million for the year ended March 31, 2023 (Predecessor), $2.4 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $82.1 million for the period from June 16, 2023 through March 31, 2024 (Successor).

For the six months ended September 30, 2024, Saudi ARAMCO accounted for 71% of our total revenue. Given the significance of this customer to our overall business, our financial performance is substantially dependent on the continued demand from ARAMCO. Any reduction in orders, changes in ARAMCO’s procurement policies, operational disruptions, or broader industry downturns affecting ARAMCO could have a material adverse impact on our revenue and profitability. We acknowledge that our high reliance on a single customer presents a customer concentration risk, and we are actively working to diversify our customer base by expanding sales to other major oil and gas operators in MENA, Asia Pacific, and other international markets. While ARAMCO remains a key strategic partner, we are pursuing initiatives to strengthen relationships with other clients in order to reduce dependency on any one customer.

OMS Energy Technologies Inc. was incorporated on December 27, 2023 under the laws of the Cayman Islands. We primarily conduct our business through our subsidiaries (i) OMS (Singapore), (ii) OMS (Saudi Arabia), (iii) OMS (Indonesia), (iv) OMS (Thailand), (v) OMS (Malaysia Holding), (vi) OMS (Malaysia OpCo) and (vii) OMS (Brunei), operating in Singapore, Saudi Arabia, Indonesia, Thailand, Malaysia, and Brunei, respectively. Furthermore, through our localization efforts and in collaboration with local governments, we operate manufacturing facilities and warehouses across the six jurisdictions in which we operate. For further information, please refer to the section titled “Business — Real Property.”

Our Company has established a comprehensive quality control and assurance system for our products. All of our sites hold ISO 9001 and API Q1 quality management system certifications. These certifications serve as the foundation for obtaining various product quality qualifications under the API. For further information, please refer to the section entitled “Business — Certifications.”

Different Basis of Accounting — It is important to note that the periods presented were prepared under different bases of accounting. The Predecessor period from April 1, 2023 through June 15, 2023 were prepared under the previous reporting structure before the MBO, whereas the Successor periods from June 16, 2023 through September 30, 2023, for the six months ended September 30, 2024 and the period from June 16, 2023 through March 31, 2024 were prepared under our current reporting structure. As a result, direct comparisons between these Predecessor and Successor periods may not be indicative of our financial performance had both periods been presented under the same basis of accounting. Investors should consider this difference when evaluating the fluctuations in our revenue, gross margin, and net profit.

Factors Affecting Our Financial Condition and Results of Operations

Our results of operations have been and will continue to be affected by several factors, including those set out below:

We are generally subject to the cyclical nature of our customer’s businesses and oil and natural gas industry

Our revenues are primarily generated from customers who are engaged in drilling for and the production of oil and natural gas, hence, our business is directly affected by our customers’ capital spending to explore for, develop and produce oil and natural gas in the jurisdictions we operate in, including (i) Saudi Arabia, (ii) Indonesia, (iii) Malaysia, (iv) Brunei, (v) Thailand and (vi) Singapore. The oil and natural gas industry is highly cyclical. Historically, the industry has experienced periodic downturns in activities where the industry players often reduce their production and capital expenditures by terminating or deferring pending projects, even if the companies are not experiencing immediate financial difficulties. Such a decrease in either capabilities or willingness to invest in future projects may materially reduce our customers’ demand for our products and services. Industry conditions are expected to be impacted by numerous global factors outside of our control, such as changes of demand for and supply of oil and natural gas, expected economic returns to exploration & production companies of new well completions, political and economic conditions in oil and natural gas producing countries, including uncertainty or instability resulting from civil unrest, terrorism or war, and the potential acceleration of alternative fuels development and adoption. Consequently, the demand for our products and services may also rise and decline in tandem with these global factors. While we have an experienced management team, led by Mr. How Meng Hock, navigating the change and uncertainty stemming from the cyclical nature of the industry, established strong and stable relationships with our suppliers and customers while being positioned to grow various markets and diversify our business exposures, there is no guarantee that these factors would adequately mitigate the impact from any slowdown in the oil and natural gas industry, and our business and financial performance maybe materially and adversely affected.

We are dependent on our major customers’ demand for our products and services

Our sales generated from our top five customers were approximately 86%, 80% and 72% of our revenue for the six months ended September 30, 2024, for the period from April 1, 2023 to March 31, 2024 and for the year ended March 31, 2023, respectively. Accordingly, our revenue is significantly influenced by the demands of our major customers, which are driven by numerous factors, including our ability to meet the technical, quality and pricing requirements of our customers, as well as certain inherent risks beyond our control such as industry consolidation or changes in the political, regulatory, business conditions and financial resources, that may affect their purchases from us. We have established and continue to nurture a stable business relationship with our major customers, and we have longstanding business relationships with our top 5 customers. Additionally, we have also actively invested resources to set up manufacturing footprints to be close to our major customers and provide timely and efficient after-sales market services. However, there is no assurance that we can be successful in retaining all our existing customers to meet their future demands nor replace their contracts with similar size or profitability. Consequently, the loss of one or more of our major customers could have a material adverse effect on our business, results of operations and financial conditions.

Our business and operations may be affected by our ability to enter into or renew existing license agreements

One of our core business operations in offering premium threading services is affected by our ability to enter into or renew existing licensing agreement with our licensors to apply or use their technical information and know-how, intellectual properties (such as trademarks, tradenames, and patents), including to receive technical support and assistance related there to, in connection with manufacture, reconstruction or repair, and/or domestic sale (as the case may be) of our products and services. Please refer to the section entitled “Business — Licenses” of this prospectus for more information. For the six months ended September 30, 2024 (Successor), the period from June 16, 2023 through March 31, 2024 (Successor), the period from April 1, 2023 through June 15, 2023 (Predecessor), and the year ended March 31, 2023 (Predecessor), the premium threading services contributed approximately 15%, 19%, 42% and 34% of our revenue, respectively. In the future, we may need to obtain additional licenses or renew existing license agreements to achieve continued growth of our business. There can be no assurance that these license agreements can be obtained or renewed on acceptable terms, or at all. Further, any disputes with our licensing partners with respect to such agreements could narrow the scope of our rights to the relevant intellectual property, increase our obligations under such agreements, or restrict our ability to develop and market our current product and service offerings. Any of these events could adversely impact our business, results of operations and financial conditions.

Effect of Business Combination on our Financial Statements

As a result of the management buyout and the application of IFRS 3 — Business Combination, our assets and liabilities were adjusted to their estimated fair market values as of June 16, 2023, the closing date of the management buyout. These adjusted valuations resulted in an increase in depreciation and amortization expenses, due to the increased carrying value of our assets and the related increase in depreciation of tangible assets and amortization of our intangible assets. The business combination of OMS on June 16, 2023 had material impact on the Successor’s result of operations for the period from June 16, 2023 through March 31, 2024, as the Successor recognized a bargain purchase gain of $49.4 million as a result of the application of IFRS 3. See “Note 2.2(e)” to our consolidated financial statements included elsewhere in this prospectus and “Critical accounting estimates — business combination.”

The financial information presented in this prospectus and the audited financial statements and unaudited condensed financial statements included in this prospectus include a black line division to indicate that the Successor and Predecessor periods have applied different bases of accounting and are not comparable.

Results of Operations

Comparison of Results for the Period from June 16, 2023 through March 31, 2024 (Successor) and the Period from April 1, 2023 through June 15, 2023 (Predecessor) and the year ended March 31, 2023 (Predecessor).

The following table sets forth a summary of our consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenue.

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Revenue – third parties	163,267	16,967	93,734
Revenue – related parties	—	1,215	3,728
Total revenue	163,267	18,182	97,462

Cost of revenue – third parties	(114,525)	(13,080)	(68,628)
Cost of revenue – related parties	—	(75)	(793)
Total cost of revenue	(114,525)	(13,155)	(69,421)

Gross profit	48,742	5,027	28,041

Selling, general and administrative expenses	(8,574)	(1,790)	(8,142)
Operating profit	40,168	3,237	19,899

Bargain purchase gain	49,429	—	—
Other income/(expenses), net – third parties	775	(108)	(176)
Other income, net – related parties	—	29	169
Total other income/(expenses), net	50,204	(79)	(7)

Finance income – third parties	55	9	32
Finance income – related parties	—	65	204
Total finance income	55	74	236

Finance cost – third parties	(915)	(38)	(184)
Finance cost – related parties	—	(162)	(1,759)
Total finance cost	(915)	(200)	(1,943)

Share of profit of equity method investments	—	—	3,427
Profit before tax	89,512	3,032	21,612
Income tax expense	(7,424)	(657)	(9,190)
Net profit	82,088	2,375	12,422

Revenue

We generate revenue primarily from (i) sale of oilfield equipment products, and (ii) rendering of premium threading and other ancillary services. Sale of oilfield equipment products include specialty connectors and pipes, surface wellhead and Christmas tree. Our other ancillary services include machining services for oil country tubular goods, repair and remanufacture services, inspection services and engineering and testing services. Our revenue was $97.5 million for the year ended March 31, 2023, $18.2 million for the period from April 1, 2023 through June 15, 2023, and $163.3 million for the period from June 16, 2023 through March 31, 2024.

The following table sets forth our revenue by categories for the periods indicated.

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Revenue
Sale of oilfield equipment products
Specialty connectors and pipes	113,531	5,114	48,581
Surface wellhead and Christmas tree	6,750	3,017	3,840
Rendering of premium threading and other ancillary services
Premium threading services	31,088	7,625	33,549
Other ancillary services	11,898	2,426	11,492
Total Revenue	163,267	18,182	97,462

The increase in revenue mainly driven by a substantial growth in our sales of specialty connectors and pipes. Our revenue for specialty connectors and pipes was $48.6 million for the year ended March 31, 2023, $5.1 million for the period from April 1, 2023 through June 15, 2023, and $113.5 million for the period from June 16, 2023 through March 31, 2024. We achieved such revenue growth primarily due to a significant increase in demand from one of our major customers who had higher levels of business activities related to oil and gas production.

Our revenue for surface wellhead and Christmas tree was $3.8 million for the year ended March 31, 2023, $3.0 million for the period from April 1, 2023 through June 15, 2023, and $6.8 million for the period from June 16, 2023 through March 31, 2024. The change was due to successful marketing activities of our products in this category in Indonesia.

Our revenue from rendering of premium threading services was $33.5 million for the year ended March 31, 2023, $7.6 million for the period from April 1, 2023 through June 15, 2023, and $31.1 million for the period from June 16, 2023 through March 31, 2024. The change was due to higher level of rig activities across our oil and gas customers that drive their demand for our premium threading services.

Our revenue generated from other ancillary services was $11.5 million for the year ended March 31, 2023, $2.4 million for the period from April 1, 2023 through June 15, 2023, and $11.9 million for the period from June 16, 2023 through March 31, 2024. The change was similarly due to the higher level of demand from our customers.

The following table sets forth our revenue by operating markets for the periods indicated.

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Revenue
Saudi Arabia	112,015	3,544	46,633
Singapore	19,011	4,577	18,094
Malaysia	11,102	3,402	12,976
Thailand	7,603	2,367	8,861
Indonesia	11,154	3,740	8,664
Others	2,382	552	2,234
Total revenue	163,267	18,182	97,462

In terms of revenue by operating markets, revenue from Saudi Arabia was the largest growth driver and contributor. Our revenue from Saudi Arabia was $46.6 million for the year ended March 31, 2023, $3.5 million for the period from April 1, 2023 through June 15, 2023, and $112.0 million for the period from June 16, 2023 through March 31, 2024. The change was primarily due to an increase in demand for our specialty connectors and pipes from one of our major customers in Saudi Arabia who had higher levels of business activities related to oil and gas production.

Our revenue from Singapore was $18.1 million for the year ended March 31, 2023, $4.6 million for the period from April 1, 2023 through June 15, 2023, and $19.0 million for the period from June 16, 2023 through March 31, 2024. The change was due to higher level of rig activities for our oil and gas customers that increased their demand for both premium threading services and other ancillary services within Singapore.

Our revenue from Malaysia was $13.0 million for the year ended March 31, 2023, $3.4 million for the period from April 1, 2023 through June 15, 2023, and $11.1 million for the period from June 16, 2023 through March 31, 2024. The change was due primarily from growth and an increase in demand for premium threading services within Malaysia.

Our revenue from Thailand was $8.9 million for the year ended March 31, 2023, $3.4 million for the period from April 1, 2023 through June 15, 2023, and $11.1 million for the period from June 16, 2023 through March 31, 2024. The change was mainly driven by an increase in demand for our premium threading services and other ancillary services due to the higher level of business activities for our oil and gas customers within Thailand.

Our revenue from Indonesia was $8.7 million for the year ended March 31, 2023, $3.7 million for the period from April 1, 2023 through June 15, 2023, and $11.2 million for the period from June 16, 2023 through March 31, 2024. The change was driven primarily by the increase in sales of surface wellhead and Christmas tree fueled by successful marketing within Indonesia.

Our revenue from other markets was $2.2 million for the year ended March 31, 2023, $0.6 million for the period from April 1, 2023 through June 15, 2023, and $2.4 million for the period from June 16, 2023 through March 31, 2024. The change was due to higher demand for our premium threading services.

Cost of revenue

The cost of revenue primarily consists of personnel costs, material, supplies and subcontracting costs, royalties, freight costs, equipment costs and other associated direct costs. Our cost of revenue was $69.4 million for the year ended March 31, 2023, $13.2 million for the period from April 1, 2023 through June 15, 2023, and $114.5 million for the period from June 16, 2023 through March 31, 2024.

The following table sets forth our cost of revenue by categories for the periods indicated.

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Cost of revenue
Sale of oilfield equipment products
Specialty connectors and pipes	85,613	4,282	35,418
Surface wellhead and Christmas tree	2,330	2,694	3,588
Rendering of premium threading and other ancillary services
Premium threading services	19,754	4,772	23,959
Other ancillary services	6,828	1,407	6,456
Total cost of revenue	114,525	13,155	69,421

Our cost of revenue for specialty connectors and pipes was $35.4 million for the year ended March 31, 2023, $4.3 million for the period from April 1, 2023 through June 15, 2023, and $85.6 million for the period from June 16, 2023 through March 31, 2024. The change was largely due to our material, supplies and subcontracting costs incurred to manufacture the higher volume of specialty connectors and pipes as ordered by our customers.

Our cost of revenue for surface wellhead and Christmas tree was $3.6 million for the year ended March 31, 2023, $2.7 million for the period from April 1, 2023 through June 15, 2023, and $2.3 million for the period from June 16, 2023 through March 31, 2024. The change was driven by a higher proportion of sales contributed by higher margin products within the category.

Our cost of revenue from rendering of premium threading services was $24.0 million for the year ended March 31, 2023, $4.8 million for the period from April 1, 2023 through June 15, 2023, and $19.8 million for the period from June 16, 2023 through March 31, 2024. The change was due to benefits of economies of scale as the main costs incurred are fixed licensing cost in connection with the maintenance of existing licensing agreement with the licensors.

Our cost of revenue generated from other ancillary services was $6.5 million for the year ended March 31, 2023, $1.4 million for the period from April 1, 2023 through June 15, 2023, and $6.8 million for the period from June 16, 2023 through March 31, 2024. The change was in line with the increase in revenue generated for the category.

The following table sets forth our cost of revenue by operating markets for the periods indicated.

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Cost of revenue
Saudi Arabia	78,303	2,656	33,864
Singapore	12,816	3,112	10,879
Malaysia	8,693	1,995	9,541
Thailand	5,915	1,673	7,054
Indonesia	7,078	3,424	6,543
Others	1,721	295	1,540
Total cost of revenue	114,525	13,155	69,421

Our cost of revenue from Saudi Arabia was $33.9 million for the year ended March 31, 2023, $2.7 million for the period from April 1, 2023 through June 15, 2023, and $78.3 million for the period from June 16, 2023 through March 31, 2024. The change was primarily due to a significant increase in material, supplies and subcontracting costs incurred to manufacture the higher volume of specialty connectors and pipes ordered by one of our major customers in Saudi Arabia.

Our cost of revenue from Singapore was $10.9 million for the year ended March 31, 2023, $3.1 million for the period from April 1, 2023 through June 15, 2023, and $12.8 million for the period from June 16, 2023 through March 31, 2024. The change was due to higher staff expenses and higher depreciation costs recognized as a result of the MBO and the application of IFRS 3 — Business Combination and offset by a lower subcontracting costs incurred within Singapore.

Our cost of revenue from Malaysia was $9.5 million for the year ended March 31, 2023, $2.0 million for the period from April 1, 2023 through June 15, 2023, and $8.7 million for the period from June 16, 2023 through March 31, 2024. The change was driven by recognition of higher depreciation costs from the MBO and the application of IFRS 3 — Business Combination and offset by lower subcontracting costs in performing our services to our customers within Malaysia.

Our cost of revenue from Thailand was $7.1 million for the year ended March 31, 2023, $1.7 million for the period from April 1, 2023 through June 15, 2023, and $6.0 million for the period from June 16, 2023 through March 31, 2024. The change was in line with the increase in revenue generated within Thailand.

Our cost of revenue from Indonesia was $6.5 million for the year ended March 31, 2023, $3.4 million for the period from April 1, 2023 through June 15, 2023, and $7.1 million for the period from June 16, 2023 through March 31, 2024. The change was mainly driven by higher costs incurred in generating the significant revenue growth, offset by having a higher product margin mix sold within Indonesia.

Our cost of revenue from other markets was $1.5 million for the year ended March 31, 2023, $0.3 million for the period from April 1, 2023 through June 15, 2023, and $1.7 million for the period from June 16, 2023 through March 31, 2024. The change was due to higher staff expenses and subcontracting costs incurred.

Gross profit

Our gross profit was $28.0 million for the year ended March 31, 2023, $5.0 million for the period from April 1, 2023 through June 15, 2023, and $48.7 million for the period from June 16, 2023 through March 31, 2024. Our gross profit margin was 28.8% for the year ended March 31, 2023, 27.6% for the period from April 1, 2023 through June 15, 2023, and 29.9% for the period from June 16, 2023 through March 31, 2024. The change in gross profit was primarily due to an increase in total revenue. Our gross profit margin was impacted by the additional depreciation recognized from the MBO and the application of IFRS 3 — Business Combination, but largely offset by the underlying expansion in margin as we benefited from economies of scale with higher volume of sales and higher mix of higher margin services performed.

Selling, general and administrative expenses

Selling, general and administrative expenses consisted primarily of salary and benefits, office expenses, legal and professional fees, transportation, travel and accommodation and other administrative expenses. Our selling, general and administrative expenses was $8.1 million for the year ended March 31, 2023, $1.8 million for the period from April 1, 2023 through June 15, 2023, and $8.6 million for the period from June 16, 2023 through March 31, 2024. The changes was mainly due to an increase in legal and professional fees, staff expenses and depreciation.

Bargain purchase gain

A bargain purchase gain of $49.4 million was recognized for the period from June 16, 2023 through March 31, 2024 in connection with the management buyout. The bargain purchase gain represents the excess of the fair value of the net assets in addition to the consideration paid at the acquisition date. The negotiation process of the fixed purchase consideration happened during the downturn in the oil and gas industry and a corresponding shift in business direction by the previous owners, back in the year 2022. As market conditions have improved materially since the downturn, these assets have been revalued to reflect their current fair value and the difference between the acquisition cost, and the revalued amount has resulted in a significant bargain purchase gain. See Note 3 to our consolidated financial statements included elsewhere in this prospectus for further details.

Other income/(expenses), net

Other income, net primarily consisted of gain from disposal of property, plant and equipment, and gain (loss) from foreign exchange and others. For the year ended March 31, 2023, our other expenses, net was $0.007 million and for the period from April 1, 2023 through June 15, 2023, our expenses, net was $0.08 million. For the period from June 16, 2023 through March 31, 2024, our other income, net was $0.8 million. The changes was primarily due to gain from disposal of property, plant and equipment, miscellaneous income and loss from foreign exchange.

Finance income

Finance income primarily consisted of interest income from cash pooling arrangements with a related party and interest income from banks. Our finance income was $0.2 million for the year ended March 31, 2023, $0.07 million for the period from April 1, 2023 through June 15, 2023, and $0.06 million for the period from June 16, 2023 through March 31, 2024. The change was mainly due to the decrease in interest income from cash pooling arrangements with a related party which was terminated in connection with the MBO.

Finance costs

Finance costs primarily consisted of interest expenses from bank loans and amount due to a related party (cash pooling arrangements and fixed term loans), interest expense from lease liability and interest expense from defined benefit plans. Our finance costs was $1.9 million for the year ended March 31, 2023, $0.2 million for the period from April 1, 2023 through June 15, 2023, and $0.9 million for the period from June 16, 2023 through March 31, 2024. The changes was mainly due to a decrease in interest expense driven by the repayment of amounts due to a related party.

Share of profit of equity method investments

Equity method investments primarily consisted of our investments in two associates. The share of profit of equity method investments were $3.4 million, nil and nil for the year ended March 31, 2023, period from April 1, 2023 through June 15, 2023 and period from June 16, 2023 through March 31, 2024, respectively as we fully disposed our interests in the associates during the year ended March 31, 2023.

Income tax expense

Our income tax expense was $9.2 million for the year ended March 31, 2023, $0.7 million for the period from April 1, 2023 through June 15, 2023, and $7.4 million for the period from June 16, 2023 through March 31, 2024. The change was due to higher impact of non-deductible expenses for the year ended March 31, 2023. We are subject to income tax rules and regulations in the jurisdictions we operated, which mainly include Singapore, Saudi Arabia, Malaysia and Thailand. Singapore sourced income and foreign-sourced income that is remitted or deemed remitted to Singapore are subject to a flat corporate income tax of 17% with certain partial tax exemption. Our operation in Saudi Arabia is subject to 20% income tax on our net adjusted profits generated in Saudi Arabia. Our operation in Malaysia is subject to 24% income tax on our chargeable income generated in Malaysia. Our operation in Thailand is subject to 20% income tax on our net income generated in Thailand. Our effective income tax rates was 42.5% for the year ended March 31, 2023, 21.7% for the period from April 1, 2023 through June 15, 2023, and 8.3% for the period from June 16, 2023 through March 31, 2024. The changes was primarily due to the tax effect from zero tax imposed on the bargain purchase gain of $49.4 million recognized for period from June 16, 2023 through March 31, 2024, and higher impact of non-deductible expenses for the year ended March 31, 2023.

Profit for the year

As a result of the foregoing, our profit was $12.4 million for the year ended March 31, 2023, $2.4 million for the period from April 1, 2023 through June 15, 2023, and $82.1 million for the period from June 16, 2023 through March 31, 2024.

Results of Operations

Comparison of Results for the six months ended September 30, 2024 (Successor), and the Period from June 16, 2023 through September 30, 2023 (Successor) and the Period from April 1, 2023 through June 15, 2023 (Predecessor).

The following table sets forth a summary of our unaudited condensed consolidated results of operations for the periods indicated, both in absolute amount and as a percentage of its total revenue.

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16, through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Revenue – third parties	129,212	40,238	16,967
Revenue – related parties	—	—	1,215
Total revenue	129,212	40,238	18,182

Cost of revenue – third parties	(86,126)	(29,695)	(13,080)
Cost of revenue – related parties	—	—	(75)
Total cost of revenue	(86,126)	(29,695)	(13,155)

Gross profit	43,086	10,543	5,027

Selling, general and administrative expenses	(4,968)	(2,640)	(1,790)
Operating profit	38,118	7,903	3,237

Bargain purchase gain	—	49,429	—
Other income/(expenses), net – third parties	593	(104)	(108)
Other income, net – related parties	—	—	29
Total other income/(expenses), net	593	49,325	(79)

Finance income – third parties	71	59	9
Finance income – related parties	—	—	65
Total finance income	71	59	74

Finance cost – third parties	(122)	(375)	(38)
Finance cost – related parties	—	—	(162)
Total finance cost	(122)	(375)	(200)

Profit before tax	38,660	56,912	3,032
Income tax expense	(7,951)	(1,326)	(657)
Net profit	30,709	55,586	2,375

Revenue

We generate revenue primarily from (i) sale of oilfield equipment products, and (ii) rendering of premium threading and other ancillary services. Sale of oilfield equipment products include specialty connectors and pipes, surface wellhead and Christmas tree. Our other ancillary services include machining services for oil country tubular goods, repair and remanufacture services, inspection services and engineering and testing services. Our revenue was $18.2 million for the period from April 1, 2023 through June 15, 2023, $40.2 million for the period from June 16, 2023 through September 30, 2023 and $129.2 million for the six months ended September 30, 2024.

The following table sets forth our revenue by categories for the periods indicated.

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16, through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Revenue
Sale of oilfield equipment products
Specialty connectors and pipes	95,701	22,600	5,114
Surface wellhead and Christmas tree	5,145	1,638	3,017
Rendering of premium threading and other ancillary services
Premium threading services	19,312	12,227	7,625
Other ancillary services	9,054	3,773	2,426
Total Revenue	129,212	40,238	18,182

Our revenue from sales of specialty connectors and pipes was $5.1 million for the period from April 1, 2023 through June 15, 2023, $22.6 million for the period from June 16, 2023 through September 30, 2023 and $95.7 million for the six months ended September 30, 2024. The change was primarily due to a significant increase in demand from one of our major customers who had higher levels of business activities related to oil and gas production.

Our revenue from sales of surface wellhead and Christmas tree was $3.0 million for the period from April 1, 2023 through June 15, 2023, $1.6 million for the period from June 16, 2023 through September 30, 2023 and $5.1 million for the six months ended September 30, 2024. The change was mainly due to our Company securing orders with a new customer in Oman.

Our revenue from rendering premium threading services was $7.6 million for the period from April 1, 2023 through June 15, 2023, $12.2 million for the period from June 16, 2023 through September 30, 2023 and $19.3 million for the six months ended September 30, 2024. The demand for our premium threading services remained at similar levels.

Our revenue generated from other ancillary services was $2.4 million for the period from April 1, 2023 through June 15, 2023, $3.8 million for the period from June 16, 2023 through September 30, 2023 and $9.0 million for the six months ended September 30, 2024. The change was due to a higher level of demand from increased rig activities.

The following table sets forth our revenue by operating markets for the periods indicated.

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16, through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Revenue
Saudi Arabia	94,162	21,412	3,544
Singapore	10,127	7,638	4,577
Malaysia	8,713	3,988	3,402
Thailand	5,504	2,755	2,367
Indonesia	9,307	3,630	3,740
Others	1,399	815	552
Total revenue	129,212	40,238	18,182

Our revenue from Saudi Arabia was $3.5 million for the period from April 1, 2023 through June 15, 2023, $21.4 million for the period from June 16, 2023 through September 30, 2023 and $94.2 million for the six months ended September 30, 2024. The change was mainly driven by an increase in demand for our specialty connectors and pipes from one of our major customers in Saudi Arabia who had higher levels of business activities related to oil and gas production.

Our revenue from Singapore was $4.6 million for the period from April 1, 2023 through June 15, 2023, $7.6 million for the period from June 16, 2023 through September 30, 2023 and $10.1 million for the six months ended September 30, 2024. The change was due to a lower level of demand for both specialty connectors and pipes and other ancillary services within Singapore.

Our revenue from Malaysia was $3.4 million for the period from April 1, 2023 through June 15, 2023, $4.0 million for the period from June 16, 2023 through September 30, 2023 and $8.7 million for the six months ended September 30, 2024. The change was driven by growth in revenue from premium threading services and other ancillary services within Malaysia.

Our revenue from Thailand was $2.4 million for the period from April 1, 2023 through June 15, 2023, $2.8 million for the period from June 16, 2023 through September 30, 2023 and $5.5 million for the six months ended September 30, 2024. The change was mainly driven by an increase in demand for other ancillary services due to the higher level of business activities for our oil and gas customers in Thailand.

Our revenue from Indonesia was $3.7 million for the period from April 1, 2023 through June 15, 2023, $3.6 million for the period from June 16, 2023 through September 30, 2023 and $9.3 million for the six months ended September 30, 2024. The change was driven primarily by the increase in sales of other ancillary services followed by the increase in demand by our customers in Indonesia.

Lastly, our revenue from other markets was $0.6 million for the period from April 1, 2023 through June 15, 2023, $0.8 million for the period from June 16, 2023 through September 30, 2023 and $1.4 million for the six months ended September 30, 2024. Sales in other markets which was driven by Brunei remained relatively flat.

Cost of revenue

The cost of revenue primarily consists of personnel costs, material, supplies and subcontracting costs, royalties, freight costs, equipment costs and other associated direct costs. Our cost of revenue was $13.2 million for the period from April 1, 2023 through June 15, 2023, $29.7 million for the period from June 16, 2023 through September 30, 2023 and $86.1 million for the six months ended September 30, 2024.

The following table sets forth our cost of revenue by categories for the periods indicated.

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16, through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Cost of revenue
Sale of oilfield equipment products
Specialty connectors and pipes	66,011	17,358	4,282
Surface wellhead and Christmas tree	4,082	525	2,694
Rendering of premium threading and other ancillary services
Premium threading services	11,771	8,930	4,772
Other ancillary services	4,262	2,882	1,407
Total cost of revenue	86,126	29,695	13,155

Our cost of revenue from sales of specialty connectors and pipes was $4.3 million for the period from April 1, 2023 through June 15, 2023, $17.4 million for the period from June 16, 2023 through September 30, 2023 and $66.0 million for the six months ended September 30, 2024. The change was due largely to our material, supplies and subcontracting costs incurred to manufacture the higher volume of specialty connectors and pipes as ordered by our customers.

Our cost of revenue from sales of surface wellhead and Christmas tree was $2.7 million for the period from April 1, 2023 through June 15, 2023, $0.5 million for the period from June 16, 2023 through September 30, 2023 and $4.1 million for the six months ended September 30, 2024. The changes was mainly due to higher sales volume.

Our cost of revenue from rendering of premium threading services was $4.8 million for the period from April 1, 2023 through June 15, 2023, $8.9 million for the period from June 16, 2023 through September 30, 2023 and $11.8 million for the six months ended September 30, 2024. Despite the revenue from our premium threading services remained at similar levels, there was a decrease in common fixed cost being allocated following a lower premium threading services sold as a proportion of the total revenue.

Our cost of revenue generated from other ancillary services was $1.4 million for the period from April 1, 2023 through June 15, 2023, $2.9 million for the period from June 16, 2023 through September 30, 2023 and $4.3 million for the six months ended September 30, 2024. The cost or revenue remained at similar levels despite an increase in revenue due to benefits of economies of scale as the main costs incurred are fixed labor cost in connection with the rendering of ancillary services.

The following table sets forth our cost of revenue by operating markets for the periods indicated.

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16, through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Cost of revenue
Saudi Arabia	64,960	15,631	2,656
Singapore	5,045	6,039	3,112
Malaysia	5,409	3,362	1,995
Thailand	3,906	2,019	1,673
Indonesia	5,873	1,965	3,424
Others	933	679	295
Total cost of revenue	86,126	29,695	13,155

Our cost of revenue from Saudi Arabia was $2.7 million for the period from April 1, 2023 through June 15, 2023, $15.6 million for the period from June 16, 2023 through September 30, 2023 and $65.0 million for the six months ended September 30, 2024. The change was mainly due to a significant increase in material, supplies and subcontracting costs incurred to manufacture the higher volume of specialty connectors and pipes ordered by one of our major customers in Saudi Arabia.

Our cost of revenue from Singapore was $3.1 million for the period from April 1, 2023 through June 15, 2023, $6.0 million for the period from June 16, 2023 through September 30, 2023 and $5.0 million for the six months ended September 30, 2024. The change was due to lower subcontracting costs incurred in line with lower revenue within Singapore.

Our cost of revenue from Malaysia was $2.0 million for the period from April 1, 2023 through June 15, 2023, $3.4 million for the period from June 16, 2023 through September 30, 2023 and $5.4 million for the six months ended September 30, 2024. The change was driven by lower subcontracting costs incurred in providing our services to our customers in Malaysia.

Our cost of revenue from Thailand was $1.7 million for the period from April 1, 2023 through June 15, 2023, $2.0 million for the period from June 16, 2023 through September 30, 2023 and $3.9 million for the six months ended September 30, 2024. The change was in line with the moderate increase in revenue generated within Thailand.

Our cost of revenue from Indonesia was $3.4 million for the period from April 1, 2023 through June 15, 2023, $2.0 million for the period from June 16, 2023 through September 30, 2023 and $5.9 million for the six months ended September 30, 2024. The change was driven by higher costs incurred in generating the revenue growth within Indonesia.

Lastly, our cost of revenue from other markets was $0.3 million for the period from April 1, 2023 through June 15, 2023, $0.7 million for the period from June 16, 2023 through September 30, 2023 and $0.9 million for the six months ended September 30, 2024. The change was due to lower subcontracting costs incurred.

Gross profit

Our gross profit was $5.0 million for the period from April 1, 2023 through June 15, 2023, $10.5 million for the period from June 16, 2023 through September 30, 2023 and $43.1 million for the six months ended September 30, 2024. Our gross profit margin was 27.6% for the period from April 1, 2023 through June 15, 2023, 26.2% for the period from June 16, 2023 through September 30, 2023, and 33.3% for the six months ended September 30, 2024. The change in gross profit was primarily due to an increase in total revenue and increased operating leverage.

Selling, general and administrative expenses

Selling, general and administrative expenses consisted primarily of salary and benefits, office expenses, legal and professional fees, transportation, travel and accommodation and other administrative expenses. Our selling, general and administrative expenses was $1.8 million for the period from April 1, 2023 through June 15, 2023, $2.6 million for the period from June 16, 2023 through September 30, 2023 and $5.0 million for the six months ended September 30, 2024. The change was mainly due to increase in professional fees relating to this offering which could not be capitalized and staff expenses as a result of an increase in headcount.

Bargain purchase gain

A bargain purchase gain of $49.4 million was recognized for the period from June 16 through September 30, 2023 in connection with the management buyout. The bargain purchase gain represents the excess of the fair value of the net assets in addition to the consideration paid at the acquisition date. The negotiation process of the fixed purchase consideration happened during the downturn in the oil and gas industry and a corresponding shift in business direction by the previous owners, back in the year 2022. As market conditions have improved materially since the downturn, these assets have been revalued to reflect their current fair value and the difference between the acquisition cost, and the revalued amount has resulted in a significant bargain purchase gain. See Note 3 to our consolidated financial statements included elsewhere in this prospectus for further details.

Other income/(expenses), net

Other income, net primarily consisted of gain from disposal of property, plant and equipment, and gain (loss) from foreign exchange and others. Our other expenses, net was $0.08 million for the period from April 1, 2023 through June 15, 2023 and $0.1 million for the period from June 16, 2023 through September 30, 2023. Our other income, net was $0.6 million for the six months ended September 30, 2024. The change was primarily due to miscellaneous income and gain from disposal of property, plant and equipment.

Finance income

Finance income primarily consisted of interest income from cash pooling arrangements with a related party and interest income from banks. Our finance income was $0.07 million for the period from April 1, 2023 through June 15, 2023, $0.06 million for the period from June 16, 2023 through September 30, 2023 and $0.07 million for the six months ended September 30, 2024. The change was mainly due to the decrease in interest income from cash pooling arrangements with a related party which was terminated in connection to the MBO.

Finance costs

Finance costs primarily consisted of interest expenses from bank loans and amount due to a related party (cash pooling arrangements and fixed term loans), interest expense from lease liability and interest expense from defined benefit plans. Our finance cost was $0.2 million for the period from April 1, 2023 through June 15, 2023, $0.4 million for the period from June 16, 2023 through September 30, 2023 and $0.1 million for the six months ended September 30, 2024. The change was mainly due to the decrease in interest expense driven by the repayment of an amount due to a related party and also the repayment of bank loans during the six months ended September 30, 2024.

Income tax expense

Our income tax expense was $0.7 million for the period from April 1, 2023 through June 15, 2023, $1.3 million for the period from June 16, 2023 through September 30, 2023 and $8.0 million for the six months ended September 30, 2024. We are subject to income tax rules and regulations in the jurisdictions we operated, which mainly include Singapore, Saudi Arabia, Malaysia and Thailand. Singapore sourced income and foreign-sourced income that is remitted or deemed remitted to Singapore are subject to a flat corporate income tax of 17% with certain partial tax exemption. Our operation in Saudi Arabia is subject to 20% income tax on our net adjusted profits generated in Saudi Arabia. Our operation in Malaysia is subject to 24% income tax on our chargeable income generated in Malaysia. Our operation in Thailand is subject to 20% income tax on our net income generated in Thailand. Our effective income tax rate was 21.7% for the period from April 1, 2023 through June 15, 2023, 2.3% for the period from June 16, 2023 through September 30, 2023 and 20.6% for the six months ended September 30, 2024. The change was primarily due to the tax effect from zero tax imposed on the bargain purchase gain of $49.4 million recognized for the period from June 16 through September 30, 2023.

Profit for the period

As a result of the foregoing, our net profit was $2.4 million for the period from April 1, 2023 through June 15, 2023, $55.6 million for the period from June 16, 2023 through September 30, 2023 and $30.7 million for the six months ended September 30, 2024.

Different Basis of Accounting

It is important to note that the periods presented were prepared under different bases of accounting. The Predecessor period from April 1, 2023 through June 15, 2023 were prepared under the previous reporting structure before the MBO, whereas the Successor periods from June 16, 2023 through September 30, 2023, for the six months ended September 30, 2024 and the period from June 16, 2023 through March 31, 2024 were prepared under our current reporting structure. As a result, direct comparisons between these Predecessor and Successor periods may not be indicative of our financial performance had both periods been presented under the same basis of accounting. Investors should consider this difference when evaluating the fluctuations in our revenue, gross margin, and net profit.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have managed our working capital and other liquidity requirements through a combination of cash generated from our operations and loan facilities from banks and a related party. The directors are satisfied that funds are available to finance the operations of the Group.

As of September 30, 2024 and March 31, 2024, our cash and cash equivalents, excluding restricted cash, amounted to approximately $60.6 million and $43.5 million, respectively, and our current assets were $162.9 million and $114.1 million, respectively, and our current liabilities were $76.4 million and $61.4 million, respectively. For the six months ended September 30, 2024, we generated operating profit and net profit of $38.1 million and $30.7 million, respectively, and our cash provided by operations was $23.4 million. We generated operating profit and net profit of $3.2 million and $2.4 million, respectively for the period from April 1 through June 15, 2023 and our cash used in operations was $2.9 million for the period. We generated operating profit and net profit of $40.2 million and $82.1 million, respectively for the period from June 16, 2023 through March 31, 2024 and our cash provided by operations was $24.0 million for the period.

To sustain its ability to support the Company’s operating activities, the Company may have to consider supplementing its available sources of funds through the following sources:

•        cash generated from our operations; and

•        other available sources of financing from banks and other financial institutions.

Our financial statements appearing elsewhere in this prospectus have been prepared on the assumption that the Company will continue as a going concern basis. The going concern basis assumes that assets are realized, and liabilities are extinguished in the ordinary course of business at amounts disclosed in the financial statements. Our ability to continue as a going concern depends upon aligning its sources of funding (debt and equity) with the expenditure requirements of the Company and repayment of the short-term debt facilities as and when they fall due.

We maintain sufficient cash, and internally generate cash from operations to finance their activities.

Cash Flows Analysis

For the Period from June 16, 2023 through March 31, 2024 (Successor) and the Period from April 1, 2023 through June 15, 2023 (Predecessor) and the year ended March 31, 2023 (Predecessor).

The following table sets forth a summary of our cash flows for the periods indicated.

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Net cash provided by/(used in) operating activities	24,045	(2,890)	29,030
Net cash (used in)/provided by investing activities	(6,136)	19,781	(2,684)
Net cash provided by/(used in) financing activities	91	(18,716)	(13,273)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(2,473)	(75)	150
Net increase/(decrease) in cash, cash equivalents and restricted cash	15,527	(1,900)	13,223
Cash, cash equivalents and restricted cash at beginning of period	29,903	31,803	18,580
Cash, cash equivalents and restricted cash at end of period	45,430	29,903	31,803

Operating Activities

Our net cash provided by operating activities was $29.0 million for the year ended March 31, 2023. Our net cash used in operating activities was $2.9 million for the period from April 1, 2023 through June 15, 2023. Our net cash provided by operating activities was $24.0 million for the period from June 16, 2023 through March 31, 2024. The changes were primarily due to:

(1)    An increase in net income after adjusting for non-cash items driven mainly by an increase in our revenue. Our net income after adjusting for non-cash items was $23.2 million (net income of $12.4 million add adjustments for non-cash items of $10.8 million) for the year ended March 31, 2023, $3.7 million (net income of $2.4 million add adjustments for non-cash items of $1.3 million) for the period from April 1, 2023 through June 15, 2023, and $44.4 million ($82.1 million less adjustments for non-cash items of $37.7 million) for the period from June 16, 2023 through March 31, 2024; and

(2)    An increase in trade and other payables in line with our expanded business activities. Our changes in trade and other payables was an increase of $5.0 million for the year ended March 31, 2023, a decrease of $2.2 million for the period from April 1, 2023 through June 15, 2023, and an increase of $26.2 million for the period from June 16, 2023 through March 31, 2024; and

(3)    Offset by an increase in trade receivables (including both third parties and related parties) and contract assets as a result of significantly higher revenue generated. Our changes in trade receivables and contract assets were an increase of $1.4 million for the year ended March 31, 2023, an increase of $2.0 million for the period from April 1, 2023 through June 15, 2023, and an increase of $19.2 million for the period from June 16, 2023 through March 31, 2024; and

(4)    An increase in inventories as we had more inventory balance to meet the increased demands and pre-orders from our customers, which was in line with the significant increase in our revenue generated. Our changes in inventories were a decrease of $2.6 million for the year ended March 31, 2023, an increase of $0.4 million for the period from April 1, 2023 through June 15, 2023, and an increase of $20.8 million for the period from June 16, 2023 through March 31, 2024.

Investing Activities

For the period from June 16, 2023 through March 31, 2024, net cash used in investing activities was $6.1 million, which primarily consisted of increase in amount due from related parties amounting to $1.6 million relating to costs incurred as part of this offering, $2.0 million of cash payment for the MBO and $3.2 million of acquisition of property, plant and equipment and offset by $0.7 million of proceeds from sale of property, plant and equipment.

For the period from April 1, 2023 through June 15, 2023, net cash provided by investing activities was $19.8 million, which primarily consisted of collection of amount due from related parties amounting to $21.0 million as a result of repayments received from related parties as part of the termination of the cash pooling arrangements and offset by $1.2 million of acquisition of property, plant and equipment.

For the year ended March 31, 2023, net cash used in investing activities was $2.7 million, which was primarily consisted of $1.1 million of cash payments for acquisition of property, plant and equipment and $15.7 million addition to amount due from related parties for the cash pooling arrangements and offset by $3.4 million of dividends received from equity method investments and $10.8 million of proceeds from disposal of equity method investments.

Financing Activities

For the period from June 16, 2023 through March 31, 2024, net cash provided by financing activities was $0.09 million which was primarily consisted $5.0 million in advances from potential investors and offset by $3.9 million repayment made for the loans and borrowings, $0.2 million in interest repayment and $0.8 million in repayment of lease liabilities.

For the period from April 1, 2023 through June 15, 2023, net cash used in financing activities was $18.7 million which was primarily consisted of $28.0 million repayments made for the loans obtained from a related party, $0.2 million in interest repayment and $0.2 million in repayment of lease liabilities, and offset by $8.8 million in proceeds from loans issued by a related party and $0.9 million in proceeds from loans issued by a third-party financial institution.

For the year ended March 31, 2023, net cash used in financing activities was $13.3 million which was primarily consisted of $22.7 million repayments made for the loans obtained from a related party, $0.5 million in repayment of loans and borrowings, $1.9 million in interest repayment and $1.7 million in repayment of lease liabilities, and offset by $13.6 million in proceeds from capital injection by a related party.

For the six months ended September 30, 2024 (Successor), and the Period from June 16, 2023 through September 30, 2023 (Successor) and the Period from April 1, 2023 through June 15, 2023 (Predecessor).

The following table sets forth a summary of our cash flows for the periods indicated.

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Net cash provided by/(used in) operating activities	23,359	4,100	(2,890)
Net cash (used in)/provided by investing activities	(1,715)	(5,058)	19,781
Net cash provided by/(used in) financing activities	(7,102)	2,427	(18,716)
Effect of foreign exchange on cash, cash equivalents and restricted cash	2,730	(3,662)	(75)
Net increase/(decrease) in cash, cash equivalents and restricted cash	17,272	(2,193)	(1,900)
Cash, cash equivalents and restricted cash at beginning of period	45,430	29,903	31,803
Cash, cash equivalents and restricted cash at end of period	62,702	27,710	29,903

Operating Activities

Our net cash used in operating activities was $2.9 million for the period from April 1, 2023 through June 15, 2023. Our net cash provided by operating activities was $4.1 million for the period from June 16, 2023 through September 30, 2023, and $23.4 million for the six months ended September 30, 2024. The changes were primarily due to:

(1)    An increase in net income after adjusting for non-cash items driven mainly by a significant increase in our revenue generated. Our net income after adjusting for non-cash items was $3.7 million (net profit of $2.4 million add adjustments for non-cash items of $1.3 million) for the period from April 1, 2023 through June 15, 2023, $9.5 million (net profit of $55.6 million less adjustments for non-cash items of $46.1 million) for the period from June 16, 2023 through September 30, 2023, and $40.8 million (net profit of $30.7 million add adjustments for non-cash items of $10.1 million) for the six months ended September 30, 2024; and

(2)    A lower increase in trade receivables (including both third parties and related parties) and contract assets due to higher collections. Our changes in trade receivables and contract assets were an increase of $2.0 million for the period from April 1, 2023 through June 15, 2023, an increase of $10.4 million for the period from June 16, 2023 through September 30, 2023, and an increase of $11.5 million for the six months ended September 30, 2024; and

(3)    Offset by a lower increase in trade and other payables mainly due to settlement of higher amount of outstanding payables during the six months ended September 30, 2024. Our changes in trade and other payables were a decrease of $2.2 million for the period from April 1, 2023 through June 15, 2023, an increase of $28.5 million for the period from June 16, 2023 through September 30, 2023, and an increase of $19.4 million for the six months ended September 30, 2024.

Investing Activities

For the six months ended September 30, 2024, net cash used in investing activities was $1.7 million, which primarily consisted of increase in amount due from a related party amounting to $0.1 million, and $1.3 million of acquisition of property, plant and equipment and $0.3 million of acquisition of intangible asset.

For the period from June 16, 2023 through September 30, 2023, net cash used in investing activities was $5.1 million, which primarily consisted of increase in amount due from a related party amounting to $2.1 million, $2.0 million of cash payment for the management buyout and $1.0 million of acquisition of property, plant and equipment.

For the period from April 1, 2023 through June 15, 2023, net cash provided by investing activities was $19.8 million, which primarily consisted of collection of amount due from related parties amounting to $21.0 million as a result of repayments received from related parties as part of the termination of the cash pooling arrangements and offset by $1.2 million of acquisition of property, plant and equipment.

Financing Activities

For the six months ended September 30, 2024, net cash used in financing activities was $7.1 million which was primarily consisted of $6.5 million repayments made for the loans and borrowings, $0.1 million in interest payment and $0.5 million in repayment of lease liabilities.

For the period from June 16, 2023 through September 30, 2023, net cash provided by financing activities was $2.4 million which was primarily consisted of $3.1 million in proceeds from loans and borrowings and offset by $0.4 million in interest payment and $0.3 million in payment of lease liabilities.

For the period from April 1, 2023 through June 15, 2023, net cash used in financing activities was $18.7 million which was primarily consisted of $28.0 million repayments made for the loans obtained from related parties, $0.2 million in interest payment and $0.2 million in payment of lease liabilities, and offset by $8.8 million in proceeds from loans issued by related parties and $0.9 million in proceeds from loans and borrowings.

Contingencies

We may become subject to claims and assessments from time to time in the ordinary course of business. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. We accrue liabilities for such matters when it is probable that future expenditures will be made, and such expenditures can be reasonably estimated.

As of March 31, 2024, OMS Oilfield Services Arabia Limited (“OMSA”), a wholly-owned subsidiary of the Successor, is involved in two tax dispute matters incidental to the ordinary conduct of its business. As of September 30, 2024 and March 31, 2024, the Successor’s accrued provision for the outstanding tax dispute matters was nil and $1.3 million, respectively. For the year ended March 31, 2024 and six months ended September 30, 2024, the Successor’s provision for estimated loss from tax disputes was nil and nil, respectively. The tax dispute matters related to the years ended March 31, 2017 and 2019.

Capital Expenditures

We incurred capital expenditures of $3.2 million, $1.2 million and $1.1 million for the period from June 16, 2023 through March 31, 2024, for the period from April 1, 2023 through June 15, 2023 and for the year ended March 31, 2023, respectively, primarily driven by purchases of property and equipment and intangible asset.

We incurred capital expenditures of $1.2 million, $1.0 million and $1.6 million, for the period from April 1, 2023 through June 15, 2023, for the period from June 16, 2023 through September 30, 2023 and for the six months ended September 30, 2024, respectively, primarily driven by purchases of property and equipment and intangible asset.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Contractual Obligations

As of March 31, 2024

The following table sets forth certain contractual obligations as of March 31, 2024 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

For the year ending March 31,	2025	2026	2027	2028	2029	Thereafter	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Financial liabilities
Trade and other payables	47,535	5,000	—	—	—	—	52,535
Loans and borrowings	6,504	—	—	—	—	—	6,504
Lease obligation	933	533	371	131	131	1,144	3,243
Total contractual obligations	54,972	5,533	371	131	131	1,144	62,282

As of September 30, 2024

The following table sets forth certain contractual obligations as of September 30, 2024 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

For the six months ending September 30,	2025	2026	2027	2028	2029	Thereafter	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Financial liabilities
Trade and other payables	69,141	—	—	—	—	—	69,141
Lease obligation	733	452	251	131	131	1,079	2,777
Total contractual obligations	69,874	452	251	131	131	1,079	71,918

Quantitative and Qualitative Disclosures About Market Risks

We are exposed to market risks in the ordinary course of our business. These risks primarily include credit risk, liquidity risk and foreign currency risk. See Note 24 to our consolidated financial statements included elsewhere in this prospectus for further details.

Credit Risk

We are exposed to credit risk from our operating activities and from our financing activities, which arise principally from our trade receivables, prepayment and other currents assets, amount due from related parties and cash. With respect to trade receivables and prepayment and other current assets, we actively monitor and manage credit risk by performing credit checks and optimizing the payment and collection process. With respect to our amount due from a related party, we closely monitor and keep evaluating our related exposure to credit risk. With respect to the cash, we place substantially all of our cash with financial institutions with high credit ratings and quality in the jurisdictions we operate in. In the event of bankruptcy of one of these financial institutions, we may not be able to claim our cash back in full. We continue to monitor the financial strength of financial institutions. There has been no recent history of default in relation to these financial institutions.

Liquidity Risk

We are also exposed to liquidity risk which is the risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to meet the liquidity shortage.

Currency risk

We are exposed to foreign exchange rate fluctuations as we translate the financial statements of our subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the translation adjustments resulting from the conversion of the financial statements of our subsidiaries with into U.S. dollars would result in a gain or loss recorded as a component of other comprehensive income (loss). We are also exposed to transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases and receivables, that are denominated in a currency other than the respective functional currencies of the Predecessor and Successor entities. Foreign currency is monitored and managed by our Predecessor and Successor on an ongoing basis as the Predecessor and Successor endeavor to keep the net exposure at an acceptable level.

Critical Accounting Estimates

Our consolidated financial statements included elsewhere in this prospectus have been prepared in accordance with International Financial Reporting Standard (“IFRS”). The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. We evaluate our estimates and assumptions on an ongoing basis. Our estimates are based on historical experience and various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are more fully described in the notes to our consolidated financial statements included elsewhere in this prospectus, we believe that the following accounting policies and estimates are critical to our business operations and understanding our consolidated financial results.

Business combination

We completed management buy-out on June 16, 2023, which applied IFRS 3, Business Combination and was accounted for using an acquisition method when the acquired activities and assets meet the definition of a business and control is transferred to us.

Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements.

Before recognizing a gain on a bargain purchase, we reassess whether we have correctly identified all the assets acquired and all of the liabilities assumed and shall recognize any additional assets or liabilities that are identified in that review. We then review the procedures used to measure the amounts this IFRS requires to be recognized at the acquisition date for all the following:

a)      the identifiable assets acquired, and liabilities assumed;

b)      the non-controlling interest in the acquiree, if any;

c)      for a business combination achieved in stages, the acquirer’s previously held equity interest in the acquiree; and

d)      the consideration transferred.

The Successor has allocated the purchase price of predecessor based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Successor has appointed an independent third-party qualified appraiser to estimate the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the IAS using the fair value approach in combination of the replacement cost approach and market approach.

We made several assumptions regarding the fair value of the land, buildings and machinery. Below is an analysis of the methodologies used and the key assumptions and judgments applied for each category of asset.

1.      Land and buildings

In terms of land, we utilized the market comparison approach to determine the fair value of freehold land and leasehold land. Under this approach, we compared the subject land to similar properties that were transacted in the recent market around the valuation date, considering the market substitution principle. Adjustments were made to reflect differences between the subject of land and comparable transactions, such as location, size, and zoning. The key inputs are the market prices of comparable properties were local transactions nearby subject properties and adjusted based on factors such as location, size difference between subject land and the transacted comparables.

In terms of buildings, the replacement cost method was adopted. This approach estimated the full replacement price of the assets based on their construction volume and standard pricing regulations at the valuation date. Depreciation was applied based on the assets’ remaining useful life, condition, and physical inspection of the properties. The key inputs include consideration of the construction fees, materials, loan interest rates for similar structures as well as suitable cost indices of different countries, the age and square footage.

2.      Machinery

For machinery and equipment without an active secondary market, the replacement cost method was applied. This involved estimating the cost of reproduction or replacement of the assets, less depreciation for factors such as physical deterioration, obsolescence, and utility based on their current usage and maintenance history. The key inputs are the economic useful life issued by American Society of Appraisers based on different assets category classification as well as the suitable cost indices of different countries.

Overall, our use of the replacement cost method and market approach, combined with physical inspections and management’s assessment of current utility, ensures that fair values accurately reflect the current economic environment.

Measurement of expected credit losses for financial assets

The Predecessor and the Successor recognize loss allowances for expected credit loss on financial assets measured at amortized cost and contract assets.

Loss allowances are measured on either of the following bases:

•        12-month ECLs:    these are ECLs that result from default events that are possible within the 12 months after the reporting date (or for a shorter period if the expected life of the instrument is less than 12 months); or

•        Lifetime ECLs:    these are ECLs that result from all possible default events over the expected life of a financial instrument or contract asset.

The Predecessor and the Successor apply the simplified approach to provide for ECLs for all trade receivables and contract assets. The simplified approach requires the loss allowance to be measured at an amount equal to lifetime ECLs. The Predecessor and the Successor apply the general approach of 12-month ECL at initial recognition for all other financial assets.

ECLs are probability-weighted estimates of credit losses. Credit losses are measured at the present value of all cash shortfalls (i.e., the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Predecessor expects to receive). ECLs are discounted at the effective interest rate of the financial asset.

Impairment of non-financial assets

At each reporting date, the Predecessor and the Successor review the carrying amounts of its non-financial assets (other than inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. An impairment loss is recognized if the carrying amount of an asset or its related cash-generating unit (“CGU”) exceeds its estimated recoverable amount.

For impairment testing, assets are grouped together into the smallest group of assets that generate cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated to reduce the carrying amounts of the assets in the CGU on a pro rata basis.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Determination of useful lives of property, plant and equipment

Depreciation of property, plant and equipment is recognized as an expense in profit or loss on a straight-line basis over the estimated useful lives (or lease term, if shorter) of each component of an item of property, plant and equipment, unless it is included in the carrying amount of another asset. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Predecessor and the Successor will obtain ownership by the end of the lease term. While determining the useful lives of property, plant and equipment, management considered the expected usage of the asset, expected physical wear and tear, technical or commercial obsolescence arising from changes or improvements in production and legal or similar limits on the use of the asset.

Determination of the incremental borrowing rate

The Predecessor and the Successor recognize a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Predecessor and the Successor by the end of the lease term or the cost of the right-of-use asset reflects that the Predecessor and the Successor will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property, plant and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Predecessor and the Successor’s incremental borrowing rate. Most of the Predecessor and the Successor’s lease agreements do not have an interest rate implicit in the lease, and therefore, the Predecessor and the Successor use their incremental borrowing rate as the discount rate to calculate the present value of the lease payments.

The Predecessor and the Successor determine their incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Valuation allowance for deferred income tax assets

Deferred tax assets are recognized for all deductible temporary differences, and the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, the carryforward of unused tax credits and unused tax losses can be utilized, except:

•        when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•        in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Standards issued but not yet effective

The Predecessor and the Successor have not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Predecessor and the Successor has decided not to adopt early.

The following amendments are effective for the period beginning April 1, 2023:

•        Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2);

•        Definition of Accounting Estimates (Amendments to IAS 8); and

•        Deferred Tax Related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12).

•        Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

The Predecessor and the Successor have adopted these new accounting standards and amendments that are effective for the period beginning April 1, 2023 and there is no material impact on the Predecessor and the Successor’s consolidated financial statements.

The following amendments are effective for the period beginning January 1, 2024:

•        IFRS 16 Leases (Amendment — Liability in a Sale and Leaseback)

•        IAS 1 Presentation of Financial Statements (Amendment — Classification of Liabilities as Current or Non-current)

•        IAS 1 Presentation of Financial Statements (Amendment — Non-current Liabilities with Covenants)

•        IAS 7 Statement of Cash Flows and IFRS 7 Financial Instruments: Disclosure (Amendment — Supplier Finance Arrangements)

The following amendments are effective for the period beginning after January 1, 2025:

•        IAS 21 The Effects of Changes in Foreign Exchange Rates (Amendment — Lack of Exchangeability)

The Predecessor and the Successor are currently assessing the impact of these new accounting standards and amendments. The Predecessor and the Successor do not expect any other standards issued by the IASB, but not yet effective, to have a material impact on the Predecessor and the Successor.

HISTORY AND CORPORATE STRUCTURE

As at the date of this prospectus, our Group is comprised of the Company and its subsidiaries OMS, OMS (Saudi), OMS (Singapore), OMS (Thailand), OMS (Brunei), OMS (Indonesia), OMS (Malaysia Holding), Top Pentagon, and OMS (Malaysia OpCo).

Corporate Structure

The Company was incorporated in the Cayman Islands on December 27, 2023 under the Companies Act as an exempted company with limited liability. Our authorized share capital is currently US$50,000 divided into 500,000,000 Ordinary Shares with US$0.0001 par value. The Company conducts its primary operations through its subsidiaries.

Reorganization

Pursuant to a group reorganization (the “Reorganization”) on March 31, 2024, OMSET PL transferred the entire undertaking of 102,756,000 ordinary shares of OMS to our Company, in exchange for the allotment and issuance of 9,999 Class A ordinary shares of US$0.0001 each of our Company (the “Class A Ordinary Shares”). On the same day, OMSET PL transferred an aggregate of 9,999 Class A Ordinary Shares among which 8,999 Class A Ordinary Shares were transferred to How Meng Hock, and 1,000 Class A Ordinary Shares were transferred to other minority shareholders. Subsequently, our Company has become the immediate holding company of OMS and was owned by How Meng Hock and the other minority shareholders.

On April 11, 2024, all of the shareholders of our company approved a share redesignation and change of authorized share capital, pursuant to which (i) each issued and unissued Class A Ordinary Shares was redesignated into 450,000,000 ordinary shares of USD0.0001 par value each and (ii) each issued and unissued Class B ordinary shares of USD0.0001 par value each was redesignated into 50,000,000 ordinary shares of USD0.0001 par value each (the “Share Redesignation”). Upon completion of the Share Redesignation, the authorized share capital of our company has become USD50,000 divided into 500,000,000 ordinary shares of USD0.0001 par value each and the number of issued shares in the share capital of our company was 10,000 Ordinary Shares, among which 9,000 Ordinary Shares were held by How Meng Hock and the remaining 1,000 Ordinary shares were held by 2 minority shareholders. On May 7, 2024, the Company further allotted 5,000 ordinary shares to certain other minority shareholders to reflect the current shareholders percentage prior to MBO. Thereafter, 15,000 Ordinary Shares were in issue and outstanding in the share capital of the Successor.

The May 7, 2024 and April 11, 2024 issuances were part of the same reorganization step and in aggregate, resulted in the issuance of 15,000 shares to all existing shareholders save for the minority shareholders pursuant to the convertible note agreements (the “Management Buyout Minority Shareholders”). This issuance reflects the agreed-upon ownership percentages of all Management Buyout Minority Shareholders in OMS Energy Technologies Pte. Ltd. under an entrustment arrangement between How Meng Hock and the Management Buyout Minority Shareholders, which was established prior to the Management Buyout event.

On September 30, 2024, pursuant to the Convertible Note Agreements, the total principal amount of US$5,000,000 of the notes issued pursuant to the Convertible Note Agreements was converted into 750 Ordinary Shares of which 300 Ordinary Shares was issued to RFWM VCC — RF Dynamic Fund and 450 Ordinary Shares was issued to Vielink Asia Pte Ltd. Thereafter, there were 15,750 Ordinary Shares in issue and outstanding in the share capital of our Company.

On October 23, 2024, as part of the final step of the Company’s reorganization process, the Company issued a total of 36,885,000 Ordinary Shares on a pro rata basis to all of its existing shareholders. As of the date of this prospectus, there are currently 38,745,000 Ordinary Shares issued and outstanding.

Organization Chart

The chart below sets out our corporate structure after all restructuring exercises have been completed. There could be further amendments to the corporate structure post restructuring.

Other Minority Shareholders
Pre-offering: 32.31%
Post-offering: 40.80%
How Meng Hock
Pre-offering: 67.69%
Post-offering: 59.20%
OMS Energy Technologies Inc. (“OMS Cayman”) (a Cayman company)
100%
OMS Holdings Pte. Ltd (a Singapore company)
0.01%
100%
100%
100%
OMS Oilfield Services Arabia Ltd. (a Saudi Arabian company)
OMS Oilfield Services Pte. Ltd (a Singapore company)
OMS Oilfield Holdings Sdn. Bhd. (a Malaysian company)
27.30%
0.01%
36.24%
Top Pentagon Sdn Bhd. (a Malaysian company)
70%
95%
99.98%
OMS Oilfield Services Sdn. Bhd. (a Malaysian company)
PY Oiltools Sdn. Bhd. (a Bruneian company)
PT OMS Oilfield Services (Indonesia) (an Indonesian company)
OMS Oilfield Services (Thailand) Ltd. (a Thai company)
63.75%
0.01%
72.70% Other Interest
30% Minority Interest
5% Minority Interest

Entities

A description of our principal operating subsidiaries is set out below.

OMS Holdings

OMS Holdings was incorporated in Singapore on May 4, 2010, as the holding company that owns all the subsidiaries.

OMS (Saudi)

OMS (Saudi) was incorporated in Saudi Arabia on May 7, 2008, and possesses the largest footprint in OMS, with its main business line being the manufacturing and welding of our specialty connectors and pipe product line.

OMS (Singapore)

As the headquarters for the group, OMS (Singapore) was incorporated in Singapore on June 21, 1972. Its manufacturing capabilities include manufacturing and supply of surface wellhead and Christmas trees, specialty connectors and pipes, premium connections threading and engineering services including precision machining work fabrication, cladding, assembly and testing.

OMS (Thailand)

OMS Thailand was incorporated in Thailand on August 26, 2003 and operates from two sites, one being located in Songkhla and the other at Sattahip. Its dominant business is in providing premium threading services, serving operators like PTTEP Thailand.

OMS (Brunei)

OMS (Brunei) was incorporated in Brunei on March 15, 1999, with its business in Brunei being predominantly the provision of premium threading and OCTG inspection services.

OMS (Indonesia)

OMS (Indonesia) was incorporated in Indonesia on April 5, 2001, and operates from 3 locations in Indonesia, being Duri, Bogor and Balikpapan. Each location provides specialized services, with Duri being the center for surface wellhead and Christmas tree products, serving Pertamina Hulu Rokan.

OMS (Malaysia Holding)

OMS Malaysia Holding is a holding company incorporated in Malaysia on July 4, 1977 that holds approximately 36.25% of the shares of OMS (Malaysia OpCo).

OMS (Malaysia OpCo)

OMS Malaysia Sdn Bhd, which was incorporated in Malaysia on August 19, 1980, has 3 operating locations, namely Kemaman, Johor and Labuan. All 3 locations primary focus is on the provision of premium threading services to Oilfield Services Companies and Operators. Specialty connectors and pipes is seen as the next growth opportunity in Malaysia.

Top Pentagon Sdn Bhd. (Top Pentagon)

Top Pentagon Sdn Bhd, is a holding company incorporated in Malaysia on January 5, 2010 as an investment holding company.

INDUSTRY OVERVIEW

INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “Independent Market Research on Oilfield Service and Manufacturing Solutions Industry” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF GLOBAL OIL INDUSTRY

As a vital component of the global economy, the energy industry encompasses a diverse range of sectors including oil, gas, coal, renewable energy sources and nuclear energy. Within this broad spectrum, the oil industry holds a pivotal position due to its integral role in powering transportation, heating, and as a feedstock for chemicals and plastics production. Moreover, the geopolitical significance of oil, given its uneven distribution across the globe, continues to influence global politics and economics, making it a central focus of energy policy and security discussions.

In 2022, the total primary energy consumption was 604.0 exajoules. Among the energy sources, oil constituted 31.6% of total global energy consumption. With the push toward digitalization anticipated to significantly boost future global energy demands, it is estimated that global energy consumption will rise from 633.7 exajoules in 2023 to 825.4 exajoules by 2028, reflecting a CAGR of 5.4%. Meanwhile, even though renewable energy technologies are advancing rapidly, they are not expected to completely supplant petroleum in the foreseeable future. Consequently, oil is projected to remain the predominant source of energy, representing 29.5% of overall energy consumption by 2028.

Global Primary Energy Consumption and Structure, 2022-2028E

Source: Frost & Sullivan Report

The global exploration and development capital expenditure for petroleum resources is on an upward trajectory, reflecting the oil industry’s commitment to securing and exploiting these strategic assets. From 2022, leading companies like Saudi Aramco, ExxonMobil, Royal Dutch Shell, BP, and Chevron have allocated significant budgets towards these efforts, with major investments such as USD38 billion by Saudi Aramco, USD23 billion by ExxonMobil, USD16 billion by Royal Dutch Shell and BP as well as USD12 billion by Chevron. This trend is expected to continue, with projected expenditures rising from USD560.7 billion in 2023 to USD765.2 billion by 2028, representing a CAGR of 6.4%. This escalation in capital outlay underscores the strategic importance of oil and gas exploration and development in meeting global energy demands.

Global Exploration and Development Capital Expenditure, 2022-2028E

Source: Frost & Sullivan Report

OVERVIEW OF GLOBAL OILFIELD SERVICE AND MANUFACTURING SOLUTIONS INDUSTRY

Definition and Classifications of Oilfield Service and Manufacturing Solutions

The oilfield service and manufacturing solutions industry is an industry that provides engineering and technical support as well as solutions for all aspects of oil and gas resources, from exploration to production, with oilfields as the main business. Procedures engaged in the oilfield service and manufacturing solutions industry include exploration, drilling and completion, logging and recording, oil and gas production, and oilfield engineering construction. Among solutions, oilfield equipment and service constitute the industry, of which oilfield equipment includes drilling equipment, field production machinery, pumps and valves, etc. and oilfield service include geo-physical service, drilling service, production, completion and workover, and processing and separation.

Oilfield production machinery is important since it extracts oil with optimized production and needs to ensure machinery adapts to different operating environments. Oilfield production machinery includes a variety of equipment, such as surface wellhead and Christmas tree, specialty connectors and pipes, etc. Among oilfield services, well completion and workover are necessary operations that take place after drilling a well. Well completion and workover involve with the services including engineering services, technology connection premium threading services, engineering/testing services and inspection & aftermarket services. All of these services ensure the support on the upstream oil country tubular goods (OCTG) and potential repair and renew of oilfield production machinery. Therefore, oilfield production machinery and well completion and workover constitute part of the core components among oilfield service and manufacturing solutions.

Value Chain Analysis of Oilfield Service and Manufacturing Solutions Industry

Source: Frost & Sullivan Report

At the upstream of the oilfield service and manufacturing solutions industry value chain, companies like steel providers furnish the essential raw materials such as high-grade steel, elastomers, and thermoplastics, necessary for crafting durable equipment like pipes and casing connectors, designed to withstand the harsh conditions of oilfield operations.

This foundational layer is crucial as it underpins the entire oilfield operations by ensuring the availability of robust materials that form the backbone of oilfield equipment. The industry bifurcates into service providers and equipment manufacturers in the midstream segment, each addressing distinct needs within the oilfield lifecycle. Equipment manufacturers concentrate on producing specialized apparatus, including wellheads and Christmas trees, vital for managing oil flow during production. In parallel, service providers deliver services, encompassing drilling, evaluation, well construction, and more, aiming to refine the efficiency and safety of the extraction process. Moreover, this segment embraces technological innovation, offering solutions like drilling automation and data analysis to enhance operational effectiveness. The downstream portion of the value chain is where the transformation into energy occurs, involving the production and refining processes catered to by entities focusing on turning crude oil into usable energy forms. In addition, drilling companies and operators frequently collaborate on drilling and operational tasks, jointly signing contracts with multinational oil producers, positioning them as one of the participants in the downstream segment.

Market Size of Oilfield Service and Manufacturing Solutions

In 2022, the global oilfield service and manufacturing solutions industry generated a total revenue of USD269.8 billion. Oil continues to play a critical role in the world’s energy framework prompting major oil companies to increase their investments in oil exploration and development. This increasing activity has opened extensive market opportunities for the manufacturing of oilfield equipment and technical services. The industry is experiencing rapid growth driven by the demand for new equipment and the need to upgrade and transform existing equipment. This growth is further accelerated by the natural depletion of existing oil production capacities, necessitating advanced oil extraction technologies aimed at enhancing the recovery rates of aging oil fields. It is expected that innovations in specialized oilfield equipment and service technologies will introduce product differentiation among competitors, transforming and refreshing the competitive landscape within the global oilfield service and manufacturing solutions sector. This evolution is likely to increase industry concentration, continuously refine the industry structure, and stabilize the development of the oilfield service and manufacturing solutions industry. As a result of these factors, the revenue of the global oilfield service and manufacturing solutions industry is projected to reach USD422.4 billion by 2028, with an expected CAGR of 6.9% between 2023 and 2028.

Market Size of Global Oilfield Service and Manufacturing Solutions Industry, 2022-2028E

Source: Frost & Sullivan Report

Market Drivers of Oilfield Service and Manufacturing Solutions Industry

Gradual Recovery of International Oil Prices

The oilfield service and manufacturing industry is tied to fluctuating oil prices, reflecting global supply and demand, impacting profitability and expenditure. On April 20, 2020, Brent oil hit $25.66 per barrel due to a combination of factors, including, among others, the COVID-19 pandemic, a global oversupply of oil, and lack of storage capacity. Since that time, oil prices have rebounded resulting in an increase in capital spending and drilling activity. The average monthly Brent crude oil price for October 2024 was $73.16 per barrel.

Shifts in Global Oil Production Landscape Drive Demand for Oilfield Service and Manufacturing Solutions

The evolving landscape of global oil production is significantly influencing the demand for oilfield service and manufacturing solutions. In the Middle East, nations like Saudi Arabia, Iraq, the UAE, Iran, and Kuwait, with their substantial oil reserves, have historically been pivotal to the global oil supply. In 2022, these countries were among the top 10 oil producers worldwide, collectively contributing 29% to global oil output, with Saudi Arabia alone accounting for 13%, making it the world’s second-largest oil producer. However, the aging infrastructure at these established sites is driving a need for the replacement of oilfield equipment and the adoption of more advanced and efficient services and manufacturing solutions. Meanwhile, in Southeast Asia, burgeoning demand for oil, spurred by rapid population growth and economic expansion is resulting in substantial investments in exploration and production infrastructure, positioning Southeast Asia as a crucial player in augmenting the global oil supply. This shift both underscores the necessity for diverse oil sources to ensure energy security and stabilize oil prices as well as highlights the burgeoning role of oilfield service and manufacturing solutions providers worldwide.

Market Trends of Oilfield Service and Manufacturing Solutions Industry

Notable Enhancement in the Technological Capabilities

The oilfield service and manufacturing solutions industry exhibits a strong emphasis on technological advancement, leading to significant progress over the past five years and driving rapid industry growth. Exploration has shifted to digital techniques, utilizing seismic technologies for precise mapping of oilfield geological distributions. In onshore drilling, advancements include rigs exceeding 15,000 meters and improved directional drilling tools, enhancing operational efficiency. Offshore, sophisticated platforms like semi-submersibles and jack-up service platforms have been independently developed, facilitating nearshore operations and progressing towards deepwater and natural gas hydrate extraction. Technological enhancements by major developers and manufacturers in conventional oil and gas production have increased and sustained production, reducing operational costs annually. Unconventional extraction, particularly in shale gas, has also seen substantial success, with manufacturers improving technical capabilities in drilling rigs and fracturing pumps, even penetrating international markets. In addition, new drilling technologies like horizontal drilling and hydraulic fracturing have spurred demand for casing connectors capable of withstanding extreme pressures and temperatures, opening access to previously unreachable reserves and increasing drilling activity.

Modular and Customizable Solutions are Expected to Fuel the Growth in the Industry

One of the latest trends in the casing connectors market of oilfield service and manufacturing solutions is the development of lightweight and compact designs, this trend is being driven by the increasing complexity of drilling operations and the need for more equipment to be transported and installed in the wellbore, traditionally casing connectors have been large and heavy, making them difficult to transport and install in the wellbore. However, with advances in materials science and manufacturing processes, manufacturers are developing casing connectors with innovative designs that reduce the weight and size of the connectors while maintaining their strength and durability. One approach to reducing the weight of casing connectors is the use of high-strength composite materials, such as carbon fiber. These materials have a high strength-to-weight ratio, making them ideal for use in casing connectors that need to be strong but also lightweight. Another approach is the use of innovative design features, such as hollow sections and perforations, that reduce the amount of material needed to create the connector without compromising its strength. Furthermore, manufacturers are also developing connectors with modular designs that can be easily assembled and disassembled, reducing the weight and size of the individual components.

Entry Barriers of Oilfield Service and Manufacturing Solutions Industry

Compliance Barrier

Compliance stands as a cornerstone for the development of oilfield service and manufacturing solutions providers, positioning them as trustworthy partners to both clients and employees. Adherence to stringent industry standards and certifications, such as ISO 9001:2015 for quality management, ISO 14001:2015 for environmental management, IS 45001:2018 for occupational health and safety, alongside specific product standards like API Q1-3366, API 6A-1940, API 5CT-1325, and API 5L-0851, is imperative. Additionally, credentials such as WSH-BizSAFE and WSH-BizSAFE STAR, along with various product certifications like VAM Accessory, TenarisHydril, JFEBear, JFELion, Fox, NS Connection, GB Tubulars, and MetalOne, underscore the commitment to delivering high-quality and safe products and services. This commitment to quality and safety must be ingrained in the company culture, driven by proactive and robust leadership. In the face of any incident, it is crucial for oilfield service and manufacturing solutions providers to undertake comprehensive investigations to mitigate and, where feasible, eradicate risks, thereby maintaining the highest levels of safety and compliance.

Capital Barrier

The oilfield service and manufacturing solutions industry faces a substantial capital barrier, being inherently asset-heavy and requiring significant working capital. Companies in this field are expected to serve a diverse clientele, from large public firms and government-owned entities to independent operators, all of which necessitate high asset utilization rates for profitability. The specialization inherent in oilfield service and manufacturing solutions fosters intense competition among suppliers, driving technical innovation and operational efficiency. This competitive landscape is pivotal, as in-house ownership of services might not have spurred the rapid technological progress and competition that have characterized the industry’s evolution in recent years. To maintain and enhance their market position, companies must strategically manage and invest their capital to ensure they can meet the expansive needs of their varied customer base while continuing to innovate and stay ahead in a highly competitive market.

Supply Chain Barrier

The oilfield service and manufacturing industry generally follows a production-to-order manufacturing model, where production is organized and initiated upon receiving customer orders, ensuring timely delivery within specified deadlines. In the industry, many equipment components have long ordering cycles and require significant capital investment. Talent with both technical expertise and experience in foreign trade operations is needed to organize the sourcing of materials. In the field of equipment maintenance, repair, and spare parts sales, service and manufacturing solution providers need to swiftly replace components for products reported for repair, often requiring sourcing from the original manufacturers for specialized components. Without long-term business cooperation with the original manufacturers, obtaining high-quality, cost-effective components may be challenging in a short time. Moreover, stable and timely replenishment of materials and spare parts during service provision is crucial. Therefore, a stable and reliable parts supply channel is also one of the barriers to entering into this industry.

Technology Barrier

The oilfield service and manufacturing solution industry requires high specialization level and substantial technical expertise. Various types of cementing and fracturing equipment are highly specialized in product safety and reliability to avoid drilling failure; thus, they place high demands on the comprehensive strength and organizational management of production enterprises. Additionally, cementing and fracturing equipment production are customized for different operational environments and customers’ preferences, requiring companies to have strong research and development design capabilities. Therefore, customers tend to rely on suppliers who can provide high-performance products and services, making it difficult for companies without strong technical and process accumulation to enter this industry, thus forming a high technical barrier. Also, the maintenance of equipment presents high technology intensiveness, and suppliers need to fully understand working principles and propose repair solutions. Key technologies accumulated are often retained by enterprises and provide strong support for subsequent repairs.

Competitive Landscape of Oilfield Service and Manufacturing Solutions Industry

The global oilfield service and equipment solutions industry is characterized by intense competition among a multitude of players, ranging from large multinational corporations to specialized regional companies. With hundreds of industry participants worldwide, this sector is highly fragmented, although there are several key players that dominate the market. Among the top players in this industry are Schlumberger Limited, Halliburton Company, Dril-Quip, Inc. and Oil States International, Inc., which are widely recognized for their extensive range of services and global operational footprint.

BUSINESS

Overview

We are a growth-oriented manufacturer of surface wellhead systems, or SWS, and oil country tubular goods, or OCTG products used in the oil and gas industry. The primary end market for our products is for the purposes of onshore and offshore exploration and production, or E&P, operators in the Asia Pacific and the Middle Eastern and North Africa (MENA) regions. Our E&P end-users operate in geographic locations with environments that require wellheads, casing and tubing materials capable of meeting exact standards for temperature, pressure, corrosion, torque resistance and abrasion. Our products have been designed, manufactured and certified with the American Petroleum Standards (API) and International Organization of Standardization (ISO). Through our comprehensive and technologically advanced portfolio of SWS and OCTG, we serve as a single-source supplier for our E&P end-users and respond to their product demands. Our operations benefit from our broad, strategically positioned geographic footprint, which supports our ability to supply our (i) Specialty Connectors and Pipes and (ii) Surface wellheads and Christmas trees to major oil and gas operating regions in the Asia Pacific and MENA regions. We have facilities in the same country as our end-users’ E&P operations, for example, we have facilities in Saudi Arabia where our largest client, Saudi ARAMCO Oil is located, and similarly for other countries, which allows us to provide our customers with customized technical solutions and to synchronize our production and logistics with evolving demands. The following map provides an overview of our production facilities and broad footprint covering oil and natural gas producing basins in the Asia Pacific and MENA regions.

Our products are also exported to jurisdictions outside of those in which we operate, including countries in North and West Africa. Beyond SWS and OCTG products, we also offer premium threading services in five of the six jurisdictions in which we operate, which five jurisdictions are Indonesia, Malaysia, Thailand, Brunei and Singapore. For the six months ended September 30, 2024 (Successor), period from June 16, 2023 through March 31, 2024 (Successor), period from April 1, 2023 through June 15, 2023 (Predecessor) and financial year ended March 31, 2023 (Predecessor), these four categories constituted 93%, 93%, 87% and 88% of our revenue, respectively.

Our revenue was $18.2 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $40.2 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $129.2 million for the six months ended September 30, 2024 (Successor). Our gross profit was $5.0 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $10.5 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $43.1 million for the six months ended September 30, 2024 (Successor). Our net profit was $2.4 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), $55.6 million for the period from June 16, 2023 through September 30, 2023 (Successor), and $30.7 million for the six months ended September 30, 2024 (Successor).

Our revenue was $97.5 million for the year ended March 31, 2023 (Predecessor), $18.2 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $163.3 million for the period from June 16, 2023 through March 31, 2024 (Successor). Our gross profit was $28.0 million for the year ended March 31, 2023 (Predecessor), $5.0 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $48.7 million for the period from June 16, 2023 through March 31, 2024 (Successor). Our net profit was $12.4 million for the year ended March 31, 2023 (Predecessor), $2.4 million for the period from April 1, 2023 through June 15, 2023 (Predecessor), and $82.1 million for the period from June 16, 2023 through March 31, 2024 (Successor).

Since the post pandemic period (2020/2021), the number of oil rigs and wells drilled have been gradually increasing and is forecasted to grow at a stable pace in the coming years.

The following table sets forth our revenue by product and services categories for the periods indicated.

	Successor	Successor	Predecessor	Predecessor	Predecessor
	For the six months ended September 30, 2024	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023	For the year ended March 31, 2022
	US$’000	US$’000	US$’000	US$’000	US$’000
Revenue
Sale of oilfield equipment products
Specialty connectors and pipes	95,701	113,531	5,114	48,581	14,808
Surface wellhead and Christmas tree	5,145	6,750	3,017	3,840	5,030
Rendering of premium threading and other ancillary services
Premium threading services	19,312	31,088	7,625	33,549	27,599
Other ancillary services	9,054	11,898	2,426	11,492	9,284
Total Revenue	129,212	163,267	18,182	97,462	56,721

The following table sets forth our revenue by operating markets for the periods indicated.

	Successor	Successor	Predecessor	Predecessor	Predecessor
	For the six months ended September 30, 2024	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023	For the year ended March 31, 2022
	US$’000	US$’000	US$’000	US$’000	US$’000
Revenue
Saudi Arabia	94,162	112,015	3,544	46,633	13,693
Singapore	10,127	19,011	4,577	18,094	13,398
Malaysia	8,713	11,102	3,402	12,976	11,810
Thailand	5,504	7,603	2,367	8,861	7,146
Indonesia	9,307	11,154	3,740	8,664	8,606
Others	1,399	2,382	552	2,234	2,068
Total revenue	129,212	163,267	18,182	97,462	56,721

For the six months ended September 30, 2024, Saudi ARAMCO accounted for 71% of our total revenue. Given the significance of this customer to our overall business, our financial performance is substantially dependent on the continued demand from ARAMCO. Any reduction in orders, changes in ARAMCO’s procurement policies, operational disruptions, or broader industry downturns affecting ARAMCO could have a material adverse impact on our revenue and profitability. We acknowledge that our high reliance on a single customer presents a customer concentration risk, and we are actively working to diversify our customer base by expanding sales to other major oil and gas operators in MENA, Asia Pacific, and other international markets. While ARAMCO remains a key strategic partner, we are pursuing initiatives to strengthen relationships with other clients in order to reduce dependency on any one customer.

Our Company was incorporated on December 27, 2023 under the laws of the Cayman Islands. We primarily conduct our business through our subsidiaries (i) OMS (Singapore), (ii) OMS (Saudi Arabia), (iii) OMS (Indonesia), (iv) OMS (Thailand), (v) OMS (Malaysia Holding), (vi) OMS (Malaysia OpCo) and (vii) OMS (Brunei), operating in Singapore, Saudi Arabia, Indonesia, Thailand, Malaysia, and Brunei, respectively. Furthermore, through our localization efforts and in collaboration with local governments, we operate manufacturing facilities and warehouse across the six jurisdictions in which we operate. For further information, please refer to the section entitled “Business — Real Property.”

Our company has established a comprehensive quality control and assurance system for our products. All of our sites hold ISO 9001 and API Q1 quality management system certifications. These certifications serve as the foundation for obtaining various product quality qualifications under the API. For further information, please refer to the section entitled “Business — Certifications.”

Different Basis of Accounting — It is important to note that the periods presented were prepared under different bases of accounting. The Predecessor period from April 1, 2023 through June 15, 2023 were prepared under the previous reporting structure before the MBO, whereas the Successor periods from June 16, 2023 through September 30, 2023, for the six months ended September 30, 2024 and the period from June 16, 2023 through March 31, 2024 were prepared under our current reporting structure. As a result, direct comparisons between these Predecessor and Successor periods may not be indicative of our financial performance had both periods been presented under the same basis of accounting. Investors should consider this difference when evaluating the fluctuations in our revenue, gross margin, and net profit.

Our Products

For the financial year ended March 31, 2023, for the period from April 1 through June 15, 2023, for the period June 16, 2023 through March 31, 2024 and for the six months ended September 30, 2024, our top three business segments were (i) Specialty Connectors and Pipes, (ii) Surface Wellheads and Christmas Trees, and (iii) Premium Threading Services. Combined, they contributed 88% of our revenue and 82% of our gross profit for the financial year ended March 31, 2023, 93% of our revenue and 90% of our gross profit for the period from June 16, 2023 through March 31, 2024, 87% of our revenue and 80% of our gross profit for the period from April 1, 2023 through June 15, 2023, and 93% of our revenue and 89% of our gross profit for the six months ended September 30, 2024.

Specialty Connectors and Pipes

Large diameter weld-on specialty connectors (threaded or stab type) are used primarily in oil and gas wells drilled from floating drilling rigs, jack-up rigs, fixed platforms, TLPs and Spars. Specialty connectors join lengths of conductor or large diameter (16-inch or greater) casings. Specialty connectors provide a more rapid connection than other methods of connecting pipe lengths. Highly engineered connectors may be sold individually or as an assembly after being welded to sections of Company-or customer-supplied pipes.

Pipe Conductor:    In the context of offshore drilling and platform construction, a pipe conductor is a large-diameter steel pipe installed in the ground, whether on land or seabed, to serve as a foundation for well construction. The conductor pipe is typically driven into the ground using pile driving equipment or drilled into the ground using a drilling rig.

Welded-On Connector:    A welded-on connector is a structural component attached to the top of the conductor pipe. This connector is usually welded to the upper end of the conductor pipe to facilitate the attachment of other components, such as wellheads, templates, or other platform structures. The welded-on connector ensures a secure and stable connection between the conductor pipe and the upper structure of the platform. OMS weld-on specialty connectors are designed to prevent cross threading and provide a quick, convenient method of joining casing joints with structural integrity compatible with casing strength.

•        Primary Purpose:    The primary purpose of the welded-on connector is to enable the secure attachment of additional equipment and structures to the conductor pipe. This equipment may include wellheads, risers, production and drilling conductors, and other components required for offshore oil and gas operations.

•        Design and Material.    Welded-on connectors are designed to withstand the environmental conditions and loads encountered in offshore locations, including wave and current forces. They are typically made of high-strength steel capable of withstanding the harsh offshore environment.

•        Welding:    Welding is used to join the connector to the pipe conductor, with proper welding procedures and inspections being crucial to ensure the integrity and strength of the connection. Welding quality and integrity are essential for the safety and stability of the offshore platforms. The welded-on connector plays a vital role in the construction and integrity of oil and gas platforms, providing a secure and durable connection point for various components in the challenging offshore environment.

We categorize our specialty connectors and pipes into two primary segments, which we define as JVLW series and JVDD series. These segments are generally defined based on their assembly process and key features described in the diagram below.

Our JVDD and JVLW connections are manufactured at our precision machine facilities in Singapore, Indonesia, and Saudi Arabia. These facilities are well equipped with modern infrastructure and professional staff to provide integrated manufacturing, machining, fabrication and specialized welding services (such as SAW, SMAW, TIC, MIC and FCAW). The facility from OMS (Saudi Arabia) produces the majority of our specialty connectors and pipes and accounted for 97% and 98% of revenue from this segment in the period from April 1, 2023 through March 31, 2024 and six months ended September 30, 2024, respectively.

[1] Land Rig
Moved onto well site location in components by truck or helicopter (in remote locations) and assembled onsite.
[2] Swamp Barge Rig
Floated onto well site location and ballasted down where hull sits on river bed.
[3] Jack Up Rig
Floated onto well site location where legs are jacked down to raise hull up. Can drill independently or over a platform.
[4] Platform Rig
Drilling Rig lifted onto a platform where support services exist (accommodation / helicopter pad / cranes).
[5] Tender Assisted Rig
Drilling Rig lifted onto a platform where lack of support services exist (accommodation / helicopter pad / cranes). Tender Assist Barge provides support.
[6] Drillship
Mobile Offshore Drilling Unit, capable to work shallow or deep water, can be anchored or c/w dynamic position system in deep water.
[7] Semi Submersible Rig
Mobile Offshore Drilling Unit, capable to work shallow or deep water, can be anchored or c/w dynamic position system in deep water. Can be transported (as seen).
[1]
On Land
[2]
River Bed / Swamp
5m+/- Water
[3] [4] [5]
[6] [7]
Sea Level
[4] [5] [6] [7]
Sea Level
[6] [7]
Continental Shelf, 110m<
JV-LW
JV-DD
JV-DD2
JV-DD-F
JV-DD-X
JV-LW
JV-DD
JV-DD2
JV-DD-F
JV-DD-X
JV-LW
JV-DD
JV-DD2
JV-DD3
JV-DD-F
JV-DD-X
JV-DD
JV-DD2
JV-DD3
JV-DD-F
JV-DD2
JV-DD3
JV-DD-F
Ultra Deep Water, 2500m+
Deep Water, 2500m+/-

Oil rigs can be categorized into seven different types, namely (i) Land Rig, (ii) Swamp Barge Rig, (iii) Jack-Up Rig, (iv) Platform Rig, (v) Tender Assisted Rig, (vi) Drillship, and (vii) Semi-Submersible Rig. Each type of oil rig has unique connector requirements. Land rigs, swamp barge rigs, jack-up rigs and platform rigs typically operate above sea level and use a combination of JV-LW, JVDD, JVDD2 and JVDD-F connections. Tender-assisted rigs and drill ships operate in deep waters, typically around 2500 meters deep, and use a combination of JVDD, JVDD2, JVDD3 and JVDDF connections. Semi-submersible rigs operate at ultra-deep levels beyond 2500 meters and rely on our JVDD2, JVDD3 and JVDDF connections.

Surface Wellheads & Christmas Trees

OMS has designed, qualified and manufactured our own highly engineered surface wellhead and Christmas systems fully qualified to API 6A standards. API 6A is a widely accepted standard in the oil and gas industry for the design, manufacture, testing and inspection of wellhead and Christmas tree equipment. API 6A specifications are important because they help to ensure that wellhead and Christmas tree equipment is safe, reliable and interchangeable. This is essential for the efficient production of oil and gas. We have in-house qualified engineers and various testing chambers to perform equipment qualification, including hydrostatic test bunkers, gas testing pits and thermal temperature chambers. Our facilities in Singapore, Johor (Malaysia), Duri (Indonesia), Balikpapan (Indonesia), Jakarta (Bogor) (Indonesia), Songkhla (Thailand) and Saudi are all API 6A certified. The majority of manufacturing is currently being done in Singapore and Indonesia.

Surface wellhead equipment and Christmas trees are two critical components employed in the drilling and production of oil and natural gas from underground reservoirs. They play an essential role in controlling the flow of oil and gas into and out of a well, ensuring its safety and integrity.

Surface Wellhead.    A surface wellhead is an assembly of equipment installed at the top of an oil or gas well to control the well and maintain its integrity. It typically consists of several components, including:

•        Casing Head.    The casing head is the lowermost component of the wellhead. It provides housing for the casing strings (steel pipes) that are cemented into the wellbore to prevent any potential fluid leaks from the reservoir.

•        Tubing Head.    The tubing head is located above the casing head. It provides housing for the tubing string, which is used to transport oil or gas from the reservoir to the surface. It also contains the tubing hanger, which supports the tubing and seals the well.

•        Casing and Tubing Hangers.    These components support and seal the casing and tubing strings, respectively, within the wellhead. They control the flow of fluids in and out of the well.

•        Annulus Valves.    These valves are used to control the pressure and flow of fluids in the space between the casing and tubing, known as the annulus.

Christmas Tree.    A Christmas tree, also known as a wellhead assembly, is an arrangement of valves, spools and other equipment that is installed on top of the surface wellhead. The name “Christmas tree” stems from its visual resemblance to a decorated tree. The Christmas tree serves several important functions:

•        Flow Control.    The Christmas tree contains a set of valves that allow operators to control the flow of oil, gas and other fluids from the well to the production facilities. These valves can be opened, closed or adjusted to control the flow rate.

•        Pressure Control.    The Christmas tree includes valves and chokes that help control the pressure in the wellbore and prevent blowouts or uncontrolled releases of hydrocarbons.

•        Well Monitoring.    Various instruments and gauges on the Christmas tree provide information about the well’s conditions, such as pressure and temperature, which is essential for safe and efficient operation.

•        Safety.    The Christmas tree can be used to isolate the well in case of emergencies, such as well kicks or other unexpected events.

As the Surface Wellhead and Christmas Tree designs meet international specifications, they can be sold and used in any geographical location where oil and gas drilling and production take place. Currently, our distribution is focused on Southeast Asia, predominantly in Indonesia, with Indonesia accounting for 96% and 92% of our distribution of Surface Wellhead & Christmas trees for the period from April 1, 2023 through March 31, 2024 and six months ended September 30, 2024, respectively. As of the date of this prospectus, OMS holds a substantial market share in the supply of surface wellheads and Christmas trees in western Indonesia.

Premium Threading Services

Our Company holds key premium connection licenses from major proprietary manufacturers, including VAM, Tenaris, JFE and NOV. See our “Business — Licenses and Permits and Registrations” section for more information. Currently, all of our operating subsidiaries, with the exception of Saudi Arabia, maintain these premium connection licenses, enabling us to provide our customers with premium threading-related services and support in all six jurisdictions in which we operate.

In the oil and gas industry, premium threading connections represent high-quality, precision-engineered threaded solutions employed to unite two pieces of tubular equipment, such as drill pipes, casing or tubing. These connections are meticulously designed to deliver exceptional performance and reliability, especially in demanding drilling and production environments. Premium threading connections offer numerous advantages over standard or conventional threaded connections.

•        Enhanced Performance.    Premium connections are engineered to withstand higher levels of stress, torque and pressure, making them ideal for challenging drilling and completion operations, including deepwater and high-pressure wells.

•        Improved Sealing.    These premium connections often incorporate advanced sealing mechanisms, reducing the risk of leaks and ensuring a secure connection — a critical aspect to preventing oil or gas leaks during drilling and production.

•        Extended Lifespan.    Premium connections are designed for an extended service life, reducing the necessity for frequent replacements and maintenance, which can be cost-intensive in the oil and gas industry.

•        Enhanced Fatigue Resistance.    These connections are engineered to resist fatigue and vibration, reducing the likelihood of connection failures during drilling operations.

•        Tighter Tolerances.    Premium connections are manufactured with extremely tight tolerances, guaranteeing a precise fit and minimizing the risk of thread damage or galling during makeup and breakout.

•        Compatibility.    Many premium threading connections are designed to be compatible with a variety of tubular products, offering flexibility in equipment selection.

•        Performance Testing:    Manufacturers of premium connections typically subject their products to rigorous performance testing and quality control processes to ensure compliance with industry standards and specifications.

The selection of a threading connection depends on the specific requirements of the drilling or production operation, taking into account factors such as well depth, pressure, and environmental conditions. Although premium threading connections typically come at a higher cost compared to standard connections, their exceptional performance and reliability can justify the investment, particularly in critical applications where safety and operational efficiency are paramount.

Others

We also provide inspection and aftermarket services such as API/premium thread inspection, drill pipe repairs, Non-Destructive Testing (NDT) and load testing and other general ancillary services such as inspections, general machining, welding and testing, which forms a small part of the Company’s business.

Our Customers

Our key customer base operates in the following regions:

Customers	Key Geographic Locations
Saudi Arabian Oil Company (ARAMCO)	Saudi Arabia
Halliburton	Global

For the six months ended September 30, 2024, ARAMCO and Halliburton accounted for 71% and 4% of our revenue respectively. For the period from April 1, 2023 through March 31, 2024, ARAMCO and Halliburton accounted for 61% and 7% of our revenue respectively. For the financial year ended March 31, 2023, ARAMCO and Halliburton accounted for 46% and 11% of our revenue respectively.

We also have the following agreements with the key customers:

Material Purchase Orders with Aramco for the supply of specialty connector and pipes

OMS (Saudi) contracts with ARAMCO for the sale of oilfield-related products to ARAMCO on a spot purchase order basis. The purchase orders are governed by standard terms, with the terms consisting of price, which is paid in USD, delivery, acceptance, the quality of the products delivered, and any packing, labelling, inspection and quality assurance requirements. In January 2024, the Company entered into a 10-year Corporate Purchase Agreement with Saudi Aramco (“LTA”), where the Company is the vendor. The term length listed in the LTA is from November 1, 2023 to October 31, 2033. Under the LTA, Saudi ARAMCO has no minimum purchase obligations. Saudi ARAMCO can terminate the LTA for convenience with a 30-day written notice, or for cause.

Halliburton — Master Purchase Agreement

OMS (Malaysia OpCo) has entered into the Master Purchase Agreement No. CW303866 on February 1, 2023 with Halliburton Manufacturing & Technology (M) Sdn. Bhd. (“Halliburton Malaysia”) (“MY Halliburton Agreement”), as amended by the First Amendment to the Master Purchase Agreement dated October 6, 2023, whereby OMS (Malaysia OpCo) has agreed to provide goods and services including premium tubular threading services to Halliburton Malaysia and its affiliates in Malaysia, subject to purchase orders made pursuant to the MY Halliburton Agreement. The initial term of this MY Halliburton Agreement is 4 years from February 1, 2023, and the parties may subsequently agree in writing to renew the agreement for an additional 4-year term.

Halliburton Malaysia is not bound to purchase any goods or services under the agreement, nor does the agreement obligate Halliburton Malaysia to any minimum or exclusive purchase requirement. OMS (Malaysia OpCo) is restricted from selling, assigning, or transferring all or any part of the MY Halliburton Agreement, or subcontracting all or any part of its obligations thereunder, without the prior written consent of Halliburton Malaysia, which consent will not be unreasonably withheld, delayed or conditioned.

Unless otherwise specified, the payment terms for any invoices issued under the MY Halliburton Agreement shall be 75 days from the receipt of the invoice issued by OMS (Malaysia OpCo). OMS (Malaysia OpCo) must submit any claims or disputes arising thereunder that relate to billing or payment to Halliburton Malaysia within 90 days after the invoice date.

Halliburton Malaysia has the right, with 30 days’ notice to OMS (Malaysia OpCo) to cancel or terminate the MY Halliburton Agreement or any purchase order thereunder or any part thereof without cause or for any reason whatsoever. Halliburton Malaysia may also immediately cancel the MY Halliburton Agreement by written notice to OMS (Malaysia OpCo) in the event of:

i.       OMS (Malaysia OpCo) having breached the MY Halliburton Agreement or defaulted any provision thereunder and having failed to cure such breach or default within 10 days after notice from Halliburton Malaysia;

ii.      OMS (Malaysia OpCo)’s bankruptcy, reorganization, receivership, insolvency, or making an assignment for the benefit of its creditors; or

iii.     Evidence of OMS (Malaysia OpCo)’s financial or organizational instability.

The MY Halliburton Agreement is governed by Malaysian law, and any dispute arising thereunder shall be finally and solely determined and settled by arbitration in Kuala Lumpur, Malaysia in accordance with the Asian International Arbitration Centre (AIAC) Rules of Arbitration. There shall be 3 arbitrators, with the third acting as an umpire, the appointing authority shall be the AIAC and the language to be used in the arbitral proceedings shall be English.

OMS (Singapore) has entered into an affiliate addendum effective as of September 14, 2023 to the aforesaid MY Halliburton Agreement with HAL Completions Mfg Pte. Ltd. (“Halliburton Singapore”), whereby OMS (Singapore) agrees to provide goods and services for the purpose of servicing and repairing oil country tubular goods in Singapore, subject to purchase orders made from time to time pursuant to the MY Halliburton Agreement, including premium tubular threading services, copper plating and bead blasting, for a variable price as agreed in the aforesaid agreement. Except as otherwise provided in the affiliate addendum, OMS (Singapore) and Halliburton Singapore have agreed to incorporate all the terms and conditions of the MY Halliburton Agreement set out above.

Our Suppliers and Raw Material Input

Procurement of raw materials such as steel from suppliers

Our Executive Director, Chairman of the Board, and Chief Executive Officer, Mr. How Meng Hock, possesses an extensive network of contacts that has played a pivotal role in establishing our reputation and rapport with a network of trusted suppliers both regionally and in Saudi Arabia. These valuable relationships enable us to stay well-informed about equipment availability in the market.

Our procurement strategy is tailored to meet the dynamic demands of the oilfield services and products market. Our dedicated procurement team proactively engages in negotiations with suppliers to secure advantageous terms prior to finalizing purchases. Our product line necessitates a diverse range of steel grades. We employ a rigorous supplier selection process based on qualifications and capabilities. To ensure consistent performance, we conduct regular audits of our suppliers. The Company has established comprehensive procedures for selecting, approving, and evaluating suppliers. To meet the unique specifications of each client, we meticulously select the appropriate steel type. We employ various manufacturing techniques to transform raw materials into finished goods, consistently meeting our customers’ exacting quality standards. We source our raw materials from multiple suppliers, strategically consolidating purchases among our top vendors to optimize costs and improve delivery terms. Our procurement approach maintains flexibility, allowing us to source materials from different suppliers based on factors such as technical capability, pricing, lead times, and end-user specifications. For the financial year ended March 31, 2023 we had one supplier that accounted for more than 10% of our total purchases;

This supplier receives orders from the Saudi Arabia subsidiary to support the Specialty Connector and Pipe product for all the jurisdictions that the company supports.

Number	Supplier Name	Raw Material	% of financial year ended March 31, 2023 total purchase
1	Global Pipe Company	Conductor pipe	29%

For the period from April 1, 2023 through March 31, 2024, we had one supplier that accounted for more than 10% of our cost of revenue:

Number	Supplier Name	Raw Material	% of financial year ended March 31, 2024 total purchase
1	Marubeni-Itochu Tubulars Asia Pte Ltd	Conductor pipe	45%

For the six months ended September 30, 2024, we had two suppliers that accounted for more than 10% of our cost of revenue:

Number	Supplier Name	Raw Material	% of 6 months ended September 30, 2024 total purchase
1	Marubeni-Itochu Tubulars Asia Pte Ltd	Conductor pipe	42%
2	Global Pipe Company	Conductor pipe	20%

In KSA, OMS (Saudi) does not have a long-term contractual arrangement with Global Pipe Company or any other suppliers, and the suppliers provide the goods on an as needed basis. OMS (Saudi) engages with Global Pipe Company through requesting for quotations and purchase orders (“PO”). The PO terms are mainly limited to price, which is payable in Saudi Riyals or USD unless otherwise agreed, payment, insurance, delivery, acceptance, packing and quality of the supplied goods.

In Singapore, OMS (Singapore) does not have a permanent long-term contractual arrangement with Marubeni-Itochu Tubulars Asia Pte Ltd. OMS (Singapore) engages with Marubeni-Itochu Tubulars Asia Pte Ltd on a PO basis as needed. The PO terms are mainly limited to price, which is payable in SGD unless otherwise agreed, delivery, acceptance, and quality of the supplied goods.

SALES AND MARKETING

As of the date of this prospectus, our sales and marketing team consists of 3 product managers at the management level and a total of 36 sales and marketing support staff across the entire organization. We have a dedicated sales and marketing team, which we believe provides top-notch services to customers in Asia and the Middle East. The sales team also consists of staff who specialize in various products, possessing manufacturing and commercial knowledge to support our customers’ needs.

We promote our products and enhance brand awareness through different channels, from direct bidding and tendering, customers’ visits and presentations, to participating in tradeshows and advertising through our websites. One of our other key channels for marketing is through our multi-faceted presence in the region and knowing our customers’ requirements intimately. This provides the advantage of word-of-mouth referrals from our existing customers and business contacts. We believe that our high-quality sales staff services result in positive customer reviews and feedback, which increases customer awareness of our brand. We intend to continue to invest resources in our marketing efforts.

Sales Process Flow

The process flow pertaining to our sales business activities can be described as follows:

Procurement of raw materials such as Steel from suppliers

Mr. How Meng Hock, our Executive Director, Chairman of the Board and Chief Executive Officer’s wide network of contacts has allowed us to build a reputation and rapport with a network of trusted suppliers from around the Asia Pacific region and in Saudi Arabia. Our suppliers constantly update us with information on equipment availability in the market. Subject to expected demand for oilfield services and products, our procurement team further negotiates sales terms with our suppliers before committing to purchases.

Customer Inquiries for oilfield services and product purchases

Through our commitment to deliver quality services and products which are customizable based on our customer’s needs, we have firmly established ourselves as a preferred oilfield services and products supplier to our customers.

Our customer base consists of our existing customers, together with potential new customers through referrals and through online inquiries via our website at www.omsos.com. Customers might also approach us with inquiries whenever they need to purchase oil drilling parts for their projects. Subject to product availability and acceptable sales terms, our customers enter into a sales agreement confirming their oilfield product purchases with us.

RESEARCH AND DEVELOPMENT

As of the date of this prospectus, our research and development team consists of 19 employees who belong to the engineering department based in Singapore and Indonesia. This function is a key asset to the Company as it provides us with advancements of our current products as well as designing new products to meet ever-evolving market needs. We have invested in testing bays, thermal chambers and equipment to ensure we have the capability to qualify our product to meet the industry qualification standards plus meeting customers’ requirements. We also partner with reputable testing centers in the USA, such as Stress Engineering, Yarmouth Research & Technology and in Singapore with DNVGL to support our qualification needs. We will continue expanding our research and development capabilities to support new product development and qualification requisites.

We have made strategic investments (S$1.1 million) in Additive Manufacturing (AM) and are currently collaborating with the Singapore Institute of Manufacturing Technology (SIMTech) to explore innovative ways to enhance our products, assess new technology, optimize supply chain processes, and explore ESG (environmental, social and governance) and sustainability. We currently have a joint project with SIMTech/NAMIC (National Additive Manufacturing Innovation Cluster) on using additive manufacturing to develop a metallic seal for our high-pressure-high temperature (HPHT) gate valves.

The Company will continue to enhance and develop its product portfolios to provide more offerings to customers. Some areas where we are exploring the possibility of growing our product portfolio are in power generation, mini hydro development, biomass and other renewable opportunities. Throughout the years we have expended capital in product development. We believe that continuing to add to our product portfolio is an important component of meeting our customers’ evolving needs. For our specialty connectors and pipes segment, we are researching designs for metal-to-metal connector sealings to ensure a gas-tight environment. Our focus is on designing and enhancing our connectors to be more compact, using less raw material. We are also developing a new stab-in connector with a more compact body, reducing installation/retrieval time by improving lockring design.

In terms of our surface wellhead systems, we are developing an “SBR” Metal Seal Ring for high pressure and high temperature (HPHT) application. The objective of this metal seal is to safely use this seal in a working environment of up to 15,000 PSI, which will also require the development of a range of materials suitable for working environments up to 3500F and the ability to seal against both hydro fluid and gas production. We are also working on improving our flow control design in safety actuators and chokes in our Christmas Tree product line. By having our own design and products in-house, we are able to improve our service, supply chain and costs.

COMPETITION

The oilfield services and manufacturing industry is growing and becoming increasingly competitive. We primarily compete with Schlumberger, Technip FMC, BakerHughes, OilState Industries, National Oilwell Varco and Dril-Quip for the same pool of potential customers. While some of our competitors may be better funded or better connected, we believe that we are well positioned to compete in the industry. We have strong relationships with existing suppliers and customers, an experienced management team with an average of 25 years in the industry, a range of differentiated products and services that includes technologies in areas such as subsea production systems and well completion tools, and a broad strategic footprint with locations that allow us to quickly respond to customer needs. Our network includes manufacturing facilities in key oil and gas hubs across North America, Europe and Asia, enabling us to provide rapid, localized support to our global client base.

COMPETITIVE STRENGTHS

Experienced producer of OCTG and SWS for Asia Pacific and MENA.

We have nearly 50 years in upstream oil and gas development. We produce high-quality, specialized OCTG and SWS products for E&P and oilfield service operators in the Asia Pacific and MENA regions, focused primarily on conventional onshore and offshore markets. The breadth of our product offering enables us to serve as a single-source supplier, providing for all the steel pipe needs of our customers’ oil and natural gas wells — from surface casing to the kick-off point, through extended-reach laterals, and to surface wellhead systems designed and qualified to meet various performance requirements. Our comprehensive product offering delivers standard and customized solutions that are designed, qualified and manufactured to American Petroleum Institute Standards. We look to consistently innovate on additional capabilities through in-house R&D and through strategic partnerships, improve existing manufacturing capabilities and develop new manufacturing technologies to further improved and enhance our product and service quality.

Broad footprint of strategic locations that allows us to quickly respond to customer needs.

We have a presence in six jurisdictions with 11 manufacturing facilities. Our manufacturing facilities, with a total area of approximately 200,000 square meters, provides our Company and our customers with a broad geographic footprint. Our strategic locations enable us to provide sales services with shorter lead-times and give us the opportunity to perform inspection and maintenance services for our customers.

High-quality and diverse customer base.

Since the inception of our business in 1972, we have developed stable relationships with our key suppliers and customers in each region where we operate. For the six months ended September 30, 2024, the period from April 1, 2023 through March 31, 2024 and fiscal year ended March 31, 2023, our top five customers accounted for 86%, 80% and 72% of the total sales, respectively, and have longstanding business relationships with us. Additionally, we have served over 200 customers across our major regions in Asia Pacific and MENA. These customers include major, independent & national oil companies, drilling contractors, E&P and oilfield service providers and even some of our competitors can also be customers.

Strong free cash flow capabilities and balance sheet.

We are a returns-focused company that prioritizes disciplined cost and capital expenditure decisions. We expect our production facilities will require minimal capital expenditures for maintenance on an annual basis, enabling us to generate strong free cash flow. The result of this returns-focused approach allows us to maintain a strong balance sheet and ample financial liquidity, permitting continued research and development activities, supporting our organic growth as well as evaluating select strategic acquisitions. As of September 30, 2024, we had $60.6 million of cash and cash equivalents, excluding restricted cash while outstanding debt is nil. For further information, please refer to Exhibits 10.9 and 10.10.

Experienced and knowledgeable management team.

We have an experienced management team led by Mr. How Meng Hock, who has over 30 years of experience in the in the upstream drilling and production sector, ranging from operations, supply chain management, commercial functions and business development. He has been our CEO for the past 10 years. He previously worked for large multi-national oilfield services companies. The management team is also composed of individuals who have over 15 years’ experience in the upstream oil and gas sector.

GROWTH STRATEGIES

We intend to strengthen our market position in the oil and gas upstream drilling and production industries, by implementing the following business strategies and plans.

Focus on best-in-class manufacturing principles and cost management

We strive for continued operational excellence with the goal of providing high-quality products at competitive prices. Our operating personnel continually examine costs and profitability by product, plant and region. Further, our organization continues to innovate additional manufacturing, engineering and production capabilities to meet our customers’ evolving demands and requirements.

Optimize our portfolio and product mix to be responsive to market conditions

We will assess and pursue opportunities to utilize, optimize and grow production capacity to capitalize on market opportunities. We seek to maintain flexibility to adjust our product mix and rapidly respond to changing market and customer conditions. While prioritizing our highest margin products, we regularly evaluate our portfolio of assets to ensure that our offerings are responsive to prevailing market conditions.

Leverage operating jurisdictions to acquire additional market share

Our focus is on advancing localization programs in collaboration with national oil companies and local governments. Over the past decade, regulations led by the state-owned oil companies have mandated local presence for entities bidding on tender contracts. This entails everything from establishing physical manufacturing sites to employing local citizens. OMS has excelled in jurisdictions where these regulations are rigorously enforced. For instance, in Saudi Arabia, Saudi Aramco’s “In-Kingdom Total Value Add” (IKTVA) program emphasizes hiring locals and fostering domestic production. Similarly, in Indonesia, the “Tingkat Komponen Dalam Negeri” (TKDN) regulations mandate a certain percentage of production components to be sourced domestically or through a combination of domestic goods and services, including transportation costs integrated into offering prices.

Provide superior quality products and customer service

Our products play a critical role in a variety of on-shore and off-shore oil drilling and exploration purposes. Our emphasis on manufacturing processes, quality control testing and product development helps us deliver high-quality products to our customers. We focus on providing superior customer service through our geographic manufacturing footprint and our experienced sales forces. We also seek to provide high-quality customer service through continued warehouse optimization. We believe that warehouse, transportation and shipping logistics, and speed of delivery represent key areas of commercial differentiation relative to our competitors.

Expand business and operations through acquisitions, joint ventures and/or strategic alliances

As of September 30, 2024, OMS holds a sizeable market share in supplying wellheads and Christmas trees to western Indonesia. This is significant as Indonesia aims to achieve crude oil lifting of 1 million barrels per day (bpd) and gas lifting of 12 billion cubic feet (Bcf) per day by 2030.

Our Values

Our success has been founded on our value system as explained below, which forms our guiding principles and are critical to our success. In the tough oil and gas industry with fierce competition and volatile markets, our values remain the bedrock from which we develop our resilience, enabling us to take on future challenges.

1.      Act Now: “We act now so our destiny is defined by us, not for us.”

We believe in taking the initiative on the most important tasks first, responding with urgency to ensure customer satisfaction.

2.      Own It: “We own it — our decision, quality & commitments — to be the best we can be.”

We aim to finish what we start, learning from the outcomes of our decisions to enable us to master our work.

3.      Earn Trust: “We earn trust to create a safe, innovative & inclusive workplace.”

We do what we say we will do and are always open to asking questions to understand the situation, believing in being clear and honest.

4.      Create Value: “We create value to positively impact our customers & community.”

We are focused on constant improvement and have no qualms with speaking up to make ourselves better, with an aim to deliver above expectations.

5.      Win Together: “We win together to reach our full potential”

We co-operate together as a single entity, inviting collaboration from all parties, and freely offering our knowledge, aiming to give people positive attention often to develop everyone to their maximum capability.

REAL PROPERTY

A description of the leased real properties in the jurisdictions we operate in are listed below:

Location	Usage	Lease Period	Rent (per month)	Approximate area
No. 36/19, Moo 5, Plutuang Sub-District, Sattahip District, Chonburi Province	1. Office 2. Warehouse 3. Machine shop	May 1, 2021 – April 30, 2025	THB 386,375	8,000 sqm
Moo 3, Plutuang Sub-District, Sattahip District, Chonburi Province	1. Warehouse 2. Pipe inspection and storage yard	August 1, 2024 – July 31, 2026	THB 245,000	11,284 sqm
No. 160/6, Moo 1, Hua Khao Sub-District, Singhanakhon District, Songkhla Province	1. Office 2. Warehouse 3. Machine shop	March 1, 2022 – April 30, 2025	THB 541,568.40	11,200 sqm
No. 169/20, Moo 1, Hua khao Sub-District, Singhanakhon District, Songkhla Province	1. Warehouse 2. Machine shop 3. Pipe laying 4. Pipe storage yard	August 1, 2024 – July 31, 2027	THB 120,000	4,800 sqm
Modon, 0300J01:001-001 Damam Third Industrial Zone, Damam, Saudi Arabia	Facility	20 years, commencing on 02/09/1439HJ (equivalent to May 17, 2018 in Gregorian calendar)	First year rent: SAR 260,592 Monthly rent until production start: SAR 86,864 Annual rent: SAR260,592	86,864 sqm
Lots 84/85, Light Industrial Area, Sungai Bera, Anduki, Seria KB1933, Brunei Darussalam	Facility	20 years commencing from March 3, 2017	First 6 years rent: BND22,000 monthly From and including 7th year: BND55,524 annually	7,932 sqm
Lot 91, Light Industrial Area, Sungai Bera, Anduki, Seria KB1933, Brunei Darussalam	Facility	20 years commencing from September 1, 2018	BND28,847.00 annually	4,121 sqm
Unit No 50-10-10, Level 10, Wisma UOA Damansara, No 50 Jalan Dungun, Damansara Heights, 50490 Kuala Lumpur, Malaysia	Office	September 15, 2024 to September 14, 2025	MYR9,067.50	216 sqm
OY/11/01, OY/11/04 – Phase II and OY/11/01 – Phase II, Kemaman Supply Base, Kemaman, 24007 Terengganu	Open Yard and office	January 1, 2025 to December 31, 2028	MYR15,549.80 MYR16,549.40 (wef December 1, 2023)	5,026 sqm
OY75-OMS – Phase II, Kemaman Supply Base, Kemaman, 24007 Terengganu	Open Yard	May 1, 2023 to April 30, 2026	MYR3,341.80 MYR3,557.40 (wef December 1, 2023)	1,078 sqm
Ranca Ranca Industrial Estate, PO Box 80823, 87018 Labuan FT, Malaysia	Machining of Oil & Gas Components	January 1, 2017 to December 31, 2026	MYR122,760	27,280 sqm
Lots A3003426, A3003427/A3003428, 10 Gul Circle, Singapore 629566	1. Facility 2. Warehouse 3. Office	May 1, 2005 to April 30, 2040(1)	S$41,770.62 (before GST)	28,957.5 sqm
Jl. Lintas Duri – Dumai Km. 8, Sabangan Village, Mandau Sub-District, Duri – Riau, Indonesia	Staff House	June 15, 2024 – June 14, 2025	IDR 19,000,000	250 sqm

Location	Usage	Lease Period	Rent (per month)	Approximate area
Jl. Lintas Duri Dumai Km. 7, Pematang Obo Village, Bathin Solapan Sub-District, Bengkalis Duri Regency, Indonesia	Warehouse and Storage Area	1. Land at the back of the premise: July 1, 2023 – June 30, 2026 2. Land and building at the front of the premise: July 1, 2024 – 30 June, 2026	1. Land at the back of the premise: IDR 400,000,000 per year 2. Land and building at the front of the premise: IDR 570,000,000 per year	1. Land at the back of the premise: 3,500 sqm 2. Land and building at the front of the premise: 3,000 sqm
Klapanunggal Sub-District, Bogor, West Java, Indonesia	1. Land area 2. Workshop 3. Office 4. Other Facilities	October 1, 2024 – September 30, 2029	First year: IDR 3,002,500,000 Second year: IDR 3,212,677,000 Third until fifth year: IDR 3,437,565,000	Land area: 8,198 sqm Building: 1,856.75 sqm

____________

Notes:

(1)      The grant of the term of the lease to April 30, 2040 is conditional on OMS (Singapore) developing the premises and investing at least US$15,145,000 on plant and machinery at the premises of which US$5,825,000 must consist of new investment and the remainder being the book value of the existing plant and machinery as of April 30, 2020.

A description of the Company’s owned real properties in Indonesia is below:

OMS (Indonesia) purchased a plot of land with Building Right Title (Hak Guna Bangunan or HGB) No. 110, located at Jl. Mulawarman, Sepinggan, Balikpapan Selatan, Balikpapan, East Kalimantan, Indonesia, size 7467 square meters.

A description of the Company’s owned real properties in Malaysia is below:

On October 1, 2007, OMS (Malaysia OpCo) purchased a leasehold property located at HSD 53984, PTD 87653, Kulai Township, Kulaijaya district in the state of Johor, Malaysia, size 12,140 square meters for MYR 1,970,678.00.

A description of the Company’s owned real property in Thailand is below:

OMS (Thailand) has only 1 building where it has constructed an inspection house on its leased land located at No. 169/20, Moo 1, Hua Khao Sub-District, Singhanakhon District, Songkhla Province. The inspection house is 500 square meters in size and is used for pipe storage and inspection.

A description of the Company’s owned real property in Brunei is below:

OMS (Brunei) confirms ownership of the warehouse, the smaller building, Workshop A and Workshop B which it constructed on Lots 84/85 Light Industrial Area, Sungai Bera, Anduki, Seria KB1933, Brunei Darussalam.

LICENSES AND PERMITS AND REGISTRATIONS

The following licenses and registrations are material for our Group’s operations:

Description	Issuing Authority	Expiry Date	Issued to
License to Operate Factory (Ror.Ngor.4) No. Tor18/2555 for business of welding and threading, and repairing tools and equipment used for oil drilling	Department of Industrial Works, Ministry of Industry of Thailand	—	OMS (Thailand) (Songkhla)
License to Operate Factory (Ror.Ngor.4) No. Por.72/2558 for business of welding and threading	Department of Industrial Works, Ministry of Industry of Thailand	—	OMS (Thailand) (Sattahip)
License to Operate Business for Foreigner No. 17-548-0223-1 for the service businesses with respect to being a contractor for the manufacture and repair of tools and equipment used for drilling, drilling tubular tools, and drilling accessories for petroleum-related activities	Department of Business Development, Ministry of Commerce of Thailand	—	OMS (Thailand) (Songkhla)

Description	Issuing Authority	Expiry Date	Issued to
License to Operate Business for Foreigner No. 1755700262 for the service business with respect to repair of tools and equipment used for drilling, drilling tubular tools, and drilling accessories for petroleum-related activities	Department of Business Development, Ministry of Commerce of Thailand	—	OMS (Thailand) (Sattahip)
Operational License No. OLC-24-05-19001196	Modon — Saudi Authority for Industrial Cities and Technology Zones	May 19, 2025	OMS (Saudi)
Foreign Ownership License	Ministry of Investment in Saudi Arabia	March 25, 2025	OMS (Saudi)
Zakat, Tax, and Customs registration certificate	Zakat, Tax and Customs Authority	July 31, 2025	OMS (Saudi)
Commercial registration certificate	Saudi Ministry of Commerce	4/10/1446HJ (i.e., April 2, 2025)	OMS (Saudi)
Industrial License	Ministry of Industry and Mineralization	10/01/1449HJ (i.e., June 15, 2027)	OMS (Saudi)
Value Added Tax	Zakat, Tax and Customs Authority	NA	OMS (Saudi)
License No. A188/2025, to Import and Store Poisons – “Chemicals for company own use as listed overleaf only”	Department of Pharmaceutical Services, Ministry of Health	December 31, 2025	Awg Chia Lipp Fatt of OMS (Brunei)
License to Supply Products/Service to Exploration and Oil/Gas Companies in Malaysia(1)	Petroliam Nasional Berhad (Petronas)	January 12, 2028	OMS (Malaysia OpCo).
Business Premises License for the activities of a management office with license number DBKL.JPPP/01124/05/2018/PR01	Kuala Lumpur City Hall	November 24, 2025	OMS (Malaysia OpCo).
Business Premises License for the activities of a factory for steel engineering and signboard with account number L0417020012	Iskandar Puteri Municipal Council	December 31, 2025	OMS (Malaysia OpCo).
Business Premises License for the activities of electrical and mechanical heavy engineering works with account number 0601102930190	Kemaman Municipal Council	December 31, 2025	OMS (Malaysia OpCo).
Business Premises License for the services for the preparation of goods for the oil/gas/liquid industry with account number 07470004T	Labuan Corporation	December 31, 2025	OMS (Malaysia OpCo).
Control of Supplies Act license with Reference number: PBKB/2024/P/T-000140	Ministry of Domestic Trade and Cost of Living	January 11, 2028	OMS (Malaysia OpCo).
Poisons Act Type B (Wholesales license) dated 10 January 2025 with register no MJB0150/2024	Ministry of Health	December 31, 2025	Nor Ayu Syahziera Binti Nordin of OMS (Malaysia OpCo).
Permit to purchase, store and use of Sodium Hydroxide dated 1 Jan 2025 with register no. MTC0017/2025	Ministry of Health	December 31, 2025	Mohamad Yazid bin Abd Ghani of OMS (Malaysia OpCo).
Poisons Act Type B (Wholesales license) dated 4 December 2024 with register no MLB0009/2025	Ministry of Health	December 31, 2025	Harmika Binti Hasim of OMS (Malaysia OpCo).
Business Identification Number (NIB) Business Identification No. 8120018032136 dated 23 October 2018 as amended on 31 March 2023	Minister of Investment/ Head of the Investment Coordinating Board,	—	OMS (Indonesia)
Approval of the Environmental Management Capability Statement (Environmental license) dated 16 January 2023	Minister of Environment and Forestry of the Republic of Indonesia	—	OMS (Indonesia)

Description	Issuing Authority	Expiry Date	Issued to
Standards Certificate for KBLI 33122 dated 27 November 2023 as amended on 1 December 2023	Minister of Investment/Head of the Investment Coordinating Board	—	OMS (Indonesia)
Standards Certificate for KBLI 09100 dated 22 September 2024	Minister of Investment/Head of the Investment Coordinating Board	24 September 2029	OMS (Indonesia) — Jakarta (Bogor)
Standards Certificate for KBLI 09100 dated 6 October 2024	Minister of Investment/Head of the Investment Coordinating Board	6 October 2029	OMS (Indonesia) — Duri
Industrial Business License for KBLI 24103, 25920, & 28240 dated 29 July 2019 as amended on 8 October 2020	Minister of Industry	—	OMS (Indonesia)
Industrial Business License for KBLI 24103, 25920, & 28240 dated 29 July 2019 as amended on 14 December 2020	Minister of Industry		OMS (Indonesia) — Jakarta (Bogor)
Certificate of Factory Registration Receipt No. MOMOS20150001550	Ministry of Manpower of Singapore	—	OMS (Singapore)

Please note that the requirement to hold a Petronas license to carry on petroleum-related activities in Malaysia comes from guidelines issued by Petronas itself, and not from any piece of legislation.

Further, with respect to OMS (Indonesia) and as informed by OMS (Indonesia), there are licenses that are currently still in the process of being obtained, namely the industrial business license, spatial utilization conformity approval, standards certification, environmental license, and technical approval for wastewater discharge into surface water bodies. Under Indonesian law, a delay in obtaining these licenses may subject OMS (Indonesia) to certain regulatory penalties. For more information, please refer to the section entitled “Regulatory Environment — Laws and Regulations Relating to Our Business in Indonesia”.

CERTIFICATIONS

Our company has established a comprehensive quality control and assurance system for our products. All of our sites hold qualifications for both the ISO 9001 and API Q1 quality management systems. These certifications serve as the foundation for obtaining various product quality qualifications under the API. Currently, we hold the following certifications at our various manufacturing sites, as applicable:

1.      API 6A — Surface wellhead Christmas Tree

2.      API 5CT — Steel casing and tubing pipes used in oil wells for the petroleum and natural gas industries.

3.      API 5L — Welded and seamless steel pipes for transportation.

4.      API 7-1 — Rotary drilling stems

The oil and gas industry operates in a high-risks environment. These environments are prone to various hazards, including explosions, fires, toxic gas leaks and machinery-related accidents. Safety is our top priority in everything we do. All of our manufacturing sites are ISO 45001, Occupational Health and Safety Management Systems certified. This certification enhances workplace safety, ensures regulatory compliance, reduces incidents, boosts staff morale and lowers operating costs, providing us with a competitive advantage in serving our customers. Additionally, all of our manufacturing sites uphold the ISO 14001 Environmental Management System standard. This is a critical stepping stone for our Company as we begin to implement ESG programs. Notably, our operations in Singapore have achieved the prestigious BizSafe Star certification, the highest safety certification awarded by the Singapore Ministry of Manpower.

INVENTORY

As of March 31, 2023 and 2024, and September 30, 2024, we carried an inventory level of $9.5 million and $30.7 million, and $50.7 million respectively. Approximately 81%, 91% and 58% of these inventories were “Work-In-Progress” and “Raw material,” respectively, for our existing backlog. They were predominantly for Singapore and Saudi Arabia’s backlog.

The Company also holds strategic inventory to reduce lead-time to support customers’ urgent requirements. These inventory items normally comprise bar stock and forgings.

INTELLECTUAL PROPERTY

Our Group’s intellectual property rights are important to its business. As of the date of this prospectus, the Group has registered the following trademarks:

Design	Place of Registration	Registered Owner	Registration Number	Class	Registration Date	Expiry Date
Singapore
	Singapore	OMS Oilfield Services Pte. Ltd.	40201600791W	06	January 12, 2016	January 12, 2026
	Singapore	OMS Oilfield Services Pte. Ltd.	40201600795X	37	January 12, 2016	January 12, 2026
	Singapore	OMS Oilfield Services Pte. Ltd.	40201600796S	40	January 12, 2016	January 12, 2026
Thailand
	Thailand	OMS Oilfield Services Pte Ltd.	181101613	6	January 18, 2013	January 17, 2033
	Thailand	OMS Oilfield Services Pte Ltd.	Bor73716	37	January 18, 2013	January 17, 2033
	Thailand	OMS Oilfield Services Pte Ltd.	171124836	40	January 18, 2013	January 17, 2033
Brunei
	Brunei	OMS OILFIELD SERVICES PTE. LTD.	TM/43646	1, 6, 9, 37, 40	September 12, 2014	January 15, 2033
Malaysia
	Malaysia	OMS Oilfield Services Pte. Ltd.	2012059138	6	November 21, 2012	November 21, 2032
	Malaysia	OMS Oilfield Services Pte. Ltd.	2012059147	37	November 21, 2012	November 21, 2032
	Malaysia	OMS Oilfield Services Pte. Ltd.	2012059152	40	November 21, 2012	November 21, 2032
Indonesia
	Indonesia	OMS Oilfield Services Pte Ltd.	IDM000485133	37	November 30, 2022	January 22, 2033
	Indonesia	OMS Oilfield Services Pte Ltd.	IDM000485132	40	November 29, 2022	January 22, 2033
	Indonesia	OMS Oilfield Services Pte Ltd.	IDM000475694	6	November 29, 2022	January 22, 2033

____________

Notes:

(1)      Class 06: Pipes and tubes of metal; connectors of metal for pipes; couplings of metal for pipes; couplings (joints) made of metal for pipes; metal pipe fittings; collars of metal for fastening pipes; junctions of metal for pipes; metal adaptors for plastic pipes (other than parts of machines or sanitary installations); reinforcing materials of metal for pipes; all included in Class 06.

(2)      Class 37: Pipeline construction; drilling and pumping of oil; installation of oil production apparatus; oil pipeline construction; oil pipeline laying; maintenance and repair of gas installations and equipment; repairing or maintenance of mining machines and apparatus; construction of structures for the transportation of natural gas; construction of structures for the storage of crude oil; construction of structures for the storage of natural gas; repair of machine; all included in Class 37.

(3)      Class 40: Custom fabricating, making or manufacturing of apparatus, machines and instruments used for exploration and extraction of hydrocarbons and for environmental protection and restoration following extraction of hydrocarbons; custom manufacturing of tubular goods, pipe tube and hose parts and fittings for the oil and gas industries; machining; all included in Class 40.

We have not been involved in any proceedings, nor have we received notice of any claims regarding infringement of intellectual property rights, whether threatened or pending, in which we may be involved as either a claimant or respondent.

SEASONALITY

We typically experience a pause or slowdown by our customers between the November to February period. This is the traditional monsoon period in Southeast Asia where heavy weather will hinder rig activities. Such conditions may compromise a safe working environment during drilling activities, therefore, the need for equipment and services may slow down. Seasonal slowdowns may also be compounded as our customers exhaust their annual capital spending budgets toward year end. Additionally, our operations are directly affected by weather conditions. During severe weather conditions, our customers may delay operations, or we may not be able to operate or move our equipment between locations.

EMPLOYEES

As of the date of this prospectus and as of September 30, 2024, we employed 632 workers, 629 are full-time and 3 are part-time workers. As of March 31, 2024, we employed 637 workers, 634 are full-time and 3 are part-time workers. We employed 538 persons as of March 31, 2023, all of whom were all located in Singapore, Malaysia, Indonesia, Thailand, Saudi Arabia and Brunei.

The following table sets forth the breakdown of our employees by activity in Singapore:

Function	March 31, 2023	March 31, 2024	September 30, 2024
Management	11	11	9
Finance	6	6	6
Human Resource	3	2	2
IT	2	3	3
Sales & Marketing	6	9	9
Operations	65	69	70
Engineering	13	15	14
Total	106	115	113

The following table sets forth the breakdown of our employees by activity in Malaysia:

Function	March 31, 2023	March 31, 2024	September 30, 2024
Management	2	2	2
Finance	8	7	7
Human Resource	3	3	3
IT	0	0	0
Sales & Marketing	13	11	11
Operations	105	87	82
Engineering	1	1	1
Total	132	111	106

The following table sets forth the breakdown of our employees by activity in Indonesia:

Function	March 31, 2023	March 31, 2024	September 30, 2024
Management	1	1	1
Finance	5	6	5
Human Resource	2	2	3
IT	0	0	0
Sales & Marketing	7	9	9
Operations	115	136	134
Engineering	2	6	5
Total	132	160	157

The following table sets forth the breakdown of our employees by activity in Thailand:

Function	March 31, 2023	March 31, 2024	September 30, 2024
Management	1	1	1
Finance	5	5	5
Human Resource	1	1	2
IT	0	0	0
Sales & Marketing	4	4	4
Operations	65	68	68
Engineering	0	0	0
Total	76	79	80

The following table sets forth the breakdown of our employees by activity in Saudi Arabia:

Function	March 31, 2023	March 31, 2024	September 30, 2024
Management	1	1	1
Finance	3	3	3
Human Resource	2	2	2
IT	0	0	0
Sales & Marketing	1	1	1
Operations	42	121	120
Engineering	1	1	1
Total	50	129	128

The following table sets forth the breakdown of our employees by activity in Brunei:

Function	March 31, 2023	March 31, 2024	September 30, 2024
Management	1	1	1
Finance	2	2	2
Human Resource	1	1	2
IT	0	0	0
Sales & Marketing	1	2	2
Operations	34	37	41
Engineering	3	0	0
Total	42	43	48

Our employees are not covered by collective bargaining agreements. We consider our labor practices and employee relations to be good. As of the date of this prospectus, we have not experienced any work stoppages or labor disputes.

In Singapore, the government promotes the “Tripartite” relationship. The tripartite partners — the government, represented by the Ministry of Manpower (MOM); the unions, represented by the National Trades Union Congress (NTUC); and the employers, represented by the Singapore National Employers Federation (SNEF) — work in cooperation to shape Singapore’s future, forging consensus in developing strategies and taking collective action to achieve sustainable national growth and development for the employers, workers, and society.

Our country of operations achieves high local content/local employees in meeting local government’s requirements. In Indonesia and Thailand, 100% of our staff are local citizens or permanent residents. In Malaysia 98%, Brunei, 86%, Singapore 60% and Saudi 18% of our staff are local citizens or permanent residents, which enable us to have the advantage of having local industry knowledge when participating in tenders and projects. The company continues to spend resources in continuous upskilling and re-skilling of workforce to improve safety, quality, productivity, and growth. Various policies have been implemented to aid staff development. We have implemented the Employee Health and Well-being policies, Corporate Social Responsibilities, and Internship programs to ensure our staff’s continuing professional development. The group has also implemented an Integrity Code to ensure we always conduct ourselves above board from a personal and business perspective, while emphasizing on a “Speak Up” system where employees are able to raise concerns without fear of retaliation.

INSURANCE

We maintain commercial all risks property insurance policies covering our business premises in accordance with customary industry practice; as well as insurance policies covering heads of liability such as workmen’s compensation, and/or contractors’ all risk as required from time-to-time by our customers in the different jurisdictions we operate in. We carry occupational injury and medical insurance for our employees, in compliance with applicable regulations. We will continue to review and assess our risk portfolio and make necessary and appropriate adjustments to our insurance practices to align with our needs and with industry practice in Singapore and in the jurisdictions in which we operate.

LITIGATION AND OTHER LEGAL PROCEEDINGS

We and our subsidiaries have been and may from time to time be involved in various legal proceedings and claims in the ordinary course of business, including contractual disputes and other commercial disputes. As of the date of this prospectus, we are not a party to any significant proceedings that in the opinion of our management would have a material adverse effect on our business.

REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in Singapore. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Laws and Regulations Relating to Our Business in Singapore

Central Provident Fund Act 1953 of Singapore

OMS and OMS (Singapore) are required by the applicable laws and regulations of Singapore to make contributions, as employers, to the Central Provident Fund for their employees as prescribed under the Central Provident Fund Act 1953 of Singapore. The contribution rates vary, depending on the age of the relevant employee, and whether such employee is a Singapore citizen or permanent resident (contributions are not required or permitted in respect of a foreigner on a work pass).

Environmental Public Health Act 1987 of Singapore (the “EPHA”)

The EPHA is administered by the National Environment Agency (“NEA”) and regulates, among other things, health requirements for buildings and public nuisances. Examples of matters covered by the EPHA are any factory or workplace deemed unclean, conditions relating to the breeding of flies or mosquitoes, and any premises or part of the premises of such construction or in such a state as to be dangerous.

Environmental Protection and Management Act 1999 of Singapore (the “EPMA”)

Regulations relating to pollution control in Singapore through the regulation of the possession, control, storage, use and disposal of hazardous substances. Further, detailed records regarding the quantity, use and other information must be provided and updated, and persons authorized to store hazardous substances must ensure that agents and employees have received instruction and training to enable them to understand the nature of the dangers of all hazardous substances being stored, and the emergency action plan to be implemented in the event of any accident involving any such substances.

Pursuant to the EPMA, a person must not carry on the business of any regulated activity, including ancillary activities, that involves the use or handling of any greenhouse gas, unless such person has been registered as a registered GHG entity under the Environmental Protection and Management (Registered GHG Entities and Competent Persons) Regulations 2022. Any person who fails to comply is guilty of an offence and is liable upon conviction to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 3 months, or to both.

Pursuant to the Environmental Protection and Management (Boundary Noise Limits for Factory Premises) Regulations (the “EPM Regulations”), the owner or occupier of any factory premises shall ensure that the level of noise emitted from his premises does not exceed the maximum permissible noise levels as set out in the First Schedule to the EPM Regulations. The permissible noise levels may vary depending on the type of affected premises, which include, among others, noise sensitive premises that require peace and quiet, residential premises and commercial premises not including factory premises. Any person who fails to comply with the requirements under the EPM Regulations is guilty of an offense and liable upon conviction for (a) a fine not exceeding S$5,000 on the first conviction, and in the case of a continuing offense, to a further fine not exceeding S$200 for every day or part thereof the offense continues after the conviction; and (b) a fine not exceeding S$10,000 on a subsequent conviction, and in the case of a continuing offense, to a further fine not exceeding S$300 for every day or part thereof during which the offense continues after conviction.

Workplace Safety and Health Act 2006 of Singapore (the “WSHA”)

The WSHA provides that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

Any person who breaches his duty under the WSHA is guilty of an offense and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offense and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offense under the WSHA that causes the death of any person and that person is subsequently convicted of the same offense that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offense, with a further fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction.

Under the WSHA, it is the duty of any person who manufactures or supplies any machinery, equipment or hazardous substance (“MEHS”), which includes, among other things, welding equipment, for use at work is required to ensure, so far as is reasonably practicable, that (a) information regarding the safe use of the MEHS is supplied for use at work (which should include precautions to be taken for the proper use and maintenance of such MEHS, the health hazards associated with the MEHS and the information relating to and the results of any examinations or tests of the MEHS that are relevant to its safe use); (b) the MEHS are safe, and without risk to health, when properly used; and (c) the MEHS are examined and tested in compliance with the obligation imposed by point (b). The duties imposed on any person in respect of the aforementioned shall (i) apply only if the MEHS are manufactured or supplied in the course of a trade or business carried on by the person (whether for profit or not); (ii) apply whether the MEHS are exclusively manufactured or supplied for use by persons at work; (iii) extend to the supply of the MEHS by way of sale, transfer, lease or hire and whether as principal or agent, and to the supply of the MEHS to a person for the purpose of supply to others; and (iv) not apply to a person by reason only that the person supplies the machinery or equipment under a lease-purchase agreement, conditional sale agreement or credit-sale agreement to another (“customer”) in the course of a business of financing the acquisition of the machinery or equipment by the customer from others. In the event any person contravenes the relevant provision in the WSHA that imposes the aforementioned duty on such person, that person is guilty of an offense, and liable on conviction (in the case of a natural person) for a fine not exceeding S$200,000 or imprisonment for a term not exceeding two years or both, or (in the case of a body corporate) for a fine not exceeding S$500,000.

Further, the Commissioner for Workplace Safety and Health (the “CWSH”) may serve a remedial order or a stop-work order in respect of a workplace if he is satisfied that (a) the workplace is in such condition, or is so located, or any part of the machinery, equipment, plant or article in the workplace is so used, that any work or process carried on in the workplace cannot be carried on with due regard to the safety, health and welfare of persons at work; (b) any person has contravened any duty imposed by the WSHA; or (c) any person has done any act, or has refrained from doing any act which, in the opinion of the CWSH, poses or is likely to pose a risk to the safety, health and welfare of persons at work.

The remedial order must direct the person served with the order to take such measures, to the satisfaction of the CWSH, to, among other things, remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, whereas a stop-work order must direct the person served with the order to immediately cease to carry on any work or process indefinitely or until such measures as are required by the CWSH have been taken, to the satisfaction of the CWSH, to remedy any danger so as to enable the work or process in the workplace to be carried on with due regard to the safety, health and welfare of the persons at work, and shall specify the date on which such order is to take effect.

On 30 May 2023, OMS (Singapore) was informed by the CWSH that, following an inspection of its workplace at 10 Gul Circle Singapore 629566, OMS (Singapore) was found to have contravened the following provisions of the subsidiary legislation to the WSHA:

(a)     Regulation 5(1) of the Workplace Safety and Health (Noise) Regulations;

(b)    Regulation 4(2) of the Workplace Safety and Health (Noise) Regulations; and

(c)     Regulation 39(1) of the Workplace Safety and Health (General Provision) Regulations.

OMS (Singapore) was required by the CWSH to rectify the contraventions immediately and inform the MOM once the rectifications have been made. As at the date of this prospectus, OMS (Singapore) has made the necessary rectifications and has informed the MOM of the same. There have been no follow-up inspections or responses from the MOM since. OMS (Singapore) has also engaged a 3rd party auditor to audit the workplace for compliance with the WSHA and its subsidiary legislation. As at the date of this prospectus, there have been no other remedial orders or stop-work orders issued to OMS (Singapore) under the WSHAC.

Workplace Safety and Health (Registration of Factories) Regulations 2008 of Singapore (the “WSHRF”)

Under the WSHA, all factories must either notify or register their activities (as the case may be) with the MOM before starting operations pursuant to the WSHRF. Where the factory engages in high-risk activities, including the manufacture of fabricated metal products, machinery or equipment and in which 100 or more persons are employed, the factory must be registered with MOM and a Certificate of Registration will be issued. Any person who fails to obtain such Certificate of Registration shall be guilty of an offence and shall be liable on conviction (a) to a fine not exceeding $5,000 or to imprisonment for a term not exceeding 6 months or to both; and (b) in the case of a continuing offence, to a further fine not exceeding $500 or to further imprisonment for a term not exceeding 7 days or to both for every day or part of a day during which the offence continues after conviction.

Where the factory engages in low-risk activities, a one-time notification declaring such activities must be submitted to the MOM. Any person who fails to do so shall be guilty of an offence and shall be liable on conviction to a fine not exceeding $5,000.

OMS (Singapore) currently holds a Certificate of Factory Registration in respect of the factory at 10 Gul Circle Singapore 629566.

Workplace Safety and Health (Noise) Regulations 2011 of Singapore (the “WSHNR”)

Pursuant to the WSHNR, the occupier of a workplace must take reasonably practicable measures to reduce or control or limit the exposure of time to noise from any machinery or equipment used or from any process, operation or work carried out in the workplace, so that no person at work in the workplace is exposed or likely to be exposed to excessive noise.

Workplace Safety and Health (General Provisions) Regulations (the “WSHGR”)

Pursuant to the WSHGR, the employer of any person working at a workplace that carries out any process, operation or work involving exposure to any infectious agents or biohazardous material which may constitute a risk to the health of an employee shall take effective measures to protect the employee from the harmful effects of such infectious agents or biohazardous material. Where any process or work carried on at the workplace is likely to produce or give off any toxic dust, fumes, gas, vapour, mist, fibre or other contaminants, all reasonably practicable measures shall be taken to prevent their accumulation in the workplace and protect persons at work in the workplace against exposure to the toxic dust, fumes, gas, vapour, mist, fibre or other contaminants through inhalation, ingestion or skin contact. A person who without reasonable excuse contravenes the above regulations shall be guilty of an offence and shall be liable on conviction to a fine not exceeding $50,000 or to imprisonment for a term not exceeding 2 years or to both.

Workplace Safety and Health (Incident Reporting) Regulations of Singapore (the “WSHIR”)

Under Regulation 4 of the WSHIR, where any accident at a workplace occurs which leads to the death of any employee, the employer shall, as soon as is reasonably practicable but no later than 10 days after the accident, submit a report to the CWSH.

Under Regulation 6 of the WSHIR, where an employee meets with an accident at a workplace on or after September 1, 2020, and the employee is certified by a registered medical practitioner or registered dentist to be unfit for work, or to require hospitalization or to be placed on light duties, on account of the accident, the employer shall submit a report to the CWSH of the accident within 10 days after the date the employer first has notice of the accident.

Workplace Safety and Health (Risk Management) Regulations of Singapore (“the WSHRM”)

Pursuant to the WSHRM, employers and principal must in every workplace conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace and take all reasonably practicable steps to eliminate any foreseeable risk to any person who may be affected by his undertaking in the workplace. Where it is not reasonably practicable to eliminate such risk, the employer or principal is required to implement reasonably practicable measures to minimize the risk, such as substitution, engineering control, administrative control and provision and use of suitable personal protective equipment, and safe work procedures to control the risk. The employer and principal shall also take all reasonably practicable steps to ensure that any person in the workplace who may be exposed to a risk to his safety and health is informed of the nature of the risk involved, and any measure of safe work procedures implemented.

Work Injury Compensation Act 2019 of Singapore (“WICA”)

WICA provides that if any employment personal injury by accident arises out of and in the course of employment is caused to an employee, the employer shall be liable to pay compensation in accordance with the First Schedule of the WICA, subject to a maximum and minimum limit, taking into account factors such as the age, severity and permanence of the personal injury suffered.

Every employer is required to maintain work injury compensation insurance for all employees doing manual work (regardless of salary) and all employees earning less than S$2,600 per month. Any employer who fails to insure himself in accordance with WICA shall be guilty of an offence and shall be liable to, on conviction, a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both, or if the employer is a repeat offender, the employer shall be liable to a fine not exceeding $20,000 or to imprisonment for a term not exceeding 12 months or to both.

As at the date of this prospectus, OMS (Singapore) has maintained work injury compensation insurance in compliance with the WICA.

Employment Act 1968 of Singapore (the “Employment Act”)

The rights of all employees employed under a contract of service with our subsidiaries are governed under the Employment Act in particular, their rights to annual leave, sick leave and maternity leave, amongst others. In respect of (a) workmen who receive salaries not exceeding S$4,500 a month and (b) employees (other than workmen or persons employed in a managerial or an executive position) who receive salaries not exceeding S$2,600 a month, the Employment Act governs additional aspects of their conditions of service such as hours of work, overtime and rest day, amongst others.

Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”)

The employment of foreign workers in Singapore is governed by the EFMA and regulated by MOM. In Singapore, under Section 5(1) of the EFMA, no person shall employ a foreign worker unless he has obtained in respect of the foreign worker a valid work pass. The foreign worker has to be employed and carry out duties in respect of his or her work pass. Any person who fails to comply with or contravenes Section 5(1) of the EFMA shall be guilty of an offence and shall:

(a)     be liable on conviction to a fine of not less than S$5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or to both; and

(b)    on a second or subsequent conviction:

(i)     in the case of an individual, be punished with a fine of not less than S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one (1) month and not more than 12 months; and

(ii)    in any other case, be punished, with a fine not less than S$20,000 and not more than S$60,000.

There are various employment passes available for foreign workers, including “Work Permits”, “S Passes” and “Employment Passes”. While there is no minimum qualifying salary for Work Permit holders, the minimum qualifying salary for new S Pass applications and renewal applications for S Pass holders not working in financial services sector is at least S$3,150, both of which are dependent on the S Pass holder’s age. For Employment Pass holders not working in the financial services sector, it is at least S$5,000, depending on the Employment Pass holder’s age. If the Employment Pass applicant or renewal applicant meets the qualifying salary, such applicant or renewal applicant will also be subject to the points-based COMPASS framework.

The number of Work Permit and S Pass holders a company can hire in Singapore is limited by a quota (or dependency ratio ceiling) and subject to limitations, including conditions for source countries or regions, age when applying and maximum period of employment. The dependency ratio ceiling for the maximum permissible proportion of Work

Permit holders and S Pass holders hired by a company within the manufacturing sector in Singapore is currently 60% of the company’s total workforce. The dependency ratio ceiling for S Pass holders hired by a company within the manufacturing sector in Singapore is currently 15% of the company’s total workforce.

The employment of foreign workers is also subject to the payment of levies. Companies which hire close to the maximum quota are required to pay higher levies.

For the manufacturing sector, foreign workers who handle metals and machinery in the metalworking industry, must take a Metalworking Safety Orientation Course or an Apply Workplace Safety and Health in Metal Work course before their work permits can be issued, and such courses may be conducted by such training institutions approved by the MOM.

Carbon Pricing Act 2018 of Singapore (the “CPA”)

Under the CPA, when a business facility directly emits at least 25,000 tons of carbon dioxide equivalent of greenhouse gas emissions annually, a carbon tax will be levied on such facilities. The carbon tax rate is fixed at S$25/tCO2e from 2024 to 2025 and will be raised to S$45/tCO2e in 2026 and 2027, with a view to reaching S$50-80/tCO2e by 2030. The greenhouse gas emissions that are currently subject to the carbon tax are carbon dioxide (CO2), methane (CH4), nitrous oxide (N2O), hydrofluorocarbons (HFCs), perfluorocarbons (PFCs), sulfur hexafluoride (SF6), and nitrogen trifluoride (NF3). As at the date of this prospectus, there has been no carbon tax levied on OMS (Singapore) under the CPA.

Energy Conservation Act 2012 of Singapore (the “ECA”)

With effect from April 22, 2013, energy intensive companies in the industry sector are required under the ECA to register with the National Environment Agency of Singapore (NEA) within 6 months of qualifying as a registrable corporation and to implement mandatory energy management practices. A corporation is a registrable corporation if it meets the following qualifications: (a) it has operational control over a business activity which has attained the energy use threshold (54TJ of energy used per calendar year) in at least 2 out of the 3 preceding calendar years; and (b) the business activity is carried out at a single site and is attributable to one of the following sectors: (i) manufacturing and manufacturing-related services; (ii) supply of electricity, gas, steam, compressed air and chilled water for air-conditioning; and (iii) water supply and sewage and waste management. Once registered, corporations will be required to implement the following energy management practices: (a) appoint an energy manager; (b) monitor and report energy use and greenhouse gas emissions annually; and (c) submit energy efficiency improvement plans annually. Once registered, corporations will be required to implement the following energy management practices: (i) appoint an energy manager, (ii) monitor and report energy use and greenhouse gas emissions annually, and (iii) submit energy efficiency improvement plans annually. A registered corporation under the ECA must, for each relevant business activity under its operational control, conduct an energy efficiency opportunities assessment for the relevant business activity, and submit an assessment report to NEA before the expiry of the respective assessment period.

As at the date of this prospectus, OMS (Singapore) is not a registrable corporation under the ECA.

Laws and Regulations Relating to Our Business in Malaysia

Petronas Licensing or Registration Requirements

Pursuant to Section 2(1) of the Petroleum Development Act 1974 (PDA), Petroliam Nasional Berhad (“Petronas”), the state-owned oil and gas company of Malaysia, is granted the full ownership and rights over oil and gas exploration and production across Malaysia, both offshore and onshore. This includes exclusive rights, powers, liberties, and privileges concerning the exploration, exploitation, extraction, and acquisition of petroleum, encompassing both onshore and offshore reserves in Malaysia. The ownership and exclusive rights granted to Petronas under the PDA also extend across Malaysia’s exclusive economic zone and its continental shelf.

The PDA defines petroleum, in Section 10, as including mineral oil, relative hydrocarbons, natural gas in its natural state, casing head petroleum spirit, and extractable oil from bituminous shales and other stratified deposits. Under Regulation 3 of the Petroleum Regulations 1974 (the “Petroleum Regulations”), contractors engaging in oil exploration and production must obtain licenses, i.e. Production Sharing Contracts or Risk Service Contracts (RSCs) from Petronas.

The Licensing Guidelines issued by Petronas (“Petronas Guidelines”) differentiates between licenses and registration of contractors: licenses are for goods and services in the upstream sector whereas registration is for downstream sector participation. More importantly, the Petronas Guidelines sets out the requirements to apply for and hold the respective licenses and registration of the Standardized Work and Equipment Categories (“SWEC”), include the respective equity requirements. Upstream activities often fall under the specific categories mandating a 30% or 51% Bumiputera equity shareholding, contingent upon the mode of operation (e.g., self-operator, manufacturer, dealer, agent). Bumiputera refers to the Malaysian citizens of Malay and other native ethnicities. Minimum Bumiputera participation requirements also apply in respect of the applicant’s directors, management, and employees.

Government Oversight

The Ministry of International Trade and Industry (“MITI”) regulates petroleum processing, refining, and petrochemical product manufacturing. Ministry of Domestic Trade and Cost of Living (“MDTCL”) oversees the marketing and distribution of petroleum and petrochemical products in Malaysia.

Licensing of Factories and Machinery

The Factories and Machinery Act 1967 (“FMA”) governs, amongst others, the operation of factory and the machinery inside. The FMA requires a factory to be registered before it may lawfully operate. In relation to machinery, all factories must have a register of machinery that they own. Certain types of machinery, such as lifts, require a certificate of fitness before they may be put into use.

With effect from June 1, 2024, the Occupational Safety and Health Act 1994 (“OSHA 1994”) now governs the registration of workplaces (including factories) and the issuance of certificates of fitness for machinery. The FMA has been repealed from the same date.

Business Licenses

Local municipal councils, empowered by the Local Government Act 1976 and the local by-laws relating to trade and industry issue business premises licenses to any person which operate a business premises in the area which the council oversees. Such business premises licenses are required before the premises may be used to carry on a business. The term of the business premises license is typically 1 year, and the license rate charged depends on the type of activity being carried on.

Environmental Quality Act 1974

The Environmental Quality Act 1974 (“EQA”) and its regulations are the primary legislation governing (among others) the protection of the environment, including prevention of oil spills and pollutants on land and in Malaysian waters.

Projects involving oil or gas field development, pipelines exceeding 30 kilometers, construction of oil or gas handling facilities, and product depots with substantial storage near populated areas require an Environmental Impact Assessment (EIA) submitted to the Director General of Environmental Quality (“DG”) for approval. Failure to comply results in fines up to MYR500,000, imprisonment for a maximum of five years, and additional daily fines for ongoing non-compliance after a notice from the Director General.

Section 34B(1) of the EQA mandates prior approval for disposing of scheduled wastes, except at specified locations, whereas Section 19 of the Petroleum Safety Measures Act 1984 necessitates licenses for petroleum transportation, storage, and handling, ensuring regulated practices in the industry.

The EQA also empowers the Minister to establish regulations concerning environmentally hazardous substances and emission of pollutants. In particular, Sections 21 and 51 provide authority to the Minister to set conditions for emissions and prohibit gaseous matter release into the environment. Pursuant to this, the CAR, issued under the EQA sets out certain limit values and technical standards that must be complied with in relation to air quality and emissions. The CAR applies to any premises used for any industrial or trade purposes or where the premises discharges or is capable of discharging air pollutants into the open air. The owner or occupier of such premises must keep records of manufacturing processes and monitoring of air pollution control systems. Further, certain premises such as those relating to the oil and gas and petrochemical industries are subject to additional obligations under CAR, including incorporating Best Available Techniques Economically Achievable to reduce emission of air pollutants and submitting an annual emission declaration. Failure to comply with any provision of the CAR is an offence which, upon conviction shall result in a fine not exceeding MYR100,000 or to imprisonment for a term not exceeding 2 years or to both.

Poisons Act 1952

Before any person may lawfully store, sell or handle certain prescribed chemicals, they must first apply for and hold a license issued under the Poisons Act 1952 (“PA”). The Poisons’ List, found in the First Schedule of the PA sets out an extensive list of chemicals for which a license/permit is needed. Common chemicals that are covered by and require a permit under the PA include hydrochloric acid and sodium hydroxide.

Generally, only a pharmacist may apply for and hold a PA. As such, a company will have to employ a pharmacist if they wish to engage in the activities of storage and/or sale of a chemical listed in the Poison’ List of the PA. The term of validity of a PA license is generally 1 year.

Industrial Co-ordination Act 1975

The Industrial Co-ordination Act 1975 (“ICA”) provides for the requirement to hold a manufacturing license before any person fulfilling the express requirements engages in manufacturing activity. Manufacturing activity is defined as “the making, altering, blending, ornamenting, finishing or otherwise treating or adapting any article or substance with a view to its use, sale, transport, delivery or disposal and includes the assembly of parts and ship repairing but shall not include any activity normally associated with retail or wholesale trade”.

Only manufacturers with shareholders’ funds of less than RM2.5 million and less than 75 full time employees may be exempted from the requirement to hold a manufacturing license.

Petroleum (Safety Measures) Act 1984

Aside from governing the proper transport of petroleum, the Petroleum (Safety Measures) Act 1984 also requires any equipment, material, appliances, installations etc. used in connection with the storage, handling, transportation of petroleum to be approved before it can be used. Tests or verification would need to be carried out by the relevant authority (DOSH) before approval is granted.

Employment

In Malaysia, employment regulations encompass diverse aspects which are crucial for employee welfare. The Employment Act 1955 (“EA”) was recently amended such that the majority of its provisions now extend to cover employees regardless of their salary, whereas the EA only previously covered employees with a monthly salary not exceeding MYR2,000. This represented an extremely significant change to Malaysian employment law, as the EA provisions govern, amongst others working hours, minimum wage, and leave entitlements. Certain provisions of the EA, namely those relating to extra payments for working overtime or on rest days/public holidays only apply to employees with a monthly salary of less than MYR4,000 or employees engaged in manual labor. The minimum wage for employees in Malaysia now stands at MYR1,500 per month, pursuant to the Minimum Wages Order 2022. Pursuant to Malaysia’s National Budget for 2025, the Malaysian government has announced plans to raise the minimum wage to MYR1,700 with effect from February 2025. However, as at the date of this statement, such changes have not been passed nor put into the effect.

OSHA 1994 governs all aspects of workplace safety, from the appointment of a safety and health officer to the reporting of accident at work. Further, the 3 statutes in Malaysia relating to statutory contributions, namely the Employees Provident Fund Act 1991, Employees’ Social Security Act 1969 and the Employment Insurance System Act 2017 require the employer to make a monthly mandatory contribution into each of the 3 funds for employee. The Industrial Relations Act 1967 oversees the resolution of labor disputes and promotes fair employer-employee relations.

Laws and Regulations Relating to Our Business in Indonesia

Oil and Gas Regulations

Indonesia’s oil and gas resources are deemed to be national assets owned and controlled by the state. On November 23, 2001, the Oil and Gas Law of 2001 was enacted which lastly amended by Government Regulation in Lieu of Law No. 2 of 2022 (“Indonesian Oil and Gas Law”). Pursuant to the Indonesian Oil and Gas Law, the oil and gas industry is regulated by the Minister of Energy and Mineral Resources through DGOG. The DGOG is responsible for ensuring that oil and gas related business activities in Indonesia are in compliance with oil and gas regulations. Please note that the information in this section only generally addresses the laws and regulations constituting the material licenses which may have a direct impact on the business operations in Indonesia. It should not be construed as a detailed analysis of all laws and regulations applicable to the business operations in Indonesia.

Business Licenses

Pursuant to Government Regulation No. 5 of 2021 on the Implementation of Risk-Based Business Licensing (GR 5/2021), business activities are classified into:

a.      Low-risk business activities;

b.      Medium risk business activities, which consists of (i) Medium-Low risk business activities and (ii) Medium- High business activities; and

c.      High-risk business activities.

The classification of risk above will determine the required licenses for the business activity of OMS (Indonesia).

The application of the licenses would be subject to the Risk Based Approach (RBA) licensing regime. Based on OMS (Indonesia)’s Business Identification Number (NIB) issued by the Online Single Submission Risk Based Approach (OSS-RBA) dated October 23, 2018, as amended on March 31, 2023, the relevant risk and licenses for the business activity of OMS (Indonesia) are as follows:

KBLI	Risk Level	Business Licensing
KBLI No. 09100 (Petroleum and Natural Gas Mining Support Activities)	Medium-High	NIB and Standard Certificate
KBLI No. 25920 (Industrial Services for Various Specialized Workings of Metals and Metal Products)	High	NIB and Business License
KBLI No. 28240 (Mining Machinery Industry, Quarrying, and Construction)	Medium-High	NIB and Standards Certificate
KBLI No. 24103 (Pipe Industry and Pipe Connection from Steel and Iron)	High	NIB and Business License
KBLI 33122 (Machine Reparation for Special Needs)	Medium-Low	NIB and Standards Certificate

Since the OMS (Indonesia)’s business activities fall under the category of high, medium-low, and medium-high, there is requirement for additional business licenses apart from the Business Identification Number (NIB). In addition, it is important to note for conducting certain supporting activities, the relevant ministries or agencies may request OMS (Indonesia) to acquire Business Licensing to Support Business Activities (Perizinan Berusaha Untuk Menunjang Kegiatan Usaha or “PBUMKU”) if they deem it necessary either before or after the operational and/or commercial phases of the business activities commence.

Industrial Business Activities Regulation

Every party conducting industrial activities must have an industrial business license, as stipulated in the Government Regulation No. 107 of 2015 on Industrial Business License (“GR No. 107/2015”). Meanwhile, an industrial company is defined as any party who carries out activities in the field of industrial business domiciled in Indonesia.

Industrial business licenses issued by the Online Single Submission (“OSS”) will only be effective when all commitments are fulfilled. Business undertakings that have obtained industrial business licenses that are yet effective cannot carry out commercial production activities. The overall commitments that must be fulfilled by business actors include:

a.      have a national industrial information system account;

b.      for industrial companies that are exempted from the obligation to be located in industrial estates, have a letter of certificate;

c.      submitting industry data;

d.      have been subjected to technical verification.

Furthermore, Oil and Gas business activity must be subject to the obligation to fulfil TKDN requirement according to prevailing laws and regulation. In relation to that, OMS (Indonesia) must comply to Minister of Industry Regulation No. 32 of 2020 on the List of Machinery, Goods, and Domestic Production Materials for the Construction or Industrial Development in the Context of Capital Investment, which stipulates types of machineries and goods that in line with TKDN requirement.

In relation to labor aspects, it is governed by Law No. 13 of 2003 on Manpower as amended by Law No. 6 of 2023 of Indonesia and its derivative regulations, which govern matters on minimum wage, overtime pay, employment agreement, and other working conditions. Additionally, for matter related to labor dispute, it is governed by Law No. 2 of 2004 on Industrial Relations Dispute Settlement.

Environmental Regulation

Environmental protection in Indonesia is governed by various laws, regulations, and decrees, with the overarching regulation being Law No. 32 of 2009 concerning Environmental Protection and Management, most recently amended by Government Regulation in Lieu of Law No. 2 of 2022 (the “Indonesian Environmental Law”). Under Indonesian environmental regulations, remedial and preventive measures, as well as sanctions (including the imposition of significant criminal penalties, fines, and the cancellation of concessions), may be enforced to address or prevent pollution resulting from operations. Government Regulation No. 22 of 2021 on the Implementation of Environmental Protection and Management regulates the management of specific materials and waste. This regulation mandates that companies producing waste categorized as hazardous and toxic materials must conduct waste storage in accordance with applicable regulations, including obtaining the required permits.

As conveyed in the Section entitled “Licenses and Permits and Registrations” herein, OMS (Indonesia) is currently still in the process of obtaining several required regulatory approvals and licenses, namely the industrial business license, spatial utilization conformity approval, standards certification, environmental license, and technical approval for wastewater discharge into surface water bodies. Under applicable Indonesian regulations, operating without these approvals and licenses may subject OMS (Indonesia) to the following regulatory penalties/sanctions:

a.      Industrial Business License:    pursuant to Article 30 (1) Government Regulation No. 107 of 2015 on Industrial Business License (“GR 107/2015”) administrative sanctions may include written warnings, administrative fines, and temporarily closure, provided in stages. It should also be noted that, pursuant to Article 15 paragraphs (3) and (4) of Government Regulation No. 5 of 2021 on the Implementation of Risk-Based Business Licensing (“GR 5/2021”), the required business license (in this case, the Industrial Business License) serves as the basis for a company to conduct operational and/or commercial business activities (in the case of OMS (Indonesia), are the operational and/or commercial activities relating to industrial business). The absence of this license may restrict OMS (Indonesia) from carrying out its operational and/or commercial industrial activities.

b.      Spatial Utilization Conformity Approval:    pursuant to Article 195 (1) Government Regulation No. 21 of 2021 on the Implementation of Spatial Planning, any person who fails to comply with the Spatial Plan (Rencana Tata Ruang or “RTR”) — resulting in a change to its designated function — is subject to administrative sanction in the form of: a written warning, administrative fines, temporary suspensions of activities, temporary suspension of public services, location closure, revocation of suitability of spatial utilization activities, cancellation of the suitability of space utilization activities, demolition of buildings, and/or restoration of space function.

c.      Standards certification:    pursuant to Article 47 Investment Coordinating Board Regulation No. 5 of 2021 on Guidelines and Procedures for Supervision of Risk-Based Business Licensing, non-compliance with the laws and regulations may result the company being subject to administrative sanctions, which include written warnings, temporary suspension of business activities, revocation of business licenses, or revocation of supporting business licenses, administered progressively.

d.      Environmental license:    pursuant to Article 505 of Government Regulation No. 22 of 2021 on Implementation of Environmental (“GR No. 22/2021”), violations of business license provisions, government approval on environmental approval, or regulations in the environmental management sector are subject to administrative sanctions imposed on the person in charge of a business and/or activity. These sanctions may include written warnings, government coercion, administrative fines, suspension of business licenses, and/or revocation of business licenses. Article 515 of GR No. 22/2021 further stipulates that the person in charge of a business and/or activity shall be subject to administrative fines in the amount of 2.5% multiplied by the investment value of the business and/or activity if it fails to secure environmental approval but already has obtained a business license. Such administrative fines shall be applied for a maximum of IDR3,000,000,000.

e.      Technical approval for wastewater discharge into surface water bodies:    the same sanctions apply as for violation of the Environmental license described in letter d above.

Laws and Regulations Relating to Our Business in Saudi Arabia

Environmental Compliance Under Environmental Law No. 165 of 1444 HJ (corresponds to 2023 in Gregorian calendar), its Executive Regulations and executive decrees:

In the context of manufacturing facilities, such facilities are required to comply with the environmental laws and regulations, in particular to procuring the environmental approval to operate the manufacturing facility and the disposal of wastes, as well as obtaining the relevant operational permits. In this respect, the Presidency of Meteorology and Environment Protection generally conducts site visits to ensure compliance with all specified requirements and conditions.

Any breaches to any applicable environmental laws would be subject to the imposition of penalties. Such penalties may include the imprisonment and/or payment of fines up to 30 million Saudi Riyals (c.a., USD 10,000,000) and suspension or cancellation of licenses, as determined by the specific circumstances of the violation, noting that penalties may be multiplied in case of recidivism. As of the date of this prospectus, the Company’s environmental operational permit expired on February 2, 2025, and the Company has submitted a renewal request which is pending processing and the issuance of a new permit from the Saudi National Center for Environmental Compliance (“NCEC”). The renewal is an administrative process which does not have any operational impact on the Company’s business in Saudi Arabia. The penalty for entities operating without a valid environmental operational permit is a fine of 20,000 Saudi Riyals (c.a., USD 5,000). As of the date of this prospectus, the Company has not received any notice regarding the imposition of any fines or sanctions regarding the renewal of the environmental operational permit, or any indication of material concerns from the NCEC regarding the renewal.

Certain regulations provide inspectors with the authority to enter sites and facilities for environmental inspections, review pertinent records, capture visual documentation of the site, collect samples, and identify and document any violations. Immediate corrective measures are taken against individuals based on the outcomes of inspections. Obstructing inspectors in the performance of their duties is strictly prohibited. Violations pursuant to such regulations may trigger the payment of fines ranging from one thousand to thirty thousand Saudi riyals.

The Law on Establishing the Saudi Authority for Industrial Cities and Technology Zones (Modon) issued in 1422HJ (corresponds to 2001 in Gregorian calendar) and its Executive Regulations

This law allows Modon to establish industrial zones amongst other cities, whereby investors can lease lands to establish a manufacturing facility. OMS (Saudi) has leased a plot of land and issued an operational license from Modon.

Under the lease contract, reference to requirements being published on the website is made. OMS (Saudi) is required to abide by such requirements and failure of which may trigger the application of a penalty. Penalties includes fine ranging from 200 to 100,000 Saudi Riyals based on the type of violation.

Saudi Standards

OMS (Saudi) is required to abide by the Saudi Standards with respect to the produced pipes. The applicable Saudi Standards No. 171 have been published in the official gazette on 01/12/1440 HJ (i.e., August 2, 2019), as amended. Failure to abide by such standards shall be penalized by the applicable penalties in the underlying commercial fraud laws, removing all the products which were produced in breach of the standards from the market and cancellation of the relevant compliance certificate (if applicable).

Ministry of Municipal and Rural Affairs Compliance

The Ministry of Municipal and Rural Affairs necessitates the issuance of a municipality license (Baladya). Failure to abide by such a license or undertake any breach which results in material harm to the health or safety of individuals would trigger penalties. Such the penalties can be substantial, reaching up to one million Saudi Riyals. The penalties may also include the temporary closure of the establishment for a period not exceeding two weeks. In more severe cases, the municipal license may be revoked, accompanied by a prohibition from engaging in the respective activity for a duration of two years following the withdrawal of the license.

The Social Insurance Law No. 22/M of 1389 HJ (corresponding to 1969 in Gregorian calendar)

The Social Insurance Law in KSA comprehensively regulates insurance rights, obligations, and compensation for all workers in the private and government sectors covered by labor laws. Aimed at providing a financial source upon the conclusion of their services, the law embodies the principle of social solidarity. It also provides the contributors and their families with a decent life after leaving work due to retirement, disability or death; medical care for contributors afflicted with work injuries or occupational diseases; and necessary compensation in the event of occupational disability or death. Registration of the employees is mandatory by the employers in case the employee is any worker who have had contractual relationship with an employer for carrying out a work primarily within the KSA in consideration of a wage, regardless of the nature, form or duration of such relationship or of the amount or kind of the paid wage. The Saudi worker who works abroad for an employer who has a head office within the KSA is covered under the Annuities Branch so long as the work relationship is established to have been existing between the worker and the employer.

Other mandatory registration covers the following categories:

a.      Occupational Hazards Branch is applied on a mandatory basis to all workers without distinction of sex, nationality or age.

b.      Occupational Hazards Branch is applied on a mandatory basis to all Saudis workers without distinction of sex, provided that the worker is under the age of sixty when first applied to the social insurance.

The Ministry of Human Resources and Social Development Laws and Decisions

Nitaqat

Ministerial decision No. 182495 was published on 11/10/1442 HJ (i.e., 23/05/2021) and introduces three main amendments to the Nitaqat Program: 1. Simplifying Nitaqat by consolidating sectors. 2. Publishing a Saudization plan for the next three years to provide regulatory stability. 3. Removing fixed size bands and moving to a smooth relationship between worker count and required Saudization. The amendments to the Nitaqat Program represent one of the essential initiatives of the Ministry of Human Resources and Social Development’s strategic development and improvement of the labor market to provide appropriate job opportunities to the national labor force in a safe and attractive work environment. This guideline was developed to clarify details related to the amendments to the Nitaqat Program. It is important for businesses operating in KSA to understand the amendments and adjust their businesses as necessary to ensure they remain in compliance with Nitaqat.

Saudization

In KSA, the Ministry of Human Resources and Social Development has been issuing decisions which specifies the minimum percentages of Saudi nationals within specific sectors, including inter alia, the following:

•        Engineering Professions by virtue of a decision no. 686 of 2019:    The ministerial decision has set a Saudization rate of 20% for engineering professions, aiming to empower Saudi qualified graduates, provided that the establishment hires 5 employees or more (of the engineering professions) and noting that engineering professions are identified by another decree and subject to amendments from time to time. Another decision was issued by the Ministry of Human Resources in collaboration with the Ministry of Housing to increase the Saudization percentage to be 25% for certain engineering professions, including but not limited to mechanical engineering. Such a decision is effective as of 21 July 2024. It is also worth noting that in case the engineer’s minimum wage is less than 7,000 Saudi Riyals, he/she will not be counted in the Saudization percentage.

•        Accounting Professions by virtue of decision no. 86972 of 2019:    The ministerial decision specifies a 30% Saudization rate for accounting professions, provided that the establishment hires 5 accountants or more.

•        Project Management Professions by virtue of decision no. 141749 of 2023:    The Ministry of Human Resources and Social Development, in collaboration with the Ministry of Municipal and Rural Affairs and Housing, has issued a decision to Saudization project management professions in the KSA.

While the implementation under the decision occurs in two phases: currently, the establishment should abide by the percentage set out for the second phase being 40% of the total workforce in project management professions within an entity employing three or more individuals. It is also noted that the minimum wage which the Saudi employee is insured thereby should be at least 6,000 Saudi Riyals, otherwise, he/she will not be counted in the Saudization percentage. We understand that this decision may be applicable to OMS (Saudi) in limited positions (e.g., head of project management, specialist in project management and project manager).

Safety and Health Management Regulation No. 161238 of 2018

The ministerial decision has approved the regulations for Safety and Occupational Health Management for entities with 50 or more full-time employees engaged in activities such as construction, petroleum and natural gas, electricity, water, and gas services, healthcare, mining and quarries, cement industry, petrochemicals, coal and rubber, ready-mix concrete, stone and granite industries, and brick manufacturing.

Additionally, the regulations encompass manufacturing activities in sectors such as plastic, bottled beverages, single-use synthetic materials, as well as metal, chemical industries, transportation sector, general manufacturing of consumer goods, and others.

Decision on the Schedule of Violations and Corresponding Penalties No. 75913 of 2023

The Ministry of Human Resources and Social Development has adopted a schedule of violations for employers in accordance with the labor law, its executive regulations, and ministerial decisions. Amongst the key violations, included, failure of the employer to abide by the statutory obligation with respect to health and safety and protecting the workers which may trigger a fine ranging from 1,500 Saudi Riyals to 10,000 Saudi Riyals, depending on the category of entity subject to the fine and the action constituting a breach. Companies are categorized into classes in accordance with the number of employees they have, with higher monetary fines for larger companies. This decision details around 92 different violations, whereby some violations will trigger a fine to the entity and others will trigger a fine which shall be multiplied by the number of employees who are subject of the breach.

Ministerial Decision on Night Shift Working Hours N. 18632 on 2019

The ministerial decision outlines the duties and rights specific to night shift workers. According to the details provided, night work is defined as any work performed between 11:00 PM and 6:00 AM, while regular working hours encompass work performed from 6:00 AM to 11:00 PM. This latter period is considered the standard for working hours. Such employees will be subject to additional benefits provided that they fit the criteria of working full-time night shift for a minimum period of time (e.g., one full month).

Laws and Regulations Relating to Our Business in Thailand

The laws and regulations governing OMS (Thailand)’s business operations are as follow:

Patent Act B.E 2522 (A.D. 1979) (as amended)

The Patent Act B.E. 2522 (A.D. 1991) (as amended) of Thailand (the “Thai Patent Act”) is the primary legislation governing patent in Thailand. Patents in Thailand are divided into 3 categories: (i) patents for inventions, (ii) petty patents, and (iii) patents for designs under Section 3. For OMS (Thailand), the Thai Patent Act is relevant only on patents for inventions.

Only the patentee (the patent’s owner including the transferee of patent rights) has the right to produce, use, sell, or have in possession for sale, offer for sale or import under Sections 1 and 36(1). Registration of the patents is granted on a first-to-register basis, as opposed to a first-publish basis, provided that the invention fulfills the registration conditions under the Thai Patent Act. Protection of the patents is granted for a period of 20 years from the date of application under Section 35, and the term of patent protection cannot be renewed.

Moreover, the patentee may license their patent’s rights to third parties by entering into a written patent licensing agreement and registering such agreement with the Department of Intellectual Property of Thailand under Sections 38 and 41. Any patent licensing agreement made to the contrary of the foregoing is void under Section 41 of the Thai Patent Act and Section 152 of the Thai CCC. Additionally, certain terms of the patent licensing agreement may be subject to laws relating to unfair contract terms in which terms to the contrary are void under Section 39.

Trademark Act B.E. 2534 (A.D. 1991) (as amended)

The Trademark Act B.E. 2534 (A.D. 1991) (as amended) of Thailand (the “Thai Trademark Act”) is the primary legislation governing trademarks in Thailand. Only the owner of a registered trademark has the right to use such registered trademark and bring claims of trademark infringement to recover damages under Sections 44 and 46. Trademarks that are not registered with the Department of Intellectual Property of Thailand would only receive protection against passing-off actions under paragraph 2 of Section 46.

Registration of a trademark is granted on a first-to-register basis, as opposed to a first-use basis, provided that the trademark fulfills the registration conditions under the Thai Trademark Act. Trademark protection is granted for a period of 10 years from the date of application under Section 53, and can be renewed for an additional 10-year period without limitation on the number of renewals under Section 55.

Moreover, only the owner of a registered trademark may enter into a trademark licensing agreement to license its trademark rights to third parties pursuant to Section 68 of the Thai Trademark Act. A trademark licensing agreement must be made in writing and registered with the Department of Intellectual Property of Thailand; any trademark licensing made to the contrary of the foregoing is void pursuant to paragraph 2 of Section 68 of the Thai Trademark Act and Section 152 of the Thai CCC.

Factory Act B.E. 2535 (A.D. 1992) (as amended)

Under the Factory Act B.E. 2535 (A.D. 1992) (as amended) of Thailand (the “Thai Factory Act”), a building or place is considered a factory if it meets either of the following criteria:

(a)     it is the place in which there are machineries with a total power higher than or equivalent to 50 horsepower; or

(b)    it is a place in which there are more than or equivalent to 50 workers for operations (e.g., manufacture, production, repair, maintenance, processing, or destroying anything).

Section 7 of Thai Factory Act categorizes and divides the factory into 3 categories, each imposing different requirements for the factory operator’s obligations as follows:

(a)     Category 1 Factory

A factory in which operations can be immediately conducted by the factory operator as desired without obtaining a factory license.

(b)    Category 2 Factory

A factory in which operations shall be notified by the factory operator to officers of the Ministry of Industry of Thailand (“Thai MOI”) prior to the commencement of such operation.

(c)     Category 3 Factory

A factory in which the license for operation to the factory operator is required to be obtained from the Thai MOI prior to the establishment of factory.

Regardless of the category of the factory, under Sections 10, 11, and 12 of the Thai Factory Act, all factories are required to comply with the provisions stipulated in the Ministerial Regulations issued under Thai Factory Act and notifications issued thereunder, for the purpose of supervision of factory operation, for instance, (i) location, environment, and specifications of a factory and its interior, (ii) specifications of machinery, (iii) mandatory professional worker, (iv) standard and method of controlling release of waste and pollutants, and (v) reporting significant information related to factory operations, etc.

In addition to general obligations mentioned in the above paragraph, the operators of the Category 2 Factory and the Category 3 Factory are also required to (i) notify or obtain an approval from (as the case may be) the Thai MOI officer in the case of discontinuity of the operation for a period exceeding 1 year pursuant to Section 33 of the Thai Factory Act and (ii) pay for fee for the factory operation on an annual basis in the specified amount depending upon a number of horsepower pursuant to Section 43 of the Thai Factory Act.

Furthermore, under the strictest supervision of the Thai MOI, the operator of the Category 3 Factory shall have obligations to notify or obtain an approval (as the case may be) prior to taking various actions, including but not limited to, a commencement of factory operations, an extension of factory, an increase in type of operations, a change of factory name or factory operator, and a cessation of factory operations.

Foreign Business Act B.E. 2542 (A.D. 1999) (as amended)

Foreign Business Act B.E. 2542 (A.D. 1999) (as amended) of Thailand (the “Thai FBA”) imposes the foreign business restrictions on “foreigners” which cover (i) a foreign individual; (ii) a juristic person not registered in Thailand; (iii) a juristic person registered in Thailand having 50% or more of its share capital held by (a) foreign individuals or foreign juristic persons or (b) juristic person registered in Thailand in which 50% or more of its share capital held by foreign individuals or foreign juristic person.

The Thai FBA prescribes restrictions and requirements for foreigners to operate the businesses in Thailand — for example, minimum capital required at the commencement of the business operations and the type of business restricted from operation by the foreigners. The Thai FBA divides businesses into 3 categories:

List 1:	Generally, those businesses listed in list 1 are absolutely prohibited to foreigners unless there is an exemption contained in a special law or treaty.
List 2:

Refers to businesses owned by foreigners that were in existence and actually operating prior to the enactment of the Thai FBA. These businesses were permitted to apply for a license and to continue operating. Foreigners, however, are not permitted to start new businesses listed in this category unless they obtain special permission from the Minister with the approval of the Cabinet.

List 3:

These businesses listed in list 3 (the “Restricted Businesses”) are treated in a manner similar to those in list 2 except that the power to grant the foreign business license (the “FBL”) to foreigners who wish to start a new business is vested with the Director General of the Department of Business Development, Ministry of Commerce of Thailand (“Thai DBD”) and a committee. The Restricted Businesses include a “catch-all” provision which broadly captured any provision of services conducted by foreigners.

Exemptions are possible under the Treaty of Amity and Economic Relations between the Kingdom of Thailand and the United States of America and a business promotion certificate from the Board of Investment of Thailand whereby the foreigners with certain qualifications, operating the Restricted Businesses will be granted with the foreign business certificate (the “FBC”). The issuance of the FBC is a formality and is not at the discretion of the Thai DBD officials.

Alternatively, if the foreigners do not qualify to obtain the FBC as described above, they may also obtain the FBL by submitting the applications to request for the FBL from the Thai DBD. In such case, the foreigner, together with its responsible persons (in case of juristic person), must have the required qualifications without prohibited characteristics, and comply with the additional conditions regarding (i) the ratio of the capital and loans to be used in the business; (ii) number of foreign directors requiring to have domicile or reside in Thailand; (iii) number and period for retaining minimum capital; (iv) technology or assets; and (v) other necessary conditions to be specified by the Minister of Commerce of Thailand.

As long as the foreigner is qualified to obtain the FBC or the FBL and complies with the Thai FBA, the FBL for the Restricted Businesses shall be valid for an indefinite term until the foreigner cease to operate such Restricted Businesses. While the FBC shall remain valid for (i) the duration permitted by the Thai government or prescribed by the relevant treaty, or throughout the investment promotion or export industry/trade allowance period; or (ii) discontinuity of the Restricted Businesses, whichever occurs first.

Public Health Act B.E. 2535 (A.D. 1992) (as amended)

Under the Public Health Act B.E. 2535 (A.D. 1992) (as amended) of Thailand, operating the business considered the business hazardous to health, as specifically determined for each area, is supervised by the local government. Such specified business shall be based upon the businesses listed in the notification with respect to the business hazardous to health announced by the Public Health Committee of Thailand. This list includes, but not limited to, the businesses in relation to livestock, food and beverage, medicines and medical supplies, metal and mineral, and machineries etc., (the “Controlled Business”).

In this regard, the local government is empowered to issue the local ordinance, prescribing (i) category of the Controlled Business within such locality; and (ii) general rules and conditions for compliance by operator of the Controlled Business in respect of care conditions or hygiene of the place used for business operation, and preventive measures against health hazards.

Upon enforcement of the local ordinance over the locality, any person engaging in the Controlled Business, whether for the commercial purpose or not, must comply with the provisions of the general rules and conditions for compliance. However, only the person wishes to commercially conduct such Controlled Business shall obtain a license from the local competent official whereby each license shall be issued for a single category of the Controlled Businesses and for a single place of operation (the “License to Operate Business Hazardous to Health”). In the issuance of the License to Operate Business Hazardous to Health, the local competent official may prescribe conditions, particularly requiring the license holder to prevent hazards to the health of the public, in addition to the general conditions prescribed in the local ordinance. The License to Operate Business Hazardous to Health shall be valid for 1 year from the date of issuance, requiring the licensee to apply for a renewal on an annual basis.

Labor Protection Act B.E. 2541 (A.D. 1998) (as amended)

Labor Protection Act B.E 2541 (A.D. 1998) (as amended) of Thailand (the “Thai Labor Protection Act”) is one of many legislations covering in many aspects to serve as a comprehensive framework designed to promote equitable employment practices while safeguarding the rights of employees.

In general, the normal working hours on a regular working day shall not exceed 8 hours per day. If such a working day is less than 8 hours, the employers and employees can mutually agree to add the remaining working hours to other working days, but it still shall not exceed 9 hours per day. The total working hours shall not exceed 48 hours per week. If the nature of work may harm the employee’s health and safety, working time must not exceed 7 hours per day or 42 hours per week. Additionally, the Thai Labor Protection Act states that the employers are prohibited from requiring employees to work overtime on a regular working day unless the employee agrees to do so. On a holiday, the employers can only require overtime if the nature of the work demands consecutive hours, stopping would cause damage, or if the work is due to an emergency, or the work is prescribed in a ministerial regulation. In these cases, prior agreement of the employees is not required. Furthermore, employers are required to provide extra compensation to the employees in situations where they are required to work overtime, work on holidays, or holiday overtime.

The employers shall provide employees with at least 1 day off per week as a weekly holiday and the interval between each weekly holiday shall be no longer than 6 days, which may be agreed in advance between employers and employees. Annual public holiday shall not be less than 13 days and employees who have worked continuously for 1 full year shall be entitled to annual leave of not less than 6 working days. For the entitlements of employees to request day off for various specific reasons, including sick leave, sterilization leave, personal leave, military leave, and training leave for a certain amount as specified in the Thai Labor Protection Act.

If employers violate any provision under the Thai Labor Protection Act, they could be subject to criminal penalties (imprisonment and/or a fine) which vary depending on each violating charge. Additionally, if the employer is a juristic person, its directors could also be subject to criminal penalties for specific violating charges under the Thai Labor Protection Act.

Labor Relations Act B.E. 2518 (A.D. 1975) (as amended)

Labor Relations Act B.E. 2518 (A.D. 1975) (as amended) of Thailand (the “Thai Labor Relations Act”) is a legislation governs the collective bargaining relationship between employers and employees as a group (such as employee unions or committees) and aims to ensure a peaceful and smooth negotiation process between employers and employees. It outlines obligations of employers to their employees and grants the right to establish an employer and employee organization, formulates an employee committee for consultation and protection, preventing unjust practices from occurring.

Chapter 2 of the Thai Labor Relations Act establishes criteria and procedures for reporting employee claims and methods for resolving labor disputes between employers and employees. This involves the appointment of representatives to participate in dispute negotiations, procedures for dispute negotiation. If the dispute cannot be resolved within the specified period, it shall be deemed that such labor dispute is an unconcluded labor dispute. In this case, the employer and employee may agree to appoint an arbitrator for labor disputes, or the employer may lock out, or employees may call a strike.

Chapter 7 of the Thai Labor Relations Act entitles the employees to establish a labor union. The objective of the labor union is to seek and protect benefits regarding employment conditions and promote good relations between employers and employees, as well as between employees themselves. An incorporation of a labor union must have at least 10 founding members and these members must be Thai employed by the same employer or engaged in the same type of work. Labor unions must first register with the Registrar at the Ministry of Labor and obtain a license before they are recognized under Thai law and may commence activities. Each labor union must form a “Labor Union Committee” to carry out the activities of the labor union and act as its representative when dealing with third parties.

If employers violate any provision within the Labor Protection Act, they could be subject to criminal penalties (imprisonment and/or a fine) which vary depending on each violating charge.

Occupational Safety, Health and Environment Act B.E. 2554 (A.D. 2011)

The Occupational Safety, Health and Environment Act B.E. 2554 (A.D. 2011) of Thailand (the “Thai OSHE Act”) aims to establish measures for controlling, supervising, caring form and managing safety, occupational health and environmental aspects in the workplace for the benefit of employees.

In general, the Thai OSHE Act mandates employer to organize and oversee the workplace and ensure that employees have a safe and healthy working environment, promoting and supporting safe work practices to prevent harm to the lives, bodies, and overall health of employees. Furthermore, it obligates employees to collaborate with employers in implementing and promoting safety, occupational health, and environmental measures at work to ensure the safety of both employees and the workplace.

Additionally, the Thai OSHE Act requires employer engaging in certain safety-risk business industries (e.g., petroleum industry, petroleum refineries industry, metals or metal products industry, etc.) to appoint safety officers within the organization to supervise and manage the occupational safety, health, and environment in the workplace. Employers must register these safety officers and staff with the Department of Labor Protection and Welfare. The requirements regarding the level of safety officer under the Thai OSHE vary depending on the categorization of the and the number of employees in the workplace.

Workmen’s Compensation Act B.E. 2537 (A.D. 1994) (as amended)

The Workmen’s Compensation Act B.E. 2537 (A.D. 1994) (as amended) of Thailand is a legislation which set up a compensation fund. The compensation fund, under the supervision of the social security system, aims to provide employees in both the public and private sectors with compensation and various assistance benefits when work is disrupted due to incidents such as illness, accidents, disabilities, loss of organs, or death. The compensation fund covers employees from their first day of work and the contributions to this fund come from employers who make regular payments into the fund annually. In this regard, employers are obligated to remit their contributions to the compensation fund annually at the rate from 0.2% to 1% of the employees’ wages, depending on the types of their business and associated risks.

If employers violate the provisions by not contributing within the specified timeframe or paying less than the required amount, the employers shall be charged with 2% per month of the contribution that must be paid from the date that the contribution must be paid but not exceeding the amount which the employer must contribute to the compensation fund.

Notification of the Wage Committee on Minimum Wage Rate (as amended)

The Notification of the Wage Committee on Minimum Wage Rate (as amended) of Thailand (the “Thai Wage Rate Notification”) is legislation governing the minimum wage rates of employees across Thailand issued under the Thai Labor Protection Act. The minimum daily wage rates are determined by the Wage Committee and adjusted annually to ensure fair wages for the employees. Typically, these adjustments result in an increase in the minimum wage rate, with variations among different provinces in Thailand.

In the event that the minimum wage rate increases per the new Thai Wage Rate Notification, the employers shall adjust their wage payment to the employees accordingly. If not, such employers shall be deemed as in violation of the provision and shall be subject to penalties e.g. imprisonment and/or fines.

Petroleum-related Regulations

In alignment with the 20-year National Strategy B.E. 2561 – 2580 (A.D. 2018 – 2037) (“20-year National Strategy”), the National Energy Plan 2022 issued by Thai MOE serves as the key framework to determine the direction of the national energy policy. This plan aims to facilitate the purposive implementation and effective development of energy, supporting Thailand’s transition to clean energy and a low-carbon economy with the ultimate goal to achieve carbon neutrality by 2050 and net-zero GHG emissions by 2065. The National Energy Plan 2022 incorporates 5 energy plans for the country, namely: (i) Power Development Plan B.E. 2561 – 2580 (A.D. 2018 – 2037) (PDP 2018), (ii) Alternative Energy Development Plan B.E. 2561 – 2580 (A.D. 2018 – 2037) (AEDP 2018), (iii) Energy Efficiency Plan B.E. 2561 – 2580 (A.D. 2018 – 2037) (EEP 2018), (iv) Gas Plan B.E. 2561 – 2580 (A.D. 2018 – 2037) (Gas Plan 2018), and (v) Oil Plan B.E. 2558 – 2579 (A.D. 2015 – 2036).

To align with the 20-year National Strategy and the National Energy Plan 2022, Thai MOE has formulated the five-year Action Plan B.E. 2566 – 2570 (A.D. 2023 – 2027) as a framework for all departments under Thai MOE. In this regard, Thai DMF has issued its five-year Action Plan B.E. 2566 – 2570 (A.D. 2023 – 2027) to ensure the performance compatibility with Thai MOE’s direction, under the following key points:

Action Plan 1:    Establishing and maintaining stability of mineral fuel supply from domestic and overseas sources.

Action Plan 2:    Promoting measures for E&P safety and environmental friendliness.

Action Plan 3:    Striving to become a high-performance E&P regulator.

Action Plan 4:    Enhancing sustainable confidence and cooperation among all sectors.

Notwithstanding its highly risky nature, which demands sophisticated technologies and staggering capital investments with a high possibility of failure in case of no commercially viable discovery, E&P in Thailand has played a significant role in the country’s development and enhancing energy security as a foundation for economic development, contributing revenue from petroleum operations, and facilitating the transition to various forms of clean energy. Furthermore, long-term, constant, and efficient production from local fields can ensure national energy security, reduce dependence on imported energy, encourage local investment, as well as contribute to job creation while fostering the development of knowledge and skills among Thai nationals.

E&P operations are promoted under the provisions of the Petroleum Act B.E. 2514 (A.D. 1971) (as amended) of Thailand (“Thai Petroleum Act”), under the supervision of Thai MOE and Thai DMF. Apart from the provisions encouraging those who are qualified by law and possesses potential, knowledge, and expertise in E&P to be granted rights to explore and produce petroleum, along with incentives for ongoing E&P investment, Thai Petroleum Act also stipulates provisions on E&P-related matters. These include measures for care and protection of workers, safety for third parties, and rules and procedures for conducting petroleum exploration, production, and conservation operations, which include standards for certain tools and equipment used in the production.

GHG Emission Regulations

In line with the goal to achieve carbon neutrality by 2050 and net-zero GHG emissions by 2065 according to Thai MOE’s National Energy Plan 2022, development approaches under Action Plan 2 (Promoting Measures for E&P Safety and Environmental Friendliness) of Thai DMF’s five-year Action Plan B.E. 2566 – 2570 (A.D. 2023 – 2027) include the development of knowledge and guidelines for better prevention and mitigation of environmental impacts. This commitment can be seen from a project on environmental impact monitoring in the Gulf of Thailand, urging and providing incentives for E&P operators to focus on development of operating systems for occupational health, safety, and environment, especially preventive measures.

Additionally, the Office of Energy Policy and Planning under Thai MOE, as designated by the National Climate Change Policy Committee Meeting in Thailand, has developed the Energy Action Plan for GHG emission reduction B.E. 2564 – 2573 (A.D. 2021 – 2030).

Moreover, driven by obligations under the Paris Agreement to which Thailand ratified in 2016, Thailand’s first draft of the Climate Change Act, which will regulate mandatory GHG emissions, is currently being developed through collaboration among governmental agencies, relevant experts, and the private sectors. The public hearing process for this draft legislation was conducted by the Thai DCCE across 6 regions of Thailand from February 14, 2024, to March 26, 2024. Following the public hearing, the draft legislation will be presented to Thai cabinet for approval, tentatively scheduled for mid-2024. The first draft of the Climate Change Act shall impose the obligations on private sectors, such as factory operators, energy operators, owners of controlled factories and buildings under the energy conversation promotion law to report data on activities contributing to GHG emission, and efforts to integrate carbon pricing mechanisms, such as carbon tax and/or carbon market.

Laws and Regulations Relating to Our Business in Brunei

Local Business Development for the Oil and Gas Sector/Bruneianisation (“LBD”)

The LBD or “Bruneianization” is a nationalization policy and all oil and gas operators in midstream and downstream sectors, along with their contractors, subcontractors, and suppliers, are required to comply. The relevant documentation outlining the LBD are as follows:

(i)     Directive 2: LBD Framework for the Oil & Gas Industry;

(ii)    Directive 2 on LBD Framework for the Oil & Gas Industry: Guidelines;

(iii)   LBD Reasonable Wage for the Oil and Gas Industry in Brunei Darussalam; and

(iv)   Directive on Bruneianisation in the Oil and Gas Industry (No. 1/2018);

The LBD seeks to, amongst others, ensure that minimum local content requirements are met by all operators, contractors, sub-contractors and suppliers supporting the oil and gas industry. Local content is defined as the sum of value added or created in the Brunei economy through the use of, amongst others, local goods and services (subcontractors and suppliers) within Brunei.

In addition to imposing local content requirements, the LBD imposes minimum local employment requirements and restricts the nature of projects certain companies will be allowed to participate depending on whether the company is wholly or partially owned by citizens of Brunei.

The specific LBD requirements applicable to each company will vary according to the quadrant under which the relevant company falls under. Which of four (4) quadrants a company will fall is based on the nature and scope of the work being performed. Drilling and related activities may fall under the “Core”, “Highly Specialized” or “Development” quadrants, depending on the nature and scope of the work being performed. The LBD requirements for each of these quadrants are as follows:

Environmental Protection and Management Act (Cap. 240) (“EPMA”)

The EPMA overseen by the Department of Environment, Parks and Recreation, Ministry of Development (“DEPR”) is the primary legislation governing matters related to the protection and management of the environment.

Under the EPMA, every person intending to carry out any of the prescribed activity unless exempted is required to submit a written notification to the DEPR. Prescribed activities are listed in Schedule 1 of the EPMA.

The DEPR also has enforcement powers including inspection, entry search and seizure and issuance of a remedial order or stop work order.

Pollution Control Guidelines for Industrial Development (“PCGID”)

The PCGID issued by the DEPR, is adopted for the control of emissions, effluents and discharge from various development and construction activities.

PCGID sets out the general pollution control requirements by the DEPR for industrial development projects being proposed or submitted through the industry, land and/or building development control authorities and complement other pollution control related requirements that may be set by the industry, land and/or building development control authorities — i.e., control for water, air or noise pollution, hazardous substance or industrial waste control, self-monitoring and submission of results and use of ozone depleting substances, therefore, acting as a quick reference to assist industrialists, architects, professional engineers and consultants in the design and operation of industrial premises.

Workplace Safety and Health Order, Cap. 277 (“WSHA (Brunei)”)

The WSHA (Brunei), overseen by the Safety, Health and Environment National Authority (“SHENA”) governs the safety, health and welfare of persons at work applicable to all workplaces.

A workplace is defined under the WSHA (Brunei) as any premises where a person is at work, is to work or customarily works and includes a factory-further defined as any premises within which persons are employed in any of the following processes: —

(i)     the handling, sorting, packing, storing, altering, repairing, construction, processing or manufacturing of any goods or products;

(ii)    the handling, sorting, packing, storing, processing, manufacturing, use, disposal or in relation to, of any hazardous substance;

(iii)   the repair, construction or manufacturing of any vessel or vehicle;

(iv)   any building operation or work of engineering construction; and

(v)    the operation or maintenance of any facility or system related to the provision of any public utility.

A person is ‘at work’ if: —

(i)     in relation to an employee, all times when the employee is performing work in connection with any trade, business, profession or undertaking carried on by his employer, wherever that work is carried out;

(ii)    in relation to a self-employed person, all times when that person is performing work as a self-employed person, wherever the work is carried out; and

(iii)   in any other case, all times when the person is performing work at the direction of the person who engaged him, wherever the work is carried out;

The WSHA (Brunei) imposes a number of obligations on stakeholders (employers, principals, occupiers, manufacturers or suppliers, installers or erectors, employees and the self-employed) to take reasonably practicable measures to ensure the safety and health of persons at the workplace. It covers a wide range of issues, including risk assessments, safety training, accident reporting, and the establishment of a safety committee in workplaces.

The obligations under the WSHA (Brunei) are extensive and is further supplemented by several regulations:

(i)     Workplace Safety and Health (Compoundable Offences) Regulations, 2009;

(ii)    Workplace Safety and Health (Facilities) (Control of Major Accident Hazards) Regulations, 2013;

(iii)   Workplace Safety and Health (General Provisions) Regulations, 2014;

(iv)   Workplace Safety and Health (Construction) Regulations, 2014;

(v)    Workplace Safety and Health (Workplace Safety and Health Officers) Regulations, 2014;

(vi)   Workplace Safety and Health (Workplace Safety and Health Committees) Regulations, 2014;

(vii)  Workplace Safety and Health (Incident Reporting) Regulations, 2014;

(viii) Workplace Safety and Health (Risk Management) Regulations, 2014; and

(ix)   Workplace Safety and Health (First-Aid) Regulations, 2021.

SHENA also has enforcement powers including to conduct investigations into accidents, require reporting of accidents/incidents from employers and issue of remedial order or stop work order.

Poisons Act Cap. 114 (“Poisons Act”)

Poisons Act regulates the importation, possession, manufacture, compounding, storage, transport and sale of poisons (as listed out in the Schedule of the Act). All persons who import, possess for sale, sell or offer for sale, any poison is required to obtain the relevant license from a Licensing Officer (which is an officer of the Department of Pharmaceutical Services, Ministry of Health).

There are four (4) different kinds of Poisons License, which are issued in the forms provided under the Poisons Rules 2015:

(1)    Licenses to import and store poisons (Form A);

(2)    Wholesale and retail licenses to deal generally in poisons (Form B);

(3)    Wholesale licenses to keep and sell by wholesale the poisons specified in such licenses (Form C); or

(4)    Retail licenses to keep and sell the poisons specified in such licenses (Form D).

Fire Safety Act (Cap. 243) (“FSA”)

The FSA regulates matters in relation to fire safety.

Under the FSA, any person intending to carry out the following activities with respect to any or certain class of petroleum or any flammable material, unless exempted, are required to obtain the relevant license(s):

(i)     Premises license: to store or keep any class of petroleum or any flammable material;

(ii)    Import license: to import certain petroleum or any flammable material (if required by the BFRD);

(iii)   Transport license: to transport certain petroleum or any flammable material (if required by the BFRD).

OMS (Brunei) has confirmed that it does not engage in transportation of materials regulated by the FSA. Insofar as the FSA relates to transportation, this writeup excludes the same.

The BFRD also requires every person intending to dispense any class of petroleum or any flammable material into cylinders to obtain prior specific approval.

In this regard, import and dispensing as defined in the RPA refers to as follows:

(i)     ‘import’:    with its grammatical variations and cognate expressions, means to take or cause to be taken into Brunei Darussalam by land, sea or air from any place outside Brunei Darussalam, but does not include bringing into Brunei Darussalam by sea or air of any substance or product which is proved to be intended to be taken out of Brunei Darussalam on the same vessel or aircraft on which the substance or product was brought into Brunei Darussalam without any landing or transshipment within Brunei Darussalam;

(ii)    ‘dispensing’:    transferring any class of petroleum or any flammable material from one (1) container to any other container(s) for the purpose of distribution, through hose, pipe or by any other means (but not including a pipeline laid or connected with permission under the Petroleum (Pipe-Lines) Act (Cap. 45)) and includes discharging into a motor vehicle or from the tank of a road tanker.

Further, under the FSA, the BFRD and/or the Ministry of Home Affairs respectively may require an occupier or owner, to (amongst others) obtain a fire certificate and prepare and execute an emergency response plan.

The BFRD also has enforcement powers including inspection, entry search and seizure.

Employment Act, Cap. 278 (“EA (Brunei)”)

The EA (Brunei) regulates the rights, procedures and offences relating to employment and for matters connected therewith or incidental thereto. This order applies to an employee who entered into or works under a contract of service with an employer except for a seaman, a domestic worker and any person employed in managerial, executive or confidential positions. It is mentioned under EA (Brunei) the right to the payment of salaries, rest days, hours of work, holidays, and accommodation. The EA (Brunei) also governs the employment of immigrant workers which includes an additional requirement for the employer to provide medical insurance with coverage of at least $10,000 for the duration of immigrant employee employment.

Workmen Compensation Act, Cap. 74 (“WC Act”)

The WC Act requires all employers to pay compensation to a workman in the event of any employment personal injury by accident arising out of and in the course of the employment. A “workman” is a person under a contract of employment but excludes a person earning more than B$750 per month, a Government employee, or whose work is of a casual nature i.e. not for the purposes of the employer’s trade or business. The amount of compensation payable is specified in the 3rd Schedule of the Act.

Every employer is required to insure himself in respect of any liability which may be incurred under the WC Act.

Stamp Act Cap. 34 (“Stamp Act”)

As a general rule under the Stamp Act:

(i)     Documents executed in Brunei must be stamped.

(ii)    Documents with respect to a Brunei company that are to be filed with the Brunei authorities (e.g. a memorandum of charge or power of attorney) must also be stamped (i.e., the relevant stamp duty imposed must be paid). Failure to stamp a document attracts penalties for late stamping and will affect its admissibility as evidence in a court in Brunei.

(iii)   Where an instrument or document liable to stamp duty (i.e., this will include agreements such as supplier or customer agreements) is (i) executed out of Brunei and relates to a property situated in Brunei or to any matter or thing done or to be done in Brunei and is received in Brunei, there is an obligation to present the same for stamping within 30 days after the same is first received in Brunei; (ii) executed in Brunei, there is an obligation to present the same for stamping within 14 days of the document being first executed. A penalty is chargeable (in addition to the duty payable) in the event this is not done within the prescribed period.

Trademarks Act, Cap. 98 (“Trademarks Act”)

Trademarks Act protects the exclusive right of the proprietor of a registered trademark which are infringed by the use of the trademark in Brunei without the proprietor’s consent. A trademark is infringed if a sign is used in the course of a trade in relation to goods or services which are identical with those for which it is registered.

A registered trademark is treated as property. As such, equities in respect of a registered trademark may be enforced in a like manner as in respect of other property.

MANAGEMENT

The following table sets forth the names, ages and titles of our Directors, Independent Director Nominees, and Executive Officers as of the date of this prospectus. Unless otherwise stated, the business address for our Directors, Independent Director Nominees, and Executive Officers is that of our principal executive offices located at 10 Gul Circle, Singapore 629566.

Name	Age	Title
Mr. How Meng Hock	56	Executive Director, Chairman of the Board, and Chief Executive Officer
Mr. Kevin Yeo	38	Chief Financial Officer
Mr. Ng Tse Meng	49	Non-executive Director

Independent Directors Nominees:

Name	Age	Title
Mr. Chung Yew Pong	51	Independent Director Nominee
Datuk Loo Took Gee	67	Independent Director Nominee
Ms. Esther Teh Oun Pheng	45	Independent Director Nominee

No arrangement or understanding exists between any such Director or officer and any other persons pursuant to which any Director or executive officer was elected as a Director or executive officer. Our Directors are elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serve at the pleasure of the Board of Directors.

Board Diversity

Board Diversity Matrix (as of the date of this prospectus)
Country of Principal Executive Offices:	Singapore
Foreign Private Issuer	Yes
Disclosure Prohibited Under Home Country Law	No
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	0	0
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction	—	—	—	—
LGBTQ+	—	—	—	—

Directors and Executive Officers:

Mr. How Meng Hock has served as our Executive Director, Chairman of the Board since March 2024 and Chief Executive Officer since 2014. Mr. How Meng Hock is responsible for the overall business management of our Group. With extensive experience spanning over 3 decades in the oil and gas drilling and production industries in Singapore, Mr. How started his career with Vetco Gray, which subsequently became part of GE Oil and Gas, spending 21 years with this organization as part of the Operations (Manufacturing & Supply Chain), Project Management and Commercial Management departments (April 1990 to September 2011). Additionally, he also spent a short stint with Cameron International, which is presently part of Schlumberger (SLB), from October 2011 to August 2012. He then joined Sumitomo Corporation in 2012 as a Corporate Officer and was appointed the CEO of OMS by Sumitomo Corporation in April 2014. His employment relationship with Sumitomo Corporation ended in 2023 after the MBO. He has been with our organization since then and successfully executed a Management-Buy-Out in June 2023 of OMS. Mr. How Meng Hock holds a bachelor’s degree from the University of London.

Mr. Ng Tse Meng has served as a Non-Executive Director of the Company since May 2024. Mr. Ng has served as Chairman and CEO of RF Acquisition Corp (Ticker Symbol: RFAC), a NASDAQ-listed special purpose acquisition company since January 2021, responsible for evaluating opportunities to merge with or acquire other businesses, and also serves as Chairman of Ruifeng Wealth Management Pte Ltd since February 2019, which specializing in providing wealth management services to high-net-worth individuals and families. As Managing Director at CA Indosuez from August 2014 to January 2019, Mr. Ng led a team focused on the China market, previously overseeing a team of 4 bankers and achieving recognition as a top producer in terms of Net New Assets (NNA) in 2016. Additionally, during his tenure as Managing Director (North Asia, China), at Pictet & Cie from 2013 to 2014, he provided wealth management services to Chinese Ultra High Net Worth Individuals (UHNWIs), family offices, and external asset managers. At BSI Private Bank from 2011 to 2012, serving as Managing Director — North Asia, China, Mr. Ng was awarded “Outstanding Young Private Banker 2011” by Private Banker International. In this role, Mr. Ng continued to cater to UHNWIs, family offices, and external asset managers, managing a larger team of 11 staff, further solidifying his reputation in the industry. Earlier in his career at Merrill Lynch International Bank from 2004 to July 2006, Mr. Ng took on the role of Director of Investment (China). In this capacity, he was responsible for developing the Chinese High Net Worth Individuals (HNWIs) market and promoting Chinese IPO listings on the Singapore Stock Exchange and Hong Kong Stock Exchange. His extensive networking efforts extended to business associations, intermediaries, and governmental bodies in both China and Singapore, with coverage spanning major cities in China. Mr. Ng holds a bachelor’s degree in business studies with Honors from Nanyang Technological University, along with various financial certifications, including Client Advisor Competency Standards (CACS), Capital Markets and Financial Advisory Services (CMFAS), and a Certified Life Insurance (CLI) certificate.

Mr. Kevin Yeo has served as our Chief Financial Officer since March 2024. Having spent over 16 years working in the field of accounting and auditing, Mr. Kevin Yeo started his career with KPMG based in Malaysia and Australia for a total of 10 years, focusing on audit and assurance services. He then joined OMS in October 2016 as Group Financial Controller based in Singapore before seconded to Sumitomo Corporation for 2 years, involving himself in Mergers & Acquisitions and Investment Portfolio Management. Mr. Kevin Yeo returned to OMS in August 2021 taking on the role of Risk Management and supported the CEO with the successful execution of a Management-Buy-Out in June 2023. As the Chief Financial Officer of our Group, Mr. Kevin Yeo is involved in the long-term planning and strategy of OMS with the CEO. Mr. Kevin Yeo is a chartered accountant as certified by the Association of Chartered Accountancy Certified Accountants of the United Kingdom and holds a bachelor’s degree in accountancy from Oxford Brookes University.

Independent Director Nominees:

Mr. Chung Yew Pong is an Independent Director Nominee. His appointment shall begin upon the listing of our Ordinary Shares on the Nasdaq Capital Market. Mr. Chung presently serves as the Executive Director at True Vine Capital Partners Pte Ltd, a venture capital fund manager in Singapore. He has been an Independent Director for Sim Leisure Group Limited, a theme park developer on the Singapore Stock Exchange (Ticker Symbol: URR) since March 2019 and is presently the chair of the Audit Committee. Mr. Chung is also an Independent Director on the board of CPA Australia Ltd since October 2022 and presently serves on the Audit, Risk and Compliance committee. As a Director at Cadence Venture Capital Sdn Bhd from January 2020 to December 2021, Mr. Chung’s responsibilities included obtaining full registration as a venture capital management corporation, identifying fintech investment opportunities, and establishing collaborations within the VC ecosystem. As the CEO of Incitable Digital Asia Sdn Bhd from June 2017 to December 2019, Mr. Chung had responsibilities involving identifying fintech investment opportunities, incubating fintech companies, and providing consulting services. He also held a concurrent position as Executive Director at Mruncit Commerce Sdn Bhd from January 2018 to December 2018, where he improved internal controls and facilitated strategic investments, while supervising the accounting, finance and human resources departments. Mr. Chung holds a Bachelor of Commerce degree with a major in accounting and achieved 1st class Honors in Banking and Finance from Monash University, Melbourne, Australia.

Datuk Loo Took Gee is an Independent Director Nominee. Her appointment shall begin upon the listing of our Ordinary Shares on the Nasdaq Capital Market. Datuk Loo presently serves on the board of two publicly traded companies on Bursa Malaysia, a Malaysia stock exchange, namely YTL Power International Berhad (Ticker Symbol: YTLPOWR) from December 2018 and Hartalega Holdings Berhad (Ticker Symbol: HARTA) from November 2019. Datuk Loo is also currently serving as the Commission member for the National Water Services Commission of Malaysia. Prior to this, Datuk Loo was appointed as the Secretary-General of the Ministry of Energy, Green Technology and Water, Malaysia from August 1, 2010 and served in that capacity until her retirement from public service on August 4, 2016. She was subsequently appointed as the Advisor to the Minister of the same Ministry on a one-year contract from September 1, 2016 until September 30, 2017. During her 38-year tenure with the Federal Government of Malaysia, she held various roles in policy formulation, human resources, financial management, and infrastructure privatization. Datuk Loo’s key achievements include formulating and implementing the Gas Subsidy Rationalisation Scheme for the power sector, designing tariffs for the power sector, and formulating renewable energy and green technology policies. While serving as the Secretary-General of the Ministry of Energy, Green Technology and Water, Datuk Loo held various leadership roles, including Chairman of MyPower Corporation, which focuses on the reform of the power sector, and being a Board Member for several government agencies and corporations. Datuk Loo holds a Bachelor of Arts (Honors) degree from the University of Malaya, a postgraduate Diploma in Public Administration from the National Institute of Public Administration and a Master’s degree in Policy Science from Saitama University.

Ms. Esther Teh Oun Pheng is an Independent Director Nominee. Her appointment shall begin upon the listing of our Ordinary Shares on the Nasdaq Capital Market. Ms. Esther Teh presently serves as the Vice President and Group Head of Internal Audit & Compliance at Silverlake Axis, a fintech company listed on the Singapore Exchange (Ticker Symbol: 5CP) from February 2021. Ms. Esther Teh’s achievements include introducing new areas of audit in addition to the traditional financial cycles that are relevant to the environment in which the company operates, as well as developing an audit plan for the year and assessing risks to determine the scope of auditable areas including compliance to laws & regulations, while also implementing internal audit policies and procedures. As the head of Risk Management & Assurance @ Group Digital within Petronas from February 2017 to January 2021, Ms. Esther Teh was also involved in managing statutory and GIA audits resulting in minimal findings, timely completion of corrective actions and regular reporting to management and Board of Directors, while also conducting Business Impact Analysis and development of Business Continuity Plans in an expanded organization. Ms. Esther Teh obtained a bachelor’s degree (Honors) in Business Studies from the University of Sheffield in 2000 and is a member of the Chartered Accountants in Ireland, as well as a Certified Fraud Examiner.

Committees of the Board of Directors

Our board of Directors has established an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board of Directors may also establish other committees from time to time to assist our company and the board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Capital Market and SEC rules and regulations, if applicable. Upon our listing on the Nasdaq Capital Market, each committee’s charter will be available on our website at www.omsos.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

Audit committee

Chung Yew Pong, Datuk Loo Took Gee and Esther Teh Oun Pheng will serve on the audit committee, which will be chaired by Chung Yew Pong. Our board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of Directors has designated Chung Yew Pong as an “audit committee financial expert”, as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•        pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•        reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•        reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•        coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•        establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

•        monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•        preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

•        reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•        reviewing earnings releases.

Compensation committee

Chung Yew Pong, Esther Teh Oun Pheng and Datuk Loo Took Gee will serve on the compensation committee, which will be chaired by Esther Teh Oun Pheng. Our board of Directors has determined that each such member satisfies the “independence” requirements of Nasdaq. The compensation committee’s responsibilities include:

•        evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and based on such evaluation: (i) recommending to the board of Directors the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

•        reviewing and recommending to the board of Directors the cash compensation of our other executive officers;

•        reviewing and establishing our overall management compensation, philosophy and policy;

•        overseeing and administering our compensation and similar plans;

•        reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•        retaining and approving the compensation of any compensation advisors;

•        reviewing and approving our policies and procedures for the grant of equity-based awards;

•        reviewing and recommending to the board of Directors the compensation of our Directors; and

•        preparing the compensation committee report required by SEC rules, if and when required.

Nomination committee

Chung Yew Pong, Esther Teh Oun Pheng and Datuk Loo Took Gee will serve on the nomination committee, which will be chaired by Datuk Loo Took Gee. Our board of Directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq Capital Market rules. The nomination committee’s responsibilities include:

•        developing and recommending to the board of Directors criteria for board and committee membership;

•        establishing procedures for identifying and evaluating Director candidates, including nominees recommended by shareholders; and

•        reviewing the composition of the board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Duties of Directors

Under Cayman Islands law, our Directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our Directors must also exercise their powers only for a proper purpose. Our Directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our Directors must ensure compliance with our memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

The functions and powers of our board of Directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our share register.

Interested Transactions

A Director may, subject to any separate requirement for audit committee approval under applicable law, our memorandum and articles of association as may be amended from time to time or the Nasdaq Capital Market listing rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Status

The Nasdaq Capital Market listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq Capital Market. The application of such exceptions requires that we disclose each Nasdaq Capital Market corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Capital Market corporate governance standards. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq Capital Market in respect of the following:

•        the Shareholder Approval Requirements under the or Nasdaq; and

•        the requirement under the Nasdaq rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Code of Conduct, Code of Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

We have adopted (i) a written code of business conduct and ethics and (ii) Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and we have also adopted an (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on the Corporate Governance section of our website, which is located at www.omsos.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus.

We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market.

Compensation of Directors and Executive Officers

For the financial year ended March 31, 2024, we paid an aggregate of approximately US$244,000 in cash to our Directors and Executive Officers.

As of the date of this prospectus, neither the Company nor its subsidiaries has set aside any amounts to provide for employee pensions, retirement or similar benefits.

Employment Agreements

Employment Agreement between the Company and How Meng Hock

Effective as of March 1, 2024, Mr. How Meng Hock entered into an Employment Agreement with the Company. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. How Meng Hock’s employment will continue for an initial term of one year, which will automatically extend for another year after the expiry of the initial term unless the party provides 60 days written notice prior to the expiry of the initial term of his intention not to extend the initial term, subject to termination by either party to the agreement upon 30 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. How Meng Hock shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Employment Agreement between the Company and Kevin Yeo

Effective as of March 1, 2024, Mr. Kevin Yeo entered into an Employment Agreement with the Company. The agreement provides for an annual base salary, together with such additional discretionary bonus. Mr. Kevin Yeo’s employment will continue for an initial term of one year, which will automatically extend for another year after the expiry of the initial term unless the party provides 60 days written notice prior to the expiry of the initial term of his intention not to extend the initial term, subject to termination by either party to the agreement upon 30 days prior written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Kevin Yeo shall not, during the term of the agreement and for 2 years after cessation of employment, carry on business in competition with the Group.

Independent Director Nominee Agreements

Each of our Independent Director Nominees has entered into an Independent Directors’ Agreement with the Company effective upon the effectiveness of the Registration Statement of which this prospectus forms a part. The terms and conditions of such Directors’ Agreements are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the Director’s successor is duly elected and qualified. Each Director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Independent Director’s Agreement will remain in full force and effect. Any Independent Director’s Agreement may be terminated for any or no reason by the Director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote. Under the Independent Directors’ Agreements, the Company agrees, to the maximum extent provided under applicable law, to indemnify the Independent Directors against liabilities and expenses incurred in connection with any proceeding arising out of, or related to, the Independent Directors’ performance of their duties, other than any such losses incurred as a result of the Independent Directors’ gross negligence or willful misconduct.

Under the Independent Directors’ Agreements, the initial aggregate annual fees that is payable to our Independent Director Nominees is US$15,000 to Chung Yew Pong, Datuk Loo Took Gee, and Esther Teh Oun Pheng in cash respectively.

In addition, our Independent Directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of Directors, provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors have entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

•        each of our Executive Officers;

•        each of our Directors and Director nominees; and

•        all of our current Executive Officers, Directors and Director nominees as a group.

The number and percentage of Ordinary Shares beneficially owned before the offering are based on 38,745,000 Ordinary Shares, par value of US$0.0001 per share, issued and outstanding as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is in care of OMS Energy Technologies Inc., 10 Gul Circle, Singapore 629566.

Name of Beneficial Owner	Pre-Offering Amount of Beneficial Ownership of Ordinary Shares(1)	Pre-Offering Percentage Ownership of Ordinary Shares(2)	Post-Offering Amount of Beneficial Ownership of Ordinary Shares(3)	Post-Offering Percentage Ownership of Ordinary Shares(3)
Directors, Director Nominees, Executive Officers:
How Meng Hock	26,226,060	67.69%	26,226,060	59.20%
Kevin Yeo	—	—	—	—
Ng Tse Meng	922,500	2.38%	922,500	2.08%
Esther Teh Oun Pheng	—	—	—	—
Chung Yew Pong	—	—	—	—
Datuk Loo Took Gee	—	—	—	—
All directors, director nominees and executive officers as a group (5 persons)	27,148,560	70.07%	27,148,560	61.28%
5% or Greater Shareholders:
How Meng Hock	26,226,060	67.69%	26,226,060	59.20%

____________

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Ordinary Shares. All shares represent only Ordinary Shares held by shareholders as no options are issued or outstanding.

(2)      Calculation based on 38,745,000 Ordinary Shares issued and outstanding as of the date of this prospectus.

(3)      Assuming 5,555,556 Ordinary Shares are issued in this offering, not including 833,333 Ordinary Shares underlying the underwriters’ over-allotment option and 223,611 Ordinary Shares underlying the representative’s warrants.

RELATED PARTY TRANSACTIONS

We plan to adopt an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee. In addition to the executive officer and director compensation arrangements discussed in “Executive Compensation,” we describe below transactions since April 1, 2021, to which we have been a participant, in which the amount involved in the transaction is material to our Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, our Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of our Company that gives them significant influence over our Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of our Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

a)      Related parties’ relationship

The Company’s relationship with related parties who had transactions with the Predecessor and the Successor are summarized as follows:

Related Party Name	Relationship to the Predecessor
Howco Metals Management Pte. Ltd.	Controlled by ultimate controlling party*
SC Tubular Solutions (B) Sdn. Bhd.	Controlled by ultimate controlling party*
SC Tubular Solutions Malaysia Sdn. Bhd.	Controlled by ultimate controlling party*
Sumitomo Corporation	Ultimate controlling party of the Predecessor*
Sumitomo Corporation Asia & Oceania Pte. Ltd.	Controlled by ultimate controlling party*
Sumitomo Corporation Capital Asia Pte. Ltd.	Controlled by ultimate controlling party*
Sumitomo Corporation Malaysia Sdn. Bhd.	Controlled by ultimate controlling party*
OMS Energy Technologies Pte. Ltd.	Controlled by ultimate controlling individual, Mr. How, the CEO of the Successor

____________

*        These parties ceased to be the Successor’s related parties with effect from June 16, 2023, subsequent to OMS Energy Technologies Pte. Ltd. (“OMSET PL”) acquiring 100% shares in OMS Holdings Pte. Ltd. from Sumitomo Corporation, the former shareholder.

b)      Related party transactions

During the period from June 16, 2023 through March 31, 2024 and for the six months ended September 30, 2024, the Successor had no related party transactions.

Goods or services rendered to related parties

	Successor		Predecessor
	For the six months ended September 30, 2024	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000	US$’000
SC Tubular Solutions (B) Sdn. Bhd.	—	—	560	2,250
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	—	395	486
Howco Metals Management Pte. Ltd.	—	—	—	2
Sumitomo Corporation	—	—	—	3
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	260	987
Revenue – related parties	—	—	1,215	3,728

All outstanding balances with the related parties are to be settled in cash on 30 days to 60 days’ terms.

Goods or services provided by related parties

	Successor		Predecessor
	For the six months ended September 30, 2024	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	—	23	58
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	49	151
Sumitomo Corporation	—	—	3	40
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	—	—	544
Cost of revenue – related parties	—	—	75	793

All outstanding balances with the related parties are to be settled in cash on 30 days to 60 days’ terms.

Other income/(expenses)

	Successor		Predecessor
	For the six months ended September 30, 2024	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	—	38	278
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	—	5
Sumitomo Corporation	—	—	(9)	(114)
Other income, net – related parties	—	—	29	169

Finance income

	Successor		Predecessor
	For the six months ended September 30, 2024	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.	—	—	64	97
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	—	—	40
Sumitomo Corporation Malaysia Sdn. Bhd.	—	—	1	67
Finance income – related parties	—	—	65	204

Finance cost

	Successor		Predecessor
	For the six months ended September 30, 2024	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.	—	—	162	1,759
Finance cost – related parties	—	—	162	1,759

During the year ended March 31, 2023, the Predecessor entered into agreements to dispose of its entire interests in its associates, for a total cash consideration of US$11.6 million to Sumitomo Corporation. The divestments of SC Tubular Solutions (B) Sdn. Bhd. and VAM® BRN Sdn. Bhd. were completed on February 16, 2023 and March 14, 2023, respectively. The transactions were conducted between entities under common control as OMS Holdings Pte. Ltd. was a wholly owned subsidiary of Sumitomo Corporation upon the time of the disposal. Therefore, the transactions were accounted for under historical value and the additional payment of US$0.8 million over the carrying value of the equity method investments was recognized as a capital injection from Sumitomo Corporation into the Predecessor.

During the year ended March 31, 2023, Sumitomo Corporation, a related party, contributed capital for a total consideration of US$12.8 million to OMS Holdings Pte. Ltd. The proceeds from Sumitomo Corporation were further used to repay the outstanding loan balance under the cash pooling arrangement.

c)      Related party balances

As of March 31, 2024 and September 30, 2024, the Successor only had an amount due from OMS Energy Technologies Pte. Ltd as a related party balance.

Receivable related to the goods or services rendered to related parties

	Successor		Predecessor
	As of September 30, 2024	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	—	1
SC Tubular Solutions (B) Sdn. Bhd.	—	—	394
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	353
	—	—	748

Payable related to the goods or services rendered to related parties

	Successor		Predecessor
	As of September 30, 2024	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	—	7
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	19
Sumitomo Corporation	—	—	15
Sumitomo Corporation Capital Asia Pte. Ltd.	—	—	142
	—	—	183

Amount due from related parties

	Successor		Predecessor
	As of September 30, 2024	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	—	15
Sumitomo Corporation Capital Asia Pte. Ltd.	—	—	20,173
Sumitomo Corporation Malaysia Sdn. Bhd.	—	—	793
OMS Energy Technologies Pte. Ltd.	1,709	1,585	—
	1,709	1,585	20,981

The amount due from related parties is primarily from cash pooling arrangements which was entered into between OMS Oilfield Services Pte. Ltd. and Sumitomo Corporation Capital Asia Pte. Ltd. The balances are unsecured, repayable on demand with company consent and is subject to an interest rate of 0.97% per annum for the year ended March 31, 2023. The amounts due under such cash pooling has been fully repaid on May 18, 2023 as part of the termination of the cash pooling arrangements.

Amount due to a related party

	Successor		Predecessor
	As of September 30, 2024	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.
Loan under cash pooling arrangements	—	—	24,305
Term loans	—	—	3,733
	—	—	28,038

The loan under cash pooling arrangements are unsecured, repayable on demand and is subject to an interest rate of 4.8% per annum for the year ended March 31, 2023. The cash pooling arrangement was entered into by OMS Holdings Pte. Ltd. and OMS Oilfield Services Pte. Ltd. with Sumitomo Corporation Capital Asia Pte. Ltd. On May 18, 2023, the amounts due under such cash pooling has been fully repaid by Sumitomo Corporation Asia & Oceania Pte. Ltd. to Sumitomo Corporation Capital Asia Pte. Ltd., on behalf of the Company, resulting in a loan due to Sumitomo Corporation Asia & Oceania Pte. Ltd. of US$8.8 million. The cash pooling arrangements was subsequently terminated subsequently.

The following are the key terms of the term loans outstanding as of September 30, 2024, March 31, 2024 and 2023.

							Successor		Predecessor
	Original Currency	Principal amount	Year of origination	Year of Maturity	Interest rate	Repayment method	As of September 30, 2024	As of March 31, 2023	As of March 31, 2022
		US$’000			%		US$’000	US$’000	US$’000
Loan from a related party	USD	2,500	2019	2024*	3.73% per annum	Upon maturity	—	—	2,500
Loan from a related party	USD	1,233	2018	2023	4.28% per annum	Upon maturity	—	—	1,233
Total		18,263					—	—	3,733

____________

*        These loans were repaid post the financial year end in full before their maturity.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

We are an exempted company with limited liability incorporated in the Cayman Islands and our affairs are governed by our memorandum and articles of association (which shall be referred to as, respectively, “Memorandum” and “Articles”, and collectively, “Memorandum and Articles”), as amended from time to time, and the Companies Act, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value of US$0.0001 per share. Immediately upon the completion of this offering, we will have 44,300,556 Ordinary Shares if the underwriters do not exercise their over-allotment option or 45,133,889 Ordinary Shares if the underwriters exercise their over-allotment option in full. All of our shares issued and outstanding prior to the completion of this offering are fully paid, and all of our shares to be issued in this offering will be issued as fully paid.

Our Memorandum and Articles of Association

The following are summaries of material provisions of our Memorandum and Articles of Association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company.    Under our Memorandum, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to a bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. Subject to the provisions of the Companies Act and our Articles regarding redemption and purchase of the shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. The Directors may deal with unissued shares either at a premium or at par, or with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Dividends.    Our Memorandum and Articles provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor by the Directors and our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the Directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Subject to the Companies Act and the Company’s Memorandum and Articles, the holders of our Ordinary Shares are entitled to such dividends or other distributions as may be authorized by our Directors by way of a simple majority decision.

Subject to the Company’s Memorandum and Articles and any other sanction required by the Companies Act, each Ordinary Share confers on the holder an equal share in the distribution of any surplus assets of the Company on its liquidation.

Voting Rights.    Voting at any meeting of shareholders is by way of a poll duly demanded. Subject to the Companies Act, a poll may be demanded:

•        by the chairman of the meeting; or;

•        by at least one shareholder present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative having the right to vote on the resolutions.

An ordinary resolution to be passed at a meeting by the shareholders requires a simple majority of shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a meeting, while a special resolution requires a majority of not less than two-thirds of the shareholders who (being entitled to do so) vote in person (or, in the case of corporations, by their duly authorized representatives) or by proxy at a meeting. The expression of an ordinary resolution and a special resolution includes a unanimous written resolution. A special resolution will be required for important matters such as a change of name, making changes to our Memorandum and Articles, a reduction of our share capital and the winding up of our Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

Subject to the Company’s Memorandum and Articles, each Ordinary Share confers on the holder the right to one (1) vote at a meeting of the shareholders or on any resolution of shareholders.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles provide that we shall, if required by the Nasdaq Capital Market rules, in each year hold a general meeting as its annual general meeting, and the annual general meeting shall be held at such time and place as may be determined by our Directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of Directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of Directors or by a majority of our board of Directors. Advance notice of not less than seven clear days shall be given to shareholders entitled to attend and vote at our general meetings (including an annual general meeting (if any)). The notice shall specify the place, the day and the hour of the meeting and the general nature of that business, and if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the Directors. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting unless the Company has only one shareholder, in which case, that shareholder shall be a quorum.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than ten percent of the rights entitled to vote at general meetings, specifying the purpose of the meeting and signed by each of the shareholders making the requisition, our board will convene an extraordinary general meeting within 2 months after deposit of the requisition and put the resolutions so requisitioned to a vote at such meeting. If the directors do not convene such meeting within 21 days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within two months after the end of such period of 21 days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the Directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the Memorandum and Articles.

Meetings of Directors.    The business of our Company is managed by the Directors who may for that purpose exercise all the powers of our Company. Our Directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the Directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors shall be two unless the Directors fix some other number. An action that may be taken by the directors at a meeting may also be taken by a resolution of Directors consented to in writing by all of the Directors.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of Directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of Directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of Directors may also decline to register any transfer of any ordinary share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of Directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only Ordinary Shares;

•        the instrument of transfer is properly stamped, if required;

•        the Ordinary Shares transferred are fully paid up and free of any lien in favor of us;

•        in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary share is to be transferred does not exceed four; and

•        a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our Directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of Directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.    If our Company are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide in specie among the shareholders of the Ordinary Shares the whole or any part of the assets of the Company and may, for that purpose, to value any assets and to determine how the division shall be carried out as among the shareholders of the Ordinary Shares.

The liquidator may also vest the whole or any part of these assets in trustees for the benefit of the shareholders of Ordinary Shares and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares.    Our board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of Directors. Our Company may also repurchase any of our shares on such terms and in such manner as has been approved by our board of Directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, and (b) if such redemption or repurchase would result in there being no shares outstanding. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to our Company’s Memorandum and Articles. If the Memorandum and Articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of our Company. In addition, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares.    Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the written consent of shareholders holding not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our Memorandum and Articles authorize our board of Directors to issue additional Ordinary Shares from authorized but unissued shares to the extent available from time to time as our board of Directors shall determine. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Subject to approval by our shareholders by way of a special resolution, our Memorandum and Articles also authorize our board of Directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights and voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of Directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares. As of the date of this prospectus, there are currently no preference shares issued and outstanding. The Company does not intend to issue any preference shares in the near future and specifically before the closing of this offering.

Inspection of Books and Records.    Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Anti-Takeover Provisions.   Some provisions of our Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under our Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may not issue negotiable or bearer shares, but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

History of Securities Issuances

During the past three years, we have issued securities which were not registered under the Securities Act. We believe that each of the issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On December 27, 2023, at incorporation, our company issued 1 Class A ordinary shares of $0.0001 par value each (the “Class A Ordinary Shares”) as subscriber share to Ogier Global Subscriber (Cayman) Limited and on January 8, 2024, Ogier Global Subscriber (Cayman) Limited transferred the 1 Class A Ordinary Share to How Meng Hock.

On February 5, 2024, and February 9, 2024 the Company entered into convertible note agreements (the “Convertible Note Agreements”) with RFWM VCC — RF Dynamic Fund and Vielink Asia Pte Ltd (the “holders”) respectively for a total principal sum of US$5,000,000 at a 10% cumulative simple interest per annum that was effective on April 5, 2024. The terms of the Convertible Note Agreements were such that in the event of the Company being approved for an initial public offering by the SEC, the holders may, upon written notice to the Company elect to have the principal sum converted into the applicable Ordinary Shares immediately prior to or upon such initial public offering and in any event not later than three (3) months after the initial public offering. In the event of conversion, the conversion price of the conversion shares will be either a 40% discount on the purchase price of the conversion shares at the time of the initial public offering or the agreed valuation divided by the pre-money capitalization of the company as of the date immediately prior to such conversion, whichever is lower. The applicable convertible note agreements are filed as Exhibits 10.9 and 10.10 to the registration statement of which this prospectus forms a part.

On March 31, 2024, our company issued an aggregate of 9,999 Class A Ordinary Shares to OMS Energy Technologies Pte. Ltd. as consideration for acquiring 102,756,000 ordinary shares in OMS from OMS Energy Technologies Pte. Ltd. and on the same day, pursuant to a share purchase agreement, OMS Energy Technologies Pte. Ltd. as vendor transferred all of the 9,999 Class A Ordinary Share to three purchasers (the “Share Transfer”). As a result, upon completion of the Share Transfer, our company had 10,000 Class A Ordinary Shares in issue, among which 9,000 Class A Ordinary Shares were held by How Meng Hock and remaining Ordinary Shares were held by the minority shareholders.

On April 11, 2024, all of the shareholders of our company approved a share redesignation and change of authorized share capital, pursuant to which (i) each issued and unissued Class A Ordinary Shares was redesignated into 450,000,000 ordinary shares of USD0.0001 par value each and (ii) each issued and unissued Class B ordinary shares of USD0.0001 par value each was redesignated into 50,000,000 ordinary shares of USD0.0001 par value each (the “Share Redesignation”). Upon completion of the Share Redesignation, the authorized share capital of our Company has become USD50,000 divided into 500,000,000 ordinary shares of USD0.0001 par value each and the number of issued shares in the share capital of our company was 10,000 Ordinary Shares, among which 9,000 Ordinary Shares were held by How Meng Hock; and the remaining 1,000 Ordinary Shares were held by minority shareholders.

On May 7, 2024, the Company further issued and allotted an aggregate of 5,000 Ordinary Shares to existing shareholders. On September 30, 2024, pursuant to the Convertible Note Agreements, the total principal amount of US$5,000,000 of the notes issued pursuant to the Convertible Note Agreements was converted into 750 Ordinary Shares of which 300 Ordinary Shares was issued to RFWM VCC — RF Dynamic Fund and 450 Ordinary Shares was issued to Vielink Asia Pte Ltd. Thereafter, there were 15,750 Ordinary Shares in issue and outstanding in the share capital of our Company.

On October 23, 2024, as part of the final step of the Company’s reorganization process, the Company issued a total of 38,729,250 Ordinary Shares on a pro rata basis to all of its existing shareholders. As of the date of this prospectus, there are currently 38,745,000 Ordinary Shares issued and outstanding.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “OMSE”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market. We will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market at the completion of this offering.

Transfer Agent and Registrar of Shares

The transfer agent and registrar for our Ordinary Shares is VStock Transfer LLC. Its address is 18 Lafayette Pl, Woodmere, NY 11598.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

The Nasdaq Capital Market listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq Capital Market. The application of such exceptions requires that we disclose each Nasdaq Capital Market corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Capital Market corporate governance standards. We currently follow the Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq Capital Market in respect of the following:

•        the majority independent Director requirement under the Nasdaq rules;

•        the Shareholder Approval Requirements under the Nasdaq rules; and

•        the requirement under the Nasdaq rules that the independent Directors have regularly scheduled meetings with only the independent Directors present.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted within four months by holders of 90% of the shares that are the subject of the offer, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect. To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation.

Anti-Takeover Provisions in our Memorandum and Articles

Some provisions of our Memorandum and Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

However, under Cayman Islands law, our Directors may only exercise the rights and powers granted to them under our Memorandum and Articles, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our Company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies), a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles provide that any action required or permitted to be taken at general meetings of the Company may be taken upon the vote of shareholders at general meeting and shareholders may also approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to bring business before a meeting or requisition a general meeting. However, our Memorandum and Articles allow our shareholders upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than ten percent of the rights entitled to vote at general meetings, specifying the purpose of the meeting and signed by each of the shareholders making the requisition, to requisition a shareholders’ meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings. However, our Articles require us to call such meetings every year if required by the Nasdaq rules.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There is no prohibition in relation to cumulative voting under the Companies Act but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles, directors may be removed by ordinary resolution.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who owns or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our Articles, our Company may be dissolved, liquidated or wound up with the sanction of a special resolution passed at a meeting convened for such purpose or by shareholders’ unanimous consent in writing.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class or by consent in writing from the shareholders holding not less than two-thirds of the issued shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles may only be amended by special resolution.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of Directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 44,300,556 Ordinary Shares if the underwriters do not exercise the over-allotment option or 45,133,889 Ordinary Shares if the underwriters exercise the over-allotment option outstanding upon closing the offering.

All of the Ordinary Shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we have applied to list our Ordinary Shares on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriters, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to take any such action.

Furthermore, each of our Directors, Executive Officers, and certain shareholders has also entered into a similar lock-up agreement with the underwriters for a period of 180 days from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares. See “Underwriting”.

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        1.0% of the then outstanding Ordinary Shares; or

•        The average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants, or advisors who purchases our Ordinary Shares from our Company in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL TAX CONSIDERATIONS

The following description of Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Ogier, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in respect of the issue of our Ordinary Shares or on an instrument of transfer in respect of our Ordinary Shares provided such instrument of transfer is not executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets, and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

•        such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

•        such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

•        an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we have applied to list our Ordinary Shares on the Nasdaq Capital Market, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

UNDERWRITING

We will enter into an underwriting agreement with Roth Capital Partners, LLC, or the representative, acting as the lead managing underwriter and bookrunner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the initial public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Roth Capital Partners, LLC
Total	5,555,556

The underwriters are offering the Ordinary Shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to purchase the shares offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares offered hereby if any of the shares are purchased. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

We have granted the underwriters an option to purchase up to an additional 833,333 Ordinary Shares at the initial public offering price, less the underwriting discounts and commissions. The underwriters may exercise this option at any time, in whole or in part, during the 45-day period after the date of this prospectus.

Discounts, Commissions and Expenses

The underwriters propose to offer the Ordinary Shares purchased pursuant to the underwriting agreement to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[•] per share. After this offering, the public offering price, concession and reallowance to dealers may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the underwriters’ over-allotment option to purchase additional shares):

	Per Share	Total Without Exercise of Over-allotment Option	Total With Full Exercise of Over-allotment Option
Initial public offering price	$	$	$
Underwriting discounts and commissions paid by us(1)	$	$	$
Proceeds to us before expenses	$	$	$

____________

(1)      We have agreed to pay the underwriters a discount equal to 7.5% of the gross proceeds of this offering. The underwriting discount is reduced in connection with proceeds from any sales of the shares to certain of our existing shareholders, including entities affiliated with them.

We have also agreed to reimburse the underwriters for certain accountable out-of-pocket expenses, including the fees and disbursements of counsel, up to an aggregate of $400,000.

We estimate that the total expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be $1,695,306, including the maximum reimbursement of $400,000 of the underwriters’ accountable out-of-pocket expenses.

Any expense deposits paid by us will be returned to us to the extent the underwriters’ accountable out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Representative’s Warrants

In addition, we have agreed to issue the representative’s warrants to the representative to purchase a number of Ordinary Shares equal to 2.5% of the aggregate number of shares sold in this offering, including any shares issued pursuant to exercise of the underwriters’ over-allotment option. The representative’s warrants shall have an exercise price equal to 120% of the initial public offering price of the Ordinary Shares sold in this offering. The representative’s warrants may be purchased in cash or via cashless exercise, will be exercisable for a period of three years from the commencement of sales of the public offering, and will terminate on the third anniversary of the commencement of sales of the public offering. The representative’s warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the representative’s warrants nor any of our shares issued upon exercise of the representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the date of commencement of sales of the offering.

In addition, although the representative’s warrants and the underlying Ordinary Shares will be registered in the registration statement of which this prospectus forms a part, we have also agreed that the representative’s warrants will provide for registration rights. These registration rights will apply to all of the securities directly and indirectly issuable upon exercise of the representative’s warrants. In accordance with FINRA Rule 5110(g)(8), the representative’s warrants (i) will not be exercisable more than five years from the commencement of sales in the offering; (ii) will not provide for more than one demand registration right at our expense; (iii) will not have demand rights that extend more than five years following the commencement of sales in this offering; (iv) will not have “piggyback” registration rights which extend more than seven years following the commencement of sales in this offering; (v) will not have any anti-dilution terms that would allow the representative to receive more shares or to exercise at a lower price than originally agreed upon at the time of this offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; and (vi) will not have any anti-dilution terms that would allow the representative to receive or accrue cash dividends prior to the exercise of the representative’s warrants.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to, during the period ending 180 days after the date of this prospectus, or the Lock-Up Period, (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our Ordinary Shares or such other securities, in cash or otherwise, subject to certain exceptions.

In addition, each of our directors, executive officers and certain shareholders have agreed not to, during the Lock-Up Period: (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares (including, without limitation, Ordinary Shares which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities; or (iii) make any demand for or exercise any right with respect to the registration of any shares of our Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, subject to certain exceptions.

Pricing of the Offering

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the underwriters of shares in excess of the number of shares such underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by such underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. Such underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•        Syndicate covering transactions involve purchases of the Ordinary Shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

The underwriters may also engage in passive market making transactions in our Ordinary Shares. Passive market making may stabilize the market price of our Ordinary Shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Ordinary Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus does not constitute a public offer of the Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area

In relation to each Member State of the European Economic Area (each an “EEA State”), no Ordinary Shares have been offered or will be offered pursuant to the offering to the public in that EEA State prior to the publication of a prospectus in relation to the Ordinary Shares which has been approved by the competent authority in that EEA State or, where appropriate, approved in another EEA State and notified to the competent authority in that EEA State, all in accordance with the EU Prospectus Regulation, except that offers of Ordinary Shares may be made to the public in that EEA State at any time under the following exemptions under the EU Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the EU Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of Ordinary Shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Ordinary Shares in any EEA State means the communication in any form and by any means of sufficient information on the terms of the offer and any Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out above and below.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Hong Kong

The Ordinary Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•        to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•        in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•        in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

New Zealand

The Ordinary Shares offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of shares in New Zealand, in each case other than:

•        to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;

•        to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;

•        to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the shares before the allotment of those shares (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•        in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

Singapore

This prospectus has not been registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this prospectus and any other documents or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, or (ii) to a relevant person pursuant to Section 275(1), or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document, and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the Ordinary Shares being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the Ordinary Shares have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the Ordinary Shares offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The Ordinary Shares may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA.

This document is personal to the recipient only and not for general circulation in Switzerland.

Taiwan

The Ordinary Shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Ordinary Shares in Taiwan.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	US$	10,075
Nasdaq Capital Market Listing Fee	US$	75,000
FINRA Filing Fee	US$	10,371
Legal Fees and Expenses	US$	929,000
Accounting Fees and Expenses	US$	50,000
Printing and Engraving Expenses	US$	25,000
Transfer Agent Fees and Expenses	US$	15,000
Miscellaneous Expenses	US$	580,860
Total Expenses	US$	1,695,306

LEGAL MATTERS

Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. The validity of the Ordinary Shares offered hereby will be opined upon for us by Ogier. Certain legal matters will be passed upon for the underwriters by K&L Gates LLP. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the law of the Cayman Islands. Certain legal matters as to Singapore law will be passed upon for us by Shook Lin & Bok LLP. Certain legal matters as to Malaysian law will be passed upon for us by Christopher & Lee Ong. Certain legal matters as to Thai law will be passed upon for us by SRPP Ltd. Certain legal matters as to Saudi Arabian law will be passed upon for us by GLA & Company Ltd. Certain legal matters as to Bruneian law will be passed upon for us by HEP Law. Certain legal matters as to Indonesian law will be passed upon for us by Ali Budiardjo, Nugroho, Reksodiputro. Ortoli Rosenstadt LLP may rely upon Ali Budiardjo, Nugroho, Reksodiputro with respect to matters governed by the laws of Indonesia.

EXPERTS

The consolidated financial statements for OMS Holdings Pte. Ltd. and its subsidiaries (Predecessor) as of March 31, 2023, and the period from April 1, 2023 to June 15, 2023 and the year ended March 31, 2023, included in this prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein.

The consolidated financial statements of OMS Energy Technologies Inc. and its subsidiaries (Successor) as of March 31, 2024 and for the period from June 16, 2023 to March 31, 2024, included in this prospectus have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein.

These financial statements have been included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

OMS Energy Technologies Inc. and its Subsidiaries

Index to Consolidated Financial Statements

PAGES
Report of Independent Registered Public Accounting Firm (PCAOB ID 5395)	F-2
Consolidated Statements of Financial Positions as of March 31, 2024 (Successor) and 2023 (Predecessor)	F-4

Consolidated Statements of Profit or Loss and Other Comprehensive Income for the Period June 16, 2023 through March 31, 2024 (Successor), April 1, 2023 through June 15, 2023 (Predecessor) and Year Ended March 31, 2023 (Predecessor)

F-5
Consolidated Statement of Changes in Equity for the Successor Period from June 16, 2023 to March 31, 2024	F-6
Consolidated Statement of Changes in Equity for the Predecessor Period from April 1, 2022 to June 15, 2023	F-6
Consolidated Statements of Cash Flows for the Period June 16, 2023 through March 31, 2024 (Successor), April 1, 2023 through June 15, 2023 (Predecessor) and Year ended March 31, 2023 (Predecessor)	F-7
Notes to Consolidated Financial Statements	F-9

Index to Unaudited Condensed Consolidated Financial Statements

PAGES
Unaudited Condensed Consolidated Statements of Financial Positions as of September 30, 2024 (Successor) and March 30, 2024 (Successor)	F-59

Unaudited Condensed Consolidated Statements of Profit or Loss and Other Comprehensive Income for the Six Months ended September 30, 2024 (Successor) and for the Period June 16, 2023 through September 30, 2024 (Successor), and April 1, 2023 through June 15, 2023 (Predecessor)

F-60
Unaudited Condensed Consolidated Statements of Changes in Equity for the Six Months ended September 30, 2024 (Successor)	F-62
Unaudited Condensed Consolidated Statements of Changes in Equity for the Period June 16, 2023 through September 30, 2024 (Successor)	F-62
Unaudited Condensed Consolidated Statements of Changes in Equity for the Period April 1, 2023 through June 15, 2023 (Predecessor)	F-62

Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months ended
September 30, 2024 (Successor) and for the Period June 16, 2023 through September 30, 2024 (Successor), and April 1, 2023 through June 15, 2023 (Predecessor)

F-63
Notes to Consolidated Financial Statements	F-65

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of OMS Energy Technologies Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated financial position of OMS Energy Technologies Inc. and its subsidiaries (“Successor”) (the “Company”) as of March 31, 2024, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the period from June 16, 2023 through March 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024, and the results of its operations and its cash flows for the period from June 16, 2023 through March 31, 2024, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

Restatement

As discussed in Note 17 to the consolidated financial statements, the earnings per share disclosed in the accompanying consolidated statements of profit or loss and other comprehensive income for the period from June 16, 2023 through March 31, 2024 was restated to reflect the retroactive adjustment of the number of shares issued and outstanding upon the completion of share reorganization.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2023.

New York, New York

August 30, 2024, except for Note 15 and 27, as to which the date is November 4, 2024 and for Note 17, as to which the date is November 29, 2024 and for Note 3A, as to which the date is March 20, 2025.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of OMS Holdings Pte. Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated financial position of OMS Holdings Pte. Ltd. and its subsidiaries (“Predecessor”) (the “Company”) as of March 31, 2023, the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the period from April 1, 2023 through June 15, 2023 and for the year ended March 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and the results of its operations and its cash flows for the period from April 1, 2023 through June 15, 2023 and for the year ended March 31, 2023, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2023.

New York, New York

August 30, 2024

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL POSITIONS

		Successor	Predecessor
	Note	As of March 31, 2024	As of March 31, 2023
		US$’000	US$’000
Assets
Current assets:
Cash and cash equivalents	4	43,470	29,527
Restricted cash, current	5	1,593	1,126
Trade receivables	6	31,948	10,190
Contract assets	19	1,730	1,364
Inventories	7	30,689	9,460
Prepayment and other current assets	8	3,067	2,595
Trade receivables due from related parties	23	—	748
Amount due from related parties	23	1,585	20,981
Total Current Assets		114,082	75,991

Non-current assets:
Restricted cash, non-current	5	367	1,150
Right-of-use assets	9	3,549	5,855
Property, plant and equipment	10	32,040	13,483
Intangible assets	11	126	99
Deferred tax assets, net	22	2,574	3,237
Other non-current assets	8	694	294
Total Non-Current Assets		39,350	24,118
Total Assets		153,432	100,109

Currents Liabilities:
Trade and other payables	13	47,535	24,278
Trade payables due to related parties	23	—	183
Amount due to related parties	23	—	28,038
Loans and borrowings, current	14	6,504	—
Tax payable		6,669	6,336
Lease liabilities, current	9	741	1,295
Total Current Liabilities		61,449	60,130

Non-current Liabilities:
Employee benefits obligation	16	751	716
Lease liabilities, non-current	9	1,843	3,539
Deferred tax liabilities, net	22	3,684	1,251
Other payables, non-current	13	5,000	—
Provisions		351	330
Total Non-Current Liabilities		11,629	5,836
Total Liabilities		73,078	65,966

Equity
Share capital	15	4	102,756
Share premium		67,648	795
Retained earnings/(Accumulated deficit)		13,818	(68,929)
Accumulated other comprehensive loss		(4,441)	(2,188)
Equity attributable to Shareholders of the Company		77,029	32,434
Non-controlling interests		3,325	1,709
Total equity		80,354	34,143

Total liabilities and equity		153,432	100,109

The accompanying notes are an integral part of these consolidated financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

		Successor	Predecessor	Predecessor
	Note	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
		US$’000	US$’000	US$’000
Revenue – third parties		163,267	16,967	93,734
Revenue – related parties		—	1,215	3,728
Total revenue	19	163,267	18,182	97,462

Cost of revenue – third parties		(114,525)	(13,080)	(68,628)
Cost of revenue – related parties		—	(75)	(793)
Total cost of revenue	20	(114,525)	(13,155)	(69,421)

Gross profit		48,742	5,027	28,041

Selling, general and administrative expenses	20	(8,574)	(1,790)	(8,142)
Operating profit		40,168	3,237	19,899

Bargain purchase gain	3	49,429	—	—
Other income/(expenses), net – third parties		775	(108)	(176)
Other income, net – related parties		—	29	169
Total other income/(expenses), net	20	50,204	(79)	(7)

Finance income – third parties		55	9	32
Finance income – related parties		—	65	204
Total finance income	21	55	74	236

Finance cost – third parties		(915)	(38)	(184)
Finance cost – related parties		—	(162)	(1,759)
Total finance cost	21	(915)	(200)	(1,943)

Share of profit of equity method investments	12	—	—	3,427
Profit before tax		89,512	3,032	21,612
Income tax expense	22	(7,424)	(657)	(9,190)
Net profit		82,088	2,375	12,422

Other comprehensive income (loss):
Foreign currency translation differences		(1,701)	(610)	8
Changes resulting from actuarial remeasurement of employee benefits obligation		(33)	(9)	(20)
Total comprehensive income		80,354	1,756	12,410

Net profit attributable to:
Shareholders of the Company		80,880	1,867	11,647
Non-controlling interests		1,208	508	775
Net profit		82,088	2,375	12,422

Total comprehensive income attributable to:
Shareholders of the Company		79,184	1,310	11,602
Non-controlling interests		1,170	446	808
Total comprehensive income		80,354	1,756	12,410

Basic and diluted weighted-average shares outstanding* (as adjusted)		36,900,000
Basic and diluted earnings per share (as adjusted)		2.19

____________

*        The shares and per share information are presented on a retrospective basis to reflect the Share Reorganization as disclosed under Note 15.

The accompanying notes are an integral part of these consolidated financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	No. of Shares*	Share Capital	Share Premium	Accumulated Profit**	Accumulated Other Comprehensive Loss	Equity Attributable to Shareholders of the Company	Non- controlling Interest	Total Equity
	In thousands	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Successor
Balance at June 16, 2023**	36,900	4	67,648	(67,062)	(2,745)	(2,155)	2,155	—
Profit for the period			—	80,880	—	80,880	1,208	82,088
Foreign currency translation adjustments			—	—	(1,665)	(1,665)	(36)	(1,701)
Defined benefit plan remeasurements			—	—	(31)	(31)	(2)	(33)
Balance at March 31, 2024	36,900	4	67,648	13,818	(4,441)	77,029	3,325	80,354

____________

*        The shares and per share information are presented on a retrospective basis to reflect the Share Reorganization as disclosed under Note 15.

**      The bargain purchase gain of $49.4M was excluded from the opening balance of the Successor’s equity on June 16, 2023 as it was included in the net profit of the Successor for the period from June 16, 2023 to March 31, 2024

	No. of Shares	Share Capital	Share Premium	Accumulated Deficit	Accumulated Other Comprehensive Loss	Equity Attributable to Shareholders of the Company	Non- controlling Interest	Total Equity
	In thousands	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Predecessor
Balance at April 1, 2022	90,000	90,000	—	(80,576)	(2,143)	7,281	901	8,182
Profit for the year		—	—	11,647	—	11,647	775	12,422
Foreign currency translation adjustments		—	—	—	(26)	(26)	34	8
Defined benefit plan remeasurements		—	—	—	(19)	(19)	(1)	(20)
Capital contribution	12,756	12,756	795	—	—	13,551	—	13,551
Balance at March 31, 2023	102,756	102,756	795	(68,929)	(2,188)	32,434	1,709	34,143
Profit for the period		—	—	1,867	—	1,867	508	2,375
Foreign currency translation adjustments		—	—	—	(548)	(548)	(62)	(610)
Defined benefit plan remeasurements		—	—	—	(9)	(9)	—	(9)
Balance at June 15, 2023	102,756	102,756	795	(67,062)	(2,745)	33,744	2,155	35,899

____________

(1)      Amount is not significant as less than $100

The accompanying notes are an integral part of these consolidated financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Operating activities
Net income	82,088	2,375	12,422
Adjustments for:
Income tax expenses	7,424	657	9,460
Depreciation of property, plant and equipment	3,800	251	910
Amortization of intangible assets	97	6	19
Depreciation of right-of-use assets	1,030	140	1,432
Gain on disposal of property, plant and equipment	(357)	—	(18)
Allowance made for inventories obsolescence	(335)	(6)	5
Reversal of allowance for expected credit losses	(3)	—	(11)
Finance costs	915	200	1,943
Finance income	(55)	(74)	(236)
(Gain)/loss on unrealized foreign exchange	(793)	134	739
Gain on bargain purchase	(49,429)	—	—
Share of profits of equity method investments, net of tax	—	—	(3,427)

Changes in operating assets and liabilities:
Trade receivables	(17,961)	(2,727)	(626)
Contract assets	(1,505)	1,139	(692)
Inventories	(20,817)	(360)	2,642
Prepayment and other current assets	418	(1,219)	(2)
Trade receivables due from related parties	284	(428)	(53)
Trade and other payables	26,157	(2,224)	5,006
Employee benefits obligation	11	24	16
	30,969	(2,112)	29,529
Cash provided by operations:
Interest received	55	74	235
Income taxes paid	(6,979)	(852)	(734)
Net cash provided by/(used in) operating activities	24,045	(2,890)	29,030

Investing activities
Proceeds from sale of property, plant and equipment	698	—	18
Cash payment for management buyout	(2,000)	—	—
Acquisition of property, plant and equipment	(3,238)	(1,200)	(1,066)
Acquisition of intangible asset	(11)	—	(69)
Dividends received from equity method investments	—	—	3,402
Proceeds from disposal of equity method investments	—	—	10,774
Repayment from (Loan to) related parties	—	20,981	(15,743)
Amount due from a related party	(1,585)	—	—
Net cash provided by/(used in) investing activities	(6,136)	19,781	(2,684)

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Financing activities
Proceeds from capital injection	—	—	13,551
Advances from potential investors	5,000	—	—
Proceeds from loans and borrowings	—	874	—
Proceeds from loans from related parties	—	8,845
Repayment of loans from related parties	—	(28,038)	(22,651)
Repayment of loans and borrowings	(3,874)	—	(500)
Interest paid	(211)	(200)	(1,942)
Payment of lease liabilities	(824)	(197)	(1,731)
Net cash provided by/(used) in financing activities	91	(18,716)	(13,273)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(2,473)	(75)	150
Net increase/(decrease) in cash, cash equivalents and restricted cash	15,527	(1,900)	13,223
Cash, cash equivalents and restricted cash at beginning of period	29,903	31,803	18,580
Cash, cash equivalents and restricted cash at end of period	45,430	29,903	31,803
Less: Restricted cash, non-current	367	1,150	1,150
Restricted cash, current	1,593	1,087	1,126
Cash and cash equivalents at end of period	43,470	27,666	29,527

The accompanying notes are an integral part of these consolidated financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES

OMS Energy Technologies Inc. (the “Company” and “OMSET INC”) is a holding company incorporated on December 27, 2023 in the Cayman Islands. The Company conducts its business primarily through its subsidiaries in Singapore, Saudi Arabia, Indonesia, Thailand, Malaysia and Brunei. The Company and its subsidiaries’ principal activities comprises of manufacturing and sale of specialty connectors and pipes, surface wellhead and Christmas tree, premium threading services, and other ancillary services including repair of drilling tools, tubular goods and accessories’.

As of March 31, 2024, the Company’s subsidiaries include the following entities:

Entity	Date of incorporation	Place of incorporation	Ownership	Principal activities
OMS Holdings Pte. Ltd.	May 4, 2010	Singapore	100%	Investment holding
OMS Oilfield Services Pte. Ltd.	June 21, 1972	Singapore	100%	Provision of premium threading and manufacturing of pipe connectors and joints used in the oil and gas industry
OMS Oilfield Services Arabia Ltd.	May 7, 2008	Saudi Arabia	100%	Production of pipes, tubes, extensions and related accessories for use in drilling for oil exploration projects
OMS Oilfield Holdings Sdn. Bhd.	July 4, 1977	Malaysia	100%	Investment holding
OMS Oilfield Services Sdn. Bhd.	August 19, 1980	Malaysia	49%(1)	Provision of machine shop service for tools and equipment in the oil and gas industry
PT OMS Oilfield Services (Indonesia)	April 5, 2001	Indonesia	95%	Provision of premium threading and repair services, inspection services and tubular running services, and selling tubular accessories for oil and gas industry
OMS Oilfield Services (Thailand) Ltd.	August 26, 2003	Thailand	100%	Manufacture and repair of drilling tools, drilling tubular tools and drilling accessories for oil and gas industry
PY Oiltools Sdn Bhd,	March 15, 1999	Brunei	70%	Provision of repairs and services and the sale of equipment used in the oil and gas industry
Top Pentagon Sdn. Bhd.	January 5, 2010	Malaysia	20%(1)	Investment holding
OMS Oilfield Services (Australia) Pty Ltd.(2)	January 25, 2005	Australia	100%	Dormant

____________

(1)      Where less than 50% of the equity of a subsidiary is held, the Company (through its subsidiaries) exercises control over these two subsidiaries by having reserved matters, appointment of directors and minimum quorum requirements. An assessment has been made, taking into account all the factors relevant to the relationship with these two subsidiaries, to ascertain control has been established.

(2)      OMS Oilfield Services (Australia) Pty Ltd. is going to be deregistered, and the deregistration is expected to be completed by 31 December 2024.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

OMS Holdings Pte. Ltd. (“OMS”) and its subsidiaries (the “Predecessor”) were wholly owned subsidiaries of Sumitomo Corporation prior to the Management Buyout event (“MBO” as further defined). OMS and its subsidiaries are collectively the “Predecessor”.

On January 4, 2023, Sumitomo Corporation, which is a Japanese company that is publicly traded on the Tokyo Stock Exchange and OMS Energy Technologies Pte. Ltd. (“OMSET PL”), a newly established entity with a 100% majority of its shares owned by Mr. How Meng Hock, Chief Executive Officer (“Mr. How”) of OMS, entered into a Share Purchase Agreement pursuant to which OMSET PL agrees to acquire OMS, a wholly owned subsidiary of Sumitomo Corporation for a total cash consideration of $2 million.

From January 4, 2023 through to June 15, 2023, as part of the acquisition Sumitomo Corporation and OMSET PL completed a series of transactions including settlement of balances due to and from Sumitomo Corporation under a legacy cash pooling arrangement and entering into a new loan agreement with Sumitomo Corporation with principal balance of $8.8 million (collectively, the “MBO”).

On June 16, 2023, the MBO was executed and completed and OMS is majority-owned by Mr How along with other minority shareholders indirectly through OMSET PL. Upon the completion of MBO, OMS, OMSET PL, and Mr. How, along with his family and their affiliated entities, ceased to have any relationship with Sumitomo Corporation. OMS, OMSET PL, and Mr. How, along with his family and their affiliated entities, hold no equity interest in Sumitomo Corporation and Sumitomo Corporation holds no equity interest in OMS or OMSET PL. Furthermore, Mr. How, OMSET PL, and OMS have not received any financial support from Sumitomo Corporation or its related parties for the MBO. OMSET PL’s acquisition of OMS from Sumitomo Corporation meets the definition of a business combination as OMS is a business that has input (including all the equipment, staffs and other economic resources), process (including all the manufacturing processes, systems and standards, and rules and etc.) and output (products and services ready to be provided to customers). OMSET PL is the acquirer in the transaction as it obtains control of OMS through direct ownership interest in OMS. Therefore, OMSET PL would apply IFRS 3 — “Business Combinations” and account for the acquisition of OMS by identifying, recognizing, and measuring all identifiable assets acquired and liabilities assumed and recognize a bargain purchase gain for the difference between net identifiable assets acquired and consideration paid.

To facilitate the initial public offering in the United States, Mr. How formed OMSET INC on December 23, 2023. On March 28, 2024, OMSET INC distributed newly issued shares to OMSET PL in exchange for 100% of the shares of OMS owned by OMSET PL. As a result, OMSET INC was owned by OMSET PL and OMSET INC in turn owned OMS. On March 31 and May 7 2024, the shares of OMSET INC owned by OMSET PL were distributed to its shareholders — Mr. How, the controlling shareholder, and other minority shareholders — for nominal consideration. As a result, OMSET PL no longer has direct or indirect ownership of OMS and became a shell company. There are no other entities above OMSET INC — it is now the ultimate parent company. (the “Reorganization”). OMSET INC and its subsidiaries are collectively the “Successor”. Since OMSET PL was formed to acquire OMS and disposed of its indirect interest in OMS shortly after the acquisition, it would be appropriate to view the substance of the various transactions as an acquisition of OMS by OMSET INC on June 16, 2023. The financial statements of OMSET INC would apply the provisions of IFRS 3 as issued by the International Accounting Standards Board in the same manner as they would have been applied in the financial statements of OMSET PL.

2       SIGNIFICANT ACCOUNTING POLICIES

2.1    Basis of preparation

(a)     Statement of compliance

These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”). The consolidated financial statements were authorized for issue by the Board of Directors on August 23, 2024.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b)    Basis of measurement

These consolidated financial statements have been prepared on the historical cost basis except as otherwise indicated in the accounting policies.

(c)     Functional and presentation currency

These consolidated financial statements are presented in U.S. dollars (“USD” or “US$” or “$”), which is the functional and reporting currency of the Predecessor and the Successor, except for the following subsidiaries, where (i) the functional currency of OMS Oilfield Services Arabia Limited is Saudi Riyal (“SAR”); (ii) the functional currency of OMS Oilfield Holdings Sdn. Bhd., OMS Oilfield Services Sdn. Bhd. and Top Pentagon Sdn. Bhd. is Malaysian Ringgit (“MYR”); and (iii) the functional currency of OMS Oilfield Services (Thailand) Ltd. is Thai Baht (“THB”). The Predecessor and the Successor and its subsidiaries each determine their functional currency based on the currency of the primary economic environment in which they operate.

(d)    Use of estimates and judgements

The preparation of consolidated financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income, and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the year in which the estimates are revised and in any future years affected.

Information about critical judgements in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements is included in the following notes:

•        Note 2.2 — Business combination

•        Note 2.6 — Measurement of expected credit losses (“ECL”) for financial assets

•        Note 2.6 — Impairment of non-financial assets

•        Note 2.7 — Determination of the useful lives of property, plant and equipment

•        Note 2.9 — Determination of the incremental borrowing rate

•        Note 2.17 — Valuation allowance for deferred income tax assets.

2.2    Basis of consolidation

(a)     Subsidiaries

Subsidiaries are entities controlled by the Predecessor and the Successor. The Predecessor and the Successor control an entity when they are exposed to, or have rights to, variable returns from their involvement with the entity and have the ability to affect those returns through their power over the entity. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

(b)    Non-controlling interests

Non-controlling interests represent the equity in subsidiaries not attributable, directly or indirectly, to Shareholders of the Predecessor and the Successor, and are presented separately in the consolidated statement of financial position within equity. Losses applicable to the non-controlling interests in a subsidiary are allocated to the non-controlling interests even if doing so causes the non-controlling interests to have a deficit balance.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)     Equity method investments

Investments in associates are accounted for using the equity method. Associates are those entities in which the Predecessor and the Successor have significant influence, but not control or joint control, over the financial and operating policies of these entities. A significant influence is presumed to exist when the Predecessor and the Successor hold between 20% and 50% of the voting power of another entity.

Equity-method investments are recognized initially at cost, which includes transaction costs. Subsequent to initial recognition, the consolidated financial statements include the Predecessor and the Successor’s share of the profit or loss and other comprehensive income of the associates, from the date that significant influence commences until the date that significant influence ceases.

When the Predecessor and the Successor’s share of losses exceeds its interest in an associate, the carrying amount of the investment, together with any long-term interests that form part thereof, is reduced to zero, and the recognition of further losses is discontinued except to the extent that the Predecessor and the Successor have an obligation to fund the associate’s operations or have made payments on behalf of the associate. The results and net assets of associate with financial year end other than March 31, with the difference between the reporting date of the associate and that of the Predecessor and the Successor to be not longer than three months, are incorporated into the consolidated financial statements based on its latest available financial statements as it is otherwise impracticable to use the financial statements of the associate as of the same date as the financial statements of the Predecessor and the Successor.

The Predecessor and the Successor cease to use the equity method as of the date on which an investment ceases to be an associate. Any investment remaining in the former associate is measured at fair value. The difference between the fair value of the remaining investment and any consideration from the realization of part of the investment and the carrying value of the investment at the time the use of the equity method is discontinued is recognized in profit or loss. Amounts previously recognized in other comprehensive income with respect to the same investment are treated in the same manner that would have been required if the invested entity had itself realized the related assets or related liabilities.

(d)    Transactions eliminated on consolidation

Intra balances and transactions, and any unrealized income and expenses arising from intra transactions, are eliminated in preparing the consolidated financial statements. Unrealized gains arising from transactions with associates are eliminated against the investment to the extent of the Predecessor and the Successor’s interest in the associates. Unrealized losses are eliminated in the same way as unrealized gains, but only to the extent that there is no evidence of impairment.

(e)     Business combinations

The Successor completed MBO on June 16, 2023, which applied IFRS 3 — Business Combination and was accounted for using an acquisition method when the acquired activities and assets meet the definition of a business and control is transferred to the Successor.

Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

Before recognizing a gain on a bargain purchase, the Successor reassess whether it has correctly identified all the assets acquired and all of the liabilities assumed and shall recognize any additional assets or liabilities that are identified in that review. The Successor then review the procedures used to measure the amounts this IFRS requires to be recognized at the acquisition date for all the following:

a)      the identifiable assets acquired, and liabilities assumed;

b)      the non-controlling interest in the acquiree, if any;

c)      for a business combination achieved in stages, the acquirer’s previously held equity interest in the acquiree; and

d)      the consideration transferred.

2.3    Foreign currency

(a)     Foreign currency transactions

Transactions in foreign currencies are translated to the respective functional currencies of the Predecessor and the Successor’s entities at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency at the exchange rate at the reporting date. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date when the fair value was determined. Non-monetary items in a foreign currency that are measured in terms of historical cost are translated at the exchange rate at the date of the transaction. Foreign currency differences are recognized in profit or loss.

(b)    Foreign operations

The assets and liabilities of foreign operations are translated to U.S. dollars at exchange rates at the reporting date. The income and expenses of foreign operations are translated to U.S. dollars at average exchange rates.

Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of March 31, 2024	As of June 15, 2023	As of March 31, 2023
Period-end SAR: US$1 exchange rate	3.7508	3.7512	3.7534
Period-end MYR: US$1 exchange rate	4.7350	4.6240	4.4130
Period-end THB: US$1 exchange rate	36.3400	34.6200	32.8700
Period-average SAR: US$1 exchange rate	3.7507	3.7501	3.7544
Period-average MYR: US$1 exchange rate	4.6325	4.5276	4.4331
Period-average THB: US$1 exchange rate	35.0615	34.0750	34.9408

Foreign currency differences are recognized in other comprehensive income (“OCI”) and presented in the foreign currency translation reserve in equity except to the extent that the translation difference is allocated to non-controlling interests (“NCI”). When a foreign operation is disposed of in its entirety or partially such that control, significant influence or joint control is lost, the cumulative amount in the translation reserve related to that foreign operation is reclassified to profit or loss as part of the gain or loss on disposal. When the Predecessor and the Successor disposes of only part of its interest in a subsidiary that includes a foreign operation while retaining control, the relevant proportion of the cumulative amount

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

is reattributed to NCI. When the Predecessor and the Successor dispose of only part of their investments in an associate that includes a foreign operation while retaining significant influence or joint control, the relevant proportion of the cumulative amount is reclassified to profit or loss.

When the settlement of a monetary item receivable from or payable to a foreign operation is neither planned nor likely to occur in the foreseeable future, foreign exchange gains and losses arising from such a monetary item are considered to form part of a net investment in a foreign operation are recognized in OCI and are presented in the translation reserve in equity.

2.4    Financial instruments

(a)     Recognition and initial measurement

Trade receivables are initially recognized when they are originated. All other financial assets and financial liabilities are initially recognized when the Predecessor and the Successor become parties to the contractual provisions of the instrument.

A financial asset (unless it is a trade receivable without a significant financing component) or financial liability is initially measured at fair value plus or minus transaction costs that are directly attributable to its acquisition or issuance. A trade receivable without a significant financing component is initially measured at the transaction price.

(b)    Classification and subsequent measurement

i)       Financial assets

On initial recognition, a financial asset is classified as measured at: amortized cost; fair value through other comprehensive income (“FVOCI”); or fair value through profit or loss (“FVTPL”).

Financial assets are not reclassified subsequent to their initial recognition unless the Predecessor and the Successor change their business model for managing financial assets, in which case all affected financial assets are reclassified on the first day of the first reporting period following the change in the business model.

A financial asset is measured at amortized cost if it meets both of the following conditions and is not designated as at FVTPL:

•        it is held within a business model whose objective is to hold assets to collect contractual cash flows; and

•        its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

A financial asset is measured at FVOCI if it meets both of the following conditions and is not designated as at FVTPL:

•        it is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

•        its contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

All financial assets not classified as measured at amortized cost or FVOCI are measured at FVTPL. On initial recognition, the Predecessor and the Successor may irrevocably designate a financial asset that otherwise meets the requirements to be measured at amortized cost or at FVOCI as at FVTPL if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial assets: Business model assessment

The Predecessor and the Successor make an assessment of the objective of the business model in which a financial asset is held at a portfolio level because this best reflects the way the business is managed and information is provided to management. The information considered includes:

•        the stated policies and objectives for the portfolio and the operation of those policies in practice. These include whether management’s strategy focuses on earning contractual interest income, maintaining a particular interest rate profile, matching the duration of the financial assets to the duration of any related liabilities or expected cash outflows or realizing cash flows through the sale of the assets;

•        how the performance of the portfolio is evaluated and reported to the Predecessor and the Successor’s management;

•        the risks that affect the performance of the business model (and the financial assets held within that business model) and how those risks are managed;

•        how managers of the business are compensated — e.g., whether compensation is based on the fair value of the assets managed or the contractual cash flows collected; and

•        the frequency, volume and timing of sales of financial assets in prior periods, the reasons for such sales and expectations about future sales activity.

Transfers of financial assets to third parties in transactions that do not qualify for derecognition are not considered sales for this purpose, consistent with the Predecessor and the Successor’s continuing recognition of the assets.

Financial assets that are held-for-trading or are managed and whose performance is evaluated on a fair value basis are measured at FVTPL.

Financial assets: Assessment whether contractual cash flows are solely payments of principal and interest

For the purposes of this assessment, ‘principal’ is defined as the fair value of the financial asset on initial recognition. ‘Interest’ is defined as consideration for the time value of money and for the credit risk associated with the principal amount outstanding during a particular period of time and for other basic lending risks and costs (e.g., liquidity risk and administrative costs), as well as a profit margin.

In assessing whether the contractual cash flows are solely payments of principal and interest, the Predecessor and the Successor consider the contractual terms of the instrument. This includes assessing whether the financial asset contains a contractual term that could change the timing or amount of contractual cash flows such that it would not meet this condition. In making this assessment, the Predecessor and the Successor consider:

•        contingent events that would change the amount or timing of cash flows;

•        terms that may adjust the contractual coupon rate, including variable rate features;

•        prepayment and extension features; and

•        terms that limit the Predecessor and the Successor’s claim to cash flows from specified assets (e.g. non-recourse features).

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

A prepayment feature is consistent with the solely payments of principal and interest criterion if the prepayment amount substantially represents unpaid amounts of principal and interest on the principal amount outstanding, which may include reasonable additional compensation for early termination of the contract. Additionally, for a financial asset acquired at a significant discount or premium to its contractual par amount, a feature that permits or requires prepayment at an amount that substantially represents the contractual par amount plus accrued (but unpaid) contractual interest (which may also include reasonable additional compensation for early termination) is treated as consistent with this criterion if the fair value of the prepayment feature is insignificant at initial recognition.

Financial assets: Subsequent measurement and gains and losses

Financial assets at FVTPL

These assets are subsequently measured at fair value. Net gains and losses, including any interest or dividend income, are recognized in profit or loss.

Financial assets at amortized cost

These assets are subsequently measured at amortized cost using the effective interest method. The amortized cost is reduced by impairment losses. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Any gain or loss on derecognition is recognized in profit or loss.

Financial assets at FVOCI

These assets are subsequently measured at fair value. Interest income is calculated using the effective interest method. Interest income, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, the cumulative gain or loss previously recognized in OCI is reclassified from equity to profit or loss.

ii)      Financial liabilities: Classification, subsequent measurement and gains and losses

Financial liabilities are classified as measured at amortized cost.

Financial liabilities are initially measured at fair value less directly attributable transaction costs. They are subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains and losses are recognized in profit or loss. These financial liabilities comprised trade and other payables, and loans and borrowings.

(c)     Derecognition

i)       Financial assets

The Predecessor and the Successor derecognize a financial asset when the contractual rights to the cash flows from the financial asset expire, or they transfer the rights to receive the contractual cash flows in a transaction in which substantially all of the risks and rewards of ownership of the financial asset are transferred or in which the Predecessor and the Successor neither transfer nor retain substantially all of the risks and rewards of ownership and they do not retain control of the financial asset.

Where the Predecessor and the Successor enter into transactions whereby they transfer assets recognized in their statements of financial position but retains either all or substantially all of the risks and rewards of the transferred assets, the transferred assets are not derecognized.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

ii)      Financial liabilities

The Predecessor and the Successor derecognize a financial liability when their contractual obligations are discharged or cancelled, or expire. The Predecessor and the Successor also derecognize a financial liability when its terms are modified and the cash flows of the modified liability are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

On derecognition of a financial liability, the difference between the carrying amount extinguished and the consideration paid (including any non-cash assets transferred or liabilities assumed) is recognized in profit or loss.

(d)    Offsetting

Financial assets and financial liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Predecessor and the Successor currently have a legally enforceable right to set off the amounts and they intend either to settle them on a net basis or to realize the asset and settle the liability simultaneously.

2.5    Measurement of fair value

A number of the Predecessor and the Successor’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

As part of an established control framework, significant unobservable inputs and valuation adjustments are regularly reviewed. If third party information, such as broker quotes or pricing services, is used to measure fair values, such information is assessed to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

When measuring the fair value of an asset or a liability, the Predecessor and the Successor use observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

•        Level 1:    quoted prices (unadjusted) in active markets for identical assets or liabilities.

•        Level 2:   inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•        Level 3:  inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest). The Predecessor and the Successor recognize transfers between levels of the fair value hierarchy as of the end of the reporting year during which the change has occurred.

2.6    Impairment

(a)     Financial assets

The Predecessor and the Successor recognize loss allowances for expected credit loss on financial assets measured at amortized cost and contract assets.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

Loss allowances are measured on either of the following bases:

•        12-month ECLs:    these are ECLs that result from default events that are possible within the 12 months after the reporting date (or for a shorter period if the expected life of the instrument is less than 12 months); or

•        Lifetime ECLs:    these are ECLs that result from all possible default events over the expected life of a financial instrument or contract asset.

The Predecessor and the Successor apply the simplified approach to provide for ECLs for all trade receivables and contract assets. The simplified approach requires the loss allowance to be measured at an amount equal to lifetime ECLs. The Predecessor and the Successor apply the general approach of 12-month ECL at initial recognition for all other financial assets.

Measurement of ECLs

ECLs are probability-weighted estimates of credit losses. Credit losses are measured at the present value of all cash shortfalls (i.e., the difference between the cash flows due to the entity in accordance with the contract and the cash flows that the Predecessor and the Successor expects to receive). ECLs are discounted at the effective interest rate of the financial asset.

Credit-impaired financial assets

At each reporting date, the Predecessor and the Successor assess whether financial assets carried at amortized cost are credit-impaired. A financial asset is ‘credit-impaired’ when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Evidence that a financial asset is credit-impaired includes the following observable data:

•        significant financial difficulty of the borrower or issuer;

•        a breach of contract such as a default or being more than 90 days past due;

•        the lender(s) of the borrower, for economic or contractual reasons relating to the borrower’s financial difficulty, having granted to the borrower a concession that the lender(s) would not otherwise consider;

•        it is probable that the borrower will enter bankruptcy or other financial reorganization; or

•        the disappearance of an active market for that financial asset because of financial difficulties.

Presentation of allowance for ECLs in the statement of financial position

Loss allowances for financial assets measured at amortized cost and contract assets are deducted from the gross carrying amount for these assets.

Write-off

The gross carrying amount of a financial asset is reduced when the Predecessor and the Successor have no reasonable expectations of recovering a financial asset in its entirety or a portion thereof. This is generally the case when the Predecessor and the Successor determine that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off. However, financial assets that are written off could still be subject to enforcement activities in order to comply with the Predecessor and the Successor’s procedures for recovery of amounts due.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

(b)    Non-financial assets

At each reporting date, the Predecessor and the Successor review the carrying amounts of their non-financial assets (other than inventories, contract assets and deferred tax assets) to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. An impairment loss is recognized if the carrying amount of an asset or its related cash-generating unit (“CGU”) exceeds its estimated recoverable amount.

For impairment testing, assets are grouped together into the smallest group of assets that generate cash inflows from continuing use that are largely independent of the cash inflows of other assets or CGUs. The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs of disposal. Value in use is based on the estimated future cash flows, discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU.

Impairment losses are recognized in profit or loss. Impairment losses recognized in respect of CGUs are allocated to reduce the carrying amounts of the assets in the CGU on a pro rata basis.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

2.7    Property, plant and equipment

(a)     Recognition and measurement

Items of property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labor, any other costs directly attributable to bringing the asset to a working condition for its intended use, the estimate of the costs of dismantling and removing the items and restoring the site on which they are located when the Predecessor and the Successor have an obligation to remove the asset or restore the site and capitalized borrowing costs. Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

If significant parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

The gain or loss on disposal of an item of property, plant and equipment (calculated as the difference between the net proceeds from disposal and the carrying amount of the item) is recognized in profit or loss.

(b)    Subsequent costs

The cost of replacing a component of an item of property, plant and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Predecessor and the Successor and its cost can be measured reliably. The carrying amount of the replaced component is derecognized. The costs of the day-to-day servicing of property, plant and equipment are recognized in profit or loss as incurred.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)     Depreciation

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Depreciation is recognized as an expense in profit or loss on a straight-line basis over the estimated useful lives (or lease term, if shorter) of each component of an item of property, plant and equipment, unless it is included in the carrying amount of another asset. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Predecessor and the Successor will obtain ownership by the end of the lease term.

Depreciation is recognized from the date that the property, plant and equipment are installed and are ready for use, or in respect of internally constructed assets, from the date that the asset is completed and ready for use. Depreciation of land is recognized only for leasehold land based on the terms of the lease (i.e. 60 years) for the land as the leasehold lands has a limited useful life and therefore is a depreciable asset.

The estimated useful life for the current and comparative years are as follows:

Land and buildings	20 – 60 years
Computer and office equipment	3 – 5 years
Motor vehicles	5 years
Plant and machinery	5 – 12 years

Depreciation methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if appropriate.

2.8    Intangible assets

(a)     Intangible assets

Intangible assets that are acquired by the Predecessor and the Successor and have finite useful lives are measured at cost less accumulated amortization and accumulated impairment losses.

(b)    Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

(c)     Amortization

Amortization is calculated based on the cost of the asset, less its residual value.

Amortization is recognized in profit or loss on a straight-line basis over the estimated useful lives of intangible assets from the date that they are available for use.

The estimated useful life of computer software for the current and comparative years is 5 years.

Amortization methods, useful lives and residual values are reviewed at the end of each reporting period and adjusted if appropriate.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.9    Leases

At inception of a contract, the Predecessor and the Successor assess whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. When the Predecessor and the Successor have the right to obtain and direct substantially all of the economic benefits from the use of the identified asset throughout the period of use, the contract conveys the right to control the use of the identified asset.

As a lessee

At commencement or on modification of a contract that contains a lease component, the Predecessor and the Successor allocate the consideration in the contract to each lease component on the basis of its relative stand-alone prices. The Predecessor and the Successor have elected the practical expedient under IFRS 16 for lease of property, not to separate non-lease components from lease components, and instead account for the lease and non-lease components as a single lease component. The Predecessor and the Successor recognize a right-of-use asset and a lease liability at the lease commencement date. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, less any lease incentives received.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the end of the lease term, unless the lease transfers ownership of the underlying asset to the Predecessor and the Successor by the end of the lease term or the cost of the right-of-use asset reflects that the Predecessor and the Successor will exercise a purchase option. In that case the right-of-use asset will be depreciated over the useful life of the underlying asset, which is determined on the same basis as those of property, plant and equipment. In addition, the right-of-use asset is periodically reduced by impairment losses, if any, and adjusted for certain remeasurements of the lease liability. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Predecessor and the Successor’s incremental borrowing rate. Most of the Predecessor and the Successor’s lease agreements does not have an interest rate implicit in the lease, and therefore, the Company uses its incremental borrowing rate as the discount rate to calculate the present value of the lease payments.

The Predecessor and the Successor determine their incremental borrowing rate by obtaining interest rates from various external financing sources and makes certain adjustments to reflect the terms of the lease and type of the asset leased.

Lease payments included in the measurement of the lease liability comprise the following:

•        fixed payments, including in-substance fixed payments;

•        variable lease payments that depend on an index or a rate, initially measured using the index or rate as at the commencement date;

•        amounts expected to be payable under a residual value guarantee; and

•        the exercise price under a purchase option that the Predecessor and the Successor are reasonably certain to exercise, lease payments in an optional renewal period if the Predecessor and the Successor are reasonably certain to exercise an extension option, and penalties for early termination of a lease unless the Predecessor and the Successor are reasonably certain not to terminate early.

The lease liability is measured at amortized cost using the effective interest method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Predecessor and the Successor’s estimate of the amount expected to be payable under a residual value guarantee, if the Predecessor and the Successor change their assessment of whether they will exercise a purchase, extension or termination

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

option or if there is a revised in-substance fixed lease payment. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

The Predecessor and the Successor present right-of-use assets that do not meet the definition of investment property in ‘property, plant and equipment’ and lease liabilities in the statement of financial position.

Short-term leases and leases of low-value assets

The Predecessor and the Successor have elected not to recognize right-of-use assets and lease liabilities for leases of low-value assets and short-term leases. Short-term leases are leases with initial term of 12 months or less. The Predecessor and the Successor recognize the lease payments associated with these leases as an expense on a straight-line basis over the lease term.

2.10  Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is calculated using the weighted average cost formula, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, the cost of inventories includes an appropriate share of production overheads calculated based on normal operating capacity.

Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completion and selling expenses. The inventory is written down to the net realizable value when the net realizable value is lower than the cost.

2.11  Contract assets

A contract asset is recognized when the Predecessor and the Successor’s right to consideration is conditional on something other than the passage of time. A contract asset is subject to impairment (see Note 2.4(b)).

2.12  Cash and cash equivalents

Cash and cash equivalents are comprised of cash in bank balances, cash on hand and short-term fixed deposits with original maturity of three months or less that is used by The Predecessor and the Successor in the management of their short-term commitments.

The Predecessor and the Successor believe that the cash and cash equivalents placed with commercial banks within the respective jurisdictions of operations are of high credit quality and continuously monitors the credit worthiness of these commercial banks. The Predecessor and the Successor face no restriction associated with the transfer of cash outside the current operating jurisdictions.

Cash deposits in bank accounts in Brunei with maximum amount of BND 20,000 are insured under the Deposit Protection Scheme managed by the Brunei Darussalam Deposit Protection Corporation. Cash deposits in bank accounts in Indonesia with maximum amount of IDR 2 billion are insured under the Deposit Insurance Scheme managed by the Indonesia Deposit Insurance Corporation. Cash deposits in bank accounts in Malaysia with maximum amount of MYR 250,000 are insured under the Deposit Insurance System managed by the Malaysia Deposit Insurance Corporation. Cash deposits in bank accounts in Singapore with maximum amount of SGD100,000 are insured under the Deposit Protection Scheme introduced by the Singapore government. Cash deposits in bank accounts in Thailand with maximum amount of THB 1 million are insured under the Deposit Protection Scheme managed by the Deposit Protection Agency of Thailand.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.13  Employee benefits

(a)     Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which an entity pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in profit or loss in the years during which services are rendered by employees.

(b)    Defined benefits plans

A defined benefit plan is a post-employment benefit plan other than a defined contribution plan. Employees in certain jurisdictions are eligible for long service payments in the event their employment is terminated. These payments are typically determined as a percentage of current salary based on the number of years of employment. The cost of providing benefits under these provisions is determined using the projected unit credit actuarial valuation method.

Defined benefit costs comprise the following:

•        Service cost;

•        Net interest on the net defined benefit liability; and

•        Re-measurements of the net defined benefit liability

Service costs which include current service costs, past service costs and gains or losses on non-routine settlements are recognized as expense in profit or loss. Past service costs are recognized when plan amendment or curtailment occurs.

Net interest on the net defined benefit liability is the change during the period in the net defined benefit liability that arises from the passage of time, which is determined by applying the discount rate to the net defined benefit liability. Net interest on the net defined liability is recognized as expense or income in profit or loss.

Remeasurement of the net defined benefit liability comprises actuarial gains and losses, and are recognized immediately in OCI in the period in which they arise. Remeasurements are recognized in retained profits within equity and are not reclassified to profit or loss in subsequent periods.

(c)     Short-term employee benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognized for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Predecessor and the Successor have a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

(d)    Employee leave entitlements

Employee entitlements to annual leave are recognized when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the reporting date.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.14  Provisions

A provision is recognized if, as a result of a past event, the Predecessor and the Successor have a present legal or constructive obligation that can be estimated reliably, and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as finance costs.

2.15  Revenue

The Predecessor and the Successor recognize revenue as or when it satisfies its performance obligations. The Predecessor and the Successor earn revenue predominantly from the following:

(a)     Sale of oilfield equipment products

The Predecessor and the Successor manufacture and sell primarily specialty connectors and pipes, surface wellhead and Christmas tree to customers in the oil and gas industry under individual customer purchase orders, some of which have underlying master sales agreements that specify terms governing the product sales. Each contract with the customer contains a single performance obligation which is the sale of specific products by the Predecessor and the Successor. The consideration for each performance obligation is determined based on the number of products ordered times the unit price of the products as stipulated in the contract.

The Predecessor and the Successor recognize such revenue at the point in time when control of the products is transferred to the customer, which is generally when the products are dispatched from the Predecessor and the Successor’s warehouse or when the products are delivered to the customer’s designated location, based on the terms of the contract with the customer. At that point of transfer, the customer can direct the use of the goods and obtain substantially all of the economic benefits from the goods. In assessing whether collection of consideration from a customer is probable, the Predecessor and the Successor consider the customer’s ability and intention to pay that amount of consideration when it is due.

Payment of invoices is typically due 30 to 90 days from the invoice date, which occurs on the date of transfer of control of the products to the customer. Since the payment terms are less than a year, the Predecessor and the Successor have elected the practical expedient and does not assess whether a customer contract has a significant financing component.

(b)    Rendering of premium threading and other ancillary services

The Predecessor and the Successor offer premium threading services and other ancillary services, which include machining services for oil country tubular goods, repair and remanufacture services, inspection services and engineering and testing services to the customers in the oil and gas industry based on their specific requirements under individual customer purchase orders, some of which have underlying master sales agreements.

Each contract with the customer contains a single performance obligation which is the provision of specified services by the Predecessor and the Successor. The consideration for each performance obligation is determined based on the number of services ordered times the unit price of the services as stipulated in the contract.

When the Predecessor and the Successor render services to its customers, the performance obligation is satisfied at the point in time when the requested service is completed and accepted by the customer. Within each customer purchase order, the customer specifies the quantity of products to receive the requested service. Upon the completion of the services, customer picked up the products that received the requested services and performed necessary examination and provides customer acceptance notice to the Predecessor

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

and the Successor if all service specification is met. Customer obtains the control of the services upon the time it picked up the products that received the requested services and completed its examination and issued the customer acceptance notice.

Payment of invoices is typically due 30 to 90 days from the invoice date. Since the payment terms are less than a year, the Predecessor and the Successor have elected the practical expedient and does not assess whether a customer contract has a significant financing component.

2.16  Finance income and finance costs

Finance income comprises interest income on bank deposits. Interest income is recognized as it accrues in profit or loss, using the effective interest method.

Finance costs comprise interest expense on borrowings.

Borrowing costs that are not directly attributable to the acquisition, construction or production of a qualifying asset are recognized in profit or loss using the effective interest method.

2.17  Income Taxes

Cayman Islands

Corporate income tax is not imposed on corporations in the Cayman Islands.

Singapore

Our Singapore subsidiaries are subject to a statutory income tax rate of 17% on estimated assessable profits.

Saudi

Our subsidiary, OMS Oilfield Services Arabia Limited, is subject to a statutory income tax rate of 20% on the estimated assessable profits.

Malaysia

Malaysia profits tax has been provided for at the rate of 24% on the estimated assessable profits.

Indonesia

Indonesia subsidiary is subject to a statutory income tax rate of 22%.

Thailand

Our subsidiary, OMS Oilfield Services (Thailand) Limited, is subject to a statutory income tax rate of 20%.

Income tax expense comprises current and deferred taxes. Current tax and deferred tax are recognized in profit or loss except to the extent that it related to items recognized directly in equity or in OCI.

The Predecessor and the Successor have determined that interest and penalties related to income taxes, including uncertain tax treatments, do not meet the definition of income taxes, and therefore accounted for them under IFRS 37 Provisions, Contingent Liabilities and Contingent Assets.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years. The amount of current tax payable or receivables is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any. Current tax also includes any tax arising from dividends. Current tax assets and liabilities are offset only if certain criteria are met.

Deferred tax is provided, using the liability method, on all temporary differences at the end of the reporting period between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•        when the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•        in respect of taxable temporary differences associated with investments in subsidiaries, associates and joint ventures, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, and the carryforward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, the carryforward of unused tax credits and unused tax losses can be utilized, except:

•        when the deferred tax asset relating to the deductible temporary differences arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•        in respect of deductible temporary differences associated with investments in subsidiaries, associates and joint ventures, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are reassessed at the end of each reporting period and are recognized to the extent that it has become probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax liabilities and assets, and they relate to taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously.

In determining the amount of current and deferred tax, the Predecessor and the Successor take into account the impact of uncertain tax positions and whether additional taxes and interest may be due. The Predecessor and the Successor believes that its accruals for income tax liabilities are adequate for all open tax years based on its assessment of many factors, including interpretations of tax law and prior experience. This assessment relies on estimates and assumptions and may involve a series of judgments about future events. New information may become available that causes the Predecessor and the Successor to change its judgment regarding the adequacy of existing tax liabilities; such changes to tax liabilities will impact income tax expense in the period that such a determination is made.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

2.18  Related parties

For the purpose of these consolidated financial statements, parties are considered to be related to the Predecessor and the Successor if the Predecessor and the Successor have the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Predecessor and the Successor and the party are subject to common control or common significant influence. Related parties may be individuals or other entities.

2.19  Earnings per share

The Successor present basic and diluted earnings per share data for their Ordinary Shares. Basic earnings per share is calculated by dividing the profit or loss attributable to ordinary shareholders of the Successor by the weighted-average number of Ordinary Shares outstanding during the year, adjusted for own shares held, if any. Diluted earnings per share is determined by adjusting the profit or loss attributable to ordinary shareholders and the weighted-average number of Ordinary Shares outstanding, adjusted for own shares held, if any, for the effects of all dilutive potential Ordinary Shares.

2.20  Segment reporting

An operating segment is a component of the Predecessor and the Successor that engages in business activities from which it may earn revenues and incur expenses, including revenues and expenses that relate to transactions with any of the Predecessor and the Successor’s other components. The Predecessor and the Successor operate in six reportable segments based on geographical regions. The operating results are reviewed regularly by the Predecessor and the Successor’s chief executive officer (the Chief Operating Decision Maker or “CODM”) to make decisions about resources to be allocated to the segment and to assess its performance, and for which discrete financial information is available.

The six reportable segments, namely Saudi Arabia, Singapore, Malaysia, Thailand, Indonesia, and Others as presented in Note 18 are the Predecessor and the Successor’s business regions. Others include minor business regions which are Cayman Islands, Brunei and Australia. These business regions are each managed separately by local management, who reports to the CODM, and is directly accountable for the functioning of the segment’s results, assets and liabilities. The CODM reviews the performance of the segments based on internal management reports periodically.

Segment results, assets and liabilities that are reported to the CODM include items directly attributable to a segment as well as those that can be allocated on a reasonable basis.

2.21  Standards issued but not yet effective

The Predecessor and the Successor have not early adopted any standard, interpretation or amendment that has been issued but is not yet effective. There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Predecessor and the Successor has decided not to adopt early.

The following amendments are effective for the period beginning April 1, 2023:

•        Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2);

•        Definition of Accounting Estimates (Amendments to IAS 8); and

•        Deferred Tax Related to Assets and Liabilities arising from a Single Transaction (Amendments to IAS 12).

•        Amendments to IFRS 10 and IAS 28: Sale or Contribution of Assets between an Investor and its Associate or Joint Venture

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2       SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Predecessor and the Successor have adopted these new accounting standards and amendments that are effective for the period beginning April 1, 2023 and there is no material impact on the Predecessor and the Successor’s consolidated financial statements.

The following amendments are effective for the period beginning January 1, 2024:

•        IFRS 16 Leases (Amendment — Liability in a Sale and Leaseback)

•        IAS 1 Presentation of Financial Statements (Amendment — Classification of Liabilities as Current or Non-current)

•        IAS 1 Presentation of Financial Statements (Amendment — Non-current Liabilities with Covenants)

•        IAS 7 Statement of Cash Flows and IFRS 7 Financial Instruments: Disclosure (Amendment — Supplier Finance Arrangements)

The following amendments are effective for the period beginning after January 1, 2025:

•        IAS 21 The Effects of Changes in Foreign Exchange Rates (Amendment — Lack of Exchangeability)

The Predecessor and the Successor are currently assessing the impact of these new accounting standards and amendments. The Predecessor and the Successor do not expect any other standards issued by the IASB, but not yet effective, to have a material impact on the Predecessor and the Successor.

3       Business Combination

As stated in Note 1 regarding to the MBO, since OMSET PL was formed to acquire OMS and disposed of its indirect interest in OMS shortly after the acquisition, it would be appropriate to view the substance of the various transactions as an acquisition of OMS by OMSET INC on June 16, 2023. The financial statements of OMSET INC would apply the provisions of IFRS 3 as issued by the International Accounting Standards Board in the same manner as they would have been applied in the financial statements of OMSET PL.

OMSET PL has allocated the purchase price of predecessor based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the IAS using the fair value approach in combination of replacement cost approach and market approach. The management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed, and intangible assets identified as of the acquisition date. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expenses.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3       Business Combination (cont.)

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of predecessor:

At acquisition date	US$’000
Property, plant and equipment	33,400
Intangible assets	216
Right-of-use assets	5,582
Inventories	9,537
Trade receivables	12,189
Cash and cash equivalents	29,903
Other assets	5,006
Trade payables	(10,980)
Amount due to related parties	(8,845)
Lease liabilities	(4,502)
Borrowings	(874)
Deferred tax liabilities, net	(1,193)
Tax provision	(6,267)
Other liabilities	(11,743)
Fair value of net assets acquired	51,429
Less: Purchase consideration	(2,000)
Bargain purchase gain	49,429

The Successor recognized a bargain purchase gain of $49.4 million, representing the excess of the fair value of the net assets acquired over the net consideration paid.

This gain arises primarily as the acquirer and acquiree negotiated and agreed a fixed purchase consideration back in 2022 during which the oil and gas industry is still recovering from a major downturn. As market conditions have improved materially since the downturn, these assets have been revalued to reflect their current fair value and the difference between the acquisition cost and the revalued amount has resulted in a significant gain recognized under bargain purchase gain.

Unaudited Pro Forma Financial Information

The acquired business contributed revenue of $163.3 million and net profit of $82.1 million to the Successor for the period from June 16, 2023 to March 31, 2024. If the acquisition had occurred on April 1, 2023, consolidated pro-forma revenue and net profit for the year ended March 31, 2024 would have been $181.5 million and $83.4 million, respectively. These amounts have been calculated using the Predecessor’s results and adjusting them for the additional depreciation that would have been charged assuming the fair value adjustments to the property, plant and equipment had applied from April 1, 2023, together with the consequential tax effects.

3A    REVISION OF SUCCESSSSOR FINANCIAL STATEMENTS

Subsequent to the issuance of the consolidated financial statements for the Successor period from June 16, 2023 to March 31, 2024, the Successor identified certain errors related to the depreciation expenses (included in cost of revenue) of certain property, plant and equipment for the Successor period from June 16, 2023 to March 31, 2024.

The Successor determined that as part of the revaluation of assets acquired in connection with the MBO, there are certain property, plant and equipment that have not been depreciated based on the new remaining useful lives as assessed upon the completion of MBO. The Successor recalculated the depreciation expenses and revised the consolidated financial statements for the period from June 15, 2023 to March 31, 2024. The impact of this revision on the various captions is presented below.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3       Business Combination (cont.)

The following table summarized the corrections made to the previously reported consolidated financial statements as of March 31, 2024 and for the Successor period from June 16, 2023 to March 31, 2024.

	As of March 31, 2024 (Successor)
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Assets
Non-current assets:
Property, plant and equipment	27,966	4,074	32,040
Total Non-Current Assets	35,276	4,074	39,350
Total Assets	149,358	4,074	153,432

Non-current Liabilities:
Deferred tax liabilities, net	2,991	693	3,684
Total Non-Current Liabilities	10,936	693	11,629
Total Liabilities	72,385	693	73,078

Equity
Retained earnings	10,437	3,381	13,818
Equity attributable to Shareholders of the Company	73,648	3,381	77,029
Total equity	76,973	3,381	80,354
Total liabilities and equity	149,358	4,074	153,432

The effects of revision for the correction of the error on the consolidated financial statements of profit or loss and other comprehensive income for the Successor period from June 16, 2023 to March 31, 2024 are as follows:

	For the period June 16, 2023 through March 31, 2024 (Successor)
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Total cost of revenue	(118,599)	4,074	(114,525)
Gross profit	44,668	4,074	48,742
Operating profit	36,094	4,074	40,168
Profit before tax	85,438	4,074	89,512
Income tax expense	(6,731)	(693)	(7,424)
Net profit	78,707	3,381	82,088
Total comprehensive income	76,973	3,381	80,354

Net profit attributable to:
Shareholders of the Company	77,499	3,381	80,880
Net profit	78,707	3,381	82,088

Total comprehensive income attributable to:
Shareholders of the Company	75,803	3,381	79,184
Total comprehensive income	76,973	3,381	80,354
Basic and diluted earnings per share (as adjusted)	2.10	0.09	2.19

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3       Business Combination (cont.)

The effects of revision for the correction of the error on the consolidated statements of cash flows are as follows:

	Successor
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Operating activities
Net income	78,707	3,381	82,088
Adjustments for:
Income tax expenses	6,731	693	7,424
Depreciation of property, plant and equipment	7,874	(4,074)	3,800
Net cash provided by operating activities	15,527	—	15,527

4       CASH AND CASH EQUIVALENTS

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Cash at banks	43,466	29,522
Cash on hand	4	5
Total cash and cash equivalents	43,470	29,527

5       RESTRICTED CASH

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Restricted cash, current	1,593	1,126
Restricted cash, non-current	367	1,150
Total restricted cash	1,960	2,276

The restricted cash represents time deposits in banks pledged as security to bank guarantees issued for services to be provided by the Predecessor and the Successor to their customers and for corporate credit cards. Restricted cash is classified as current if the Predecessor and the Successor expect to complete related service or terminate the related credit cards agreements within one year, and as non-current if otherwise.

6       TRADE RECEIVABLES

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Trade receivables	31,951	10,196
Less: Allowance for expected credit losses	(3)	(6)
	31,948	10,190

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6       TRADE RECEIVABLES (cont.)

i)       Trade receivables

Trade receivables are non-interest bearing and are generally on terms of 30 to 90 days. No interest is charged on the outstanding balances.

ii)      Financial risk management

The exposure of trade receivables to credit risk is disclosed in Note 24.

7       INVENTORIES

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Raw materials	22,841	7,738
Work-in-progress	6,699	1,757
Finished goods	3,093	2,250
Less: Allowance for inventories obsolescence	(1,944)	(2,285)
	30,689	9,460

In 2024, inventories cost of US$70.4 million (2023: US$43.1 million) were recognized as an expense during the year and included in “cost of revenue”. For the period June 16, 2023 to March 31, 2024 and April 1, 2023 to June 15, 2023, a reversal of allowance for inventories obsolescence of $0.3 million and $0.006 million were recognized, respectively, as the inventories were sold with valued realized during the respective period. (2023: nil)

8       PREPAYMENT AND OTHER ASSETS

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Prepayment, current	1,753	848
Goods and services tax receivable, net	—	925
Deposits, current	1,129	686
Other current assets	185	136
Prepayment and other current assets	3,067	2,595

Prepayment, non-current	98	63
Deferred offering costs	417	—
Deposits, non-current	179	231
Other non-current assets	694	294

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9       LEASES

i)       Right-of-use assets

Total
US$’000
Balance as at June 16, 2023 (Successor)	5,582
Addition from June 16, 2023 to March 31, 2024 (Successor)	144
Disposal from June 16, 2023 to March 31, 2024 (Successor)	(1,084)
Depreciation from June 16, 2023 to March 31, 2024 (Successor)	(1,030)
Effect of movement in exchange rates from June 16, 2023 to March 31, 2024 (Successor)	(63)
As at March 31, 2024 (Successor)	3,549
Total
US$’000
Balance as at April 1, 2022 (Predecessor)	4,633
Addition (Predecessor)	2,703
Depreciation (Predecessor)	(1,432)
Effect of movement in exchange rates (Predecessor)	(49)
As at March 31, 2023 (Predecessor)	5,855
Depreciation from April 1 to June 15, 2023 (Predecessor)	(140)
Effect of movement in exchange rates from April 1 to June 15, 2023 (Predecessor)	(133)
As at June 15, 2023 (Predecessor)	5,582

ii)      Lease liabilities

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
Lease liabilities – current	741	1,295
Lease liabilities – non-current	1,843	3,539
Total lease liabilities	2,584	4,834

iii)    Amounts recognized in profit or loss

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Depreciation charge for right-of-use assets	(1,030)	(140)	(1,432)
Interest on lease liabilities	(125)	(24)	(146)
Expenses relating to short-term lease and low value assets	(1,666)	(390)	(1,568)

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9       LEASES (cont.)

iv)     Amounts recognized in statement of cash flows

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Total cash outflow for leases	2,615	611	3,299

10     PROPERTY, PLANT AND EQUIPMENT

i)       Reconciliation of carrying amount

	Land and Buildings	Computer and Office Equipment	Motor Vehicles	Plant and Machinery	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Cost:
Balance as at June 16, 2023 (Successor)	20,743	465	255	11,937	33,400
Addition from June 16, 2023 to March 31, 2024 (Successor)	430	32	75	2,580	3,117
Disposal from June 16, 2023 to March 31, 2024 (Successor)	(964)	(44)	(9)	(416)	(1,433)
Effect of movement in exchange rates from June 16, 2023 to March 31, 2024 (Successor)	(207)	(33)	(6)	(515)	(761)
As at March 31, 2024 (Successor)	20,002	420	315	13,586	34,323
	Land and Buildings	Computer and Office Equipment	Motor Vehicles	Plant and Machinery	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Cost:
Balance as at April 1, 2022 (Predecessor)	26,715	5,565	145	48,881	81,306
Addition (Predecessor)	435	286	174	444	1,339
Disposal (Predecessor)	—	(20)	—	(136)	(156)
Effect of movement in exchange rates (Predecessor)	(288)	(13)	(4)	(589)	(894)
As at March 31, 2023 (Predecessor)	26,862	5,818	315	48,600	81,595
Addition from April 1 to June 15, 2023 (Predecessor)	30	1	—	1,253	1,284
Disposal from April 1 to June 15, 2023 (Predecessor)	(62)	(14)	(4)	(9)	(89)
Effect of movement in exchange rates from April 1 to June 15, 2023 (Predecessor)	(274)	—	—	(806)	(1,080)
As at June 15, 2023 (Predecessor)	26,556	5,805	311	49,038	81,710

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10     PROPERTY, PLANT AND EQUIPMENT (cont.)

ii)      Depreciation of property, plant and equipment

	Land and Buildings	Computer and Office Equipment	Motor Vehicles	Plant and Machinery	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Accumulated depreciation and impairment losses:
Balance as at June 16, 2023 (Successor)	—	—	—	—	—
Addition from June 16, 2023 to March 31, 2024 (Successor)	(901)	(221)	(124)	(2,554)	(3,800)
Disposal from June 16, 2023 to March 31, 2024 (Successor)	633	41	9	120	803
Effect of movement in exchange rates from June 16, 2023 to March 31, 2024 (Successor)	162	33	6	513	714
As at March 31, 2024 (Successor)	(106)	(147)	(109)	(1,921)	(2,283)

Carrying amount:
As at March 31, 2024 (Successor)	19,896	273	206	11,665	32,040
	Land and Buildings	Computer and Office Equipment	Motor Vehicles	Plant and Machinery	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Accumulated depreciation and impairment losses:
Balance as at April 1, 2022 (Predecessor)	(15,767)	(5,523)	(145)	(46,783)	(68,218)
Addition (Predecessor)	(462)	(30)	(9)	(409)	(910)
Disposal (Predecessor)	—	20	—	136	156
Effect of movement in exchange rates (Predecessor)	263	13	4	580	860
As at March 31, 2023 (Predecessor)	(15,966)	(5,520)	(150)	(46,476)	(68,112)
Addition from April 1 to June 15, 2023 (Predecessor)	(166)	(6)	(5)	(74)	(251)
Disposal from April 1 to June 15, 2023 (Predecessor)	62	14	4	19	99
Effect of movement in exchange rates from April 1 to June 15, 2023 (Predecessor)	274	—	—	762	1,036
As at June 15, 2023 (Predecessor)	(15,796)	(5,512)	(151)	(45,769)	(67,228)

Carrying amount:
As at March 31, 2023 (Predecessor)	10,896	298	165	2,124	13,483

Management reviews the estimated useful lives and residual value of the assets annually in order to determine the amount of depreciation expense to be recorded during any reporting year. The depreciation expense recorded for the Successor period from June 16, 2023 to March 31, 2024 and the Predecessor period from April 1, 2023 to June 15, 2023 are US$3.8 million and US$0.2 million, respectively (2023, as predecessor: US$0.91 million).

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11     INTANGIBLE ASSETS

i)       Reconciliation of carrying amount

	Software	Other intangible assets	Total
	US$’000	US$’000	US$’000
Cost:
Balance as at June 16, 2023 (Successor)	1,495	57	1,552
Addition from June 16, 2023 to March 31, 2024 (Successor)	11	—	11
Disposal from June 16, 2023 to March 31, 2024 (Successor)	(10)	—	(10)
Effect of movement in exchange rates from June 16, 2023 to March 31, 2024 (Successor)	(52)	—	(52)
As at March 31, 2024 (Successor)	1,444	57	1,501
	Software	Other intangible assets	Total
	US$’000	US$’000	US$’000
Cost:
Balance as at April 1, 2022 (Predecessor)	1,335	32	1,367
Addition (Predecessor)	56	13	69
Effect of movement in exchange rates (Predecessor)	(5)	—	(5)
Balance as at March 31, 2023 (Predecessor)	1,386	45	1,431
Addition from April 1 to June 15, 2023 (Predecessor)	—	—	—
Disposal from April 1 to June 15, 2023 (Predecessor)	—	—	—
Effect of movement in exchange rates from April 1 to June 15, 2023 (Predecessor)	—	—	—
As at June 15, 2023 (Predecessor)	1,386	45	1,431

ii)      Amortization of intangible assets

	Software	Other intangible assets	Total
	US$’000	US$’000	US$’000
Accumulated amortization and impairment losses:
Balance as at June 16, 2023 (Successor)	(1,300)	(36)	(1,336)
Addition from June 16, 2023 to March 31, 2024 (Successor)	(90)	(7)	(97)
Disposal from June 16, 2023 to March 31, 2024 (Successor)	10	—	10
Effect of movement in exchange rates from June 16, 2023 to March 31, 2024 (Successor)	49	(1)	48
As at March 31, 2024 (Successor)	(1,331)	(44)	(1,375)

Carrying amount:
At March 31, 2024 (Successor)	113	13	126

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11     INTANGIBLE ASSETS (cont.)

	Software	Other intangible assets	Total
	US$’000	US$’000	US$’000
Accumulated amortization and impairment losses:
Balance as at April 1, 2022 (Predecessor)	(1,286)	(32)	(1,318)
Addition (Predecessor)	(16)	(3)	(19)
Effect of movement in exchange rates (Predecessor)	5	—	5
Balance as at March 31, 2023 (Predecessor)	(1,297)	(35)	(1,332)
Addition from April 1 to June 15, 2023 (Predecessor)	(4)	(2)	(6)
Disposal from April 1 to June 15, 2023 (Predecessor)	—	—	—
Effect of movement in exchange rates from April 1 to June 15, 2023 (Predecessor)	1	1	2
As at June 15, 2023 (Predecessor)	(1,300)	(36)	(1,336)

Carrying amount:
At March 31, 2023 (Predecessor)	89	10	99

The amortization of intangible assets is predominantly included in “selling, general and administrative” expenses.

12     EQUITY METHOD INVESTMENTS

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Opening balance	—	10,748
Share of associates’ profits during the year	—	3,427
Dividend received from associates during the year	—	(3,402)
De-recognition of equity method investments upon disposal of associates	—	(10,773)
	—	—

In the previous financial year ended March 31, 2023, the Predecessor entered into agreements to dispose of its entire interests in its associates for a total cash consideration of US$11.6 million to Sumitomo Corporation. The divestments of SC Tubular Solutions (B) Sdn. Bhd. and VAM® BRN Sdn. Bhd. were completed on February 16, 2023 and March 14, 2023, respectively. The transactions were conducted between entities under common control as OMS Holdings Pte. Ltd. was a wholly owned subsidiary of Sumitomo Corporation upon the time of the disposal. Therefore, the transactions were accounted for under historical value and the additional payment of US$0.8 million over the carrying value of the equity method investments was recognized as a capital injection from Sumitomo Corporation into the Predecessor.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13     TRADE AND OTHER PAYABLES

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Trade payables	34,987	15,830
Accruals	10,589	7,244
Goods and services tax payable, net	906	—
Others	1,053	1,204
Total trade and other payables	47,535	24,278

Others payables, non-current	5,000	—
Total non-current payables	5,000	—

Trade payables are normally settled on 30 to 90 days’ terms. These amounts are non-interest bearing.

Other payables, current relate to non-trade payables to third parties. They are non-interest bearing and have an average term of 30 to 90 days.

Other payables, non-current relate to deposit paid from potential investors for the investments in the Successor.

The Predecessor and the Successor’s exposure to liquidity risk related to trade and other payables is disclosed in Note 24.

14     LOANS AND BORROWINGS

i)       Terms and debt repayment schedule

							Successor	Predecessor
	Original Currency	Principal amount	Year of origination	Year of Maturity	Interest rate	Repayment method	As of March 31, 2024	As of March 31, 2023
		US$’000			%		US$’000	US$’000
Loan from a related party	USD	2,500	2019	2024*	3.73% per annum	Upon maturity	—	2,500
Loan from a related party	USD	1,233	2018	2023	4.28% per annum	Upon maturity	—	1,233
Loan from a Sumitomo Corporation Asia & Oceania Pte Ltd, a former related party to the Successor	USD	8,800	2023	2026*	3M Term SOFR + 5.6% per annum	Upon maturity	5,800	—
Lease liabilities	USD/ MYR/ SAR/ THB/ BND	N/A	2018	2023 to 2038	2.84% to 8%	Monthly Repayment	2,584	4,834
Total interest-bearing liabilities							8,384	8,567

____________

*        These loans were repaid post the financial year end in full in April 2024.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14     LOANS AND BORROWINGS (cont.)

iii)    Reconciliation of movements of liabilities to cash flows arising from financing activities

	Amount due to related parties (See Note 23)	Loans and Borrowings	Lease liabilities (See Note 9)	Total
	US$’000	US$’000	US$’000	US$’000
Balance as at June 16, 2023 (Successor)	—	9,719	4,501	14,220
Changes from financing cash flows
Repayment of amount due to related parties from June 16, 2023 to March 31, 2024 (Successor)	—	(3,000)	—	(3,000)
Repayment of loans and borrowings from June 16, 2023 to March 31, 2024 (Successor)	—	(874)	—	(874)
Interest paid from June 16, 2023 to March 31, 2024 (Successor)	—	(98)	—	(98)
Payment of lease liabilities from June 16, 2023 to March 31, 2024 (Successor)	—	—	(949)	(949)
Total changes from financing cash flows	—	(3,972)	(949)	(4,921)
Effect of changes in foreign exchange rates from June 16, 2023 to March 31, 2024 (Successor)	—	—	(84)	(84)
Other changes Liability-related
Recognition of lease liabilities from June 16, 2023 to March 31, 2024 (Successor)	—	—	144	144
Termination of lease liabilities from June 16, 2023 to March 31, 2024 (Successor)	—	—	(1,153)	(1,153)
Interest expenses from June 16, 2023 to March 31, 2024 (Successor)	—	757	125	882
Total liability-related other changes	—	757	(968)	(211)
Balance at March 31, 2024 (Successor)	—	6,504	2,584	9,088
	Amount due to related parties (See Note 23)	Loans and Borrowings	Lease liabilities (See Note 9)	Total
	US$’000	US$’000	US$’000	US$’000
Balance at April 1, 2023 (Predecessor)	28,038	—	4,834	32,872
Changes from financing cash flows
Proceeds from loans and borrowings from April 1 to June 15, 2023 (Predecessor)	—	874	—	874
Repayment of amount due to a related party from April 1 to June 15, 2023 (Predecessor)	(28,038)	—	—	(28,038)
Proceeds due to a related party from April 1 to June 15, 2023 (Predecessor)	8,845	—	—	8,845
Interest paid from April 1 to June 15, 2023 (Predecessor)	(162)	(5)	—	(167)
Payment of lease liabilities from April 1 to June 15, 2023 (Predecessor)	—		(221)	(221)
Total changes from financing cash flows	(19,355)	869	(221)	(18,707)
Effect of changes in foreign exchange rates from April 1 to June 15, 2023 (Predecessor)	—	—	(136)	(136)
Other changes Liability-related
Interest expenses from April 1 to June 15, 2023 (Predecessor)	162	5	24	191
Total liability-related other changes	162	5	(112)	55
Balance at June 15, 2023 (Predecessor)	8,845	874	4,501	14,220

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14     LOANS AND BORROWINGS (cont.)

	Amount due to a related party (See Note 23)	Loans and Borrowings	Lease liabilities (See Note 9)	Capital and reserves	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Balance at April 1, 2022 (Predecessor)	50,692	500	3,735	90,000	144,927
Changes from financing cash flows
Proceeds from capital increase (Predecessor)	—	—	—	13,551	13,551
Repayment of amount due to a related party (Predecessor)	(22,654)	—	—	—	(22,654)
Repayment of loans and borrowings (Predecessor)	—	(500)	—	—	(500)
Interest paid (Predecessor)	(1,759)	(0)	—	—	(1,759)
Payment of lease liabilities (Predecessor)	—	—	(1,731)	—	(1,731)
Total changes from financing cash flows	(24,413)	(500)	(1,731)	13,551	(13,093)
Effect of changes in foreign exchange rates (Predecessor)	—	—	(19)	—	(19)
Other changes Liability-related
Recognition of lease liabilities (Predecessor)	—	—	2,703	—	2,703
Interest expenses (Predecessor)	1,759	0	146	—	1,905
Total liability-related other changes	1,759	0	2,830	—	4,589
Balance at March 31, 2023 (Predecessor)	28,038	—	4,834	103,551	136,423

iii)    Financial risk management

Information about the exposure of loans and borrowings to relevant financial risks (interest rate and liquidity risk) is disclosed in Note 24.

15     CAPITAL AND RESERVES

i)       Share capital

	Successor		Predecessor
	As of March 31, 2024		As of March 31, 2023
	No. of shares	US$’000	No. of shares	US$’000
Issued and fully paid ordinary shares:
As at the beginning of period	36,900,000	4	90,000,000	90,000
Issuance of shares	—	—	12,756,000	12,756
As at end of period	36,900,000	4	102,756,000	102,756

Ordinary shares

All shares rank equally with regard to the Predecessor and the Successor’s residual assets. The holders of Ordinary Shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15     CAPITAL AND RESERVES (cont.)

During the year ended March 31, 2023, the shareholders of OMS approved the issuance of 12,756,000 shares at $1 per share for a total consideration of $12.8 million to Sumitomo Corporation, a related party. On March 14, 2023, the Company received the proceeds from Sumitomo Corporation and the proceeds were further used to repay the outstanding loan balance under the cash pooling arrangement.

During the year ended March 31, 2023, the Predecessor entered into agreements to dispose of its entire interests in its associates for a total cash consideration of US$11.6 million to Sumitomo Corporation. The divestments of SC Tubular Solutions (B) Sdn. Bhd. and VAMR BRN Sdn. Bhd. were completed on February 16, 2023 and March 14, 2023, respectively. The transactions were conducted between entities under common control as OMS is a wholly owned subsidiary of Sumitomo Corporation upon the time of the disposal. Therefore, the transactions were accounted for under historical value and the additional payment of US$0.8 million over the carrying value of the equity method investments was recognized as a capital injection from Sumitomo Corporation into the Predecessor.

On December 27, 2023, at incorporation, the Successor issued 1 Class A ordinary shares of $0.0001 par value each (the “Class A Ordinary Shares”) as subscriber share to Ogier Global Subscriber (Cayman) Limited and on January 8, 2024, Ogier Global Subscriber (Cayman) Limited transferred the 1 Class A Ordinary Share to Mr. How. On March 31, 2024, the Successor issued an aggregate of 9,999 Class A Ordinary Shares to OMS PL as consideration for acquiring 102,756,000 ordinary shares in the Predecessor from OMS PL and on the same day, pursuant to a share purchase agreement, OMS PL as vendor transferred all of the 9,999 Class A Ordinary Share to three purchasers (the “Share Transfer”). As a result, upon completion of the Share Transfer, the Successor had 10,000 Class A Ordinary Shares in issue, among which 9,000 Class A Ordinary Shares were held by Mr. How and remaining 1000 Ordinary shares were held by other minority.

On April 11, 2024, all of the shareholders of the Successor approved a share redesignation and change of authorized share capital, pursuant to which (i) each issued and unissued Class A Ordinary Shares was redesignated into 450,000,000 ordinary shares of USD0.0001 par value each and (ii) each issued and unissued Class B ordinary shares of USD0.0001 par value each was redesignated into 50,000,000 ordinary shares of USD0.0001 par value each (the “Share Redesignation”). Upon completion of the Share Redesignation, the authorized share capital of the Successor has become USD50,000 divided into 500,000,000 ordinary shares of USD0.0001 par value each and the number of issued shares in the share capital of the Successor was 10,000 Ordinary Shares, among which 9,000 Ordinary Shares were held by How Meng Hock and the remaining 1,000 Ordinary Shares were held by other minority shareholders.

On May 7, 2024, the Company completed the share reorganization by further allotting 5,000 Ordinary Shares to reflect the current shareholders percentage under an entrustment arrangement prior to the Management Buyout exercise. As such, after the MBO exercise is completed, the ownership interest of all shareholders would remain the same as the current (before MBO) percentage. Thereafter, 15,000 Ordinary Shares are in issue and outstanding in the share capital of the Successor. The Successor believes this allotment is appropriate to reflect the Share Reorganization on a retroactive basis and has retroactively restated all shares and per share data for all periods presented pursuant to SAB Topic 4.C. No expenses are associated with this transaction because it was for purpose of share redesignation rather than receiving goods or services and no impact on the profit and loss of the Company.

On October 23, 2024, to facilitate the initial public offering and as part of the final step of the Company’s reorganization process, the Company issued a total of 36,885,000 Ordinary Shares on a pro rata basis to all of the shareholders who originally aggregated owned 15,000 Ordinary Shares.

The Company considered the above allotment of 36,885,000 ordinary shares part of its recapitalization prior to the completion of its initial public offering. This allotment was solely intended to increase the number of shares and represented an adjustment to the Company’s share structure, aimed at realigning its capital structure to facilitate the subsequent issuance of new shares for this offering. The Company believed that it is appropriate to reflect the above transactions on a retroactive basis pursuant to SAB Topic 4C. All shares and per share amounts used herein have been retroactively restated to reflect the above transactions. By recognizing the above transactions on a retroactive basis, 36,900,000 ordinary shares were issued and outstanding as of March 31, 2024.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15     CAPITAL AND RESERVES (cont.)

ii)      Nature and purpose of reserves

(a)     Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations.

(b)    Share premium

Share premium is the difference between the issue price and the par value of the shares.

16     EMPLOYEE BENEFITS OBLIGATION

i)       Movement in employee’s retirement benefits

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Balance at beginning of period	740	716	700
Expenses charged to statement of profit or loss	161	20	71
Actuarial remeasurement charged to other comprehensive income	33	9	20
Payment during the period	(170)	(3)	(73)
Foreign currency translation effect	(13)	(2)	(2)
Balance as at end of period	751	740	716

ii)      Expenses charged to statement of profit or loss

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Current service cost	128	11	127
Interest cost	33	9	37
Past service cost	—	—	(93)
	161	20	71

iii)    Significant actuarial assumptions used in actuarial calculations

	Successor	Predecessor
	2024	2023
Discount rate (per annum)	6.15%	5.96%
Salary growth rate	5.91%	5.56%

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16     EMPLOYEE BENEFITS OBLIGATION (cont.)

iv)     Sensitivity analysis for significant actuarial assumptions

	Successor	Predecessor
	2024	2023
Discount rate (per annum)
1% increase	(194)	(219)
1% decrease	240	279
Salary growth rate
1% increase	239	279
1% decrease	(193)	(218)

At March 31, 2024, the weighted-average duration of the defined benefits obligation was 13 years (2023: 14 years).

17     EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share attributable to shareholders:

Successor
For the period June 16, 2023 through March 31, 2024
US$’000
Profit for the period	82,088
Less: Gain attributable to non-controlling interests	(1,208)
Profits for the year attributable to shareholders	80,880

Basic and diluted weighted-average shares outstanding* (as adjusted)	36,900,000
Basic and diluted earnings per share attributable to shareholders (as adjusted)	2.19

Correction of Error

The Successor previously calculated the basic and diluted earnings per share attributable to shareholders by using the number of 15,000 as the basic and diluted weighted-average shares outstanding and presented the basic and diluted earnings per share attributable to the shareholders of $5,291.07. As disclosed under Note 15, the Successor completed the Share Reorganization on October 23, 2024. The Successor made an adjustment for a correction in the calculation of earnings per share for the period from June 16, 2023 through March 31, 2024, whereby to retroactive applied the 36,900,000 shares as the denominator. After the correction of such error, the basic and diluted earnings per share attributable to shareholders was $2.19 for the period from June 16, 2023 through March 31, 2024.

____________

*        The shares and per share information are presented on a retrospective basis to reflect the Share Reorganization as disclosed under Note 15.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18     SEGMENT REPORTING

Geographic allocation

The CODM evaluates operating segments based on revenue and segment profit (loss). Total revenue for reportable segments equals consolidated revenue for the Predecessor and the Successor. Segment profit is defined as net profit or loss of each operating segment excluding the unallocated overhead cost.

The Predecessor and the Successor allocate revenue based on the geographical location of the operations.

	Saudi Arabia	Singapore	Malaysia	Thailand	Indonesia	Cayman and others*	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
2024
Segment Revenue, net from April 1 to June 15, 2023 (Predecessor)	3,544	4,577	3,402	2,367	3,740	552	18,182
Segment Revenue, net from June 16, 2023 to March 31, 2024 (Successor)	112,015	19,011	11,102	7,603	11,154	2,382	163,267
Segment Profit (loss) from April 1 to June 15, 2023 (Predecessor)	247	810	857	515	(188)	134	2,375
Segment Profit from June 16, 2023 to March 31, 2024 (Successor)	23,351	6,773	1,957	1,316	2,311	46,380	82,088
Assets as of March 31, 2024 (Successor)	66,015	36,495	10,594	8,806	10,634	20,888	153,432
Liabilities as of March 31, 2024 (Successor)	18,064	37,478	5,073	2,423	2,499	7,541	73,078
2023 (Predecessor)
Segment Revenue, net (Predecessor)	46,633	18,094	12,976	8,861	8,664	2,234	97,462
Segment Profit (loss) (Predecessor)	6,747	3,532	993	813	231	106	12,422
Assets as of March 31, 2023 (Predecessor)	33,260	30,408	11,985	11,781	9,749	2,926	100,109
Liabilities as of March 31, 2023 (Predecessor)	26,585	16,267	10,343	4,941	5,713	2,117	65,966

____________

*        Others refers to minor business regions which are Brunei and Australia.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19     REVENUE

i)       Disaggregated revenue

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Revenue
Sale of oilfield equipment products
Specialty connectors and pipes	113,531	5,114	48,581
Surface wellhead and Christmas tree	6,750	3,017	3,840
	120,281	8,131	52,421
Rendering of premium threading and other ancillary services
Premium threading services	31,088	7,625	33,549
Other ancillary services	11,898	2,426	11,492
	42,986	10,051	45,041
	163,267	18,182	97,462

Timing of revenue recognition
Products transferred at a point in time	120,281	8,131	52,421
Services transferred at a point in time	42,986	10,051	45,041
	163,267	18,182	97,462
Revenue by geographic location
Saudi Arabia	112,015	3,544	46,633
Singapore	19,011	4,577	18,094
Malaysia	11,102	3,402	12,976
Thailand	7,603	2,367	8,861
Indonesia	11,154	3,740	8,664
Others	2,382	552	2,234
	163,267	18,182	97,462

ii)      Contract assets

Contract assets primarily relate to the Predecessor and the Successor’s right for consideration for work completed

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Balance at beginning of period	225	1,364	672
Transferred to trade receivables	(225)	(1,364)	(672)
Recognized as revenue	1,730	225	1,364
Balance at end of period	1,730	225	1,364

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20     INCOME AND EXPENSES

i)       Other income/(expenses), net

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Gain from disposal of property, plant and equipment	357	—	18
Bargain purchase gain	49,429	—	—
Loss from foreign exchange	(78)	(190)	(652)
Others	496	111	627
Total other income/(expenses), net	50,204	(79)	(7)

ii)      Expenses by nature

Total cost of revenue includes expenses of the following nature:

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Staff expenses and wages	9,144	2,059	9,345
Depreciation	4,753	174	2,183
Amortization	82	1	3
Net change in inventories for the period	65,104	5,348	43,122
Supplies and subcontracting costs	17,737	2,701	2,412
Royalties	5,889	1,432	6,339
Freight charges	9,128	447	2,603
Equipment costs	732	227	1,002
Premises costs	1,387	623	2,005
Others	569	143	407
Total cost of revenue	114,525	13,155	69,421

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

20     INCOME AND EXPENSES (cont.)

Total selling, general and administrative expenses include expenses of the following nature:

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Staff expenses and wages	4,707	1,272	5,650
Depreciation	77	217	159
Amortization	15	5	16
Legal and professional fees	2,029	259	1,139
Transportation, travel and accommodation	155	36	136
Other operating expenses	1,591	1	1,042
Total selling, general and administrative expenses	8,574	1,790	8,142

21     FINANCE INCOME & COSTS

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Finance income
Interest income from banks	55	9	32
Interest income from amount due from related parties	—	65	204
	55	74	236
Finance costs
Interest expenses from lease liability	125	24	146
Interest expenses from loans and borrowings	757	5	1
Interest expenses from amount due to related parties	—	162	1,759
Interest expenses from employees’ defined benefits obligation	33	9	37
	915	200	1,943

22     INCOME TAX EXPENSES

i)       Amounts recognized in profit or loss

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Current Tax Expense
Current period	7,382	657	4,873
Under provision in respect of prior year	133	—	—

Deferred tax expense
Origination and reversal of temporary difference	1,198	—	4,317
Under/(over) provision in respect of prior year	(1,289)	—	—
Income tax expenses	7,424	657	9,190

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22     INCOME TAX EXPENSES (cont.)

ii)      Reconciliation of effective tax rate

	Successor		Predecessor		Predecessor
	For the period June 16, 2023 through March 31, 2024		For the period April 1 through June 15, 2023		For the year ended March 31, 2023
	%	US$’000%		US$’000%		US$’000
Profit before tax		89,512		3,032		21,612
Computed tax expense with Singapore statutory tax rate	17.00%	15,218	17.00%	515	17.00%	3,674
Impact of different tax rate in other jurisdiction*	(7.67)%	(6,865)	3.59%	109	2.49%	539
Tax effect of unrecognized loss	—	—	—	—	0.02%	5
Tax adjustment of previous years	(1.29)%	(1,156)	—	—	(1.06)%	(229)
Income not subject to tax	(0.20)%	(181)	—	—	(12.59)%	(2,721)
Non-deductible expenses	0.52%	468	1.45%	44	33.64%	7,271
Deferred tax assets not recognized	0.02%	17	—	—	—	—
Others	(0.09)%	(77)	(0.36)%	(11)	—	—
Tax effect on change in valuation allowance	—	—	—	—	3.01%	651
Income tax expenses	8.29%	7,424	21.68%	657	42.51%	9,190

____________

*        The tax effect of the bargain purchase gain of $49.4 million recognized for the successor period from June 16, 2023 through March 31, 2024, which was effectively nil as the gain was taxable at 0% tax rate under the Cayman Islands, is recognized under the “impact of different tax rate in other jurisdictions”.

iii)    Deferred tax assets and liabilities

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Deferred tax assets
Tax losses carried forward	—	2,276
Fixed assets depreciation	949	572
Provision	1,018	215
Lease liability	607	1,050
Wear and tear allowance	—	155
Total deferred tax assets	2,574	4,268
Less: deferred tax assets allowance	—	(1,031)
Deferred tax assets, net of valuation allowance	2,574	3,237

Deferred tax liabilities
Right-of-use assets	794	1,251
Revaluation of assets in connection to MBO	2,683
Impairment of CWIP	207	—
Deferred tax liabilities	3,684	1,251

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22     INCOME TAX EXPENSES (cont.)

As of 31 March 2024, and 2023, deferred tax assets from the net operating loss carry forwards amounted to US$         nil and US$2.3 million, respectively. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Recovery of substantially all of the Predecessor’s deferred tax assets is dependent on the generation of future income, exclusive of reversing taxable temporary differences. Valuation allowances are considered on an individual entity basis. As of March 31, 2023, valuation allowances on deferred tax assets arising from the net operating loss carry forwards are provided because the Predecessor believes it is more-likely-than-not that certain of the subsidiaries in the Indonesia and Singapore will not be able to realize the deferred tax assets carried-forwards due to either inability to generate sufficient taxable income in the near future or substantial change in shareholdings, while the remaining operating entities have been gradually recovered. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets presented as of March 31, 2024.

iv)     Movement in deferred tax balances

	Movement in deferred tax liabilities	Movement in deferred tax assets
	US$’000	US$’000
Balance at June 16, 2023 (Successor)	4,432	3,237
Recognized in profit or loss from June 16, 2023 to March 31, 2024 (Successor)	(775)	(603)
Effect of movement in exchange rates from June 16, 2023 to March 31, 2024 (Successor)	27	(60)
Balance at March 31, 2024 (Successor)	3,684	2,574
	Movement in deferred tax liabilities	Movement in deferred tax assets
	US$’000	US$’000
Balance at April 1, 2022 (Predecessor)	2,342	9,027
Recognized in profit or loss (Predecessor)	(1,081)	(4,735)
Deferred tax asset allowances	—	(1,031)
Effect of movement in exchange rates (Predecessor)	(10)	(24)
Balance at March 31, 2023 and April 1, 2023 (Predecessor)	1,251	3,237
Recognized in profit or loss from April 1 to June 15, 2023 (Predecessor)	—	—
Effect of movement in exchange rates from April 1 to June 15, 2023 (Predecessor)	—	—
Balance at June 15, 2023 (Predecessor)	1,251	3,237

v)      Unrecognized deferred taxes

Deferred tax assets have not been recognized in respect of these items as they may not be used to offset future taxable profits in the Predecessor and Successor.

As of March 31, 2024 and 2023, deferred tax assets arising from the net operating losses carried forward are not recognized because the Predecessor and Successor believes that it is certain that the subsidiary in Singapore will not be able to realize the deferred tax assets carried forward due to either inability to generate sufficient taxable income in the near future or substantial change in shareholdings.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22     INCOME TAX EXPENSES (cont.)

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Deferred tax assets not recognized
Tax losses with expiry in 2025	4,470	4,386
Deductible temporary differences	—	6,372
Total	4,470	10,758

23     RELATED PARTIES

a)      Key management personnel compensation

Compensation to Directors and executive officers of the Predecessor and the Successor comprised the following:

i)       Transactions with key management personnel

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Short-term employee benefits	198	46	354

In accordance with IAS 24, key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company directly or indirectly, and was determined to be executive officers (CEO and CFO) and directors (executive and non-executive) of the Company. The remuneration of directors and key executives is determined by the board of directors of the Company having regard to the performance of individuals and market trends.

ii)      Other related party transactions

a)      Related parties’ relationship with the Predecessor and the Successor

The Company’s relationship with related parties who had transactions with the Predecessor and the Successor are summarized as follows:

Related Party Name	Relationship to the Predecessor
Edgen Murray Pte. Ltd.	Controlled by ultimate controlling party*
Howco Metals Management Pte. Ltd.	Controlled by ultimate controlling party*
SC Tubular Solutions (B) Sdn. Bhd.	Controlled by ultimate controlling party*
SC Tubular Solutions Malaysia Sdn. Bhd.	Controlled by ultimate controlling party*
Sumitomo Corporation	Ultimate controlling party of the Predecessor*
Sumitomo Corporation Asia & Oceania Pte. Ltd.	Controlled by ultimate controlling party*
Sumitomo Corporation Capital Asia Pte. Ltd.	Controlled by ultimate controlling party*
Sumitomo Corporation Malaysia Sdn. Bhd.	Controlled by ultimate controlling party*
OMS Energy Technologies Pte. Ltd.	Controlled by ultimate controlling individual, Mr. How, the CEO of Successor

____________

*        These parties ceased to be the Successor’s related parties with effect from June 16, 2023, subsequent to OMSET PL acquiring 100% shares in OMS Holdings Pte. Ltd. from Sumitomo Corporation, the former shareholder.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23     RELATED PARTIES (cont.)

b)      Related party transactions

During the period from June 16, 2023 through March 31, 2024, the Successor had no related party transactions.

Goods or services rendered to related parties

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
SC Tubular Solutions (B) Sdn. Bhd.	—	560	2,250
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	395	486
Howco Metals Management Pte. Ltd.	—	—	2
Sumitomo Corporation	—	—	3
SC Tubular Solutions Malaysia Sdn. Bhd.	—	260	987
Revenue – related parties	—	1,215	3,728

All outstanding balances with the related parties are to be settled in cash on 30 days to 60 days’ terms.

Goods or services provided by related parties

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	23	58
SC Tubular Solutions (B) Sdn. Bhd.	—	—	—
SC Tubular Solutions Malaysia Sdn. Bhd.	—	49	151
Sumitomo Corporation	—	3	40
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	—	544
Cost of revenue – related parties	—	75	793

All outstanding balances with the related parties are to be settled in cash on 30 days to 60 days’ terms.

Other income/(expenses)

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	38	278
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	5
Sumitomo Corporation	—	(9)	(114)
Other income, net – related parties	—	29	169

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23     RELATED PARTIES (cont.)

Finance income

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.	—	64	97
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	—	40
Sumitomo Corporation Malaysia Sdn. Bhd.	—	1	67
Finance income – related parties	—	65	204

Finance cost

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.	—	162	1,759
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	—	—
Finance cost – related parties	—	162	1,759

During the year ended March 31, 2023, the Predecessor entered into agreements to dispose of its entire interests in its associates for a total cash consideration of US$11.6 million to Sumitomo Corporation. The divestments of SC Tubular Solutions (B) Sdn. Bhd. and VAM® BRN Sdn. Bhd. were completed on February 16, 2023 and March 14, 2023, respectively. The transactions were conducted between entities under common control as OMS Holdings Pte. Ltd. was a wholly owned subsidiary of Sumitomo Corporation upon the time of the disposal. Therefore, the transactions were accounted for under historical value and the additional payment of US$0.8 million over the carrying value of the equity method investments was recognized as a capital injection from Sumitomo Corporation into the Predecessor.

During the year ended March 31, 2023, Sumitomo Corporation, a related party, contributed capital for a total consideration of US$12.8 million to OMS Holdings Pte. Ltd. The proceeds from Sumitomo Corporation were further used to repay the outstanding loan balance under the cash pooling arrangement.

c)      Related party balances

As of March 31, 2024, the Successor only had an amount due from OMS Energy Technologies Pte. Ltd as a related party balance.

Receivable related to the goods or services rendered to related parties

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Howco Metals Management Pte Ltd	—	1
SC Tubular Solutions (B) Sdn Bhd	—	394
SC Tubular Solutions Malaysia Sdn Bhd	—	353
Sumitomo Corporation Asia & Oceania Pte Ltd	—	—
	—	748

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23     RELATED PARTIES (cont.)

Payable related to the goods or services rendered to related parties

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Howco Metals Management Pte Ltd	—	7
SC Tubular Solutions Malaysia Sdn Bhd	—	19
Sumitomo Corporation	—	15
Sumitomo Corporation Capital Asia Pte Ltd	—	142
Sumitomo Corporation Asia & Oceania Pte Ltd	—	—
	—	183

Amount due from related parties

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Howco Metals Management Pte Ltd	—	15
Sumitomo Corporation Capital Asia Pte Ltd	—	20,173
Sumitomo Corporation Malaysia Sdn Bhd	—	793
OMS Energy Technologies Pte Ltd	1,585	—
	1,585	20,981

The amount due from related parties is primarily from cash pooling arrangements which was entered into between OMS Oilfield Services Pte. Ltd. and Sumitomo Corporation Capital Asia Pte. Ltd. The balances are unsecured, repayable on demand and is subject to an interest rate of 0.97% per annum for the year ended March 31, 2023. The amounts due under such cash pooling has been fully repaid on May 18, 2023 as part of the termination of the cash pooling arrangements.

Amount due to related parties

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.
Loan under cash pooling arrangements	—	24,305
Term loans	—	3,733
	—	28,038

The loan under cash pooling arrangements are unsecured, repayable on demand and is subject to an interest rate of 4.8% per annum for the year ended March 31, 2023. The cash pooling arrangement was entered into by OMS Holdings Pte. Ltd. and OMS Oilfield Services Pte. Ltd. with Sumitomo Corporation Capital Asia Pte. Ltd. On May 18, 2023, the amounts due under such cash pooling has been fully repaid by Sumitomo Corporation Asia & Oceania Pte. Ltd. to Sumitomo Corporation Capital Asia Pte. Ltd., on behalf of the Company, resulting in a loan due to Sumitomo Corporation Asia & Oceania Pte. Ltd. of US$8.8 million. The cash pooling arrangements was terminated on the same date.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23     RELATED PARTIES (cont.)

The followings are the key terms of the related parties’ term loans outstanding as of March 31, 2023.

							Successor	Predecessor
	Original Currency	Principal amount	Year of origination	Year of Maturity	Interest rate	Repayment method	As of March 31, 2024	As of March 31, 2023
		US$’000			%		US$’000	US$’000
Loan from a related party	USD	2,500	2019	2024*	3.73% per annum	Upon maturity	—	2,500
Loan from a related party	USD	1,233	2018	2023	4.28% per annum	Upon maturity	—	1,233
Total		3,733					—	3,733

____________

*        These loans were repaid post the financial year end in full before their maturity.

24     FINANCIAL INSTRUMENTS

i)       Financial risk management

The Predecessor and the Successor have exposure to the following risks from their use of financial instruments:

•        credit risk;

•        liquidity risk; and

•        market risk

This note presents information about the Predecessor and the Successor’s exposure to each of the above risks, the Predecessor and the Successor’s objectives, policies and processes for measuring and managing risk, and the Predecessor and the Successor’s management of capital.

a)      Risk management framework

Risk management is integral to the whole business of the Predecessor and the Successor. The Predecessor and the Successor have a system of controls in place to create an acceptable balance between the cost of risks occurring and the cost of managing the risks. The management continually monitors the Predecessor and the Successor’s risk management process to ensure that an appropriate balance between risk and control is achieved. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Predecessor and the Successor’s activities.

The Board of Directors is responsible for setting the objectives and underlying principles of financial risk management for the Predecessor and the Successor. The management team establishes detailed policies such as risk identification and measurement and exposure limits.

b)      Credit risk

Credit risk is the risk of financial loss to the Predecessor and the Successor if a customer or counterparty fails to meet its contractual obligations and arises principally from the Predecessor and the Successor’s trade and other receivables.

At the end of each reporting period, the Predecessor and the Successor’s maximum exposure to credit risk which will cause a financial loss to the Predecessor and the Successor due to failure to discharge an obligation by the counterparties arises from the carrying amount of the respective recognized financial assets as stated in the statements of financial position.

In order to minimize credit risk, credit exposure to an individual customer is restricted by the credit limit approved by the management. Customers’ payment profile and credit exposure are continuously monitored by the financial controller and reported to the management and Board of Directors.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24     FINANCIAL INSTRUMENTS (cont.)

In addition, the Predecessor and the Successor have a sizable customer base which minimizes the concentration of credit risk and the aggregate value of transactions concluded is spread amongst approved counterparties. As of March 31, 2024, 1 customer from Saudi Arabia account for 58% of total trade receivables. (March 31, 2023: 1 customer from Singapore and 1 customer from Malaysia account for 10% and 11% of total trade receivables, respectively).

The following table provides information about the exposure to credit risk and ECLs for trade and other receivables as of March 31, 2024 and 2023:

	Gross carrying amount	Loss allowance	Credit- impaired
	US$’000	US$’000
As of March 31, 2024 (Successor)
Current	25,261	—	No
≤30 days past due	5,284	—	No
31 – 60 days past due	883	—	No
61 – 90 days past due	408	—	No
≥91 days past due	115	—	No
	31,951	—
Credit impaired
Individually impaired	3	3	Yes
	31,948	3
As of March 31, 2023 (Predecessor)
Current	6,610	—	No
≤30 days past due	2,436	—	No
31 – 60 days past due	645	—	No
61 – 90 days past due	367	—	No
≥91 days past due	138	—	No
	10,196	—
Credit impaired
Individually impaired	6	6	Yes
	10,190	6

The movement in the allowance for impairment in respect of trade receivables during the year was as follows:

	Successor	Predecessor	Predecessor
	For the period June 16, 2023 through March 31, 2024	For the period April 1 through June 15, 2023	For the year ended March 31, 2023
	US$’000	US$’000	US$’000
At beginning of period	6	6	17
Impairment loss recognized	—	—	6
Amounts written off	(3)	—	—
Reversal of impairment	—	—	(17)
At end of period	3	6	6

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24     FINANCIAL INSTRUMENTS (cont.)

c)      Liquidity risk

Liquidity risk is the risk that the Predecessor and the Successor will not be able to meet their financial obligations as they fall due. The Predecessor and the Successor monitor their liquidity risk, maintain a level of cash and cash equivalents deemed adequate by management to finance the Predecessor and the Successor’s operations and mitigate the effect of fluctuations in cash flows. Management believes that the repayment of the liabilities will be met out of operating cash flows and the Predecessor and the Successor will have adequate resources to continue in operational existence for the foreseeable future.

The following are the contractual maturities of financial liabilities, including estimated interest payments and excluding the impact of netting agreements:

For the years ending March 31,	2025	2026	2027	2028	2029	Thereafter	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Financial liabilities
Trade and other payables	47,482	5,000	—	—	—	—	52,482
Loans and borrowings	6,504	—	—	—	—	—	6,504
Lease obligation	933	533	371	131	131	1,144	3,243
Total contractual obligations	54,919	5,533	371	131	131	1,144	62,229

d)      Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity price will affect the Predecessor and the Successor’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return on risk.

Currency risk

The Predecessor and the Successor are exposed to transactional foreign currency risk to the extent that there is a mismatch between the currencies in which sales, purchases and receivables, that are denominated in a currency other than the respective functional currencies of Predecessor and the Successor’s entities. The currencies in which these transactions primarily denominated are the United States Dollar (USD) and Indonesian Rupiah (IDR). Foreign currency is monitored and managed by the Predecessor and the Successor on an ongoing basis as the Predecessor and the Successor endeavor to keep the net exposure at an acceptable level.

The Predecessor and the Successor’s foreign currency exposure is as follows based on notional amounts:

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
Trade receivables	1,953	1,785
Cash and cash equivalents	7,747	6,005
Trade payables	(2,253)	(2,561)
Net exposure	7,447	5,229

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

24     FINANCIAL INSTRUMENTS (cont.)

Sensitivity analysis

A reasonably possible strengthening (weakening) of the US dollar, as indicated below, against the IDR at March 31, and a possible strengthening (weakening) of the local non-USD functional currencies against the USD, would have increased (decreased) profit or loss by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant and ignores any impact of forecasted sales and purchases.

	Successor	Predecessor
	As of March 31, 2024	As of March 31, 2023
	US$’000	US$’000
March 31
USD (10% strengthening)	(193)	(271)
IDR (10% strengthening)	(419)	(237)

March 31
USD (10% weakening)	193	271
IDR (10% weakening)	419	237

Interest rate risk

The Predecessor and the Successor are exposed to interest rate risk as the Predecessor and the Successor have bank loans which are interest bearing. The interest rates and terms of repayment of the loans are disclosed in the notes to the financial statements. The Predecessor and the Successor currently do not have an interest rate hedging policy.

Sensitivity analysis

The sensitivity analysis below has been determined based on the exposure to interest rate for non-derivative instruments at the end of year end. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates on related party loans and borrowings, including cash pooling arrangements, had been 50 basis points higher/lower and all other variables were held constant, the Successor’s profit for 2024 would decrease/increase by approximately US$0.04 million (2023: US$0.26 million).

ii)      Capital management

The Predecessor and the Successor’s objectives in managing capital are to ensure that the Predecessor and the Successor will be able to continue as a going concern and to maintain an optimal capital structure so as to enable it to execute business plans and to maximize shareholder value. The Predecessor and the Successor define “capital” as including all components of equity and external borrowings.

The capital management strategy translates into the need to ensure that at all times the Predecessor and the Successor have the liquidity and cash to meet their obligations as they fall due while maintaining a careful balance between equity and debt to finance its assets, day-to-day operations and future growth. Having access to flexible and cost-effective financing allows the Predecessor and the Successor to respond quickly to opportunities.

The Predecessor and the Successor’s capital structure is reviewed on an ongoing basis with adjustments made in light of changes in economic conditions, regulatory requirements and business strategies affecting the Predecessor and the Successor. The Predecessor and the Successor balance their overall capital structure by considering the costs of capital and the risks associated with each class of capital. In order to maintain or achieve an optimal capital structure, the Predecessor and the Successor may issue new shares from time to time, retire or obtain new borrowings or adjust the asset portfolio.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

25     CONTINGENCIES

In the ordinary course of business, the Predecessor and the Successor may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Predecessor and the Successor record contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable.

As of March 31, 2024, OMS Oilfield Services Arabia Limited (“OMSA”), an indirect wholly-owned subsidiary of the Successor, is involved in two tax dispute matters incidental to ordinary conduct of its business:

i) Zakat, Tax and Customs Authority (“ZATCA”) assessment on tax & zakat liability:

On July 21, 2022, ZATCA raised pre-assessment for the year ended March 31, 2017 with an additional tax liability of US$2.3 million and zakat liability of US$0.015 million. OMSA filed an objection with ZATCA, against the additional Tax and Zakat liability, requesting them to issue a revised assessment with NIL liability based on our contention in such objection. The objection submitted is under review by Appeal Committee. In the meanwhile, the Company has hired an external tax consultant to conduct the tax review.

ii) ZATCA assessment on Transfer Pricing:

The Company has an ongoing dispute with ZATCA whereby the Authority have issued a tax assessment containing a Transfer pricing adjustment for the year ended March 31, 2019. The tax assessment has resulted in additional tax/zakat payable of US$0.58 million. The Company has objected to the tax assessment.

In May 2023, the Company paid the tax payable of US$0.58 million to ZATCA, under protest, to benefit from Authority’s tax amnesty program whereby the late payment penalty portion associated with the tax payable amount will be waived by Authority if taxpayers settled the outstanding tax liability by a specified deadline. The Company continues to object to the tax assessment after the payment made.

As of March 31, 2024, the Successor’s accrued provision for the outstanding tax dispute matters was US$1.3 million (2023: US$1.9 million).

26     SUBSEQUENT EVENTS

The Company evaluated all events and transactions that occurred up through August 30, 2024, which is the date that these consolidated financial statements are available to be issued. There were no other material subsequent events that require disclosure in these consolidated financial statements.

On April 5, 2024, the Board of Successor approved the convertible note agreements with RFWM VCC — RF Dynamic Fund and Vielink Asia Pte. Ltd. (the “holders”) respectively for a total principal sum of US$5,000,000 at a 10% cumulative simple interest per annum. In the event of the Successor being approved for an initial public offering by the SEC, the holders may, upon written notice to the Company elect to have the principal sum converted into the applicable Ordinary Shares immediately prior to or upon such initial public offering and in any event not later than three (3) months after the initial public offering. In the event of conversion, the conversion price of the Ordinary Shares will be either a 40% discount on the purchase price of the Ordinary Shares at the time of the initial public offering or the agreed valuation divided by the pre-money capitalization of the company as of the date immediately prior to such conversion, whichever is lower. As of the date of the issuance of the consolidated financial statements, the principal of the convertible notes has not been converted into conversion shares.

27     OTHER SUBSEQUENT EVENTS

On October 23, 2024, to facilitate the initial public offering and as part of the final step of the Company’s reorganization process, the Company issued a total of 38,729,250 Ordinary Shares on a pro rata basis to all of its existing shareholders, which included 36,885,000 Ordinary Shares issued to original shareholders (refer to Note 15 for details of retroactive adjustment to the shares of Successor as of June 16, 2023 and March 31, 2024) and 1,844,250 Ordinary Shares issued to convertible bond investors who elected to convert the US$5,000,000 of convertible notes into 750 Ordinary Shares on September 30, 2024 pursuant to the agreement. Upon the completion of share reorganization, there are 38,745,000 Ordinary Shares issued and outstanding.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF FINANCIAL POSITIONS

	Note	Successor
		As of September 30, 2024	As of March 31, 2024
		US$’000	US$’000
Assets
Current assets:
Cash and cash equivalents		60,617	43,470
Restricted cash, current		1,727	1,593
Trade receivables	6	43,325	31,948
Contract assets	16	1,961	1,730
Inventories	7	50,740	30,689
Prepayment and other current assets	8	2,858	3,067
Amount due from a related party	18	1,709	1,585
Total Current Assets		162,937	114,082

Non-current assets:
Restricted cash, non-current		358	367
Right-of-use assets	9	3,233	3,549
Property, plant and equipment	10	32,091	32,040
Intangible assets		302	126
Deferred tax assets, net	17	2,409	2,574
Other non-current assets	8	1,139	694
Total Non-Current Assets		39,532	39,350
Total Assets		202,469	153,432

Currents Liabilities:
Trade and other payables	11	69,141	47,535
Loans and borrowings, current	12	—	6,504
Tax payable		7,056	6,669
Lease liabilities, current	9	234	741
Total Current Liabilities		76,431	61,449

Non-current Liabilities:
Employee benefits obligation		800	751
Lease liabilities, non-current	9	2,067	1,843
Deferred tax liabilities, net	17	3,352	3,684
Other payables, non-current		—	5,000
Provisions		468	351
Total Non-Current Liabilities		6,687	11,629
Total Liabilities		83,118	73,078

Equity
Share capital	13	4	4
Share premium		72,648	67,648
Retained earnings		43,171	13,818
Accumulated other comprehensive loss		(1,646)	(4,441)
Equity attributable to Shareholders of the Company		114,177	77,029
Non-controlling interests		5,174	3,325
Total equity		119,351	80,354

Total liabilities and equity		202,469	153,432

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME

	Note	Successor	Successor	Predecessor
		For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
		US$’000	US$’000	US$’000
Revenue – third parties		129,212	40,238	16,967
Revenue – related parties		—	—	1,215
Total revenue		129,212	40,238	18,182

Cost of revenue – third parties		(86,126)	(29,695)	(13,080)
Cost of revenue – related parties		—	—	(75)
Total cost of revenue		(86,126)	(29,695)	(13,155)

Gross profit		43,086	10,543	5,027

Selling, general and administrative expenses		(4,968)	(2,640)	(1,790)
Operating profit		38,118	7,903	3,237

Bargain purchase gain	5	—	49,429	—
Other income/(expenses), net – third parties		593	(104)	(108)
Other income, net – related parties		—	—	29
Total other income/(expenses), net		593	49,325	(79)

Finance income – third parties		71	59	9
Finance income – related parties		—	—	65
Total finance income		71	59	74

Finance cost – third parties		(122)	(375)	(38)
Finance cost – a related party		—	—	(162)
Total finance cost		(122)	(375)	(200)

Profit before tax		38,660	56,912	3,032
Income tax expense	17	(7,951)	(1,326)	(657)
Net profit		30,709	55,586	2,375

Other comprehensive income (loss):
Foreign currency translation differences		3,311	(722)	(610)
Changes resulting from actuarial remeasurement of employee benefits obligation		(23)	(17)	(9)
Total comprehensive income		33,997	54,848	1,756

Net profit attributable to:
Shareholders of the Company		29,353	55,395	1,867
Non-controlling interests		1,356	191	508
Net profit		30,709	55,586	2,375

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME — (Continued)

	Note	Successor	Successor	Predecessor
		For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
		US$’000	US$’000	US$’000
Total comprehensive income attributable to:
Shareholders of the Company		32,148	54,675	1,310
Non-controlling interests		1,849	173	446
Total comprehensive income		33,997	54,848	1,756

Basic and diluted weighted-average shares outstanding* (as adjusted)		36,910,250	36,900,000
Basic and diluted earnings per share (as adjusted)		0.80	1.50

____________

*        The shares and per share information are presented on a retrospective basis to reflect the Share Reorganization as disclosed under Note 13.

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

	No. of Shares*	Share Capital	Share Premium	Retained Earnings	Accumulated Other Comprehensive Loss	Equity Attributable to Shareholders of the Company	Non- controlling Interest	Total Equity
	In thousands	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Successor
Balance at April 1, 2024	36,900	4	67,648	13,818	(4,441)	77,029	3,325	80,354
Profit for the period	—	—	—	29,353	—	29,353	1,356	30,709
Foreign currency translation adjustments	—	—	—	—	2,818	2,818	493	3,311
Defined benefit plan remeasurements	—	—	—	—	(23)	(23)	—	(23)
Conversion of convertible notes	1	(1)	5,000 (2)	—	—	5,000	—	5,000
Balance at September 30, 2024	36,901	4	72,648	43,171	(1,646)	114,177	5,174	119,351

____________

(1)      Amount is not significant as less than $100

(2)      On February 5, 2024 and February 9, 2024, the Successor entered into the convertible note agreements (the Convertible Note Agreements”) with RFWM VCC — RF Dynamic Fund and Vielink Asia Pte Ltd (the “holders”) respectively for a total principal sum of US$5,000,000 at a 10% cumulative simple interest per annum effective on April 5, 2024. On September 30, 2024, pursuant to the convertible note agreements, the holders converted the total principal amount of US$5,000,000 of the notes issued into 750 Ordinary Shares of the Successor. Information about the events impacting the share capital is disclosed in Note 13.

*        The shares and per share information are presented on a retrospective basis to reflect the Share Reorganization as disclosed under Note 13.

	No. of Shares*	Share Capital	Share Premium	Accumulated Deficit**	Accumulated Other Comprehensive Loss	Equity Attributable to Shareholders of the Company	Non- controlling Interest	Total Equity
	In thousands	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Successor
Balance at June 16, 2023**	36,900	4	67,648	(67,062)	(2,745)	(2,155)	2,155	—
Revised Profit for the period	—	—	—	55,395	—	55,395	191	55,586
Foreign currency translation adjustments	—	—	—	—	(704)	(704)	(18)	(722)
Defined benefit plan remeasurements	—	—	—	—	(17)	(17)	—	(17)
Balance at September 30, 2023	36,900	4	67,648	(11,667)	(3,466)	52,519	2,328	54,847

____________

*        The shares and per share information are presented on a retrospective basis to reflect the Share Reorganization as disclosed under Note 13.

**      The bargain purchase gain of $49.4M was excluded from the opening balance of the Successor’s equity on June 16, 2023 as it was included in the net profit of the Successor for the period from June 16, 2023 to September 30, 2023

	No. of Shares	Share Capital	Share Premium	Accumulated Deficit	Accumulated Other Comprehensive Loss	Equity Attributable to Shareholders of the Company	Non- controlling Interest	Total Equity
	In thousands	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Predecessor
Balance at April 1, 2023	102,756	102,756	795	(68,929)	(2,188)	32,434	1,709	34,143
Profit for the period	—	—	—	1,867	—	1,867	508	2,375
Foreign currency translation adjustments	—	—	—	—	(548)	(548)	(62)	(610)
Defined benefit plan remeasurements	—	—	—	—	(9)	(9)	—	(9)
Balance at June 15, 2023	102,756	102,756	795	(67,062)	(2,745)	33,744	2,155	35,899

____________

(1)      Amount is not significant as less than $100

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF
CASH FLOWS

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Operating activities
Net profit	30,709	55,586	2,375
Adjustments for:
Income tax expenses	7,950	1,327	657
Depreciation of property, plant and equipment	2,027	1,466	251
Amortization of intangible assets	31	71	6
Depreciation of right-of-use assets	437	446	140
Gain on disposal of property, plant and equipment	(135)	(63)	—
Allowance made for inventories obsolescence	(49)	(49)	(6)
Allowance made for expected credit losses	20	—	—
Finance costs	122	375	200
Finance income	(71)	(59)	(74)
(Gain)/loss on unrealized foreign exchange	(245)	(130)	134
Gain on bargain purchase	—	(49,429)	—

Changes in operating assets and liabilities:
Trade receivables	(11,316)	(10,463)	(2,727)
Contract assets	(231)	(924)	1,139
Inventories	(20,002)	(20,786)	(360)
Prepayment and other current assets	(1,220)	771	(1,219)
Trade receivables due from related parties	—	993	(428)
Trade and other payables	19,403	28,491	(2,224)
Employee benefits obligation	49	39	24
	27,479	7,662	(2,112)
Cash provided by operations:
Interest received	71	59	74
Income taxes paid	(4,191)	(3,621)	(852)
Net cash provided by/(used in) operating activities	23,359	4,100	(2,890)

Investing activities
Cash payment for management buyout	—	(2,000)	—
Acquisition of property, plant and equipment	(1,308)	(997)	(1,200)
Acquisition of intangible assets	(283)	(6)	—
Repayment from related parties	—	—	20,981
Amount due to a related party	(124)	(2,055)	—
Net cash (used in)/provided by investing activities	(1,715)	(5,058)	19,781

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF
CASH FLOWS — (Continued)

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Financing activities
Proceeds from loans and borrowings	—	3,081	874
Proceeds from loans from related parties	—	—	8,845
Repayment of loans from related parties	—	—	(28,038)
Repayment of loans and borrowings	(6,504)	—	—
Interest paid	(122)	(375)	(200)
Payment of lease liabilities	(476)	(279)	(197)
Net cash (used in)/provided by financing activities	(7,102)	2,427	(18,716)
Effect of foreign exchange on cash, cash equivalents and restricted cash	2,730	(3,662)	(75)
Net increase/(decrease) in cash, cash equivalents and restricted cash	17,272	(2,193)	(1,900)
Cash, cash equivalents and restricted cash at beginning of period	45,430	29,903	31,803
Cash, cash equivalents and restricted cash at end of period	62,702	27,710	29,903
Less: Restricted cash, non-current	358	318	1,150
Less: Restricted cash, current	1,727	1,956	1,087
Cash and cash equivalents at end of period	60,617	25,436	27,666
Supplemental disclosure of noncash information:
Conversion of convertible notes	5,000	—	—

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES

OMS Energy Technologies Inc. (the “Company” and “OMSET INC”) is a holding company incorporated on December 27, 2023 in the Cayman Islands. The Company conducts its business primarily through its subsidiaries in Singapore, Saudi Arabia, Indonesia, Thailand, Malaysia and Brunei. The Company and its subsidiaries’ principal activities comprises of manufacturing and sale of specialty connectors and pipes, surface wellhead and Christmas tree, premium threading services, and other ancillary services including repair of drilling tools, tubular goods and accessories’.

As of September 30, 2024, the Company’s subsidiaries include the following entities:

Entity	Date of incorporation	Place of incorporation	Ownership		Principal activities
OMS Holdings Pte. Ltd.	May 4, 2010	Singapore	100%		Investment holding
OMS Oilfield Services Pte. Ltd.	June 21, 1972	Singapore	100%		Provision of premium threading and manufacturing of pipe connectors and joints used in the oil and gas industry
OMS Oilfield Services Arabia Ltd.	May 7, 2008	Saudi Arabia	100%		Production of pipes, tubes, extensions and related accessories for use in drilling for oil exploration projects
OMS Oilfield Holdings Sdn. Bhd.	July 4, 1977	Malaysia	100%		Investment holding
OMS Oilfield Services Sdn. Bhd.	August 19, 1980	Malaysia	49	%(1)	Provision of machine shop service for tools and equipment in the oil and gas industry
PT OMS Oilfield Services (Indonesia)	April 5, 2001	Indonesia	95%		Provision of premium threading and repair services, inspection services and tubular running services, and selling tubular accessories for oil and gas industry
OMS Oilfield Services (Thailand) Ltd.	August 26, 2003	Thailand	100%		Manufacture and repair of drilling tools, drilling tubular tools and drilling accessories for oil and gas industry
PY Oiltools Sdn Bhd,	March 15, 1999	Brunei	70%		Provision of repairs and services and the sale of equipment used in the oil and gas industry
Top Pentagon Sdn. Bhd.	January 5, 2010	Malaysia	20	%(1)	Investment holding
OMS Oilfield Services (Australia) Pty Ltd.(2)	January 25, 2005	Australia	100%		Dormant

____________

(1)      Where less than 50% of the equity of a subsidiary is held, the Company (through its subsidiaries) exercises control over these two subsidiaries by having reserved matters, appointment of directors and minimum quorum requirements. An assessment has been made, taking into account all the factors relevant to the relationship with these two subsidiaries, to ascertain control has been established.

(2)      OMS Oilfield Services (Australia) Pty Ltd. is going to be deregistered, and the deregistration is expected to be completed by March 31, 2025.

OMS Holdings Pte. Ltd. (“OMS”) and its subsidiaries (the “Predecessor”) were wholly owned subsidiaries of Sumitomo Corporation prior to the Management Buyout event (“MBO” as further defined). OMS and its subsidiaries are collectively the “Predecessor”.

On January 4, 2023, Sumitomo Corporation, which is a Japanese company that is publicly traded on the Tokyo Stock Exchange and OMS Energy Technologies Pte. Ltd. (“OMSET PL”), a newly established entity with a 100% majority of its shares owned by Mr. How Meng Hock, Chief Executive Officer (“Mr. How”) of OMS, entered into a Share Purchase Agreement pursuant to which OMSET PL agrees to acquire OMS, a wholly owned subsidiary of Sumitomo Corporation for a total cash consideration of US$2 million.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

1       ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

From January 4, 2023 through to June 15, 2023, as part of the acquisition Sumitomo Corporation and OMSET PL completed a series of transactions including settlement of balances due to and from Sumitomo Corporation under a legacy cash pooling arrangement and entering into a new loan agreement with Sumitomo Corporation with principal balance of US$8.8 million (collectively, the “MBO”).

On June 16, 2023, the MBO was executed and completed and OMS is majority-owned by Mr. How along with other minority shareholders indirectly through OMSET PL. Upon the completion of MBO, OMS, OMSET PL, and Mr. How, along with his family and their affiliated entities, ceased to have any relationship with Sumitomo Corporation. OMS, OMSET PL, and Mr. How, along with his family and their affiliated entities, hold no equity interest in Sumitomo Corporation and Sumitomo Corporation holds no equity interest in OMS or OMSET PL. Furthermore, Mr. How, OMSET PL, and OMS have not received any financial support from Sumitomo Corporation or its related parties for the MBO. OMSET PL’s acquisition of OMS from Sumitomo Corporation meets the definition of a business combination as OMS is a business that has input (including all the equipment, staffs and other economic resources), process (including all the manufacturing processes, systems and standards, and rules and etc.) and output (products and services ready to be provided to customers). OMSET PL is the acquirer in the transaction as it obtains control of OMS through direct ownership interest in OMS. Therefore, OMSET PL would apply IFRS 3 — “Business Combinations” and account for the acquisition of OMS by identifying, recognizing, and measuring all identifiable assets acquired and liabilities assumed and recognize a bargain purchase gain for the difference between net identifiable assets acquired and consideration paid.

To facilitate the initial public offering in the United States, Mr. How formed OMSET INC on December 23, 2023. On March 28, 2024, OMSET INC distributed newly issued shares to OMSET PL in exchange for 100% of the shares of OMS owned by OMSET PL. As a result, OMSET INC was owned by OMSET PL and OMSET INC in turn owned OMS. On March 31 and May 7, 2024, the shares of OMSET INC owned by OMSET PL were distributed to its shareholders — Mr. How, the controlling shareholder, and other minority shareholders — for nominal consideration. As a result, OMSET PL no longer has direct or indirect ownership of OMS and became a shell company. There are no other entities above OMSET INC — it is now the ultimate parent company. (the “Reorganization”). OMSET INC and its subsidiaries are collectively the “Successor”. Since OMSET PL was formed to acquire OMS and disposed of its indirect interest in OMS shortly after the acquisition, it would be appropriate to view the substance of the various transactions as an acquisition of OMS by OMSET INC on June 16, 2023. The financial statements of OMSET INC would apply the provisions of IFRS 3 as issued by the International Accounting Standards Board in the same manner as they would have been applied in the financial statements of OMSET PL.

2       BASIS OF ACCOUNTING

These unaudited condensed consolidated interim financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) International Accounting Standards (“IAS”) 34, “Interim Financial Reporting” as issued by the International Accounting Standards Board (“IASB”) for the six months ended September 30, 2024 and 2023.

These unaudited condensed consolidated interim financial statements for the six months ended September 30, 2024 and 2023 should be read in conjunction with the Successor’s and Predecessor’s last audited annual consolidated financial statements for the years ended March 31, 2024 and 2023. They do not include all the information and disclosures required for a complete set of financial statements prepared in accordance with IFRS Accounting Standard. However, selected explanatory notes are included to explain events and transactions that are significant to an understanding of the changes in the Successor’s and Predecessor’s financial position and performance since last annual consolidated financial statements.

These unaudited condensed consolidated interim financial statements were authorized for issue by the Successor’s board of directors on January 27, 2025

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

3       USE OF JUDGEMENTS AND ESTIMATES

In preparing these unaudited condensed consolidated interim financial statements, management has made judgements and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expenses. Actual results may differ from these estimates.

The significant judgements made by management in applying the Successor’s and Predecessor’s accounting polices and the key sources of estimation uncertainty were the same as those described in the last annual consolidated financial statements for the years ended March 31, 2024 and 2023.

Measurement of fair value

A number of the Predecessor and the Successor’s accounting policies and disclosures require the measurement of fair values, for both financial and non-financial assets and liabilities.

As part of an established control framework, significant unobservable inputs and valuation adjustments are regularly reviewed. If third party information, such as broker quotes or pricing services, is used to measure fair values, such information is assessed to support the conclusion that such valuations meet the requirements of IFRS, including the level in the fair value hierarchy in which such valuations should be classified.

When measuring the fair value of an asset or a liability, the Predecessor and the Successor use observable market data as far as possible. Fair values are categorized into different levels in a fair value hierarchy based on the inputs used in the valuation techniques as follows:

•        Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities.

•        Level 2: inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

•        Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

If the inputs used to measure the fair value of an asset or a liability fall into different levels of the fair value hierarchy, then the fair value measurement is categorized in its entirety in the same level of the fair value hierarchy as the lowest level input that is significant to the entire measurement (with Level 3 being the lowest). The Predecessor and the Successor recognize transfers between levels of the fair value hierarchy as of the end of the reporting year during which the change has occurred.

4       SIGNIFICANT ACCOUNTING POLICIES

The accounting policies adopted in the unaudited condensed consolidated interim financial statements are consistent with those in the Successor’s and Predecessor’s annual consolidated financial statements for the years ended March 31, 2024 and 2023, except for the following revised standards which are adopted for the first time in current period’s unaudited condensed consolidated interim financial statements.

5       Business Combination

As stated in Note 1 regarding to the MBO, since OMSET PL was formed to acquire OMS and disposed of its indirect interest in OMS shortly after the acquisition, it would be appropriate to view the substance of the various transactions as an acquisition of OMS by OMSET INC on June 16, 2023. The financial statements of OMSET INC would apply the provisions of IFRS 3 as issued by the International Accounting Standards Board in the same manner as they would have been applied in the financial statements of OMSET PL.

OMSET PL has allocated the purchase price of predecessor based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by the IAS using the fair value approach in combination of replacement cost approach and market approach. The management of

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

5       Business Combination (cont.)

the Company is responsible for determining the fair value of assets acquired, liabilities assumed, and intangible assets identified as of the acquisition date. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in general and administrative expenses.

The following table summarizes the fair value of the identifiable assets acquired and liabilities assumed at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of predecessor:

At acquisition date	US$’000
Cash and cash equivalents	29,903
Trade receivables	12,189
Inventories	9,537
Right-of-use assets	5,582
Property, plant and equipment	33,400
Intangible assets	216
Other assets	5,006
Trade payables	(10,980)
Amount due to related parties	(8,845)
Borrowings	(874)
Tax provision	(6,267)
Lease liabilities	(4,502)
Deferred tax liabilities, net	(1,193)
Other liabilities	(11,743)
Fair value of net assets acquired	51,429
Less: Purchase consideration	(2,000)
Bargain purchase gain	49,429

The Successor recognized a bargain purchase gain of US$49.4 million, representing the excess of the fair value of the net assets acquired over the net consideration paid.

This gain arises primarily as the acquirer and acquiree negotiated and agreed a fixed purchase consideration back in 2022 during which the oil and gas industry is still recovering from a major downturn. As market conditions have improved materially since the downturn, these assets have been revalued to reflect their current fair value and the difference between the acquisition cost and the revalued amount has resulted in a significant gain recognized under bargain purchase gain.

5A    REVISION OF PREVIOUSLY ISSUED INTERIM FINANCIAL STATEMENTS

Subsequent to the issuance of the unaudited condensed consolidated financial statements for the Successor period from June 16, 2023 to September 30, 2023 and six months ended September 30, 2024, the Successor identified errors related to the depreciation expenses (included in cost of revenue) of certain property, plant and equipment for the Successor period from June 16, 2023 to September 30, 2023 and six months ended September 30, 2024.

The Successor determined that as part of the revaluation of assets acquired under the MBO, there are certain property, plant and equipment that have not been depreciated based on the new remaining useful lives as assessed upon the completion of MBO. The Successor recalculated the depreciation expenses and revised the condensed consolidated interim financial statements for the period from June 15, 2023 to September 30, 2023 and for the six months ended September 30, 2024. The impact of this revision on the various captions is presented below.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

5       Business Combination (cont.)

The following table summarized the corrections made to the previously issued consolidated financial statements as of September 30, 2024 and March 31, 2024 and for the Successor periods from June 16, 2023 to September 30, 2023 and six months ended September 30, 2024.

	As of September 30, 2024 (Successor)
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Assets
Non-current assets:
Property, plant and equipment	28,361	3,730	32,091
Total Non-Current Assets	35,802	3,730	39,532
Total Assets	198,739	3,730	202,469

Non-current Liabilities:
Deferred tax liabilities, net	2,718	634	3,352
Total Non-Current Liabilities	6,053	634	6,687
Total Liabilities	82,484	634	83,118

Equity
Retained earnings/(Accumulated deficit)	40,075	3,096	43,171
Equity attributable to Shareholders of the Company	111,081	3,097	114,177
Total equity	116,255	3,096	119,351

Total liabilities and equity	198,739	3,730	202,469

The effects of restatement for the error on the consolidated financial statements of profit or loss and other comprehensive income for the six months ended September 30, 2024 are as follows:

	For the six months ended September 30, 2024 (Successor)
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Total cost of revenue	(85,783)	(343)	(86,126)
Gross profit	43,429	(343)	43,086
Operating profit	38,461	(343)	38,118
Profit before tax	39,003	(343)	38,660
Income tax expense	(8,009)	58	(7,951)
Net profit	30,994	(285)	30,709
Total comprehensive income	34,282	(285)	33,997

Net profit attributable to:
Shareholders of the Company	29,638	(285)	29,353
Net profit	30,994	(285)	30,709

Total comprehensive income attributable to:
Shareholders of the Company	32,433	(285)	32,148
Total comprehensive income	34,282	(285)	33,997
Basic and diluted earnings per share (as adjusted)	0.80	(1)	0.80

____________

(1)      Amount is not significant as less than $0.01

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

5       Business Combination (cont.)

The effects of revision for the correction of the error on the consolidated financial statements of profit or loss and other comprehensive income for the Successor period from June 16, 2023 to September 30, 2023 are as follows:

	For the period June 16, 2023 through September 30, 2023 (Successor)
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Total cost of revenue	(33,647)	3,952	(29,695)
Gross profit	6,591	3,952	10,543
Operating profit	3,951	3,952	7,903
Profit before tax	52,960	3,952	56,912
Income tax expense	(655)	(671)	(1,326)
Net profit	52,305	3,281	55,586
Total comprehensive income	51,567	3,281	54,848

Net profit attributable to:
Shareholders of the Company	52,114	3,281	55,395
Net profit	52,305	3,281	55,586

Total comprehensive income attributable to:
Shareholders of the Company	51,394	3,281	54,675
Total comprehensive income	51,567	3,281	54,848

Basic and diluted weighted-average shares outstanding* (as adjusted)	36,900,000	—	36,900,000
Basic and diluted earnings per share (as adjusted)	1.41	0.09	1.50

The effects of revision for the correction of the error on the unaudited condensed consolidated statements of cash flows for the six months ended September 30, 2024 are as follows:

	For the six months ended September 30, 2024 (Successor)
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Operating activities
Net income	30,994	(285)	30,709
Adjustments for:
Income tax expenses	8,009	(58)	7,951
Depreciation of property, plant and equipment	1,683	343	2,026
Net cash provided by operating activities	23,359	—	23,359

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

5       Business Combination (cont.)

The effects of revision for the correction of the error on the unaudited condensed consolidated statements of cash flows for the Successor period from June 16, 2023 through September 30, 2023 are as follows:

	For the period June 16, 2023 through September 30, 2023 (Successor)
	As previously reported	Adjustments	As revised
	US$’000	US$’000	US$’000
Operating activities
Net income	52,305	3,281	55,586
Adjustments for:
Income tax expenses	655	671	1,326
Depreciation of property, plant and equipment	5,419	(3,952)	1,467
Net cash provided by operating activities	4,100	—	4,100

6       TRADE RECEIVABLES

	Successor	Successor
	As of September 30, 2024	As of March 31, 2024
	US$’000	US$’000
Trade receivables	43,348	31,951
Less: Allowance for expected credit losses	(23)	(3)
	43,325	31,948

i)       Trade receivables

Trade receivables are non-interest bearing and are generally on terms of 30 to 90 days. No interest is charged on the outstanding balances.

7       INVENTORIES

	Successor	Successor
	As of September 30, 2024	As of March 31, 2024
	US$’000	US$’000
Raw materials	28,234	22,841
Work-in-progress	2,201	6,699
Finished goods	22,200	3,093
Less: Allowance for inventories obsolescence	(1,895)	(1,944)
	50,740	30,689

Inventories cost for the six months ended September 30, 2024 were US$46.8 million, for the Successor period from June 16, 2023 to September 30, 2023 and for the Predecessor period from April 1, 2023 to June 15, 2023, were US$5.4 million and US$5.3 million, recognized as an expense and included in “cost of revenue”.

Reversal of allowance for inventories obsolescence recognized for the six months ended September 30, 2024 were US$0.49 million, for the Successor period from June 16, 2023 to September 30, 2023 and the Predecessor period from April 1, 2023 to June 15, 2023, were US$0.49 million and US$0.006 million, respectively, as the inventories were sold with valued realized during the respective period.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

8       PREPAYMENT AND OTHER ASSETS

	Successor	Successor
	As of September 30, 2024	As of March 31, 2024
	US$’000	US$’000
Prepayment, current	2,480	1,753
Deposits, current	213	1,129
Other current assets	165	185
Prepayment and other current assets	2,858	3,067

Prepayment, non-current	105	98
Deferred offering costs	598	417
Deposits, non-current	436	179
Other non-current assets	1,139	694

9       LEASES

Amounts recognized in profit or loss

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Depreciation charge for right-of-use assets	(437)	(446)	(140)
Interest on lease liabilities	(70)	(48)	(24)
Expenses relating to short-term lease and low value assets	(87)	(833)	(390)

The costs of the acquired right-of-use for the six months ended September 30, 2024 were nil, for the Successor period from June 16, 2023 to September 30, 2023 and the Predecessor period from April 1, 2023 to June 15, 2023 were US$0.1 million and nil, respectively.

10     PROPERTY, PLANT AND EQUIPMENT

The depreciation expenses of property, plant and equipment for the six months ended September 30, 2024 were US$2.0 million, for the Successor period from June 16, 2023 to September 30, 2023 and the Predecessor period from April 1, 2023 to June 15, 2023 were US$1.5 million and US$0.3 million, respectively.

The costs of the acquired property, plant and equipment for the six months ended September 30, 2024 were US$1.3 million, for the Successor period from June 16, 2023 to September 30, 2023 and the Predecessor period from April 1, 2023 to June 15, 2023 were US$1.0 million and US$1.2 million, respectively.

There were no impairment provision of property, plant and equipment for the six months ended September 30, 2024, for the Successor period from June 16, 2023 to September 30, 2023 and the Predecessor period from April 1, 2023 to June 15, 2023.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

11     TRADE AND OTHER PAYABLES

	Successor	Successor
	As of September 30, 2024	As of March 31, 2024
	US$’000	US$’000
Trade payables	55,799	34,987
Accruals	11,090	10,589
Goods and services tax payable, net	1,256	906
Others	966	1,053
Total trade and other payables	69,141	47,535

Other payables, non-current	—	5,000
Total non-current payables	—	5,000

Trade payables are normally settled on 30 to 90 days’ terms. These amounts are non-interest bearing.

Other payables, current relate to non-trade payables to third parties. They are non-interest bearing and have an average term of 30 to 90 days.

Other payables, non-current relate to deposit paid from potential investors for the investments in the Successor. On February 5, 2024 and February 2024, the Successor entered into convertible notes agreements (the Convertible Note Agreements”) with RFWM VCC — RF Dynamic Fund and Vielink Asia Pte. Ltd. (the “holders”) respectively for a total principal sum of $5.0 million at a 10% cumulative simple interest per annum effective on April 5, 2024, where the deposits amounting to $5.0 million were used as consideration under the convertible note agreements in exchange for the notes issued. On September 30, 2024, pursuant to the convertible note agreements, the holders converted the total principal amount of $5.0 million of the notes issued into Ordinary Shares of the Successor.

12     LOANS AND BORROWINGS

i)       Terms and debt repayment schedule

							Successor	Successor
	Original Currency	Principal amount	Year of origination	Year of Maturity	Interest rate	Repayment method	As of September 30, 2024	As of March 31, 2024
		US$’000			%		US$’000	US$’000
Loan from Sumitomo Corporation Asia & Oceania Pte Ltd, a former related party to the Successor	USD	8,800	2023	2026*	3M Term SOFR + 5.6% per annum	Upon maturity	—	5,800 **
Lease liabilities	USD/ MYR/ SAR/ THB/ BND	N/A	2018	2023 to 2038	2.84% to 8%	Monthly Repayment	2,301	2,584
Total interest-bearing liabilities							2,301	8,384

____________

*        This loan was repaid in full in April 2024.

**      This loan due to Sumitomo Corporation Asia & Oceania Pte. Ltd. resulted from Sumitomo Corporation Asia & Oceania Pte. Ltd. making repayments on behalf of the Successor to Sumitomo Corporation Capital Asia Pte. Ltd., a related party of the Predecessor, to settle the cash pooling arrangements between OMS Holdings Pte. Ltd. and OMS Oilfield Services Pte. Ltd. with Sumitomo Corporation Capital Asia Pte. Ltd. During the Successor period from June 16, 2023 to March 31, 2024, the Successor repaid $3.0 million of the loan, resulting in a balance of $5.8 million as of March 31, 2024. This loan amount of $5.8 million excluded the accrued interest of $0.7 million under the terms of the loan.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

13     CAPITAL AND RESERVES

i)       Share capital

	Successor		Successor
	As of September 30, 2024		As of March 31, 2024
	No. of shares	US$’000	No. of shares	US$’000
Issued and fully paid ordinary shares:
As at the beginning of period	36,900,000	4	36,900,000	4
Issuance of shares	1,845,000	(1)	—	—
As at end of period	38,745,000	4	36,900,000	4

____________

(1)      Amount is not significant as less than US$1,000

Ordinary shares

All shares rank equally with regard to the Predecessor and the Successor’s residual assets. The holders of Ordinary Shares are entitled to receive dividends as declared from time to time, and are entitled to one vote per share.

On December 27, 2023, at incorporation, the Successor issued 1 Class A ordinary shares of US$0.0001 par value each (the “Class A Ordinary Shares”) as subscriber share to Ogier Global Subscriber (Cayman) Limited and on January 8, 2024, Ogier Global Subscriber (Cayman) Limited transferred the 1 Class A Ordinary Share to Mr. How. On March 31, 2024, the Successor issued an aggregate of 9,999 Class A Ordinary Shares to OMS PL as consideration for acquiring 102,756,000 ordinary shares in the Predecessor from OMS PL and on the same day, pursuant to a share purchase agreement, OMS PL as vendor transferred all of the 9,999 Class A Ordinary Share to three purchasers (the “Share Transfer”). As a result, upon completion of the Share Transfer, the Successor had 10,000 Class A Ordinary Shares in issue, among which 9,000 Class A Ordinary Shares were held by Mr. How and remaining 1000 Ordinary shares were held by other minority.

On April 11, 2024, all of the shareholders of the Successor approved a share redesignation and change of authorized share capital, pursuant to which (i) each issued and unissued Class A Ordinary Shares was redesignated into 450,000,000 ordinary shares of US$0.0001 par value each and (ii) each issued and unissued Class B ordinary shares of US$0.0001 par value each was redesignated into 50,000,000 ordinary shares of US$0.0001 par value each (the “Share Redesignation”). Upon completion of the Share Redesignation, the authorized share capital of the Successor has become US$50,000 divided into 500,000,000 ordinary shares of US$0.0001 par value each and the number of issued shares in the share capital of the Successor was 10,000 Ordinary Shares, among which 9,000 Ordinary Shares were held by How Meng Hock and the remaining 1,000 Ordinary Shares were held by other minority shareholders.

On May 7, 2024, the Company completed the share reorganization by further allotting 5,000 Ordinary Shares to reflect the current shareholders percentage under an entrustment arrangement prior to the Management Buyout exercise. As such, after the MBO exercise is completed, the ownership interest of all shareholders would remain the same as the current (before MBO) percentage. Thereafter, 15,000 Ordinary Shares are in issue and outstanding in the share capital of the Successor. The Successor believes this allotment is appropriate to reflect the Share Reorganization on a retroactive basis and has retroactively restated all shares and per share data for all periods presented pursuant to SAB Topic 4.C. No expenses are associated with this transaction because it was for purpose of share redesignation rather than receiving goods or services and no impact on the profit and loss of the Company.

On October 23, 2024, to facilitate the initial public offering and as part of the final step of the Company’s reorganization process, the Company issued a total of 36,885,000 Ordinary Shares on a pro rata basis to all of the shareholders who originally aggregated owned 15,000 Ordinary Shares.

The Company considered the above allotment of 36,885,000 ordinary shares part of its recapitalization prior to the completion of its initial public offering. This allotment was solely intended to increase the number of shares and represented an adjustment to the Company’s share structure, aimed at realigning its capital structure to facilitate the subsequent issuance of new shares for the IPO. The Company believed that it is appropriate to reflect the above

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

13     CAPITAL AND RESERVES (cont.)

transactions on a retroactive basis pursuant to SAB Topic 4C. All shares and per share amounts used herein have been retroactively restated to reflect the above transactions. By recognizing the above transactions on a retroactive basis, 36,900,000 ordinary shares were issued and outstanding as of March 31, 2024.

On September 30, 2024, the convertible bond investors elected to convert US$5,000,000 of convertible notes into 750 Ordinary Shares pursuant to the agreement (1,845,000 Ordinary Shares after considering the Company’s reorganization process on October 23, 2024 to facilitate the initial public offering).

ii)      Nature and purpose of reserves

(a)     Foreign currency translation reserve

The foreign currency translation reserve comprises all foreign currency differences arising from the translation of the financial statements of foreign operations.

(b)    Share premium

Share premium is the difference between the issue price and the par value of the shares.

14     EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share attributable to shareholders:

	Successor	Successor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023
	US$’000	US$’000
Profit for the period	30,709	55,586
Less: Gain attributable to non-controlling interests	(1,356)	(191)
Profits for the period attributable to shareholders	29,353	55,395

Basic and diluted weighted-average shares outstanding* (as adjusted)	36,910,250	36,900,000
Basic and diluted earnings per share attributable to shareholders (as adjusted)	0.80	1.50

____________

*        The shares and per share information are presented on a retrospective basis to reflect the Share Reorganization as disclosed under Note 13.

15     SEGMENT REPORTING

Geographic allocation

The CODM evaluates operating segments based on revenue and segment profit (loss). Total revenue for reportable segments equals consolidated revenue for the Predecessor and the Successor. Segment profit is defined as net profit or loss of each operating segment excluding the unallocated overhead cost.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

15     SEGMENT REPORTING (cont.)

The Predecessor and the Successor allocate revenue based on the geographical location of the operations.

	Saudi Arabia	Singapore	Malaysia	Thailand	Indonesia	Cayman and others*	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
For the six months ended September 30, 2024
Segment Revenue, net (Successor)	94,162	10,127	8,713	5,504	9,307	1,399	129,212
Segment Profit (loss) (Successor)	22,077	3,409	2,186	1,012	2,620	(596)	30,708
Assets as of September 30, 2024 (Successor)	101,443	42,156	14,813	10,143	15,170	18,744	202,469
Liabilities as of September 30, 2024 (Successor)	32,404	37,772	5,192	2,417	3,113	2,221	83,119
For the six months ended September 30, 2023
Segment Revenue, net from April 1 to June 15, 2023 (Predecessor)	3,544	4,577	3,402	2,367	3,740	552	18,182
Segment Revenue, net from June 16, 2023 to September 30, 2024 (Successor)	21,412	7,638	3,988	2,755	3,630	815	40,238
Segment Profit (loss) from April 1 to June 15, 2023 (Predecessor)	247	810	857	515	(188)	134	2,375
Segment Profit from June 16, 2023 to September 30, 2024 (Successor)	3,267	2,023	175	332	1,202	48,587	55,586
Assets as of March 31, 2024 (Successor)	66,015	36,495	10,594	8,806	10,634	20,888	153,432
Liabilities as of March 31, 2024 (Successor)	18,064	37,478	5,073	2,423	2,499	7,541	73,078

____________

*        Others refers to minor business regions which are Brunei and Australia.

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

16     REVENUE

i)       Disaggregated revenue

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Revenue
Sale of oilfield equipment products
Specialty connectors and pipes	95,701	22,600	5,114
Surface wellhead and Christmas tree	5,145	1,638	3,017
	100,846	24,238	8,131
Rendering of premium threading and other ancillary services
Premium threading services	19,312	12,227	7,625
Other ancillary services	9,054	3,773	2,426
	28,366	16,000	10,051
	129,212	40,238	18,182

Timing of revenue recognition
Products transferred at a point in time	100,846	24,238	8,131
Services transferred at a point in time	28,366	16,000	10,051
	129,212	40,238	18,182

Revenue by geographic location
Saudi Arabia	94,162	21,412	3,544
Singapore	10,127	7,638	4,577
Malaysia	8,713	3,988	3,402
Thailand	5,504	2,755	2,367
Indonesia	9,307	3,630	3,740
Others	1,399	815	552
	129,212	40,238	18,182

ii)      Contract assets

Contract assets primarily relate to the Predecessor and the Successor’s right for consideration for work completed

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Balance at beginning of period	1,730	225	1,364
Transferred to trade receivables	(1,730)	(225)	(1,364)
Recognized as revenue	1,961	1,149	225
Balance at end of period	1,961	1,149	225

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

17     INCOME TAX EXPENSES

i)       Amounts recognized in profit or loss

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Current Tax Expense
Current period	8,117	(1,627)	657
Under provision in respect of prior year	—	—	—

Deferred tax expense
Origination and reversal of temporary difference	(166)	2,953	—
Under/(over) provision in respect of prior year	—	—	—
Income tax expenses	7,951	1,326	657

ii)      Reconciliation of effective tax rate

	Successor		Successor		Predecessor
	For the six months ended September 30, 2024		For the period June 16 through September 30, 2023		For the period April 1 through June 15, 2023
	%	US$’000%		US$’000%		US$’000
Profit before tax		38,660		56,912		3,032
Computed tax expense with Singapore statutory tax rate	17.00%	6,572	17.00%	9,674	17.00%	515
Impact of different tax rate in other jurisdiction*	3.57%	1,379	(14.77)%	(8,403)	3.59%	109
Non-deductible expenses	—	—	0.10%	55	1.45%	44
Others	—	—	—	—	(0.36)%	(11)
Income tax expenses	20.57%	7,951	2.33%	1,326	21.68%	657

____________

*        The tax effect of the bargain purchase gain of US$49.4 million recognized for the successor period from June 16, 2023 through March 31, 2024, which was effectively nil as the gain was taxable at 0% tax rate under the Cayman Islands, is recognized under the “impact of different tax rate in other jurisdictions”.

iii)    Deferred tax assets and liabilities

	Successor	Successor
	As of September 30, 2024	As of March 31, 2024
	US$’000	US$’000
Deferred tax assets
Tax losses carried forward	—	—
Fixed assets depreciation	972	949
Provision	951	1,018
Lease liability	486	607
Wear and tear allowance	—	—
Total deferred tax assets	2,409	2,574
Less: deferred tax assets allowance	—	—
Deferred tax assets, net of valuation allowance	2,409	2,574

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

17     INCOME TAX EXPENSES (cont.)

	Successor	Successor
	As of September 30, 2024	As of March 31, 2024
	US$’000	US$’000
Deferred tax liabilities
Right-of-use assets	897	794
Revaluation of assets in connection to MBO	2,455	2,683
Impairment of CWIP	—	207
Deferred tax liabilities, net	3,352	3,684

iv)     Movement in deferred tax balances

	Movement in deferred tax liabilities	Movement in deferred tax assets
	US$’000	US$’000
Balance at March 31, 2024 (Successor)	3,684	2,574
Recognized in profit or loss for the six months ended September 30, 2024 (Successor)	(332)	(165)
Effect of movement in exchange rates for the six months ended September 30, 2024 (Successor)	—	—
Balance at September 30, 2024 (Successor)	3,352	2,409
	Movement in deferred tax liabilities	Movement in deferred tax assets
	US$’000	US$’000
Balance at June 16, 2023 (Successor)	4,432	3,237
Recognized in profit or loss from June 16 through September 30, 2023 (Successor)	(281)	(54)
Effect of movement in exchange rates from June 16 through September 30, 2023 (Successor)	—	—
Balance at September 30, 2023 (Successor)	4,151	3,183
	Movement in deferred tax liabilities	Movement in deferred tax assets
	US$’000	US$’000
Balance at March 31, 2023 and April 1, 2023 (Predecessor)	1,251	3,237
Recognized in profit or loss from April 1 to June 15, 2023 (Predecessor)	—	—
Effect of movement in exchange rates from April 1 to June 15, 2023 (Predecessor)	—	—
Balance at June 15, 2023 (Predecessor)	1,251	3,237

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

18     RELATED PARTIES

a)      Key management personnel compensation

Compensation to Directors and executive officers of the Predecessor and the Successor comprised the following:

i)       Transactions with key management personnel

	Successor	Successor	Predecessor
	For the period April 1 through September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Short-term employee benefits	253	63	46

In accordance with IAS 24, key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company directly or indirectly, and was determined to be executive officers (CEO and CFO) and directors (executive and non-executive) of the Company. The remuneration of directors and key executives is determined by the board of directors of the Company having regard to the performance of individuals and market trends.

ii)      Other related party transactions

a)      Related parties’ relationship with the Predecessor and the Successor

The Company’s relationship with related parties who had transactions with the Predecessor and the Successor are summarized as follows:

Related Party Name	Relationship to the Predecessor
Howco Metals Management Pte. Ltd.	Controlled by ultimate controlling party*
SC Tubular Solutions (B) Sdn. Bhd.	Controlled by ultimate controlling party*
SC Tubular Solutions Malaysia Sdn. Bhd.	Controlled by ultimate controlling party*
Sumitomo Corporation	Ultimate controlling party of the Predecessor*
Sumitomo Corporation Asia & Oceania Pte. Ltd.	Controlled by ultimate controlling party*
Sumitomo Corporation Malaysia Sdn. Bhd.	Controlled by ultimate controlling party*
OMS Energy Technologies Pte. Ltd.	Controlled by ultimate controlling individual, Mr. How, the CEO of Successor

____________

*        These parties ceased to be the Successor’s related parties with effect from June 16, 2023, subsequent to OMSET PL acquiring 100% shares in OMS Holdings Pte. Ltd. from Sumitomo Corporation, the former shareholder.

b)      Related party transactions

During the six months ended September 30, 2024 and the period June 16, 2023 through March 31, 2024, the Successor had no related party transactions.

Goods or services rendered to related parties

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
SC Tubular Solutions (B) Sdn. Bhd.	—	—	560
Sumitomo Corporation Asia & Oceania Pte. Ltd.	—	—	395
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	260
Revenue – related parties	—	—	1,215

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

18     RELATED PARTIES (cont.)

All outstanding balances with the related parties are to be settled in cash on 30 days to 60 days’ terms.

Goods or services provided by related parties

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	—	23
SC Tubular Solutions Malaysia Sdn. Bhd.	—	—	49
Sumitomo Corporation	—	—	3
Cost of revenue – related parties	—	—	75

All outstanding balances with the related parties are to be settled in cash on 30 days to 60 days’ terms.

Other income/(expenses)

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Howco Metals Management Pte. Ltd.	—	—	38
Sumitomo Corporation	—	—	(9)
Other income, net – related parties	—	—	29

Finance income

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.	—	—	64
Sumitomo Corporation Malaysia Sdn. Bhd.	—	—	1
Finance income – related parties	—	—	65

Finance cost

	Successor	Successor	Predecessor
	For the six months ended September 30, 2024	For the period June 16 through September 30, 2023	For the period April 1 through June 15, 2023
	US$’000	US$’000	US$’000
Sumitomo Corporation Capital Asia Pte. Ltd.	—	—	162
Finance cost – a related party	—	—	162

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

18     RELATED PARTIES (cont.)

c)      Related party balances

As of September 30 and March 31, 2024, the Successor only had an amount due from OMS Energy Technologies Pte. Ltd as a related party balance.

Amount due from a related party

	Successor	Successor
	As of September 30, 2024	As of March 31, 2024
	US$’000	US$’000
OMS Energy Technologies Pte Ltd	1,709	1,585
	1,709	1,585

19     CONTINGENCIES

In the ordinary course of business, the Predecessor and the Successor may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Predecessor and the Successor record contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable.

As of September 30, 2024, OMS Oilfield Services Arabia Limited (“OMSA”), an indirect wholly-owned subsidiary of the Successor, is involved in two tax dispute matters incidental to ordinary conduct of its business:

i) Zakat, Tax and Customs Authority (“ZATCA”) assessment on tax & zakat liability:

On July 21, 2022, ZATCA raised pre-assessment for the year ended March 31, 2017 with an additional tax liability of US$2.3 million and zakat liability of US$0.015 million. OMSA filed an objection with ZATCA, against the additional Tax and Zakat liability, requesting them to issue a revised assessment with NIL liability based on our contention in such objection. The objection submitted is under review by Appeal Committee. In the meanwhile, the Company has hired an external tax consultant to conduct the tax review.

In June 2024, the Company paid the tax payable of US$2.28 million to ZATCA, under protest, to benefit from Authority’s tax amnesty program whereby the late payment penalty portion associated with the tax payable amount will be waived by Authority if taxpayers settled the outstanding tax liability by a specified deadline. The Company continues to appeal to the tax assessment after the payment was made.

ii) ZATCA assessment on Transfer Pricing:

The Company has an ongoing dispute with ZATCA whereby the Authority have issued a tax assessment containing a Transfer pricing adjustment for the year ended March 31, 2019. The tax assessment has resulted in additional tax/zakat payable of US$0.58 million. The Company has objected to the tax assessment.

In May 2023, the Company paid the tax payable of US$0.58 million to ZATCA, under protest, to benefit from Authority’s tax amnesty program whereby the late payment penalty portion associated with the tax payable amount will be waived by Authority if taxpayers settled the outstanding tax liability by a specified deadline. The Company continues to object to the tax assessment after the payment was made.

As of September 30, 2024, the Successor’s accrued provision for the outstanding tax dispute matters was nil (March 31, 2024: US$1.3 million).

OMS ENERGY TECHNOLOGIES INC. AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

20     SUBSEQUENT EVENTS

On October 23, 2024, to facilitate the initial public offering and as part of the final step of the Company’s reorganization process, the Company issued a total of 38,729,250 Ordinary Shares on a pro rata basis to all of its existing shareholders, which included 36,885,000 Ordinary Shares issued to original shareholders (refer to Note 13 for details of retroactive adjustment to the shares of Successor as of June 16, 2023 and March 31, 2024) and 1,844,250 Ordinary Shares issued to convertible bond investors who elected to convert the US$5,000,000 of convertible notes into 750 Ordinary Shares on September 30, 2024 pursuant to the agreement. Upon the completion of share reorganization, there are 38,745,000 Ordinary Shares issued and outstanding.

The Company evaluated all events and transactions that occurred up through January 27, 2025, which is the date that these unaudited condensed consolidated financial statements are available to be issued. There were no other material subsequent events that require disclosure in these consolidated financial statements.

OMS Energy Technologies Inc.

Ordinary Shares

Roth Capital Partners

Prospectus dated             , 2025

Until             , 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and Directors, except to the extent any such provision may be held by the Cayman Island courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, provides for indemnification by the underwriters of us and our executive officers and Directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Our Amended and Restated Articles of Association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default, or willful neglect.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or that officer for those legal costs.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued securities which were not registered under the Securities Act. We believe that each of the issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On December 27, 2023, at incorporation, our company issued 1 Class A Ordinary Shares of $0.0001 par value each (the “Class A Ordinary Shares”) as subscriber share to Ogier Global Subscriber (Cayman) Limited and on January 8, 2024, Ogier Global Subscriber (Cayman) Limited transferred the 1 Class A Ordinary Share to How Meng Hock.

On February 5, 2024, and February 9, 2024 the Company entered into convertible note agreements with RFWM VCC — RF Dynamic Fund and Vielink Asia Pte Ltd (the “holders”) respectively for a total principal sum of US$5,000,000 at a 10% cumulative simple interest per annum. In the event of the Company being approved for an initial public offering by the SEC, the holders may, upon written notice to the Company elect to have the principal sum converted into the applicable shares immediately prior to or upon such initial public offering and in any event not later than three (3) months after the initial public offering. The terms of the Convertible Note Agreements were such that in the event of conversion, the conversion price of the Ordinary Shares will be either a 40% discount on the purchase price of the Ordinary Shares at the time of the initial public offering or the agreed valuation divided by the pre-money capitalization of the company as of the date immediately prior to such conversion, whichever is lower. The applicable convertible note agreements are filed as Exhibits 10.9 and 10.10 to the registration statement of which this prospectus forms a part. On March 31, 2024, our company issued an aggregate of 9,999 Class A Ordinary Shares to OMS Energy Technologies Pte. Ltd. as consideration for acquiring 102,756,000 Ordinary Shares in OMS from OMS Energy Technologies Pte. Ltd. and on the same day, pursuant to a share purchase agreement, OMS Energy Technologies Pte. Ltd. as vendor transferred all of the 9,999 Class A Ordinary Share to three purchasers (the “Share Transfer”). As a result, upon completion of the Share Transfer, our company had 10,000 Class A Ordinary Shares in issue, among which (i) 9,000 Class A Ordinary Shares were held by How Meng Hock and 1,000 Class A Ordinary Shares were held by other minority shareholders.

On April 11, 2024, all of the shareholders of our company approved a share redesignation and change of authorized share capital, pursuant to which (i) each issued and unissued Class A Ordinary Shares was redesignated into 450,000,000 ordinary shares of USD0.0001 par value each and (ii) each issued and unissued Class B ordinary shares of USD0.0001 par value each was redesignated into 50,000,000 ordinary shares of USD0.0001 par value each (the “Share Redesignation”). Upon completion of the Share Redesignation, the authorized share capital of our company has become USD50,000 divided into 500,000,000 ordinary shares of USD0.0001 par value each and the number of issued shares in the share capital of our company was 10,000 Ordinary Shares, among which 9,000 Ordinary Shares were held by How Meng Hock and the remaining 1,000 Ordinary shares were held by 2 minority shareholders. On May 7, 2024, the Company further allotted 5,000 ordinary shares to certain other minority shareholders to reflect the current shareholders percentage prior to MBO. Thereafter, 15,000 Ordinary Shares were in issue and outstanding in the share capital of the Successor.

The May 7, 2024 and April 11, 2024 issuances were part of the same reorganization step and in aggregate, resulted in the issuance of 15,000 shares to all existing shareholders save for the minority shareholders pursuant to the convertible note agreements (the “Management Buyout Minority Shareholders”). This issuance reflects the agreed-upon ownership percentages of all Management Buyout Minority Shareholders in OMS Energy Technologies Pte. Ltd. under an entrustment arrangement between How Meng Hock and the Management Buyout Minority Shareholders, which was established prior to the Management Buyout event.

On September 30, 2024, pursuant to the Convertible Note Agreements, the total principal amount of US$5,000,000 of the notes issued pursuant to the Convertible Note Agreements, was converted into 750 Ordinary Shares of which 300 Ordinary Shares was issued to RFWM VCC — RF Dynamic Fund and 450 Ordinary Shares was issued to Vielink Asia Pte Ltd, respectively. Thereafter, there were 15,750 Ordinary Shares in issue and outstanding in the share capital of our Company.

On October 23, 2024, as part of the final step of the Company’s reorganization process, the Company issued a total of 38,729,250 Ordinary Shares on a pro rata basis to all of its existing shareholders. As of the date of this prospectus, there are currently 38,745,000 Ordinary Shares issued and outstanding.

Item 8. Exhibits and Financial Statement Schedules

(a)    Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.  Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes:

1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5)      That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

6)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

8)      That, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum of Association and Amended and Restated Articles of Association of the Registrant
4.1*	Form of Representative’s Warrant
5.1*	Opinion of Ogier regarding the validity of securities being registered
5.2*	Opinion of Ortoli Rosenstadt LLP regarding the validity of the representative’s warrants being registered
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1*	Employment Agreement between the Registrant and How Meng Hock
10.2*	Employment Agreement between the Registrant and Kevin Yeo
10.3*	Independent Director Agreement between the Registrant and Chung Yew Pong
10.4*	Independent Director Agreement between the Registrant and Esther Teh Oun Pheng
10.5*	Independent Director Agreement between the Registrant and Datuk Loo Took Gee
10.6*ǂ	Form of Purchase Order Agreement between OMS (Saudi) and Aramco
10.7*ǂ	Form of Master Purchase Agreement between OMS (Malaysia) and Halliburton
10.8*ǂ	Form of Purchase Order Agreement between OMS (Saudi) and Global Pipe Company
10.9*ǂ	Convertible Note Agreement between the Registrant and RFWM VCC – RF DYNAMIC FUND
10.10*ǂ	Convertible Note Agreement between the Registrant and Vielink Asia Pte Ltd
10.11*ǂ	Lease Agreement between OMS (Singapore) and JTC Corporation for 10 Gul Circle, Singapore 629566
10.12*ǂ	Material terms of supply agreement between OMS (Saudi) and Aramco
10.13*ǂ	Form of Purchase Order Agreement between OMS (Singapore) and Marubeni-Itochu Tubulars Asia Pte Ltd
14.1*	Code of Ethics of the Registrant
14.2*	Insider Trading Policy of the Registrant
14.3*	Clawback Policy of the Registrant
21.1*	List of Subsidiaries of the Registrant
23.1+	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of Chung Yew Pong as an independent director nominee
23.4*	Consent of Esther Teh Oun Pheng as an independent director nominee
23.5*	Consent of Datuk Loo Took Gee as an independent director nominee
23.6*	Consent of Shook Lin & Bok LLP (included in Exhibit 99.4)
23.7*	Consent of SRPP Ltd (included in Exhibit 99.5)
23.8*	Consent of Ali Budiardjo, Nugroho, Reksodiputro (included in Exhibit 99.6)
23.9*	Consent of GLA & Company Ltd. (included in Exhibit 99.7)
23.10*	Consent of Christopher & Lee Ong (included in Exhibit 99.8)
23.11*	Consent of HEP Law (included in Exhibit 99.9)
23.12*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.2)
99.1*	Audit Committee Charter
99.2*	Compensation Committee Charter
99.3*	Nomination Committee Charter
99.4*	Opinion of Shook Lin & Bok LLP
99.5*	Opinion of SRPP Ltd
99.6*	Opinion of Ali Budiardjo, Nugroho, Reksodiputro
99.7*	Opinion of GLA & Company Ltd.
99.8*	Opinion of Christopher & Lee Ong
99.9*	Opinion of HEP Law
99.10*	Consent of Frost & Sullivan
107*	Filing Fee Table

____________

*        Filed previously

+        Filed herewith

ǂ         Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 20, 2025.

OMS Energy Technologies Inc.
By:	/s/ How Meng Hock
Name:	How Meng Hock
Title:	Executive Director, Chairman of the Board, and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	March 20, 2025	/s/ How Meng Hock
How Meng Hock Chief Executive Officer, Executive Director and Chairman of the Board (Principal Executive Officer)
Date:	March 20, 2025	/s/ Ng Tse Meng
Ng Tse Meng Non-Executive Director
Date:	March 20, 2025	/s/ Kevin Yeo
Kevin Yeo Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, New York, United States of America on March 20, 2025.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.